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As filed with the Securities and Exchange Commission on June 20, 2007

Registration No. [            ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KHI Parent Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	3651 (Primary Standard Industrial Classification Code Number)	56-2663804 (I.R.S. Employer Identification No.)

c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Brian F. Carroll
President
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David J. Sorkin Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Edwin C. Summers Harman International Industries, Incorporated 8500 Balboa Boulevard Northridge, California 91329 (818) 895-5724	Robert A. Profusek Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3939	Joshua R. Cammaker Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

        Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value per share	8,333,333(1)	Not Applicable(2)	$821,889,661(3)	$25,232(4)

(1)
Represents the maximum number of shares of common stock, par value $0.01 per share, of KHI Parent Inc. to be issued upon the completion of the merger (as described in the accompanying proxy statement/prospectus) in respect of shares of common stock, par value $0.01 per share, of Harman International Industries, Incorporated ("Harman").

(2)
Omitted in reliance on Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
Pursuant to rules 457(f) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying (1) $117.39, the average of the high and low sale prices of the common stock of Harman, as reported on the New York Stock Exchange, on June 18, 2007, by (2) 68,111,013, which represents the estimated number of shares of Harman common stock to be canceled in connection with the merger described in this proxy statement/prospectus assuming the exercise of Harman stock options and exchange of restricted stock units, minus $7,173,321,600, the estimated amount of cash to be paid by the registrant to Harman equity holders in the merger, assuming the maximum number of shares of common stock being registered are hereby issued upon completion of the merger in respect of shares of Harman common stock.

(4)
Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $30.70 per $1,000,000 of the proposed maximum aggregate offering price.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2007

, 2007

Dear Harman International Stockholder:

        You are cordially invited to attend a special meeting of Harman International Industries, Incorporated stockholders to be held on [    •    ], 2007, starting at [    •    ] a.m., local time, at [    •    ].

        At the meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement under which Harman would be acquired by KHI Parent Inc. ("Parent"), a company formed by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR") and GS Capital Partners VI Fund, L.P. and its related funds, which are sponsored by Goldman, Sachs & Co. ("GSCP").

        If the merger agreement is adopted by our stockholders and the merger is completed, as a stockholder you will be entitled to receive $120.00 in cash, without interest, for each share of Harman common stock owned by you at the completion of the merger. As an alternative to receiving the $120.00 per share, you have the opportunity to elect, on a purely voluntary basis, to exchange some or all of your shares of Harman common stock, on a one-for-one basis, for shares of common stock of Parent, which will own Harman after the merger is completed. The right to elect to receive shares of Parent common stock is available to all Harman stockholders and option holders. However, the number of Parent shares you will receive may be less than you requested in the event that elections to receive shares of Parent common stock would require Parent to issue more than 8,333,333 shares of Parent common stock. This number of Parent shares represents approximately 27% of the equity interests in Parent that will be outstanding immediately following the merger based on the expected equity financing for the merger. If the total elections for Parent shares exceed that maximum number, then the shares of Parent common stock will be allocated to electing Harman stockholders and option holders on a pro rata basis and the remaining Harman shares and options will be converted into cash.

        Parent common stock issued in the merger will not be listed on any national securities exchange. Parent has agreed, however, to file certain reports with the Securities and Exchange Commission for a period of two years following the closing of the merger.

        Harman's board of directors, upon the recommendation of a committee of independent directors, has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, determined that the terms of the merger agreement are fair to, and in the best interests of, Harman and its stockholders and resolved to recommend that Harman stockholders vote in favor of the adoption of the merger agreement.

        Accordingly, our board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. Our board of directors is not making any recommendation as to whether any stockholder should elect to receive shares of Parent common stock instead of the cash consideration.

        Your vote is very important, regardless of the number of shares of common stock you own. We cannot complete the merger unless the merger agreement is adopted by the holders of a majority of the outstanding shares of our common stock. If you do not vote on the proposal to adopt the merger agreement, this has the same effect as a vote by you against the adoption of the merger agreement.

        The enclosed proxy statement/prospectus provides you with detailed information about the special meeting, the merger agreement, the merger and other related matters. A copy of the merger agreement is included as Annex A to this document. We encourage you to read this proxy statement/prospectus and the merger agreement carefully and in their entirety. In particular, you should carefully consider the discussion in the section of the enclosed proxy statement/prospectus entitled "Risk Factors" beginning on page 30. You may also obtain more information about Harman from documents we file with the Securities and Exchange Commission.

        Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy through the Internet or by telephone. If you have Internet access, we encourage you to record your vote through the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Thank you in advance for your continued support.

Sincerely,

Sidney Harman Executive Chairman

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Parent common stock to be issued in connection with the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [    •    ], 2007,
and is first being mailed to Harman stockholders on or about [    •    ], 2007.

Harman International Industries, Incorporated
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2007

To the Stockholders of Harman International Industries, Incorporated:

        A special meeting of stockholders of Harman International Industries, Incorporated, a Delaware corporation ("Harman"), will be held on [    •    ], 2007, starting at [    •    ] a.m., local time, at [    •    ], for the following purposes:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 2007, as it may be amended from time to time (the "merger agreement"), among KHI Parent Inc., a Delaware corporation ("Parent"), KHI Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Harman.

          2.     To consider and vote on any proposal to adjourn the special meeting to a later date or time, if necessary or appropriate to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to adopt the merger agreement.

        These items of business are described in the enclosed proxy statement/prospectus. Our board of directors has designated the close of business on [    •    ], 2007 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof.

        Our board of directors, upon the recommendation of a committee of independent directors, has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, determined that the terms of the merger agreement are fair to, and in the best interests of, Harman and its stockholders and resolved to recommend that Harman stockholders vote in favor of the adoption of the merger agreement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES. THE BOARD OF DIRECTORS IS NOT MAKING ANY RECOMMENDATION AS TO WHETHER ANY STOCKHOLDER SHOULD ELECT TO RECEIVE SHARES OF PARENT COMMON STOCK INSTEAD OF THE CASH CONSIDERATION.

        Your vote is important.    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Your failure to vote in person at the special meeting or to submit your proxy through the Internet or by telephone or to submit a signed proxy card will have the same effect as a vote by you against the adoption of the merger agreement. Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy, or submit your proxy through the Internet or by telephone, prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you have Internet access, we encourage you to record your vote through the Internet. If you hold your shares in "street name," which means through a bank, broker or other custodian, you must obtain a legal proxy from this custodian in order to vote in person at the special meeting. Additionally, you should check the voting form used by that custodian to determine whether you will be able to submit your proxy through the Internet or by telephone.

        If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card or submitted your proxy through the Internet or by telephone. If your shares are held by a bank, broker, or other custodian, and you plan to attend the special meeting, please bring to the special meeting your statement evidencing your beneficial ownership of common stock. Please carefully review the instructions in the enclosed proxy statement/prospectus and the enclosed proxy card or the information forwarded by your bank, broker or other custodian regarding each of these options.

        If you are a participant in the Harman Retirement Savings Plan and any part of your account under the plan is invested in Harman common stock, instructions on how to provide voting instructions to the trustee are included with the enclosed proxy statement/prospectus.

        Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Harman common stock if the merger is completed, but only if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all applicable requirements of Delaware law, which are summarized in the enclosed proxy statement/prospectus.

        The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at Harman International Industries, Incorporated, 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004, beginning ten days prior to the date of the special meeting and continuing through the meeting. This list will also be available for inspection at the special meeting.

By Order of the Board of Directors

Edwin C. Summers Secretary
Washington, D.C. [•], 2007

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business, financial and other information about Harman from other documents filed by Harman with the Securities and Exchange Commission, or the SEC, that is not included in, or delivered with, this proxy statement/prospectus. For more information regarding the documents incorporated by reference into this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 135.

        You may obtain copies of the documents incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from Harman at the following address and telephone number:

Harman International Industries, Incorporated
1101 Pennsylvania Ave., N.W., Suite 1010
Washington, D.C. 20004
Attn: Investor Relations
Telephone: (202) 393-1101

        In addition, if you have questions about the merger or the special meeting, or if you need to obtain copies of this proxy statement/prospectus, proxy cards, election forms or other documents incorporated by reference into this proxy statement/prospectus, you may contact MacKenzie Partners, Inc., Harman's proxy solicitor, at the address and telephone number listed below. You will not be charged for any of the documents you request.

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885

        If you are a participant in the Harman Retirement Savings Plan and any part of your account is invested in Harman common stock, and you have questions regarding how to provide voting instructions to the trustee of the plan with respect to these shares, you may contact the trustee at the address and telephone number listed below.

Mercer Trust Company
Investors Way
Norwood, Massachusetts 02062
Telephone: (857) 362-6034

        To receive timely delivery of the documents before the special meeting, you must request them no later than [    •    ], 2007.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY TERM SHEET
Parties to the Merger (Page 43)
The Merger (Page 48)
Merger Consideration; Election to Receive Parent Common Stock Instead of Cash (Page 81)
Effective Time; Marketing Period (Page 80)
The Special Meeting (Page 44)
Election to Receive Parent Common Stock (Page 102)
Treatment of Stock Options and Other Awards (Page 82)
Recommendation of Harman's Board of Directors (Page 53)
Opinion of Harman's Financial Advisor (Page 62)
Interests of Harman's Directors and Executive Officers in the Merger (Page 57)
Election Agreement (Page 106)
Financing (Page 71)
Regulatory Approvals (Page 77)
Rights of Stockholders to Seek Appraisal (Page 111)
Material U.S. Federal Income Tax Consequences (Page 107)
Conditions to the Merger (Page 97)
Restrictions on Solicitation of Other Offers (Page 90)
Termination of the Merger Agreement (Page 98)
Termination Fees (Page 99)
Market Price of Harman Common Stock (Page 129)
Stock Exchange Listing (Page 79)
Resale of Parent Common Stock (Page 79)
Additional Information (Page 135)
SELECTED HISTORICAL FINANCIAL DATA OF HARMAN
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
Risks Related to the Merger and Elections to Receive Parent Common Stock
Risks Related to the Financing of the Merger and Indebtedness
Risks Related to the Ownership of Parent Common Stock
Risks Related to Harman
THE PARTIES TO THE MERGER
Harman International Industries, Incorporated
KHI Parent Inc.
KHI Merger Sub Inc.
THE SPECIAL MEETING
Date, Time, Place and Purpose of the Special Meeting
Record Date and Quorum
Vote Required
Common Stock Ownership of Directors and Executive Officers

i

Proxies and Revocation
Adjournments and Postponements
Solicitation of Proxies; Costs
Participants in Harman Retirement Savings Plan
Questions and Additional Information
Availability of Documents
THE MERGER
Background of the Merger
Reasons for the Merger; Recommendation of Harman's Board
Interests of Harman's Directors and Executive Officers in the Merger
Severance Agreements
Stock-Based Awards
Other Benefit Plans
New Arrangements with Parent and Merger Sub
Director and Officer Indemnification and Insurance
Employee Benefits
Certain Director Compensation
Opinion of Financial Advisor to Harman
Forecasted Financial Information
Financing of the Merger
Regulatory Approvals
Litigation Related to the Merger
Accounting Treatment
Delisting of Harman Common Stock
No Stock Exchange Listing of Parent Common Stock
Resale of Parent Common Stock Following the Merger; Parent SEC Filings
Amendment to Harman's Stockholder Rights Agreement
THE MERGER AGREEMENT
The Merger
Effective Time; Marketing Period
Merger Consideration; Election to Receive Parent Common Stock Instead of Cash
Dissenters' Shares
Treatment of Stock Options and Other Awards
Exchange and Payment Procedures
Representations and Warranties
Conduct of Harman's Business Pending the Merger
Conduct of Parent Pending the Merger
Stockholders' Meeting
Restrictions on Solicitation of Other Offers
Change of Recommendation/Termination in Connection with a Superior Proposal
Agreement to Take Further Action and Use Reasonable Best Efforts
Financing Commitments; Cooperation
Employee Benefits
Other Covenants and Agreements
Conditions to the Merger
Termination
Termination Fees and Expenses
Amendment and Waiver

ELECTION TO RECEIVE PARENT COMMON STOCK
General Description of Election
Proration of Parent Common Stock
Election Forms and Related Documents
ELECTION AGREEMENT
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
DISSENTERS' RIGHTS OF APPRAISAL
DESCRIPTION OF PARENT COMMON STOCK
Capitalization
Dividends
Voting Rights
Liquidation
Preemptive Rights
COMPARISON OF STOCKHOLDERS' RIGHTS
Capitalization
Voting Rights
Number of Directors
Classes and Election of Directors
Filling Vacancies on the Board
Removal of Directors
Amendments to the Certificate of Incorporation
Amendments to the By-Laws
Stockholder Proposals
Director Nominations by Stockholders
Ability to Call Special Meetings of the Board
Ability to Call Special Meetings of Stockholders
Actions by Stockholders without a Meeting
Limitation on Directors' Liability
Indemnification of Directors and Officers
Stockholder Rights Plans
Anti-Takeover Protections
DESCRIPTION OF BUSINESS OF PARENT
CONTROL AND MANAGEMENT OF PARENT
KHI Holdings LP
Board of Directors of Parent
Executive Officers of Parent
Certain Relationships and Related Party Transactions
Dividend Policy
MARKET PRICE OF HARMAN COMMON STOCK AND DIVIDEND DATA
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF HARMAN COMMON STOCK AND HARMAN MANAGEMENT
PARENT'S STOCK OWNERSHIP AFTER THE MERGER

LEGAL MATTERS
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF HARMAN STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
KHI PARENT INC. CONSOLIDATED FINANCIAL STATEMENT
Annex A--Agreement and Plan of Merger
Annex B--Opinion of Bear Stearns
Annex C--Certificate of Incorporation of Parent
Annex D--Amended and Restated By-Laws of Parent
Annex E--Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers do not address all questions that may be important to you as a Harman stockholder. Please refer to the "Summary Term Sheet" beginning on page 7 and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, which you should read carefully. Unless otherwise indicated or the context requires otherwise, all references in this document to "Harman" refer to Harman International Industries, Incorporated and its subsidiaries; all references to "Parent" refer to KHI Parent Inc.; all references to "Merger Sub" refer to KHI Merger Sub Inc., a wholly owned subsidiary of Parent; all references to "Holdings" refer to KHI Holdings LP, a Delaware limited partnership that controls Parent; all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of April 26, 2007, among Harman, Parent and Merger Sub, a copy of which is attached as Annex A to this proxy statement/prospectus, as it may be amended from time to time; and all references to the "merger" refer to the merger contemplated by the merger agreement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Harman with Merger Sub, a company formed by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR") and GS Capital Partners VI Fund, L.P. and its related funds, which are sponsored by Goldman, Sachs & Co. ("GSCP"). KKR and GSCP are collectively referred to in this document as the Sponsors. If the merger agreement is adopted by Harman stockholders and the other closing conditions to the merger are satisfied or waived, Merger Sub will merge with and into Harman. Harman will be the surviving corporation in the merger and will become a wholly owned subsidiary of Parent.

Q:
What will I receive for my shares of Harman common stock in the merger?

A:
Under the terms of the merger agreement, you will receive $120.00 in cash, without interest and less any required withholding taxes (the "Cash Consideration"), for each share of Harman common stock that you own at the completion of the merger. Alternatively, with respect to some or all of your shares of Harman common stock, you may elect to receive, instead of the Cash Consideration, one share of common stock of Parent, the company that will own Harman upon completion of the merger, for each share of Harman common stock. The right to elect to receive shares of Parent common stock is available to all Harman stockholders and option holders. However, the number of Parent shares you will receive may be less than you requested in the event that elections to receive shares of Parent common stock would require Parent to issue more than 8,333,333 shares of Parent common stock. If the total elections for Parent shares exceed that maximum number, then the shares of Parent common stock will be allocated to electing Harman stockholders and option holders on a pro rata basis and the remaining Harman shares and options will be converted into cash. If proration is necessary (a) Harman stockholders will receive the Cash Consideration for any shares of Harman common stock not converted into Parent common stock and (b) Harman option holders will receive a cash payment equal to the number of shares of Harman common stock underlying the options not converted into Parent common stock, multiplied by the amount (if any) by which $120.00 exceeds the exercise price, without interest and less any required withholding taxes. If you make an election to receive shares of Parent common stock in connection with the merger, the actual mix of consideration you will receive will not be known until after all elections have been made because only 8,333,333 shares of Parent common stock will be issued in connection with the merger.

  The shares of Parent common stock will be registered with the SEC. While shares of Parent common stock will be freely transferable (subject to limitations applicable to holders deemed to be affiliates of Harman or Parent), the Parent common stock will not be listed on any national securities exchange upon completion of the merger. If you do not elect to receive any shares of

  Parent common stock, you will no longer have any interest in Harman's future earnings or growth following completion of the merger.

Q:
When and where is the special meeting?

A:
The special meeting of stockholders of Harman will be held on [    •    ], 2007, starting at [    •    ] a.m., local time, at [    •    ].

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement; and

•
to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Q:
How does Harman's board of directors recommend that I vote on the proposals?

A:
Harman's board of directors recommends that you vote:

•
FOR the proposal to adopt the merger agreement; and

•
FOR the adjournment proposal.

  In considering the recommendation of Harman's board of directors with respect to the merger agreement, you should be aware that some of Harman's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Harman stockholders generally. See "The Merger—Interests of Harman's Directors and Executive Officers in the Merger" beginning on page 57.

  Harman's board of directors is not making any recommendation as to whether Harman stockholders or option holders should elect to receive shares of Parent common stock in the merger. You are encouraged to review all of the information included or incorporated by reference in this proxy statement/prospectus before making a decision with respect to the proposal to adopt the merger agreement and whether to elect to receive Parent common stock instead of cash. You should consult with your tax, financial or other advisors regarding these matters.

Q:
When is the merger expected to be completed?

A:
Harman anticipates that the merger will be completed in the third quarter of calendar year 2007. However, Harman cannot predict the exact timing of the completion of the merger or whether the merger will be completed. In order to complete the merger, Harman stockholders must adopt the merger agreement, and other closing conditions under the merger agreement must be satisfied or waived, as permitted by law.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by Harman stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Harman would remain an independent public company and shares of Harman common stock would continue to be listed and traded on the New York Stock Exchange, or NYSE. Under specified circumstances, Parent may be required to pay Harman a termination fee or Harman may be required to pay the Sponsors a termination fee or reimburse the Sponsors for their out-of-pocket expenses as described under the caption "The Merger Agreement—Termination Fees and Expenses" beginning on page 99.

Q:
Who is entitled to vote at the special meeting?

A:
All holders of Harman common stock as of the close of business on [    •    ], 2007, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were [    •    ] shares of Harman common stock outstanding. There were approximately [    •    ]record holders of Harman common stock on the record date. Every holder of Harman common stock is entitled to one vote for each such share the stockholder held as of the record date.

  Space limitations make it necessary to limit attendance at the special meeting to stockholders entitled to vote at the special meeting. Registration will begin at [    •    ] a.m., local time. If you attend, please note that you may be asked to present valid picture identification. "Street name" holders, which are holders who hold their shares through a bank, broker or other custodian, will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Q:
What vote is required for Harman stockholders to adopt the merger agreement?

A:
An affirmative vote of the holders of a majority of all outstanding shares of Harman common stock entitled to vote on the matter is required to adopt the merger agreement.

Q:
What vote is required for Harman stockholders to approve the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies?

A:
The proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of Harman common stock present or represented by proxy at the meeting and entitled to vote on the matter.

Q:
How and when do I make an election to receive shares of Parent common stock?

A:
An election form package is being mailed with this proxy statement/prospectus to all holders of Harman common stock as of the record date. If you become a holder of Harman common stock after the record date, an election form package will be mailed to you upon request by contacting Harman or the proxy solicitor. See the page at the front of this proxy statement/prospectus immediately before the table of contents for information regarding the telephone number and address of each of Harman and the proxy solicitor.

  The election form package will contain a form for you to complete in the event you would like to make an election to receive shares of Parent common stock for some or all of your shares of Harman common stock. The election form package also will contain instructions on how to complete the form, along with questions and answers relating to the election process. Holders of Harman stock options granted under Harman's benefit plans will have the ability to participate in the same election for Parent common stock. The deadline for making an election is 5:00 p.m., New York City time, on [    •    ], the last business day before the date of the special meeting.

Q:
May I submit an election form to receive shares of Parent common stock even if I do not vote to adopt the merger agreement?

A:
Yes. You may submit an election form even if you vote against the adoption of the merger agreement or abstain or do not register any vote with respect to the adoption of the merger agreement. However, to be valid, your election form must be received by Mellon Investor Services LLC, as the exchange agent, prior to 5:00 p.m., New York City time, on [    •    ], 2007, the last business day before the date of the special meeting.

Q:
What happens if I sell my shares of Harman stock before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you sell your shares of Harman common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred your right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q:
How do I vote?

A:
You may have your shares voted by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope or as described below if you hold your shares in "street name." You may also vote in person at the special meeting. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal to adopt the merger agreement and FOR the adjournment proposal.

Q:
How can I revoke or change my vote?

A:
If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•
by submitting a subsequent later-dated proxy by mail before it is voted at the special meeting;

•
through the Internet or by telephone before the deadlines for voting described in the section of this proxy statement/prospectus entitled "The Special Meeting—Proxies and Revocation" beginning on page 45;

•
by giving written notice to Harman's Corporate Secretary at 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004 that is actually received by Harman's Corporate Secretary prior to the special meeting; or

•
by voting in person at the special meeting.

  Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker to change your vote.

Q:
Can I vote through the Internet or by telephone?

A:
If you hold your shares in your name as a stockholder of record, you may have your shares voted through the Internet or by telephone by following the instructions included with your proxy card. If your shares are held by your broker, bank or other custodian, often referred to as held in "street name," please check your proxy card or contact your broker, bank or other custodian to determine whether you will be able to have your shares voted through the Internet or by telephone.

Q:
My shares are held in "street name" by my broker, bank or other custodian. Will my broker, bank or other custodian vote my shares for me?

A:
Your broker, bank or other custodian will only be permitted to vote your shares if you instruct your broker, bank or other custodian how to vote. You should follow the procedures provided by your broker, bank or other custodian regarding the voting of your shares. If you do not instruct your broker, bank or other custodian how to vote your shares, your shares will not be voted and the effect will be the same as a vote against the adoption of the merger agreement, but will not have an effect on the proposal to adjourn the special meeting.

Q:
What do I do if I have money invested in the Harman Stock Fund under the Harman Retirement Savings Plan?

A:
If you participate in the Harman Stock Fund of the Harman Retirement Savings Plan, you may give voting instructions to the trustee for the plan (the "Trustee") by completing and returning the voting instructions that are included with this proxy statement/prospectus. Your instructions tell the Trustee how to vote the number of shares of Harman common stock representing your proportionate interest in the Harman Stock Fund that you are entitled to vote under the plan (the

  "Plan Shares"). Any such instruction will be kept confidential. The Trustee will vote your Plan Shares in accordance with your duly executed and delivered voting instructions. If you do not provide the Trustee valid and timely voting instructions, the Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which the Trustee received valid and timely voting instructions from the other participants in the Harman Stock Fund. For example, if an instruction to vote FOR the adoption of the merger agreement was received with respect to 80% of the Plan Shares for which a valid and timely election was made, the Trustee will also vote FOR the adoption of the merger agreement with respect to 80% of the Plan Shares for which no instructions have been received.

  Your voting instructions must be received by the Trustee by 5:00 p.m., New York City time, on [    •    ], 2007. Instructions on how to deliver your voting instructions are included with this proxy statement/prospectus. You may revoke previously given voting instructions prior to 5:00 p.m., New York City time, on [    •    ], 2007.

Q:
What do I do if I receive more than one proxy card or set of voting instructions?

A:
If you hold shares in both "street name" and directly as a record holder, or if you have money invested in the Harman Stock Fund of the Harman Retirement Savings Plan, you may receive more than one proxy card and/or set of voting instructions relating to the special meeting. Please sign, date and return separately all of the proxy cards that you receive (or submit your proxy through the Internet or by telephone) to ensure that all of your shares are voted.

Q:
How are votes counted?

A:
For the proposal to adopt the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present at the special meeting. If you abstain or fail to vote, it will have the same effect as a vote against the adoption of the merger agreement. In addition, if your shares are held in the name of a broker, bank or other custodian, your broker, bank or other custodian will not vote your shares in the absence of specific instructions from you. These non-voted shares, or "broker non-votes," will be counted for purposes of determining a quorum, but will have the same effect as a vote against the adoption of the merger agreement.

  For the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the special meeting, but abstentions and broker non-votes will not count as shares present and entitled to vote on the proposal to adjourn the meeting. As a result, abstentions and broker non-votes will have no effect on the vote to adjourn the meeting, which requires the vote of the holders of a majority of the shares of Harman common stock present or represented by proxy at the meeting and entitled to vote on the proposal.

  If you sign your proxy card without indicating your vote, your shares will be voted FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Q:
Should I send in my stock certificates now with my proxy card?

A:
No. Unless you are making an election to receive shares of Parent common stock for some or all of your shares of Harman common stock (in which case you should send your stock certificates along with your election form according to the instructions in the election form package), please DO NOT send your stock certificates in now. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Harman common stock certificates for the Cash Consideration. If your shares are held in "street name" by your broker, bank or other custodian, you will receive instructions from your broker, bank or other custodian as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now if you are not electing to receive shares of Parent common stock in the merger for some or all of your shares.

  If you elect to receive Parent common stock instead of the Cash Consideration for some or all of your Harman common stock in the merger, you will be required to complete the election form and deliver the certificate or certificates representing your shares of Harman common stock as to which you make an election to the exchange agent no later than 5:00 p.m., New York City time, on [    •    ], the last business day before the date of the special meeting. See "Election to Receive Parent Common Stock" beginning on page 102 for more information regarding the election form and how to deliver the certificates representing your shares of Harman common stock as to which you are making an election to receive Parent common stock.

Q:
Am I entitled to exercise appraisal rights?

A:
Yes. As a holder of Harman common stock you are entitled to appraisal rights under Delaware law in connection with the merger if you meet certain conditions, which are described in this proxy statement/prospectus under the caption "Dissenters' Rights of Appraisal" beginning on page 111.

Q:
How can I obtain additional information about Harman?

A:
Harman will provide a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, excluding certain of its exhibits, and other documents incorporated by reference in this proxy statement/prospectus without charge to any stockholder who makes a request to Investor Relations, Harman International Industries, Incorporated, 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004, at (202) 393-1101. Harman's Annual Report on Form 10-K and other SEC filings also may be accessed on the Internet at http://www.sec.gov or on the Investor Information page of Harman's website at http://www.harman.com. The information provided on Harman's website is not part of this proxy statement/prospectus and is not incorporated by reference into this document. For a more detailed description of the information available, please refer to "Where You Can Find More Information" on page 135.

Q:
Who can help answer my questions?

A:
If you have additional questions about the merger after reading this proxy statement/prospectus, please call Harman's proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 (banks and brokerage firms may call collect at (212) 929-5500). If your broker holds your shares, you should also call your broker for additional information.

Q:
What do I need to do now?

A:
You are urged to read this proxy statement/prospectus carefully, including its annexes and the information incorporated by reference, and to consider how the merger affects you. Even if you plan to attend the special meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card, using the Internet voting instructions printed on your proxy card or using the telephone number printed on your proxy card. You can also attend the special meeting and vote, or change your prior vote, in person. If you hold your shares in "street name" through a broker, bank or other custodian, then you should have received this proxy statement/prospectus from the custodian, along with the custodian's proxy card which includes voting instructions and instructions on how to change your vote.

  Please note that in order to make a valid election to receive Parent common stock in the merger for some or all of your Harman shares, you must take action before the special meeting. Please refer to the separate section of this proxy statement/prospectus which describes the procedures related to the election to receive shares of Parent common stock entitled "Election to Receive Parent Common Stock" beginning on page 102. Please also refer to the election form package being mailed with this proxy statement/prospectus as that package will have detailed instructions regarding how to make a timely and valid election for shares of Parent common stock.

SUMMARY TERM SHEET

        The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this proxy statement/prospectus carefully and in its entirety, including its annexes and the documents incorporated by reference in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" on page 135.

Parties to the Merger (Page 43)

Harman International Industries, Incorporated

Harman International Industries, Incorporated
1101 Pennsylvania Ave., N.W., Suite 1010
Washington, D.C. 20004
(202) 393-1101

        Harman designs, manufactures and markets high-quality, high fidelity audio products and electronic systems for the automotive, consumer and professional markets. Harman has developed, both internally and through a series of strategic acquisitions, a broad range of product offerings sold in its principal markets under renowned brand names, including Harman/Kardon®, JBL®, Mark Levinson®, Infinity®, Becker®, AKG®, Revel®, Crown® and Lexicon®.

KHI Parent Inc.

KHI Parent Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300

        KHI Parent Inc., referred to herein as Parent, is a Delaware corporation indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR") and GS Capital Partners VI Fund, L.P. and its related funds, which are sponsored by Goldman, Sachs & Co. ("GSCP"). KKR and GSCP are collectively referred to herein as the Sponsors. Parent was formed solely for the purpose of acquiring Harman and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

KHI Merger Sub Inc.

KHI Merger Sub Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300

        KHI Merger Sub Inc., referred to herein as Merger Sub, is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of facilitating Parent's acquisition of Harman. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the proposed merger, Merger Sub will merge with and into Harman and will cease to exist, with Harman continuing as the surviving corporation.

The Merger (Page 48)

        Under the merger agreement, Merger Sub will be merged with and into Harman. Harman will be the surviving corporation in the merger. Following the merger, Harman will cease to be an independent, publicly traded company and will become a private company and a wholly owned subsidiary of Parent. As the surviving corporation following the merger, Harman will continue to do business as "Harman International Industries, Incorporated."

Merger Consideration; Election to Receive Parent Common Stock Instead of Cash (Page 81)

        If the merger is completed, each outstanding share of Harman common stock, other than any shares held by Harman or Parent, or shares in respect of which a Harman stockholder has validly exercised appraisal rights, will be converted into the right to receive $120.00 in cash, without interest and less any required withholding taxes. This per share cash amount is referred to as the Cash Consideration. Instead of the Cash Consideration, holders of Harman common stock have the right, with respect to some or all of their shares, to elect to receive one share of common stock of Parent (which will own Harman after completion of the merger), for each share of Harman common stock that they own. The right to elect to receive shares of Parent common stock is available to all Harman stockholders and option holders. However, the number of Parent shares you will receive may be less than you requested in the event that elections to receive shares of Parent common stock would require Parent to issue more than 8,333,333 shares of Parent common stock. This number of Parent shares represents approximately 27% of the equity interests in Parent that will be outstanding immediately following the merger based on the expected equity financing for the merger. If the total elections for Parent shares exceed that maximum number, then the shares of Parent common stock will be allocated to electing Harman stockholders and option holders on a pro rata basis and the remaining Harman shares and options will be converted into cash. If proration is necessary, (a) Harman stockholders will receive the Cash Consideration for any shares of Harman common stock not converted into Parent common stock and (b) Harman option holders will receive a cash payment equal to the number of shares of Harman common stock underlying the options not converted into Parent common stock multiplied by the amount (if any) by which $120.00 exceeds the exercise price, without interest and less any required withholding taxes. If you make an election to receive shares of Parent common stock in connection with the merger, the actual mix of consideration you will receive will not be known until after all elections have been made because only 8,333,333 shares of Parent common stock will be issued to electing Harman stockholders and option holders in connection with the merger.

Effective Time; Marketing Period (Page 80)

        Harman currently anticipates that the merger will be completed in the third quarter of calendar year 2007. However, Harman cannot predict the exact timing of the completion of the merger or whether the merger will be completed. In order to complete the merger, Harman stockholders must adopt the merger agreement, and the other closing conditions under the merger agreement must be satisfied or waived. In addition, Parent is not obligated to complete the merger until the expiration of a 20-business-day "marketing period" that it may use to complete its financing for the merger. See "The Merger Agreement—Effective Time; Marketing Period" and "The Merger Agreement—Conditions to the Merger" beginning on pages 80 and 97.

The Special Meeting (Page 44)

        Date, Time and Place.    The special meeting will be held on [    •    ], 2007, starting at [    •    ] a.m., local time, at [    •    ].

        Purpose.    You will be asked to consider and vote upon (a) the adoption of the merger agreement and (b) the adjournment of the special meeting to a later date, if necessary or appropriate to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the meeting to adopt the merger agreement.

        Record Date and Quorum.    You are entitled to vote at the special meeting if you owned shares of Harman common stock at the close of business on [    •    ], 2007, the record date for the special meeting. You will have one vote for each share of Harman common stock that you owned on the record date. As of the record date, there were [    •    ] shares of Harman common stock outstanding and entitled to vote. A majority of the shares of Harman common stock issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals to be voted upon at the special meeting.

        Vote Required.    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of outstanding shares of Harman common stock entitled to vote on the matter. Approval of any proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of Harman common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

        Common Stock Ownership of Directors and Executive Officers.    As of the record date, the directors and executive officers of Harman held and were entitled to vote, in the aggregate, [    •    ] shares of Harman common stock, representing [    •    ]% of the shares of Harman common stock entitled to vote at the special meeting.

        Voting and Proxies.    If you are a record holder of shares of Harman common stock, you may submit your proxy, or vote, in any of the following ways:

  •
  By Internet:    Go to the website www.[    •    ].com, as shown on your proxy card, at any time until [    •    ] , New York City time, on [    •    ], 2007, and follow the instructions.

  •
  By Telephone:    Call the toll-free number, 1-[    •    ], from a touch-tone telephone in the United States or Canada at any time until [    •    ], New York City time, on [    •    ], 2007. Follow the instructions on your proxy card and the voice prompts on the telephone.

  •
  By Mail:    Mark your vote, sign and date your proxy card and return it in the enclosed envelope. If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each of them or use an alternative voting method.

  •
  In Person:    You may vote by ballot at the special meeting or send a representative with an appropriate proxy.

        If your shares of Harman common stock are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted. A decision by you not to vote your shares has the same effect as a vote against the adoption of the merger agreement.

        Revocability of Proxy.    If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

  •
  by submitting a subsequent later-dated proxy by mail before it is voted at the special meeting;

  •
  through the Internet or by telephone before the deadlines for voting described above;

  •
  by giving written notice to Harman's Corporate Secretary at 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004 that is actually received by Harman's Corporate Secretary prior to the special meeting; or

  •
  by voting in person at the special meeting.

        Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker to change your vote.

        Sale of Shares.    The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell your shares after the record date but before the special meeting, you will retain the right to vote at the special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must own your shares through completion of the merger.

        Solicitation of Proxies; Costs.    Harman will pay all expenses of this solicitation, except that Harman and Parent will share equally the cost of preparing and mailing this document and the filing fees for the registration statement of Parent of which this proxy statement/prospectus forms a part. This proxy solicitation is being made by Harman on behalf of the board of directors. In addition to solicitation by use of the mail, proxies may be solicited by Harman's directors, officers and employees in person or by telephone, electronic mail, facsimile transmission or other means of communication. Harman's directors, officers and other employees will not receive additional compensation for soliciting proxies. Upon request, Harman will reimburse brokers and other fiduciaries for their reasonable out-of-pocket expenses in sending proxies and proxy material to beneficial owners. Harman has retained MacKenzie Partners to assist it in the solicitation of proxies for the special meeting and will pay MacKenzie Partners a customary fee plus reimbursement of out-of-pocket expenses.

        At its own cost, Parent, directly or through one or more of its affiliates or representatives, may also make additional solicitations by mail, telephone, electronic mail, facsimile transmission or other contact in connection with the merger.

Election to Receive Parent Common Stock (Page 102)

        Parent has appointed Mellon Investor Services LLC, referred to as the exchange agent in this proxy statement/prospectus, to coordinate the payment of the applicable merger consideration following the merger. An election form package is included with this proxy statement/prospectus. In addition, the exchange agent will, upon request, send an election form package to those stockholders who acquire their shares after the record date. The election form package will contain a form you must complete in the event you would like to make an election to receive shares of Parent common stock. The election form package also will contain instructions on how to complete the form, along with questions and answers relating to the election process. Holders of Harman stock options granted under Harman's benefit plans will have the ability to participate in the same election for Parent common stock and will also receive an election form package. You are required to submit your Harman share certificates with your election form. The deadline for making an election is 5:00 p.m., New York City time, on [    •    ], the last business day before the date of the special meeting.

        If valid elections are made by electing Harman stockholders and option holders to receive more than 8,333,333 shares of Parent common stock, the exchange agent will promptly return to electing Harman stockholders certificates representing Harman shares that will not be converted into Parent common stock based on the pro rata allocation of Parent common stock. In addition, promptly following the completion of the merger, the exchange agent will mail a letter of transmittal and instructions to those Harman stockholders who did not make a valid election to receive shares of Parent common stock in exchange for all of their shares of Harman common stock or who had a portion of their Harman shares returned to them in connection with the proration adjustment. The letter of transmittal and instructions will inform these stockholders how to surrender their remaining shares of Harman common stock in exchange for the Cash Consideration.

Treatment of Stock Options and Other Awards (Page 82)

        Stock Options.    Immediately prior to the effective time of the merger, and except as set forth below, options to acquire shares of Harman common stock issued under Harman's benefit plans will become fully vested and will be converted into the right to receive a cash payment equal to the number of shares of Harman common stock underlying the options multiplied by the amount (if any) by which $120.00 exceeds the exercise price, without interest and less any required withholding taxes. Options that are exercised pursuant to an irrevocable option election for shares of Parent common stock (as described below) will not be converted into the cash payment, subject to the proration limitations. In addition, Parent and the holder of an option may agree to treat his or her option differently.

        Each person who is a holder of options on the record date for the special meeting, or becomes a holder of an option between the record date and 5:00 p.m., New York City time, on the business day before the date of the special meeting (and has received the election form package), generally has the right to submit an election form specifying:

  •
  the number of options held by him or her that he or she irrevocably commits to exercise immediately prior to the effective time of the merger; and

  •
  the corresponding number of shares of Harman common stock underlying the option that he or she desires to have converted into the right to receive Parent common stock (this number will be automatically reduced by the number of shares that would be necessary to satisfy the exercise price and any tax withholding obligations).

        If Harman stockholders and option holders elect to receive more than 8,333,333 shares of Parent common stock in the aggregate, then the shares of Parent common stock will be allocated to electing Harman stockholders and option holders on a pro rata basis.

        Restricted Stock.    Immediately prior to the effective time of the merger, except as may be separately agreed by a holder and Parent in accordance with the terms of the merger agreement, each share of restricted common stock of Harman outstanding under Harman's stock incentive plans will vest in full and will be cancelled and converted into the right to receive the Cash Consideration, or, at the election of the restricted stock holder, the right to receive Parent common stock, in the same manner as all other shares of Harman common stock.

        Restricted Stock Units.    Immediately prior to the effective time of the merger, except as may be separately agreed by a holder and Parent in accordance with the terms of the merger agreement, each restricted stock unit outstanding under Harman's stock incentive plans will vest in full and be converted into the right to receive the Cash Consideration.

Recommendation of Harman's Board of Directors (Page 53)

        Harman's board of directors, upon the recommendation of a committee of independent directors, has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, determined that the terms of the merger agreement are fair to, and in the best interests of, Harman and its stockholders and recommended that Harman stockholders vote in favor of the adoption of the merger agreement. Harman's board of directors unanimously recommends that Harman stockholders vote FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Opinion of Harman's Financial Advisor (Page 62)

        Harman's board of directors received a written opinion, dated April 26, 2007, from its financial advisor, Bear, Stearns & Co. Inc., referred to herein as Bear Stearns, to the effect that, as of the date of its opinion and subject to the matters described in its opinion, the $120.00 per share in cash consideration to be paid to the holders of Harman common stock in the merger was fair to such holders from a financial point of view. The opinion is attached as Annex B to this proxy statement/prospectus.

        Bear Stearns' written opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Harman or the underlying business decision by Harman to engage in the merger, and is not intended to and does not constitute a recommendation to any holder of Harman common stock as to how such holder should vote with respect to the merger or any other matter relating to the merger. In addition, Bear Stearns does not express any opinion, view or recommendation as to whether any Harman stockholder should make or not make an election to receive Parent common stock instead of the Cash Consideration in the merger. You are encouraged to read the opinion and the section "The Merger—Opinion of Financial Advisor to Harman" beginning on page 62 carefully and in their entirety.

Interests of Harman's Directors and Executive Officers in the Merger (Page 57)

        In considering the recommendation of Harman's board of directors, you should be aware that Harman's directors and executive officers may be considered to have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include the treatment of shares (including restricted shares and restricted stock units) and stock options held by the directors and officers, as well as indemnification and insurance arrangements covering officers and directors, change-in-control severance benefits that may become payable to certain officers and an equity ownership in Parent if the merger is completed. These interests are described below under "The Merger—Interests of Harman's Directors and Executive Officers in the Merger" on page 57. Harman's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. Dr. Sidney Harman, Harman's Executive Chairman, has entered into a separate Election Agreement with Parent described below.

Election Agreement (Page 106)

        Parent has entered into an Election Agreement with Dr. Sidney Harman, Harman's Executive Chairman, whereby Dr. Harman has agreed to irrevocably elect to receive shares of Parent common stock in exchange for at least 1,700,000 shares of Harman common stock he beneficially owns (subject, in the case of elections made with respect to options, to the application of a formula that effectively nets the exercise price). Dr. Harman's election to receive shares of Parent common stock in the merger is subject to the same proration applicable to all other electing Harman stockholders and option holders. As of the record date, Dr. Harman beneficially owned shares representing approximately [    •    ]% of the outstanding shares of Harman common stock.

Financing (Page 71)

        Assuming Harman stockholders and option holders make elections such that they would receive in total 8,333,333 shares of Parent common stock (the maximum number of shares Parent will issue pursuant to elections made by Harman stockholders and option holders), Parent estimates the total funds necessary to complete the merger to be approximately $8.3 billion. A portion of these funds will be payable to Harman stockholders and holders of other stock-based interests, with the remainder to be used to repay and refinance existing indebtedness, and to pay customary fees, premiums and expenses in connection with the merger, the financing arrangements and related transactions.

        Debt Financing.    Merger Sub has received a debt commitment letter from Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Credit Suisse, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Goldman, Sachs & Co., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and Lehman Brothers Inc. to provide (a) up to

$3.45 billion comprised of a senior secured term loan facility and a senior secured revolving credit facility, (b) up to $1.16 billion comprised of a senior unsecured bridge facility (in the event a corresponding amount of senior unsecured notes are not issued on or prior to completion of the merger) and (c) up to $580 million comprised of a senior subordinated bridge facility (in the event a corresponding amount of senior subordinated notes are not issued on or prior to completion of the merger).

        Equity Financing.    Parent has received an equity commitment letter from KHI Holdings LP, the limited partnership that controls Parent, which is referred to herein as Holdings. Pursuant to the equity commitment letter and subject to the conditions contained therein, Holdings has committed to make a capital contribution equal to $3.5 billion to Parent in connection with the completion of the merger. To satisfy Holdings' commitment, Holdings has received an aggregate of $3.5 billion of equity commitments from investment funds affiliated with the Sponsors and from BAS Capital Funding Corporation (an affiliate of Bank of America, N.A.), LB I Group Inc. (an affiliate of Lehman Brothers Holdings Inc.) and Credit Suisse Management LLC. The equity commitments are subject to the satisfaction or waiver by Parent of the conditions to Parent's and Merger Sub's obligations under the merger agreement to effect the closing of the merger. These equity commitment obligations generally may be assigned to affiliates or other co-investors (provided that in the event of assignment, the assigning party will remain obligated for its commitment under the applicable equity commitment letter and the assignment does not result in a breach of certain covenants of the merger agreement). The actual amount invested by the Sponsors and their co-investors pursuant to the equity commitment letters may be reduced by the elections made by Harman stockholders and option holders as well as the final determination of the costs and expenses associated with the merger. Assuming the Harman stockholders and option holders make elections to receive 8,333,333 shares of Parent common stock in the aggregate, Parent expects that affiliates of the Sponsors will contribute equity of up to $2.7 billion in the aggregate. Assuming no Harman stockholders and option holders make an election to receive shares of Parent common stock (other than Dr. Harman), Parent expects that affiliates of the Sponsors will contribute equity of up to $3.5 billion in the aggregate.

        The merger agreement does not contain a financing condition to the closing of the merger.

Regulatory Approvals (Page 77)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger may not be completed until notification and report forms have been filed with the U.S. Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and the applicable waiting period has expired or been terminated. On May 9, 2007, Harman and Holdings each filed its notification and report form under the HSR Act with the FTC and the Antitrust Division. The FTC granted early termination of the applicable waiting period on May 18, 2007.

        The merger is also subject to, and the parties' obligations to complete the merger are conditioned on, review by governmental authorities in Canada, the European Union and South Africa under the antitrust laws of those jurisdictions. The competition filing required in Canada was made by the parties on May 24, 2007 and the parties received clearance in Canada on June 4, 2007. The parties expect to make the required notification to the European Commission by the end of June 2007. The initial applicable waiting period is 25 business days. The competition filing required in South Africa was made by the parties on May 31, 2007. The initial applicable waiting period is 20 business days. The merger is also subject to review by the governmental authorities of Brazil, Mexico and South Korea under the antitrust or competition laws of those jurisdictions.

Rights of Stockholders to Seek Appraisal (Page 111)

        Under Delaware law, holders of Harman common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of Harman common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all applicable requirements of Delaware law. These requirements are summarized in this proxy statement/prospectus. This appraisal amount could be more than, the same as or less than the merger consideration. Among other things, any holder of Harman common stock intending to exercise appraisal rights must submit a written demand for an appraisal to Harman prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Dissenters' Rights of Appraisal" beginning on page 111 for information regarding these procedures. The provisions of Delaware law that address appraisal rights and govern the required procedures are attached as Annex E to this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences (Page 107)

        The U.S. federal income tax consequences of the merger to each Harman stockholder will depend on the form of consideration received by that U.S. holder (as defined on page 107 of this proxy statement/prospectus) in exchange for his or her Harman common stock.

        A U.S. holder's exchange of shares of Harman common stock solely for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Upon such an exchange, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between the Cash Consideration and his or her adjusted tax basis in the shares of Harman common stock surrendered therefor. A U.S. holder's exchange of shares of Harman common stock solely for shares of Parent common stock generally will be a tax-free transaction for U.S. federal income tax purposes, except in respect of any cash that such holder receives instead of fractional shares of Parent common stock. Harman and Parent expect that a U.S. holder's exchange of shares of Harman common stock for a combination of shares of Parent common stock and the Cash Consideration generally will result in taxable gain or loss to the extent that the exchange is treated for U.S. federal income tax purposes as a redemption for cash by Harman. The exchange generally will result in recognition of gain, but not loss, to the extent that it is treated for U.S. federal income tax purposes as a contribution of Harman common stock to Parent in exchange for Parent common stock. The amount of the gain recognized by a U.S. holder will depend, in part, upon: (a) how much Parent stock and cash is received by the U.S. holder in the merger, (b) how much of the cash received by the U.S. holder is sourced to the equity financing of Parent by Holdings and (c) how much cash is sourced to other sources. This gain or loss generally will be capital gain or loss.

        Tax matters are very complicated. You should be aware that the tax consequences of the merger to you may depend on your own situation. In addition, you may be subject to state, local or foreign tax laws that are not described in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For more information regarding the tax consequences of the merger, please see "Material U.S. Federal Income Tax Consequences" beginning on page 107.

Conditions to the Merger (Page 97)

        Conditions to Each Party's Obligations.    Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following mutual conditions:

  •
  adoption of the merger agreement by Harman stockholders;

  •
  absence of any legal restraint or prohibition on the completion of the merger;

  •
  the expiration or earlier termination of the waiting period under the HSR Act and under the antitrust and anti-competition statutes of Canada (which has occurred) and South Africa (which has occurred), and the adoption by the European Commission of a decision declaring the merger compatible with the common market; and

  •
  the SEC declaring effective the registration statement, of which this proxy statement/prospectus is a part, and the registration statement not being the subject of any stop order or threatened stop order.

        Conditions to Harman's Obligations.    Harman's obligation to complete the merger is subject to the satisfaction or waiver of further conditions, including:

  •
  Parent's and Merger Sub's representations and warranties must be true and correct in all material respects as of April 26, 2007, and as of the closing date of the merger; and

  •
  Parent and Merger Sub must have performed, in all material respects, their covenants and agreements in the merger agreement.

        Conditions to Parent and Merger Sub's Obligations.    The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of further conditions, including:

  •
  Harman's representations and warranties contained in the merger agreement must be true and correct without regard to the materiality thresholds specified in the merger agreement, as of April 26, 2007, and as of the closing date of the merger, except to the extent the failure of such representations and warranties to be true and correct would not constitute a "material adverse effect" (as that term is defined in the merger agreement) on Harman; and

  •
  Harman must have performed, in all material respects, its covenants and agreements in the merger agreement.

Restrictions on Solicitation of Other Offers (Page 90)

        The merger agreement provides that, until 11:59 p.m., New York City time, on June 15, 2007, referred to as the No-Shop Period Start Date, Harman was permitted to initiate, solicit and encourage any acquisition proposal for Harman (including by way of providing information pursuant to a confidentiality agreement), and enter into and maintain discussions or negotiations concerning an acquisition proposal for Harman or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. No acquisition proposal was received by Harman prior to the No-Shop Period Start Date.

        From and after the No-Shop Period Start Date, the merger agreement restricts Harman's ability to, among other things, initiate, solicit, encourage or engage in discussions or negotiations with a third party regarding an acquisition proposal for Harman and Harman's board of directors' ability to change or withdraw its recommendation in favor of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, in order to comply with its fiduciary duties under applicable law, Harman's board of directors may respond to certain unsolicited competing proposals or terminate the merger agreement and enter into an agreement with respect to a superior competing proposal, or withdraw its recommendation in favor of the adoption of the merger agreement.

Termination of the Merger Agreement (Page 98)

        Harman and Parent may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after Harman stockholders have adopted the merger agreement). In addition, either Harman or Parent may terminate the merger agreement if:

  •
  the merger has not been completed by February 11, 2008;

  •
  any governmental entity of competent jurisdiction has issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the merger; or

  •
  the merger agreement has been submitted to Harman stockholders for adoption and the required vote has not been obtained.

        In addition, Harman may terminate the merger agreement:

  •
  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and that breach or failure would result in the failure of a closing condition that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following the receipt of a written notice from Harman);

  •
  in order to enter into a superior proposal, if, prior to the receipt of the required stockholder vote and at such time Harman complied with its obligations in the merger agreement, including those described in "The Merger Agreement—Change of Recommendation/Termination in Connection with a Superior Proposal" on page 92; or

  •
  if the merger has not been completed on the second business day after the final day of the Marketing Period (as described in "The Merger Agreement—Effective Time; Marketing Period" on page 80) and all of the mutual closing conditions and all of the conditions to the obligations of Parent and Merger Sub to close have been satisfied and at the time of the termination those conditions to closing continue to be satisfied.

        In addition, Parent may terminate the merger agreement:

  •
  if Harman has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and that breach or failure would result in the failure of a condition to Parent's and Merger Sub's obligations to close that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following the receipt of a written notice from Parent); or

  •
  if Harman's board of directors (a) withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub its recommendation of the merger agreement (or publicly proposes to do so); (b) fails to include in this proxy statement/prospectus its recommendation to Harman stockholders that they adopt the merger agreement; (c) approves or recommends, or publicly proposes to approve or recommend, any other acquisition proposal for Harman or (d) fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of Harman's capital stock, as described in "The Merger Agreement—Restrictions on Solicitation of Other Offers" beginning on page 90.

Termination Fees (Page 99)

        If the merger agreement is terminated under certain circumstances:

  •
  Harman would be obligated to pay the expenses of Parent, up to $20 million;

  •
  Harman would be obligated to pay a termination fee of $225 million as directed by Parent (this amount is reduced to $75 million in certain circumstances and would be reduced to the extent Harman has previously paid any expenses of Parent); or

  •
  Parent would be obligated to pay a termination fee of $225 million to Harman.

        For more information, see "The Merger Agreement—Termination Fees and Expenses" beginning on page 99. In addition, the Sponsors have agreed to guarantee the obligation of Parent to pay the termination fee that would be owed to Harman under certain circumstances, as described under "The Merger—Financing of the Merger—Guarantees; Remedies" beginning on page 77.

Market Price of Harman Common Stock (Page 129)

        The closing sale price of Harman common stock on the NYSE on April 25, 2007, the last trading day prior to the announcement of the merger, was $102.56. The $120.00 per share to be paid for each share of Harman common stock in the merger represents a premium of 17% to the closing price on April 25, 2007, and a premium of 20% to the average closing share price for the 60 trading days prior to the announcement of the merger. On [    •    ], the last trading day before the date of this proxy statement/prospectus, the closing share price of Harman common stock on the NYSE was $[    •    ] per share.

Stock Exchange Listing (Page 79)

        Upon completion of the merger, shares of Parent common stock will not be listed on a national securities exchange, but Parent anticipates that the shares will be traded on a lower-tier market such as the Over-the-Counter Bulletin Board and the Pink Sheets. Parent has been informed that the broker-dealer affiliates of each of Bank of America, N.A., Credit Suisse and Lehman Brothers Holdings Inc. expect to provide quotation information, which may include price quotations, for Parent common stock on the Pink Sheets following the completion of the merger, subject to compliance with the applicable securities rules and regulations.

Resale of Parent Common Stock (Page 79)

        The shares of Parent common stock issued in the merger will not be subject to any restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any Harman stockholder who may be deemed to be an "affiliate" of Harman or Parent for purposes of Rule 144 or Rule 145 under the Securities Act.

Additional Information (Page 135)

        For additional questions about the merger, the election to receive shares of Parent common stock, or for assistance in submitting proxies or election forms, voting shares of Harman common stock, or additional copies of this proxy statement/prospectus, the enclosed proxy card, or the election forms, please contact Harman Investor Relations at (202) 393-1101 or MacKenzie Partners, the proxy solicitor, at (800) 322-2885.

SELECTED HISTORICAL FINANCIAL DATA OF HARMAN

        The following table summarizes certain selected historical financial data of Harman and should be read in conjunction with the consolidated financial statements and accompanying notes thereto included in Harman's Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which are incorporated by reference into this proxy statement/prospectus. The selected historical financial data as of or for the nine months ended March 31, 2007 have been derived from Harman's unaudited consolidated financial statements.

	As of or for the Nine Months Ended March 31,		As of or for the Years Ended June 30,
	2007	2006	2006	2005	2004	2003	2002
	(In thousands except per share data)
Net sales	$2,640,031	2,388,780	3,247,897	3,030,889	2,711,374	2,228,519	1,826,188
Operating income	$304,961	292,843	397,241	350,981	254,465	166,894	103,221
Income before income taxes and minority interest	$302,096	279,327	376,187	335,337	227,520	142,471	80,177
Net income	$209,040	190,528	255,295	232,848	157,883	105,428	57,513
Diluted earnings per shares(a)	$3.14	2.80	3.75	3.31	2.27	1.55	0.85
Weighted average shares outstanding—diluted(a)	66,501	68,164	68,105	70,399	69,487	68,048	67,806
Total assets	$2,399,034	2,371,734	2,354,661	2,187,203	1,988,810	1,703,658	1,480,280
Total debt	$159,557	326,816	197,554	333,917	394,925	503,068	474,679
Stockholders' equity	$1,363,885	1,209,742	1,228,164	1,060,948	874,996	655,785	526,629
Dividends per share(a)	$0.04	0.04	0.05	0.05	0.05	0.05	0.05

(a)
Share and per share data have been adjusted to reflect the two-for-one stock split in November 2003.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements give effect to the merger of Merger Sub with and into Harman. Following the merger, Harman will be a wholly owned subsidiary of Parent. The merger will be accounted for as a purchase by Parent. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of Parent and Harman as of March 31, 2007, giving effect to the merger as if the merger had occurred on March 31, 2007. The unaudited pro forma condensed consolidated statements of income for the nine-month period ended March 31, 2007 and the fiscal year ended June 30, 2006 give effect to the merger as if the merger had occurred as of July 1, 2005. These unaudited pro forma condensed consolidated financial statements are for informational purposes only. These pro forma financial statements do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future.

        To produce the unaudited pro forma financial information, Parent, as the acquiring entity, preliminarily allocated the purchase price using its best estimates of fair value. To the extent there are significant changes to Harman's business, the assumptions and estimates herein could change significantly. Furthermore, Harman may have restructuring expenses as a result of the merger. The pro forma financial information does not reflect these potential expenses. The pro forma financial statements should be read in conjunction with Harman's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including related notes covering these periods, incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 135 of this proxy statement/prospectus.

        The unaudited pro forma financial statements assume the following occurred as of March 31, 2007 in the case of the unaudited pro forma condensed consolidated balance sheet, and as of July 1, 2005, in the case of the unaudited pro forma condensed consolidated statements of operations: (a) no employees will be terminated by Parent; (b) there are no conforming accounting policy changes; (c) there are no significant changes in operations or assets that will become idle; and (d) there are no significant triggering events under either FASB No. 142, "Goodwill and Other Intangible Assets," or FASB No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Under the terms of the merger agreement, Harman stockholders receive $120.00 in cash for each share of Harman common stock they hold, referred to herein as the Cash Consideration. As an alternative to receiving the Cash Consideration, Harman's stockholders have the opportunity to elect to exchange some or all of their shares of Harman common stock for shares of Parent common stock. The maximum number of shares of Parent common stock issuable in the merger to electing Harman stockholders and option holders is 8,333,333, representing approximately 27% of the equity interests of Parent that will be outstanding immediately following the merger, based on the expected equity financing for the merger. For purposes of preparing the pro forma financial statements, it has been assumed that 8,333,333 shares of Parent common stock will be issued in exchange for shares of Harman common stock in the merger.

        Stock-based compensation and non-recurring restructuring charges that are reflected in the historical results of Harman are included in the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended June 30, 2006 and the nine-month period ended March 31, 2007. These expenses have not been adjusted in the unaudited pro forma financial statements. In addition, the pro forma selling, general and administrative expenses have not been adjusted to reflect the increased stock-based compensation expense as a result of the accelerated vesting of the stock options, restricted stock and restricted stock units due to the change in control resulting from the merger.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2007

	Harman	Parent	Pro Forma Adjustments		Harman and Parent Pro Forma Consolidated
	(dollars in millions)
Assets
Current assets
Cash and cash equivalents	$97.0	$—	$(97.0	)(a)	$—
Receivables	529.7	—	—		529.7
Inventories	480.2	—	96.4	(e)	576.6
Other current assets	170.1	—	—		170.1

Total current assets	1,277.0	—	(0.6)		1,276.4
Property, plant and equipment, net	529.4	—	105.9	(e)	635.3
Goodwill	400.1	—	4,635.2	(b)	5,035.3
Other assets	192.5	—	3,614.2	(c)	3,806.7

Total assets	$2,399.0	$—	$8,354.7		$10,753.7

Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$3.1	$—	$(3.1	)(f)	$—
Current portion of long-term debt	17.0	—	(17.0	)(f)	—
Accounts payable	270.4	—	57.6	(a)	328.0
Accrued liabilities	396.7	—	—		396.7
Income taxes payable	125.8	—	38.5	(g)	164.3

Total current liabilities	813.0	—	76.0		889.0
Borrowings under revolving credit facility	136.7	—	(136.7	)(f)	—
Long-term debt	2.8	—	4,640.0	(f)	4,642.8
Minority interest	1.4	—	—		1.4
Other non-current liabilities	81.2	—	1,439.3	(g)	1,520.5

Total liabilities	$1,035.1	$—	$6,018.6		$7,053.7

Total shareholders' equity	1,363.9	—	2,336.1	(d)	3,700.0

Total liabilities and shareholders' equity	$2,399.0	$—	$8,354.7		$10,753.7

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended March 31, 2007

	Harman	Parent	Pro Forma Adjustments		Harman and Parent Pro Forma Consolidated
	(dollars in millions, except per share data)
Net sales	$2,640.0	$—	$—		$2,640.0
Cost of sales	1,727.7	—	5.3	(i)	1,733.0

Gross profit	912.3	—	(5.3)		907.0
Selling, general and administrative expenses	607.3	—	216.3	(i)	823.6

Operating income	305.0	—	(221.6)		83.4
Other expenses
Interest expense, net	1.0	—	304.3	(h)	305.3
Miscellaneous, net	1.9	—	—		1.9

Income before income taxes and minority interest	302.1	—	(525.9)		(223.8)
Income tax expense (benefit), net	94.4	—	(210.4	)(j)	(116.0)
Minority interest	(1.3)	—	—		(1.3)

Net income	$209.0	$—	$(315.5)		$(106.5)

Basic earnings per share	$3.20				$(1.63)

Diluted earnings per share	$3.14				$(1.63	)(k)

Weighted average shares outstanding—basic	65,348				65,348

Weighted average shares outstanding—diluted	66,501				65,348	(k)

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Unaudited Pro Forma Consolidated Statement of Operations
For the year ended June 30, 2006

	Harman	Parent	Pro Forma Adjustments		Harman and Parent Pro Forma Consolidated
	(dollars in millions, except per share data)
Net sales	$3,247.9	$—	$—		$3,247.9
Cost of sales	2,095.3	—	103.5	(i)	2,198.8

Gross profit	1,152.6	—	(103.5)		1,049.1
Selling, general and administrative expenses	755.4	—	288.5	(i)	1,043.9

Operating income	397.2	—	(392.0)		5.2
Other expenses
Interest expense, net	13.0	—	405.7	(h)	418.7
Miscellaneous, net	8.0	—	—		8.0

Income before income taxes and minority interest	376.2	—	(797.7)		(421.5)
Income tax expense (benefit), net	121.9	—	(319.1	)(j)	(197.2)
Minority interest	(1.0)	—	—		(1.0)

Net income	$255.3	$—	$(478.6)		$(223.3)

Basic earnings per share	$3.85				$(3.37)

Diluted earnings per share	$3.75				$(3.37	)(k)

Weighted average shares outstanding—basic	66,260				66,260	(k)

Weighted average shares outstanding—diluted	68,105				66,260

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Financial Statements
(Dollars in Millions)

(a)
Cash and Cash Equivalents: This reflects the net effect of the merger on the cash and cash equivalents balance as follows:

Sources
New borrowings
Term Loan B	$2,900.0
Senior unsecured debt	1,160.0
Senior subordinated debt	580.0
New equity investment	2,700.0

Total sources	$7,340.0

Uses
Cash used to repurchase Harman common stock	7,022.0
Transaction costs	179.5
Additional Supplemental Executive Retirement Plan ("SERP") funding	20.0
Extinguishment of existing debt
Short-term borrowings	3.1
Current portion of long-term debt	17.0
Senior notes	—
Borrowings under revolving credit facility	136.7
Financing fees	116.3

Total uses	$7,494.6

Total sources less total uses	(154.6)
Reclassification of negative cash to accounts payable	57.6

Pro forma net adjustment to cash and cash equivalents	$(97.0)

(b)
Goodwill and Intangible Assets: The accompanying unaudited pro forma financial statements reflect a preliminary allocation of the purchase price to the major categories of assets and liabilities. The final allocation of the purchase price may result in significant differences from the pro forma amounts included herein. The following represents the estimated value attributable to goodwill and intangibles resulting from the merger:

Fair value of shares of Parent common stock issued to electing Harman stockholders and option holders	$1,000.0
Total cash used to purchase equity	7,022.0
Transaction costs (excluding deferred financing costs)	179.5
Equity bridge financing fees	19.5

Total purchase price	8,221.0
Net assets acquired	1,363.9

Excess purchase price over historical net assets acquired	$6,857.1
Fair value adjustments:
Step-up of net tangible assets acquired (see Note e)	$(190.5)
Elimination of historical goodwill	400.1
Write-off of deferred finance costs associated with repaid debt	0.6
Elimination of historical identifiable intangible assets	17.2
Establishment of identifiable intangible assets with finite lives	(3,542.3)
Deferred income taxes associated with step-up adjustments	1,493.1

Excess purchase price over fair value of net assets acquired	5,035.3
Less: adjustments to remove historical goodwill	(400.1)

Pro forma adjustment to goodwill	$4,635.2

(c)
Other Assets: Represents transaction fees and costs attributable to the issuance of debt and the write-off of deferred debt issuance costs on existing Harman debt that will be repaid, the establishment of intangible assets and the elimination of historical intangible asset balances:

Debt issuance costs incurred in connection with the issuance of secured and unsecured debt	$96.8
Write-off of deferred debt issuance costs on debt repaid	(0.6)
Elimination of historical identifiable intangible assets	(17.2)
Identifiable intangible assets	3,542.3
Elimination of other assets related to pensions (Note e)	(7.1)

Pro forma adjustment to other assets	$3,614.2

(d)
Shareholders' Equity: Shareholders' equity is computed as follows:

Contributed equity investment	$2,700.0
Shares of Parent common stock issued to electing Harman stockholders and option holders	1,000.0
Less: historical shareholders' equity prior to the merger	(1,363.9)

Pro forma adjustment to shareholders' equity	$2,336.1

(e)
Net Tangible Assets: The following represents the estimated purchase accounting adjustments attributable to tangible assets and liabilities resulting from the merger:

Inventory	$96.4
Property, plant and equipment	105.9
Other assets	(7.1)
Long-term liabilities (Note g)	(4.7)

$190.5

  The purchase accounting adjustment to inventory is to adjust the inventory to fair value less the estimated selling and distribution costs plus a normal profit margin. The purchase accounting adjustment to property, plant and equipment primarily relates to the step-up of land, buildings, machinery and equipment to estimated fair value. The purchase accounting adjustment to other long-term liabilities and other assets primarily relates to an adjustment to the net amount recognized for pension and other post-retirement benefit obligations to adjust the accrued benefit liability to estimated fair value.

(f)
Short-Term Borrowings and Long-Term Debt: Reflects the incurrence of new debt and repayment of debt as follows:

Non-current Portion
Term Loan B	$2,900.0
Senior unsecured debt	1,160.0
Senior subordinated debt	580.0
Repayment of existing long-term debt	—

Pro forma adjustment to non-current portion of long-term debt	$4,640.0

Current Portion
Pro forma adjustment to current portion of long-term debt	$(17.0)

Repayment of borrowings under revolving credit facility	$(136.7)

  In addition, short-term borrowings will be repaid in connection with the merger resulting in a pro forma adjustment of $3.1 million.

(g)
Income Taxes Payable and Other Non-Current Liabilities: Represents deferred taxes corresponding to estimated temporary differences resulting from the merger and a reduction in the SERP obligation:

Identifiable intangible assets resulting from the merger	$3,542.3
Fair value adjustments to net long-term tangible assets resulting from the merger	94.1

Purchase accounting adjustments resulting in temporary tax differences	3,636.4
Assumed statutory tax rate	40.0%

Pro forma adjustment to other non-current liabilities for deferred taxes	$1,454.6
Other long-term liabilities (Note e)	4.7
Pro forma adjustment to other non-current liabilities for additional SERP funding at the close of the merger	(20.0)

Total pro forma adjustment to other non-current liabilities	$1,439.3

  The deferred tax liability adjustment has been determined by using the assumed statutory tax rate in effect for the nine-month period ended March 31, 2007. For purposes of the unaudited pro forma financial statements, it has been assumed that goodwill is not tax deductible.

  The related deferred tax liability of $38.5 million, calculated using a 40% statutory rate, has been included in income taxes payable. The fair value adjustment to net tangible assets (Note e) includes a $96.4 million step-up in inventory.

(h)
Interest Expense: The pro forma adjustment to interest expense reflects the interest expense on the Term Loan B, senior unsecured debt and senior subordinated debt and amortization of the related debt issuance costs, net of the elimination of interest expense on the repayment of Harman's existing senior unsecured notes, unsubordinated variable rate loans and the capital lease obligations. The pro forma interest expense, after giving effect to merger, would have been $405.7 million for the fiscal year ended June 30, 2006 and $304.3 million for the nine-month period ended March 31, 2007. Estimated fees and expenses of $96.8 million will be incurred relating to the debt financings. These costs were allocated to the different debt instruments based on their fair values or capacity. Those costs will be amortized on a straight line basis, which approximates the effective interest method, over the term of the related indebtedness.

  The terms of the Term Loan B, senior unsecured debt and senior subordinated debt are approximately 7, 8 and 10 years, respectively. The assumed interest rates on the Term Loan B, senior unsecured debt and senior subordinated debt are 8.0%, 9.56% and 10.69%, respectively.

  Actual interest rates on the debt in the merger may vary from those assumed for the purpose of these unaudited pro forma financial statements. An increase of 0.125% in the assumed interest rates on the new debt issuances would increase cash interest expense by $18.8 million and $14.1 million for the fiscal year ended June 30, 2006 and the nine-month period ended March 31, 2007, respectively.

(i)
Cost of Sales and Selling, General and Administrative Expenses: Reflects the impact of the amortization of inventory, the depreciation of property, plant and equipment, and amortization of indefinite-lived intangible assets and the impact of other ongoing fees.

	Fiscal Year Ended June 30, 2006	Nine-Month Period Ended March 31, 2007
Pro forma amortization of inventory step-up	$96.4	$—
Pro forma depreciation of property, plant and equipment	7.1	5.3

Total pro forma adjustment to cost of goods sold	$103.5	$5.3

Professional fees	5.3	4.0
Pro forma amortization of customer relationship intangibles	94.5	70.8
Pro forma amortization of tradename intangibles	53.1	39.9
Pro forma amortization of other intangibles	151.8	113.8
Elimination of historical definite-lived intangible asset amortization expense	(16.2)	(12.2)

Total pro forma adjustment to selling, general and administrative expenses	$288.5	$216.3

  For purposes of preparing the unaudited pro forma financial statements, it has been assumed that the customer relationships, tradenames and other intangibles will have an estimated life of 15, 20 and 7 years, respectively, and that the related amortization expense would be included in selling, general and administrative expenses. In addition, it has been assumed that the pro forma adjustment to fixed assets relates to productive assets with a weighted average remaining life of 15 years and that the associated depreciation expense would be included in costs of sales.

  Professional fees reflect an adjustment to selling, general and administrative expenses for incremental management and other fees that will be paid on a go-forward basis after the completion of the merger.

  The pro forma selling, general and administrative expenses have not been adjusted to reflect the increased stock-based compensation expense as a result of the accelerated vesting of the stock options, restricted stock and restricted stock units due to the change in control resulting from the merger.

(j)
Income Taxes: The pro forma income tax adjustments consist of items that would be taxed in both the U.S. and non-U.S. jurisdictions. Accordingly, the tax impact of these adjustments was estimated using Harman's assumed statutory tax rate of approximately 40% for the year ended June 30, 2006 and for the nine-month period ended March 31, 2007.

(k)
Earnings (Loss) Per Share: There is no dilutive effect related to stock options and other potentially dilutive securities on weighted average shares outstanding as a pro forma net loss is reported for the year ended June 30, 2006 and the nine months ended March 31, 2007.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents to which Harman or Parent refer you in this proxy statement/prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Harman and Parent base these statements on particular assumptions that they have made in light of their industry experience, as well as their perception of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. Further, statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus. These forward-looking statements are necessarily estimates reflecting the judgment of Harman's and Parent's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should be considered in light of various important factors set forth from time to time in Harman's filings with the SEC. In addition to other factors and matters contained or incorporated by reference in this document including those disclosed under "Risk Factors," these statements are subject to risks, uncertainties and other factors, including, among others:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the fact that a termination under some circumstances could require Harman to reimburse Parent's out-of-pocket transaction expenses up to $20 million and pay a termination fee of up to $225 million (less any reimbursed transaction expenses);

  •
  the outcome of any litigation and judicial actions that have been or may be instituted against Harman, Parent and others relating to the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the inability of Parent and Merger Sub to obtain regulatory approvals, as required by the merger agreement;

  •
  the possibility that the merger may involve unexpected costs;

  •
  the failure of Parent or Merger Sub to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the merger agreement;

  •
  the failure of the merger to close for any other reason or any significant delay in the expected completion of the merger;

  •
  risks that the proposed transaction disrupts Harman's current plans and operations, and the potential difficulties for Harman's employee retention as a result of the announcement or completion of the merger;

  •
  the effect of the announcement or completion of the merger on Harman's customer and supplier relationships, operating results and business generally;

  •
  the impact of the substantial indebtedness incurred to finance the merger;

  •
  the amount of costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained in connection with the merger;

  •
  the diversion of Harman's management's and employees' attention from day-to-day business;

  •
  changes in laws, including increased tax rates, changes in regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

  •
  automobile industry sales and production rates and the willingness of automobile purchasers to pay for the option of a premium audio system and/or a multi-functional infotainment system;

  •
  changes in consumer confidence and spending;

  •
  fluctuations in currency exchange rates and other risks inherent in international trade and business transactions;

  •
  Harman's ability to satisfy contract performance criteria, including technical specifications and due dates;

  •
  Harman's ability to design and manufacture Harman's products profitably under Harman's long-term contractual commitments;

  •
  the loss of one or more significant customers, including Harman's automotive manufacturer customers;

  •
  competition in the automotive, consumer or professional markets in which Harman operates;

  •
  model-year changeovers in the automotive industry;

  •
  changes in general economic conditions and specific market conditions;

  •
  Harman's ability to enforce or defend its ownership and use of intellectual property;

  •
  Harman's ability to effectively integrate acquisitions made by Harman;

  •
  strikes, work stoppages and labor negotiations at Harman's facilities or at a facility of one of its significant customers; or work stoppages at a common carrier or a major shipping location;

  •
  the outcome of pending or future litigation and administrative claims, including patent and environmental matters; and

  •
  world political stability;

and other risks detailed in Harman's filings with the SEC, including Harman's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. See "Where You Can Find More Information" on page 135 of this proxy statement/prospectus.

        As you read and consider the information in this proxy statement/prospectus, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date of this proxy statement/prospectus, in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference into this proxy statement/prospectus, in the case of forward-looking statements made in those incorporated documents. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in, or incorporated by reference into, this proxy statement/prospectus will in fact transpire. New factors emerge from time to time, and it is not possible for Harman or Parent to predict all of them. Nor can Harman or Parent assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

        Neither Harman nor Parent undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

        All subsequent written or oral forward-looking statements concerning the transaction or other matters addressed in this proxy statement/prospectus and attributable to Harman and/or Parent or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this proxy statement/prospectus.

RISK FACTORS

        In addition to the other information included in, incorporated by reference into and found in the Annexes attached to this proxy statement/prospectus, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 28, you should carefully consider the following risk factors in deciding whether to vote for the adoption of the merger agreement and whether to make an election to receive shares of Parent common stock in the merger. Please see "Where You Can Find More Information" on page 135.

Risks Related to the Merger and Elections to Receive Parent Common Stock

The merger may not be completed, which could adversely affect Harman's business.

        Completion of the merger is subject to the satisfaction of various conditions, including adoption of the merger agreement by holders of a majority of the outstanding shares of Harman common stock, expiration or termination of applicable waiting periods under the HSR Act (the FTC granted early termination of the applicable waiting period on May 18, 2007) and other non-U.S. competition laws, and other customary closing conditions described in the merger agreement. Neither Harman nor Parent can guarantee when or if these closing conditions will be satisfied, that the required approvals will be received or that the proposed merger will be successfully completed. In the event that the proposed merger is not completed, Harman may be subject to several risks, including the following:

  •
  Harman's management's and employees' attention from day-to-day business may be diverted;

  •
  Harman may lose key employees;

  •
  Harman's relationships with customers and vendors may be substantially disrupted as a result of uncertainties with regard to its business and prospects;

  •
  Harman would still be required to pay significant transaction costs related to the merger, including legal and accounting fees, and under certain circumstances, Harman may be required to reimburse Parent's out-of-pocket transaction expenses up to $20 million and pay a termination fee of up to $225 million (less any reimbursed transaction expenses); and

  •
  the market price of shares of Harman common stock may decline to the extent that the current market price of those shares reflects a market assumption that the proposed merger will be completed.

The downgrade in Harman's credit ratings resulting from the announcement of the proposed merger could negatively affect its ability to access capital.

        After the announcement of the proposed merger, Standard & Poor's Rating Services (S&P) downgraded Harman's corporate credit ratings. The uncertainty about the effect of the merger on Harman may further adversely affect Harman's credit rating. Downgrades in Harman's corporate credit ratings generally cause borrowing costs to increase, the potential pool of investors and funding sources to decrease and may have other negative consequences on Harman's business.

        Most of Harman's large customers, suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions with Harman. As Harman's corporate credit ratings decline, particularly below investment grade, counterparties may decline to do business with Harman.

In the future, Harman could have liquidity needs that could be difficult to satisfy under some circumstances.

        The inability to raise capital on favorable terms, particularly during times of uncertainty in the financial markets, could impact Harman's ability to sustain and grow its businesses, which would increase its capital costs. Harman's access to the financial markets could be adversely impacted by the merger, the recent downgrade in its corporate credit ratings and various other factors, such as:

  •
  changes in credit markets that reduce available credit or the ability to renew existing liquidity facilities on acceptable terms;

  •
  changes in interest rates;

  •
  a deterioration of Harman's credit or a further reduction in its credit ratings;

  •
  a material breakdown in Harman's risk management procedures; and

  •
  the occurrence of material adverse changes in Harman's businesses that restrict its ability to access the credit markets.

        A lack of necessary capital and cash reserves could adversely impact the evaluation of Harman's creditworthiness by counterparties and rating agencies, and would likely increase its capital costs. An increase in Harman's capital costs could have a material negative impact on its results of operations and financial condition.

Uncertainties associated with the merger may have a negative impact on employee and business relationships.

        The announcement of the proposed merger may have a negative impact on Harman's ability to attract and retain officers and other key employees and/or maintain relationships with key customers and suppliers. These events could have a material negative impact on Harman's results of operations and financial condition. In addition, the success of Parent following the merger will depend in part on the ability of Harman to retain key employees.

Harman stockholders and option holders may not receive shares of Parent common stock in accordance with their elections.

        The merger agreement provides that no more than 8,333,333 shares of Parent common stock, in the aggregate, will be issued pursuant to elections made in connection with the merger. This limitation will allow up to a maximum of approximately [    •    ]% of the outstanding shares of Harman common stock as of the record date to be exchanged for Parent common stock. In the event that Harman stockholders and option holders elect to receive, in the aggregate, a greater number of shares of Parent common stock, the number of shares of Parent common stock received by electing stockholders and option holders will be reduced on a pro rata basis, and they may receive a larger portion of their consideration with respect to their electing shares or shares underlying options in the form of cash. Accordingly, if elections are made for more than 8,333,333 shares of Parent common stock in the aggregate, electing holders of Harman common stock will receive a portion of the merger consideration in a form that they did not elect. The value of the shares of Parent common stock at the time of the merger may be higher than the value of the cash consideration to Harman stockholders and option holders, and, as a result, holders may receive consideration with a lower value than what they elected to receive.

Harman stockholders and option holders who elect to receive Parent common stock will not be able to revoke or change their election after the Election Deadline.

        Harman stockholders and option holders who would like to receive shares of Parent common stock in connection with the merger are required to make their election with respect to the merger consideration by 5:00 p.m., New York City time, on the last business day before the date of the special meeting, which is referred to as the Election Deadline. Harman stockholders and option holders who elect to receive a portion of the merger consideration payable in connection with the merger in shares of Parent common stock will not be able to revoke or change their election after the Election Deadline.

There may be a substantial amount of time between the Election Deadline and the time the merger is completed and shares of Parent common stock are issued to such holder. Accordingly, the value of the Parent common stock at the time of the merger and issuance may not be the same as it was at the time of the election to receive the Parent common stock, and the value of the shares of Parent common stock may be lower than the value of the cash consideration at such time.

After submitting an election form to receive Parent common stock, a Harman stockholder will not, subsequent to delivery of shares to the exchange agent in connection with such election, be able to sell or otherwise transfer his or her shares of Harman common stock for which an election has been made, and Harman option holders will not be able to exercise any options that are subject to the election.

        Under the terms of the merger agreement, in the event that a Harman stockholder makes an election to receive shares of Parent common stock, he or she will be required to deliver his or her stock certificates or a guaranty of delivery evidencing his or her shares to be converted into shares of Parent common stock, in each case together with a properly completed election form, to the exchange agent. In order to make a valid election, a Harman stockholder must make such deliveries on or before the Election Deadline, and there may be a substantial period of time between that date and the date the merger is completed. During this period, Harman stockholders will not be able to sell or otherwise transfer any shares of Harman common stock subject to the election, and Harman option holders will not be able to exercise any options subject to an election. If the merger is abandoned, any shares of Harman common stock delivered will be promptly returned and Harman stockholders will again be able to sell or otherwise transfer such shares, although the market price for shares of Harman common stock could be significantly lower at the time such shares are returned than was the case when initial delivery was made. In addition, if valid elections are made by electing Harman stockholders and option holders to receive more than 8,333,333 shares of Parent common stock, any shares of Harman common stock that will not be converted into Parent common stock based on the proration adjustment will be promptly returned, and Harman stockholders will again be able to sell or otherwise transfer those shares. Harman option holders will again be able to exercise options that will not be converted into Parent common stock.

There is a potential risk of greater taxable gain to U.S. holders of Harman common stock who make an election to receive, and receive, shares of Parent common stock in the merger if the Internal Revenue Service were to reclassify the merger.

        Although the matter is not free from doubt and no assurances can be given that the Internal Revenue Service (the "IRS") would not take a contrary position, Harman and Parent believe that, for purposes of determining the U.S. federal income tax consequences to U.S. holders who exchange Harman common stock for a combination of Parent common stock and cash, the transactions contemplated by the merger agreement will be treated as two separate transactions: (a) a transfer to Harman of a portion of the holders' Harman common stock solely in exchange for cash and (b) a transfer to Parent of the balance of the Harman common stock in exchange for cash and Parent common stock. See "Material U.S. Federal Income Tax Consequences" beginning on page 107. There is a risk that the IRS may not respect this characterization and may treat all cash received by holders who exchange Harman common stock for a combination of Parent common stock and cash in the merger as cash received in an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). If the IRS does recharacterize the transactions, a U.S. holder may be required to recognize a greater amount of gain, due to an inability to offset cash received in the merger against any portion of the U.S. holder's basis in his or her Harman common stock. Accordingly, you should consult your own tax advisor regarding the potential risk of such a recharacterization.

The costs of the merger could adversely affect Parent's operating results.

        Harman and Parent estimate the total merger-related costs to be approximately $179.5 million, primarily consisting of investment banking, legal and accounting fees and other related fees and expenses. This cost estimate is preliminary and subject to change.

Risks Related to the Financing of the Merger and Indebtedness

Harman will have a high level of indebtedness following completion of the merger. This indebtedness could adversely affect Harman's ability to raise additional capital to fund its operations and react to changes in the economy or its industry.

        The level of indebtedness of Harman after completion of the merger and the related financing transactions will be substantially greater than the level of indebtedness of Harman prior to the completion of the merger. Upon completion of the merger, Harman's indebtedness is expected to be up to approximately $4.6 billion, as compared to approximately $159.6 million as of March 31, 2007. Harman would also have additional borrowing availability under the new revolving credit facility upon completion of the merger. See "The Merger—Financing of the Merger" beginning on page 71.

        Harman's substantial leverage following the completion of the merger subjects Harman to risks including the following:

  •
  a decrease in net operating cash flow or an increase in expenses of Harman could make it difficult for Harman to satisfy its debt service requirements or force it to modify its operations;

  •
  portions of the indebtedness will be secured by pledges of Harman's interests in certain subsidiaries and security interests in, and mortgages on, substantially all assets, reducing Harman's ability to obtain additional financing;

  •
  Harman's ability to obtain additional financing for working capital, capital expenditures, business development, debt service requirements or other purposes may be impaired or any such financing may not be available on terms favorable to Harman;

  •
  a substantial portion of cash flows from operations will be dedicated to interest expense and the payment of principal, which will reduce the funds that would otherwise be available to Harman for its operations and future business opportunities or for dividends or other distributions to Parent;

  •
  the substantial leverage will increase Harman's vulnerability to general economic downturns and adverse industry conditions and limit its flexibility in planning for, or reacting to, changes in its business and its industry generally;

  •
  a substantial portion of Harman's borrowings will be at variable rates of interest, and Harman may incur additional variable rate debt in the future, exposing Harman to the risk of increased interest rates;

  •
  the substantial leverage and the amount of funds that Harman needs to service its debt obligations may place Harman at a competitive disadvantage to its competitors that are less highly leveraged; and

  •
  the substantial leverage may cause Harman to make non-strategic divestitures and limit its ability to make strategic acquisitions.

Following the merger, Harman may not be able to make the required payments on its debt or refinance its debt when it comes due, and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

        Harman's ability to make scheduled payments on, or to refinance, its debt obligations depends on its financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond its control. Harman's businesses may not be able to generate sufficient cash flows from operations to meet its anticipated debt service obligations upon completion of the merger. If Harman's cash flows from operations and capital resources are insufficient to fund its debt service obligations, then Harman may be forced to reduce or delay capital and/or research and development expenditures, sell assets or operations, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit Harman to meet its scheduled debt service obligations. Harman's ability to refinance any of this debt and the terms on which Harman might refinance will be limited by the terms of its financing arrangements to be entered into upon completion of the merger and will depend upon economic conditions in general, conditions in the capital markets and Harman's performance. If Harman's operating income and available cash are insufficient to meet its debt service obligations, it could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service requirements. In addition, Harman may not be able to complete any dispositions or obtain the proceeds that it could realize from these dispositions and these proceeds may not be adequate to meet any debt service obligations then due. In addition, the agreements governing the financing to be entered into upon the completion of the merger will limit the use of proceeds from any disposition. As a result, Harman may not be permitted to use proceeds from such dispositions to satisfy all current debt service requirements.

Covenants and other restrictions in Harman's post-merger financing arrangements will limit its operations and activities.

        The financing arrangements to be entered into upon completion of the merger are expected to contain restrictions that may limit Harman's ability to finance future operations or capital needs or engage in other activities that may be in its interests. The financing documents will contain, and the terms of any future indebtedness may contain, various covenants and financial operating and other restrictions. These covenants and restrictions will affect, among other things, the ability of Harman and certain of its subsidiaries to: (a) incur or guarantee additional secured or unsecured indebtedness; (b) pay dividends, make distributions to Parent and make other payments in respect of Harman's capital stock, including the redemption or repurchase of capital stock; (c) make investments or acquisitions; (d) create liens; (e) consolidate, merge or transfer all or substantially all of Harman's assets and (f) enter into certain transactions with Harman's affiliates.

        A breach of any of these covenants could result in an event of default and/or acceleration of some or all of Harman's indebtedness under the new senior secured credit facility and the indentures governing the senior unsecured notes and the senior subordinated notes Harman expects to issue upon completion of the merger. If an event of default occurs under the financing arrangements, the lenders and holders of Harman's debt could declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable and the lenders under the senior secured credit facility could terminate their commitments thereunder, cease making further loans and proceed against the collateral granted to them to secure such indebtedness, and Harman could be forced into bankruptcy or liquidation.

        In addition, if Harman's operating performance declines, it may in the future need to obtain waivers from the required lenders under its senior secured credit facility to avoid being in default. If Harman breaches its covenants under its senior secured credit facility and seeks a waiver, it may not be able to obtain a waiver from the required lenders. If this occurred, Harman would be in default under the instrument governing that indebtedness, the lenders could exercise their rights as described above, and Harman could be forced into bankruptcy or liquidation.

Despite Harman's substantial leverage, Harman may be able to incur significant additional amounts of indebtedness. This would further exacerbate the risks described in this proxy statement/prospectus.

        Subject to the covenants and restrictions under the financing arrangements to be entered into upon completion of the merger, Harman may be able to incur substantial additional indebtedness in the future. If additional debt increases Harman's expected debt levels following the merger, the related risks that Harman faces would increase.

Harman is a holding company with no operations of its own and therefore its cash flow and ability to service debt is dependent upon distributions from its subsidiaries.

        Harman is a holding company with no direct operations. Harman's principal assets are the equity interests that it holds in its operating subsidiaries. As a result, Harman's ability to service its debt is dependent upon the operating earnings of its subsidiaries. Harman's subsidiaries may not generate sufficient cash from operations to enable it to make principal and interest payments on its indebtedness. The distribution of those earnings, or advances or other distributions of funds by those subsidiaries to Harman, all of which could be subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations. Following completion of the merger, Harman's subsidiaries will be permitted under the terms of Harman's indebtedness, to incur additional indebtedness that may restrict payments from those subsidiaries to Harman. Agreements governing current and future indebtedness of Harman's subsidiaries may not permit those subsidiaries to provide Harman with sufficient cash to fund payments on its indebtedness then due.

Limitations on the current deductibility of interest expense under German law may negatively impact Harman's cash flows.

        Harman expects to have a significant amount of indebtedness in its German subsidiaries following the completion of the merger. Therefore, Harman could be impacted by the 2008 German Business Tax Reform passed by the German Lower House on May 25, 2007. In order to become effective, the proposed law must be passed by the German Upper House, which is anticipated to occur, with no significant changes by the German Upper House. Under the proposed law, interest expense would only be immediately deductible in an amount up to 30% of a company's earnings before interest, taxes, depreciation and amortization. Under the proposed law, this general limitation on current deductibility of interest expense on indebtedness would be subject to specified exceptions, one or more of which may apply to Harman. If, however, Harman does not qualify for any of the exceptions and is limited in the amount of interest it may currently deduct under the proposed German law, it may lead to a substantial increase in Harman's effective tax rate, have a significant negative impact on Harman's cash flows and exacerbate the risks discussed above regarding the high level of indebtedness Harman will have following completion of the merger. This proposed law, if passed, is expected to be effective beginning with first tax year ending after December 31, 2007.

Risks Related to the Ownership of Parent Common Stock

Shares of Parent common stock may have a value that is less than the cash consideration and the value could fluctuate significantly.

        The shares of Parent common stock for which Harman stockholders and option holders may make an election in the merger may have a value that differs from the cash consideration of $120.00 per existing share of Harman common stock. No third-party appraisal or other determination of value was requested or obtained by Harman's board of directors with respect to the value of the Parent common stock. Accordingly, holders of Harman common stock who elect the right to receive shares of common stock of Parent instead of the cash consideration of $120.00 per share in connection with the merger will be subject to the risk that the value of each share of Parent common stock may be less than the amount of the cash consideration, either at the time of the merger or at some time thereafter. In addition, the value of Parent common stock could fluctuate significantly for many reasons, including:

  •
  the risks described in this proxy statement/prospectus;

  •
  Harman's operating and financial performance and prospects;

  •
  changes to the competitive landscape;

  •
  the arrival or departure of key personnel;

  •
  speculation in the press or the investment community; and

  •
  general market conditions.

An investment in Parent common stock will be substantially less liquid than an investment in Harman common stock.

        Upon completion of the merger, the number of publicly held shares of Parent common stock will be substantially less than the number of publicly held shares of Harman common stock outstanding before the completion of the merger. As a result, the liquidity of Parent common stock is expected to be significantly lower than the liquidity of Harman common stock.

        Unlike the shares of Harman common stock, which currently trade on the NYSE, the shares of Parent common stock will be new securities for which there is currently no public or other trading market. In addition, although the Parent common stock issued in the merger to electing stockholders will be registered with the SEC, the shares of Parent common stock will not be listed on any national securities exchange. Even if a market develops for shares of Parent common stock, which is anticipated to occur, it likely will be a lower-tier market, such as the Over-the-Counter Bulletin Board and the Pink Sheets, which are largely unregulated. The ability of holders of Parent common stock to sell the shares will likely be adversely affected because the lower-tier markets do not provide liquidity to the same extent as do the higher-tier markets such as the NYSE or Nasdaq Stock Market. Additionally, prices for securities traded solely on the Over-the-Counter Bulletin Board and the Pink Sheets may be difficult to obtain. As a result, Parent common stock may have very limited liquidity and marketability. This anticipated limited liquidity and marketability, reduced public access to quotations for Parent common stock and lack of a regular trading market for Parent common stock may depress the market price of Parent common stock.

Shares of Parent common stock will have different rights than existing shares of Harman common stock.

        Upon completion of the merger, holders of Harman common stock and options to purchase Harman common stock who elected to receive Parent common stock will no longer be stockholders or option holders of Harman, but will instead be stockholders of Parent. There are important differences between the current rights of a Harman stockholder and the rights of a stockholder of Parent. You should carefully review Parent's certificate of incorporation, as amended, and by-laws, as amended (which will govern the common stock of Parent), copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively. See "Comparison of Stockholders' Rights" beginning on page 116 for a discussion of the rights associated with Parent common stock as compared to Harman common stock.

Parent has no operating history and, following the merger, will be a holding company with no business operations of its own.

        Parent has not commenced operations and, therefore, has no operating history upon which Harman stockholders may evaluate its performance. There can be no assurance that KKR and GSCP, or their respective affiliates, will be able to implement, through Parent, their investment strategy and investment approach or that Parent stockholders will receive any return on their capital through an increase in value of Parent common stock, dividends or otherwise. In addition, following the merger, Parent will be a holding company with no business operations of its own and its principal asset will consist of Harman common stock. Harman is also a holding company whose principal assets are the equity interests that it holds in its operating subsidiaries. Past performance of Harman is not necessarily indicative of future results of Parent, particularly in light of the changes that will occur in connection with the merger, including the incurrence of indebtedness, changes in capital structure and other changes relating to Harman and its business.

Parent's ability to pay dividends depends on Harman's performance and may be limited or otherwise restricted.

        Following the merger, Harman will be a wholly owned subsidiary of Parent, and Parent's principal asset will consist of the shares of Harman common stock. Parent's ability to pay dividends is limited by its status as a holding company and depends on Harman's financial performance and its ability, both in terms of operating results and under the financing arrangements to be entered into in connection with the merger, to pay dividends or otherwise make distributions to Parent. Harman will be permitted under the terms of the financing arrangements to incur additional indebtedness that may restrict payments to Parent. Any dividends of, or distributions by, Harman's subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which they operate. In addition, under Delaware law, Parent is permitted to pay cash dividends on its capital stock only out of its surplus, which generally means the excess of its net assets over the aggregate par value of its stock. In the event Parent has no surplus, it is permitted to pay cash dividends out of its net profits for the year in which the dividend is declared or in the immediately preceding year. The payment of dividends on Parent common stock following the merger will be at the discretion of Parent's board of directors and will depend on many factors, including Harman's results of operations, financial condition, earnings, capital requirements, limitations under its debt agreements and other legal requirements.

Parent will be controlled by affiliates of the Sponsors and their interests may conflict with yours.

        Upon completion of the merger, approximately 73% of the outstanding shares of Parent common stock will be held by KHI Holdings LP, referred to herein as Holdings. Holdings is a Delaware limited partnership that is controlled by investment funds affiliated with the Sponsors. Accordingly, the Sponsors will control Parent and, indirectly, Harman, and will have the power to elect all of the directors of Parent, appoint new management and approve any action requiring the approval of the holders of Parent common stock, including adopting certain amendments to Parent's certificate of incorporation and approving mergers or sales of all or substantially all of Parent's assets, including the common stock of Harman. The directors elected by Holdings and, indirectly, by the Sponsors, will have the authority to make decisions affecting the capital structure of Parent, including the issuance of additional capital stock or options, the incurrence of additional indebtedness, the implementation of stock repurchase programs and the declaration of dividends. The interests of the Sponsors may not coincide with the interests of the other Parent stockholders and the business, financial and operating policies of Harman in effect prior to the completion of the merger may not continue following its completion.

        In addition, the existence of a controlling stockholder of Parent may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, a majority of the outstanding Parent common stock. A third party would be required to negotiate any such transaction with the Sponsors, and the interests of the Sponsors with respect to such transaction may be different from the interests of other Parent stockholders.

KKR and GSCP have other investment activities that may conflict with the interests of Harman.

        KKR and GSCP are in the business of making investments in companies and will be entitled to and may, from time to time, acquire and hold interests in businesses that are in direct or indirect competition with Harman. Harman will not have any right in or to such other business interests or activities or to the income or proceeds derived therefrom, and the pursuit of such investments or business interests or activities, even if competitive with the business of Harman, will not violate the certificate of incorporation or by-laws of Parent.

        In addition, KKR and GSCP may elect not to present any particular opportunity to Harman or to conduct its other business and investment affairs in the best interests of Harman, even if such opportunity is of a character which could be taken by Harman.

Without notice to Parent stockholders, Holdings may sell its shares of Parent common stock to any third party at any time and the ownership of Holdings, the direct parent company of Parent, could change. The other stockholders of Parent would have no right to participate in, or receive proceeds from, any sale.

        Subject to applicable securities laws, Holdings may sell any or all of its shares of Parent common stock to any third party at any time without providing notice to, or obtaining the consent of, the other stockholders of Parent or otherwise providing an opportunity for the other stockholders of Parent to participate in such a sale. In addition, Holdings may issue additional equity interests to third parties or KKR, GSCP and other owners of Holdings may be permitted to sell their interests in Holdings to a third party without obtaining the consent of Parent stockholders. Accordingly, there could be a different controlling stockholder of Parent in the future, which may have different interests in, or plans with respect to, the business of Parent and Harman.

Holders of Parent common stock will receive more limited information than they currently receive with respect to their shares of Harman common stock.

        Under the merger agreement, Parent has agreed to file the reports specified in Section 13(a) of the Exchange Act and the rules thereunder for a period of two years following the completion of the merger. Parent is not required to make available any other financial or other information, including projections following completion of the merger. Subject to applicable securities laws, Parent may cease filing the reports specified in Section 13(a) of the Exchange Act and the rules thereunder after the two-year period described above.

There is a risk of dilution of Parent stockholders.

        Following the merger, Parent may grant or sell, or grant options to purchase, additional shares of Parent common stock or other equity interests (or instruments convertible into Parent common stock or other equity interests) to third parties, including members of Parent's management or its directors. Any such grant or sale, or exercise of any stock option, will dilute the holdings of Parent stockholders.

Risks Related to Harman

Harman's operating results are subject to fluctuations and may not meet Harman's expectations or the expectations of securities analysts or investors.

        Harman's operating results may fluctuate significantly and may not meet its expectations or those of securities analysts or investors. Factors that may cause fluctuations in its operating results include, but are not limited to, the following:

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  automobile industry sales and production rates and the willingness of automobile purchasers to pay for the option of a premium audio system and/or a multi-function infotainment system;

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  changes in consumer confidence and spending;

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  fluctuations in currency exchange rates and other risks inherent in international trade and business transactions;

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  the ability to satisfy contract performance criteria, including technical specifications and due dates;

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  the loss of one or more significant customers, including Harman's automotive manufacturer customers;

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  competition in the automotive, consumer or professional markets in which Harman operates;

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  model-year changeovers in the automotive industry;

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  changes in general economic conditions and specific market conditions;

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  Harman's ability to enforce or defend its ownership and use of intellectual property;

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  Harman's ability to effectively integrate acquisitions;

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  strikes, work stoppages and labor negotiations at Harman's facilities, or at a facility of one of its significant customers; or work stoppages at a common carrier or a major shipping location;

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  the outcome of pending or future litigation and administrative claims, including patent and environmental matters; and

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  world political stability.

Currency fluctuations may reduce profits on Harman's foreign sales or increase its costs, either of which could adversely affect its financial results.

        A significant amount of Harman's assets and operations are located outside the United States. Consequently, it is subject to fluctuations in foreign currency exchange rates, especially the Euro. Translation losses resulting from currency fluctuations may adversely affect the profits from its foreign operations and have a negative impact on its financial results. In addition, Harman purchases certain foreign-made products. Although Harman hedges a portion of its foreign currency exposure and, due to the multiple currencies involved in its business, foreign currency positions partially offset and are netted against one another to reduce exposure, fluctuations in foreign currency exchange rates may make these products more expensive to purchase. Increases in Harman's cost of purchasing these products could negatively impact its financial results if it is not able to pass those increased costs on to its customers.

Failure to maintain relationships with its largest customers and failure by its customers to continue to purchase expected quantities of its products due to changes in market conditions would have an adverse effect on Harman's operations.

        Harman anticipates that DaimlerChrysler, BMW, Audi/VW and Toyota/Lexus will continue to account for a significant portion of its sales for the foreseeable future. However, none of these automotive manufacturers are obligated to any long-term purchases of Harman's products. The loss of sales to DaimlerChrysler, BMW, Audi/VW or Toyota/Lexus would have a material adverse effect on Harman's consolidated net sales, earnings and financial position.

Harman's products may not satisfy shifting consumer demand or compete successfully with competitors' products.

        Harman's business is based on the demand for audio and video products and its ability to introduce distinctive new products that anticipate changing consumer demands and capitalize upon emerging technologies. If Harman fails to introduce new products, misinterprets consumer preferences or fails to respond to changes in the marketplace, consumer demand for its products could decrease and its brand image could suffer. In addition, Harman's competitors may introduce superior designs or business strategies, impairing its distinctive image and its products' desirability. If any of these events occur, Harman's sales could decline.

A decrease in discretionary spending would likely reduce Harman's sales.

        Harman's sales are dependent on discretionary spending by consumers, which may be adversely impacted by economic conditions affecting disposable consumer income and retail sales. In addition, Harman's sales of audio, electronic and infotainment products to automotive customers are dependent on the overall success of the automobile industry, as well as the willingness of automobile purchasers to pay for the option of a premium branded automotive audio system or a multi-function digital infotainment system.

Harman's business could be adversely affected if Harman is unable to obtain raw materials and components from its suppliers on favorable terms.

        Harman is dependent upon third party suppliers, both in the United States and other countries, for various components, parts, raw materials and finished products. Some of Harman's suppliers may produce products that compete with its products. Harman uses externally sourced microchips in many of its products. A significant disruption in Harman's supply chain and an inability to obtain alternative sources could have a material impact on its consolidated results of operations.

Harman's business could be adversely affected by a strike or work stoppage at one of its manufacturing plants or at a facility of one of its significant customers or at a common carrier or major shipping location.

        One of Harman's manufacturing facilities in the United States operates under a collective bargaining agreement, which was renewed in fiscal 2004. The current contract is scheduled to expire in March 2009. Certain of Harman's automotive customers are unionized and may incur work stoppages or strikes. A work stoppage at Harman's facilities or those of its automotive customers could have a material adverse effect on Harman's consolidated sales, earnings and financial condition. In addition, a work stoppage at a common carrier or a major shipping location could also have a material adverse effect on Harman's consolidated sales, earnings and financial condition.

Harman may lose market share if it is unable to compete successfully against its current and future competitors.

        The audio and video product markets that Harman serves are fragmented, highly competitive, rapidly changing and characterized by intense price competition.

        Many manufacturers, large and small, domestic and foreign, offer audio and video systems that vary widely in price and quality and are marketed through a variety of channels, including audio and video specialty stores, discount stores, department stores, mail order firms, and the Internet. Some of Harman's competitors have greater financial and other resources. Harman may not be able to continue to compete effectively against existing or new competitors that may enter its markets. Harman also competes indirectly with automobile manufacturers that may improve the quality of original equipment audio and electronic systems, reducing demand for Harman's aftermarket mobile audio products, or change the designs of their cars to make installation of Harman's aftermarket products more difficult or expensive.

If Harman does not continue to develop, introduce and achieve market acceptance of new and enhanced products, its sales may decrease.

        In order to increase sales in current markets and gain entry into new markets, Harman must maintain and improve existing products, while successfully developing and introducing new products. Harman's new and enhanced products must respond to technological developments and changing consumer preferences. Harman may experience difficulties that delay or prevent the development, introduction or market acceptance of new or enhanced products. Furthermore, despite extensive testing, it may be unable to detect and correct defects in some of its products before they are shipped. Delays or defects in new product introduction may result in loss of sales or delays in market acceptance. Even after introduction, Harman's new or enhanced products may not satisfy consumer preferences and product failures may cause consumers to reject its products. As a result, these products may not achieve market acceptance. In addition, Harman's competitors' new products and product enhancements may cause consumers to defer or forego purchases of its products.

Harman's operations could be harmed by factors including political instability, natural disasters, fluctuations in currency exchange rates and changes in regulations that govern international transactions.

        The risks inherent in international trade may reduce Harman's international sales and harm its business and the businesses of its distributors and suppliers. These risks include:

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  changes in tariff regulations;

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  political instability, war, terrorism and other political risks;

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  foreign currency exchange rate fluctuations;

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  establishing and maintaining relationships with local distributors and dealers;

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  lengthy shipping times and accounts receivable payment cycles;

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  import and export licensing requirements;

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  compliance with foreign laws and regulations, including unexpected changes in taxation and regulatory requirements;

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  greater difficulty in safeguarding intellectual property than in the United States; and

  •
  difficulty in staffing and managing geographically diverse operations.

        These and other risks may increase the relative price of Harman's products compared to those manufactured in other countries, reducing the demand for Harman's products.

If Harman is unable to enforce or defend its ownership and use of its intellectual property, its business may decline.

        Harman's future success will depend, in substantial part, on its intellectual property. Harman seeks to protect its intellectual property rights, but its actions may not adequately protect the rights covered by its patents, patent applications, trademarks and other proprietary rights and prosecution of its claims could be time consuming and costly. In addition, the intellectual property laws of some foreign countries do not protect Harman's proprietary rights, as do the laws of the United States. Despite Harman's efforts to protect its proprietary information, third parties may obtain, disclose or use Harman's proprietary information without its authorization, which could adversely affect its business. From time to time, third parties have alleged that Harman infringes their proprietary rights. These claims or similar future claims could subject Harman to significant liability for damages, result in the invalidation of its proprietary rights, limit its ability to use infringing intellectual property or force it to license third-party technology rather than dispute the merits of any infringement claim. Even if Harman prevails, any associated litigation could be time consuming and expensive and could result in the diversion of Harman's time and resources.

THE PARTIES TO THE MERGER

Harman International Industries, Incorporated

Harman International Industries, Incorporated
1101 Pennsylvania Ave., N.W., Suite 1010
Washington, D.C. 20004
(202) 393-1101

        Harman designs, manufactures and markets high-quality, high fidelity audio products and electronic systems for the automotive, consumer and professional markets. Harman has developed, both internally and through a series of strategic acquisitions, a broad range of product offerings sold in its principal markets under renowned brand names, including Harman/Kardon®, JBL®, Mark Levinson®, Infinity®, Becker®, AKG®, Revel®, Crown® and Lexicon®.

        For more information about Harman, please visit its website at www.harman.com. Harman's website address is provided as an inactive textual reference only. The information provided on Harman's website is not part of this proxy statement/prospectus, and is not incorporated by reference. Harman common stock is publicly traded on the NYSE under the symbol "HAR." For more information on Harman, see "Where You Can Find More Information" on page 135.

KHI Parent Inc.

KHI Parent Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300

        Parent is a Delaware corporation and is indirectly controlled by investment funds affiliated with the Sponsors. Parent was formed solely for the purpose of acquiring Harman and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

KHI Merger Sub Inc.

KHI Merger Sub Inc.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
(212) 750-8300

        Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed solely for the purpose of facilitating Parent's acquisition of Harman. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the proposed merger, Merger Sub will merge with and into Harman and will cease to exist with Harman continuing as the surviving corporation.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement/prospectus is being furnished to Harman stockholders as part of the solicitation of proxies on behalf of Harman's board of directors for use at the special meeting to be held on [    •    ], 2007, starting at [    •    ] a.m., local time, or at any postponement or adjournment thereof. The meeting will be held at [    •    ].

        The purpose of the special meeting is for Harman stockholders to consider and vote upon the adoption of the merger agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies. Harman stockholders must adopt the merger agreement in order for the merger to occur. If Harman stockholders do not adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. You are urged to read the merger agreement in its entirety. This proxy statement/prospectus and the enclosed form of proxy are first being mailed to Harman stockholders on or about [    •    ], 2007.

Record Date and Quorum

        Harman has fixed the close of business on [    •    ], 2007, as the record date for the special meeting. Only holders of record of Harman common stock on the record date are entitled to vote at the special meeting. On the record date, there were [    •    ] shares of Harman common stock outstanding and entitled to vote. Each share of Harman common stock entitles its holder to one vote on all matters to be voted upon at the special meeting.

        A majority of the outstanding shares of Harman common stock constitutes a quorum for the purpose of considering the proposals to be voted upon at the special meeting. Shares of Harman common stock represented at the special meeting but not voted, including shares of Harman common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required

        You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present.

        Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Harman common stock entitled to vote on the matter. The failure to vote on the merger proposal or an abstention has the same effect as a vote against the adoption of the merger agreement.

        Under the rules of the NYSE, brokers who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." While "broker non-votes" will be counted for the purpose of determining a quorum at the special meeting, because completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Harman common stock, any "broker non-votes" will have the same effect as a vote AGAINST the adoption of the merger agreement.

Common Stock Ownership of Directors and Executive Officers

        As of [    •    ], 2007, the record date for the special meeting, Harman's directors and executive officers held and were entitled to vote, in the aggregate, [    •    ] shares of Harman common stock, representing [    •    ]% of the shares of Harman common stock entitled to vote at the special meeting.

Proxies and Revocation

        Voting and Proxies.    If you are a record holder of shares of Harman common stock, you may submit your proxy, or vote, in any of the following ways:

  •
  By Internet: Go to the website www.[    •    ].com, as shown on your proxy card, at any time until [    •    ] , New York City time, on [    •    ], 2007, and follow the instructions.

  •
  By Telephone: Call the toll-free number, 1-[    •    ], from a touch-tone telephone in the United States or Canada at any time until [    •    ], New York City time, on [    •    ], 2007. Follow the instructions on your proxy card and the voice prompts on the telephone.

  •
  By Mail: Mark your vote, sign and date your proxy card and return it in the enclosed envelope. If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each of them or use an alternative voting method.

  •
  In Person: You may vote by ballot at the special meeting or send a representative with an appropriate proxy.

        Revocability of Proxies.    If you submit your proxy by mail, through the Internet or by telephone, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

  •
  by submitting a subsequent later-dated proxy by mail before it is voted at the special meeting;

  •
  through the Internet or by telephone before the deadlines for voting described above;

  •
  by giving written notice to Harman's Corporate Secretary at 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004 that is actually received by Harman's Corporate Secretary prior to the special meeting; or

  •
  by voting in person at the special meeting.

        Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker to change your vote.

        Stock Ownership Through Brokerage Accounts; Other Beneficial Stockholders.    If you are a beneficial holder of shares of Harman common stock (i.e., you hold your shares through someone else, such as a broker, trustee, bank or other custodian (other than the Harman Retirement Savings Plan)), you will receive materials, including a voting instruction form, from that firm asking how you want to vote. You may instruct that firm as to how you want to vote by marking, signing and dating that voting instruction form. Check the voting instruction form to see whether that firm offers Internet or telephone voting. Alternatively, you may vote by ballot at the special meeting, but only if you bring with you a proxy from the record holder of the shares, which you must request from the broker, trustee, bank or other custodian. Your presence at the special meeting does not revoke your instructions. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, trustee, bank or other custodian to change your vote.

        Voting of Proxies at the Special Meeting.    The individuals designated by Harman's board of directors will vote valid proxies that they receive with respect to the adoption of the merger agreement and the proposal to adjourn the special meeting as stated in the instructions in the proxy card, and in favor of each of these proposals if no directions are marked.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. For the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the special meeting, but abstentions and broker non-votes will not count as shares present and entitled to vote on the proposal to adjourn the meeting. As a result, abstentions and broker non-votes will have no effect on the vote to adjourn the special meeting, which requires the vote of the holders of a majority of the shares of Harman common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Any signed proxies received by Harman in which no voting instructions are provided on such matter will be voted FOR an adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Harman stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

        In addition, at any time prior to convening the special meeting, the special meeting may be postponed for any reason without the approval of Harman stockholders. If postponed, Harman will publicly announce the new meeting date. Although it is not currently expected, Harman may postpone the special meeting for the purpose of soliciting additional proxies if Harman concludes that by the date of the special meeting it is reasonably likely that Harman will not have received sufficient proxies to constitute a quorum or sufficient votes for the proposal to adopt the merger agreement. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow Harman stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Solicitation of Proxies; Costs

        Harman will pay all expenses of this solicitation, except that Harman and Parent will share equally the cost of preparing and mailing this document and the filing fees for the registration statement of Parent of which this proxy statement/prospectus forms a part. This proxy solicitation is being made by Harman on behalf of its board of directors. In addition to solicitation by use of the mail, Harman's directors, officers and employees may also solicit proxies in person or by telephone, electronic mail, facsimile transmission or other means of communication. Harman's directors, officers and employees will not receive additional compensation for soliciting proxies. Harman will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Harman common stock that the brokers and fiduciaries hold of record. Upon request, Harman will reimburse them for their reasonable out-of-pocket expenses. Harman has retained MacKenzie Partners to assist it in the solicitation of proxies for the special meeting and will pay MacKenzie Partners a customary fee plus reimbursement of out-of-pocket expenses.

        At its own cost, Parent, directly or through one or more of its affiliates or representatives, may also make additional solicitations by mail, telephone, electronic mail, facsimile transmission or other contact in connection with the merger.

Participants in Harman Retirement Savings Plan

        If you participate in the Harman Stock Fund of the Harman Retirement Savings Plan, you may give voting instructions to the Trustee by completing and returning the voting instructions that are enclosed with this proxy statement/prospectus. Your instructions tell the Trustee how to vote the Plan Shares (which are those shares of Harman common stock representing your proportionate interest in the Harman Stock Fund that you are entitled to vote under the plan). Any such instruction will be kept confidential. The Trustee will vote your Plan Shares in accordance with your duly executed and delivered voting instructions. If you do not provide the Trustee valid and timely voting instructions, the Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which the Trustee received valid and timely voting instructions from the other participants in the Harman Stock Fund. For example, if an instruction to vote for the adoption of the merger agreement was received with respect to 80% of the Plan Shares for which a valid and timely election was made, the Trustee will also vote for the adoption of the merger agreement with respect to 80% of the Plan Shares for which no instructions have been received. Your voting instructions must be received by the Trustee by 5:00 p.m., New York City time, on [    •    ], 2007. You will be provided instructions on how to deliver your voting instructions. You may revoke previously given voting instructions prior to 5:00 p.m., New York City time, on [    •    ], 2007.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact Harman Investor Relations at (202) 393-1101 or Harman's proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885 (banks and brokerage firms may call collect at (212) 929-5500). If your broker holds your shares, you should also call your broker for additional information.

        If you are a participant in the Harman Retirement Savings Plan and any part of your account is invested in Harman common stock, and you need to obtain information on how to provide voting instruction to the Trustee of the plan with respect to these shares, please call the Trustee at (857) 362-6034.

Availability of Documents

        Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided without charge, to each person to whom this proxy statement/prospectus is delivered, upon written or oral request of such person and by first class mail. Harman's SEC filings also may be accessed on the Internet at http://www.sec.gov or on the Investor Information page of Harman's website at http://www.harman.com. Harman's website is provided as an inactive textual reference only. The information provided on Harman's website is not part of this proxy statement/prospectus and is not incorporated herein by reference. For more information, see "Where You Can Find More Information" on page 135 of this proxy statement/prospectus. In addition, the list of Harman stockholders entitled to vote at the special meeting will be available for inspection at Harman's principal executive offices beginning ten days prior to the date of the special meeting and continuing through the meeting.

THE MERGER

        The discussion of the merger in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement/prospectus as Annex A. You should read the merger agreement carefully.

Background of the Merger

        The Harman board of directors has regularly reviewed and considered Harman's future prospects, as well as its strategic position and opportunities. Over the course of the last several years, Harman has worked with its financial advisor, Bear Stearns, to explore various strategic opportunities. During that period, Harman representatives conducted preliminary conversations with selected domestic and foreign companies to explore their interest in possible strategic transactions involving Harman. However, none of these contacts led to any specific transaction proposals or detailed discussions.

        On November 3, 2006, at the request of KKR, Dr. Sidney Harman, Harman's executive chairman, and Bernard A. Girod, Harman's then chief executive officer, met with senior representatives of KKR. In that meeting, the KKR representatives reviewed a variety of possible alternative transactions involving KKR for Harman to consider, including a minority investment by KKR in a publicly traded Harman, a substantial equity investment by KKR in Harman to support a leveraged recapitalization of Harman (where Harman would also borrow money and use the proceeds of the borrowing and the KKR equity investment to, on a one-time basis, repurchase outstanding shares or pay a dividend) and an acquisition of Harman by an entity sponsored by KKR.

        At that November 3rd meeting, Dr. Harman and Mr. Girod indicated to KKR's representatives that they believed that Harman would not be interested in pursuing a minority investment because they believed that Harman had sufficient capital resources. Dr. Harman and Mr. Girod also indicated that careful consideration would need to be given to whether the substantial increase in leverage associated with recapitalization and acquisition transactions was in the best interests of Harman and its stockholders in light of the potential impact on the Harman's competitive position with key customers, particularly in the automotive sector, and that, if increased leverage was an attractive strategy, whether it was best done with or without a third-party private equity sponsor. Dr. Harman and Mr. Girod informed the KKR representatives that, while Harman was not exploring a business combination or other similar transaction at that time, they believed that the board of directors would not rule out the possibility of such a transaction.

        No confidential information regarding Harman or its future prospects was communicated to KKR during the November 3rd meeting. Following the meeting, Dr. Harman solicited the advice of representatives of Jones Day, counsel to Harman, and Bear Stearns with respect to the potential transactions that KKR had presented for consideration.

        In a number of subsequent telephone conversations during the several weeks following the November 3rd meeting, representatives of KKR informed Dr. Harman that KKR was continuing to evaluate possible transactions involving Harman, but that KKR would need access to non-public information in order to formulate a definitive proposal.

        Dr. Harman reviewed these KKR discussions with Harman's board of directors at its next meeting, held on January 24, 2007. While no decision was made at that meeting, it was the consensus of the board that further discussions with KKR might be productive, and that, if a confidentiality agreement were to be signed by KKR, it would be appropriate to share non-public information regarding Harman with KKR.

        On February 2, 2007, the independent directors of the Harman board conferred with representatives of Wachtell, Lipton, Rosen & Katz (referred to herein as Wachtell Lipton) regarding

KKR's preliminary approach. The special committee of independent directors described below subsequently retained Wachtell Lipton as its legal advisor.

        In early February 2007, representatives of Jones Day and Wachtell Lipton, on behalf of Harman and the independent directors, and Simpson Thacher & Bartlett LLP (referred to herein as Simpson Thacher), on behalf of KKR, negotiated the terms of a confidentiality agreement to permit KKR to review non-public information concerning Harman. After reaching agreement on the terms of the confidentiality agreement, including provisions sought by the independent directors to preclude KKR from entering into exclusive arrangements with financing sources, Harman and KKR entered into a confidentiality agreement on February 9, 2007, and Harman began to share information with KKR.

        At a February 14, 2007 meeting, the Harman board of directors discussed the status of contacts and discussions with KKR and determined to establish a special committee of independent directors to consider, negotiate and take other actions it deemed appropriate with respect to a potential transaction with KKR or a third party. The special committee is comprised of Edward H. Meyer, who was designated as the committee's chairman, Shirley Mount Hufstedler and Ann McLaughlin Korologos.

        Beginning in mid-February 2007 and extending through April 2007, KKR conducted a due diligence review of Harman, in connection with which, among other things, KKR held meetings with members of Harman's senior management, visited a number of Harman facilities, met with the primary candidates Harman was considering to replace Mr. Girod as Harman's CEO and reviewed non-public information.

        On March 23, 2007, KKR provided Harman's representatives with a draft of an indication of interest which contemplated that KKR would acquire a minority interest in Harman, all or a portion of the proceeds of which would be available to Harman to repurchase outstanding Harman common stock or, alternatively, an acquisition by a company sponsored by KKR of all of the outstanding stock of Harman at an indicated price between $115 and $120 per share in cash. After reviewing the matter with Harman's representatives, including members of the special committee of independent directors, a representative of Bear Stearns informed KKR that Harman was not interested in pursuing a minority investment by KKR, but would consider an acquisition of Harman by KKR, one of the alternatives presented in KKR's draft proposal.

        On March 27, 2007, KKR delivered a letter to Harman in which it proposed to acquire all of the outstanding stock of Harman at a price of between $115 and $120 per share in cash, subject to, among other things, satisfactory completion by KKR and its financing sources of due diligence and KKR obtaining committed transaction financing. KKR conditioned its willingness to proceed further on Harman's agreement to negotiate exclusively with KKR for a three-week period.

        The board considered the KKR proposal at a March 28, 2007 meeting at which Harman's chief financial officer and representatives of Bear Stearns, Jones Day and Wachtell Lipton were also present. At this meeting, Bear Stearns reviewed the terms and conditions of the KKR proposal and presented its preliminary valuation analysis of Harman, including a review of Harman's annual long-term business plan and mid-year update to that plan, each as described in "—Opinion of Financial Advisor to Harman—Summary of Financial Analyses" on page 64. The board discussed the advisability of proceeding with discussions with KKR on an exclusive basis, as had been indicated in KKR's proposal. In that regard, Dr. Harman shared his concerns that premature disclosure of discussions regarding a business combination transaction could substantially damage key company customer relationships, particularly in Harman's automotive business. A representative of Bear Stearns then reviewed various courses Harman might take in response to the KKR proposal and indicated that Bear Stearns believed that, based upon conditions in the automotive industry and previous preliminary discussions with the selected foreign and domestic companies over the last several years referenced above, it was not likely that a company in the industry would be interested in pursuing a business combination transaction at the price level indicated by KKR. The board considered that retaining an ability to solicit and consider competing offers for a period of time after an agreement was signed, coupled with an acceptable termination fee, would allow the board to confirm whether any other potential industry acquiror would be interested in a business combination transaction involving Harman without disruption or damage to key company customer relationships. The Bear Stearns representative also expressed the view that contacting other potential financial buyers at that time would substantially increase the risk of premature disclosure that Harman was in preliminary discussions regarding a possible business combination transaction.

        The special committee of independent directors met later that day separately with Wachtell Lipton and authorized Harman's proceeding with discussions with KKR. However, the committee instructed Bear Stearns to inform KKR that Harman's willingness to proceed was predicated on the assumption that any definitive agreement with KKR would permit the board to solicit and consider competing offers for a period of time after the agreement was signed and provide for a termination fee that should not materially affect the willingness or ability of third parties to consider making superior proposals, particularly during the period in which Harman could actively solicit competing offers.

        Continuing into early April 2007, KKR and its advisors continued to conduct due diligence on Harman. KKR also held additional meetings with the primary candidates Harman was considering to replace Mr. Girod as Harman's CEO. In addition, during this period, a representative of Bear Stearns conveyed to KKR the special committee's request that KKR increase its proposed transaction price above the top of the range previously indicated by KKR. KKR responded that it was considering a price in the upper end of its previously indicated range, but that it would not consider a transaction at a price in excess of $120 per Harman share. In connection with these discussions, KKR indicated that it was considering making a proposal to provide Parent common stock for a portion of the aggregate consideration payable to Harman stockholders in the merger.

        On April 10, 2007, the special committee met with representatives of Wachtell Lipton to discuss the status of the discussions with KKR and its advisors, including KKR's unwillingness to increase the price that it would pay in the proposed transaction beyond the upper end of its previously indicated range, and the discussions with KKR regarding the possibility of including Parent common stock for a portion of the aggregate merger consideration. On April 12, 2007, representatives of Jones Day, Wachtell Lipton and Simpson Thacher discussed the terms of a potential merger agreement. In these discussions, a representative of Simpson Thacher reiterated that KKR was considering proposing to provide Parent common stock for a portion of the aggregate merger consideration. In that regard, representatives of Jones Day and Wachtell Lipton informed representatives of Simpson Thacher that Dr. Harman, Harman's founder and a substantial stockholder, and the special committee were not willing to engage in a transaction in which the Harman stock Dr. Harman owned would be treated more favorably than shares held by other stockholders.

        On April 13, 2007, representatives of Bear Stearns and Wachtell Lipton met with representatives of KKR and Simpson Thacher to discuss the possibility that a portion of the aggregate merger consideration would be payable in Parent common stock. At this meeting, these representatives agreed that, if a stock election were to be made available, the receipt of a portion of the merger consideration in Parent common stock should be solely at the election of each Harman stockholder and that this election should be available to all Harman stockholders on an equal basis.

        Over the course of the next several days, the board and the special committee members conferred on a regular basis with the board's and the special committee's legal and financial advisors regarding the status of the ongoing discussions with KKR. In addition, during this period, Harman, the special committee and KKR and their respective legal advisors continued to discuss the terms and conditions of a potential merger agreement, including the special committee's requirement that the merger agreement permit the board to solicit competing offers for a period of time after entering into a merger agreement, and the amount of termination fees and expense reimbursement that would be payable by the parties in the event the merger agreement were to be terminated under specified circumstances. The Harman and special committee representatives indicated that while they believed that a termination fee within customary ranges for transactions of this type would be appropriate after the expiration of the initial 50-day solicitation period (referred to herein as the go-shop period), a substantially lower termination fee would be required during the go-shop period.

        On April 18, 2007, Harman management made a presentation regarding Harman's businesses and operations to representatives of KKR and potential debt financing sources with which KKR was having discussions. GSCP, which had previously indicated to KKR its interest in also participating in the equity financing for the proposed transaction and which Harman had authorized to so participate on a non-exclusive basis, was among the financing sources that attended this presentation.

        Beginning on April 19, 2007, KKR and GSCP (collectively referred to herein as the Sponsors), Harman and their respective legal advisors negotiated the definitive terms of the merger agreement, as well as the other associated documents, including the debt and equity commitment letters and the guarantees to be provided by affiliates of the Sponsors, and the disclosure schedules related to the merger agreement. During the negotiations, the advisors to Harman and the special committee sought the Sponsors' agreement to certain rights and protections for Harman stockholders who elect to receive Parent common stock in the merger. The Sponsors agreed that Parent would file reports under Section 13(a) of the Exchange Act for a period of not less than two years following completion of the merger, even if not otherwise required, but would not agree to the other requested rights.

        During the discussion of the merger agreement, Simpson Thacher indicated that KKR wanted to discuss the possibility of having members of Harman's senior management roll over a portion of their Harman stock and equity-linked rights into Parent common stock or other equity rights, and that they intended to make an equity incentive plan available to Harman management and other employees. Under the terms of the merger agreement required by Harman and the special committee, however, KKR was prohibited from having discussions with individual Harman executives with respect to their investment in, and continuing role with, Parent and the Harman business until after the expiration of the 50-day go-shop period.

        During the course of the discussions, representatives of KKR requested that Dr. Harman continue as executive chairman of Harman following the merger. While Dr. Harman indicated his willingness to do so, there is no obligation that he do so or that requires Parent to continue his service in that position or any other capacity. Dr. Harman informed the board of KKR's request that he continue to serve as executive chairman and of his response to KKR. Dr. Harman also informed the board that he would be willing to continue to so serve if Harman were to be acquired by another buyer who desired that he continue in that position. During the negotiation of the definitive documentation, KKR also requested that Dr. Harman commit to elect to receive, subject to the proration provisions of the merger agreement, Parent common stock for all of the shares of Harman common stock he beneficially owned. Following negotiation, KKR agreed to lower that requirement to 1.7 million of the Harman shares Dr. Harman beneficially owned, again subject to proration. Dr. Harman agreed to be obligated to this mandatory election requirement that is not applicable to other stockholders, whose right to elect to receive Parent common stock is completely voluntary and can be revoked prior to the Election Deadline.

        The Harman board of directors met on April 23, 2007 to receive an update from representatives of Bear Stearns, Jones Day and Wachtell Lipton on the status of the discussions and negotiations with the Sponsors and to review the terms and conditions of the draft of the merger agreement.

        Over the course of the next few days, Harman and the Sponsors and their respective advisors continued to negotiate the terms and conditions of the transaction agreements and related documents. During the negotiations, the Sponsors agreed to reduce the amount of termination fees that the Sponsors had proposed would be payable by Harman to Parent in the event the merger agreement were to be terminated to enter into another transaction resulting from solicitations or proposals during the go-shop period to $75.0 million. The Sponsors also agreed to reduce the maximum amount of expenses that would be reimbursable to Parent if the merger agreement was terminated under certain circumstances. It was also agreed that the fee that Harman would pay Parent in the event the merger agreement were to be terminated to enter into another transaction under circumstances that do not qualify for the $75 million termination fee, as well as the fee that Parent would pay Harman in the event the merger agreement were terminated because Parent could not obtain financing or because of Parent's breach, would each be $225 million.

        Harman's board met on April 25, 2007, with representatives of Bear Stearns, Jones Day and Wachtell Lipton in attendance. Representatives of Bear Stearns provided the board with Bear Stearn's financial analysis and its views and advice on the financial aspects of the proposed transaction, including the contemplated financing arrangements. At the conclusion of their presentation, the representatives of Bear Stearns informed the board that Bear Stearns was prepared, at the appropriate time, to provide the board with an opinion to the effect that, as of the date of the opinion and based on and subject to the matters discussed with the board and to be set forth in a written opinion letter, the $120 per share cash merger consideration to be received by holders of shares of Harman common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Wachtell Lipton reviewed with the board its legal obligations in connection with its consideration of the proposed transaction, reviewed the material terms and conditions of the then-current drafts of the proposed merger agreement and related documents and reviewed the interests of management and the directors in the merger that might be different from, or in addition to, the interests of Harman stockholders generally. See "—Interests of Harman's Directors and Executive Officers in the Merger" on page 57. The board discussed with the advisors the terms still to be resolved in the merger agreement and related transaction documents, including the financing commitments to be delivered by the Sponsors which were not yet on terms and conditions acceptable to the special committee, and that the Sponsors were continuing to work on some open due diligence items.

        During the board meeting, Dr. Harman and representatives of Bear Stearns left the meeting to convey to a representative of KKR the concern of the Harman board of directors regarding the completion of the Sponsors' due diligence and transaction documents, including financing commitments.

        The board met again in the late afternoon on April 25, 2007, to receive an update from the advisors on the ongoing efforts by the parties to complete the transaction documents, financing commitments and due diligence. The board determined to reconvene the following morning.

        Thereafter, representatives of Harman, Jones Day, Wachtell Lipton, Simpson Thacher, Bear Stearns and the Sponsors worked to resolve the remaining open issues, and the Sponsors and Simpson Thacher worked to finalize the financing commitments.

        Early in the morning of April 26, 2007, the board met with representatives of Bear Stearns, Jones Day and Wachtell Lipton. The board was informed that all of the remaining issues in the merger agreement and related documents as well as the open due diligence items had been resolved and that acceptable financing commitments were in place. Representatives of Bear Stearns then delivered its oral opinion (subsequently confirmed in writing) that, as of April 26, 2007, and based on and subject to the matters discussed with the board and to be set forth in Bear Stearns' written opinion, the $120 per share cash merger consideration to be received by holders of shares of Harman common stock pursuant to the proposed merger agreement was fair, from a financial point of view, to such holders. Bear Stearns expressed no opinion to the extent a holder of Harman common stock makes an election to receive shares of Parent common stock instead of cash.

        The special committee thereafter met separately with Wachtell Lipton to discuss and consider the proposed transaction. Following its consideration, the committee unanimously determined to recommend to the full board of directors that the board approve and adopt the proposed merger agreement and declare its advisability.

        The board of directors then reconvened. The chairman of the special committee reported the special committee's recommendation to the board that the board approve the proposed merger agreement and declare its advisability. Following further discussion, the board, by unanimous vote of all of its members, adopted the resolutions described below under "—Reasons for the Merger; Recommendation of Harman's Board."

        Following the Board meeting, on April 26, 2007, the parties entered into the merger agreement and issued a joint press release announcing the transaction.

        During the 50-day go-shop period following the execution of the merger agreement, representatives of Bear Stearns, on behalf of Harman, solicited or received unsolicited inquiries from a total of 40 potential strategic and private equity acquirors regarding their possible interest in pursuing a potential acquisition of Harman. A number of the potential acquirors requested publicly available information regarding Harman and its businesses and held further discussions with Bear Stearns. One of the potential acquirors, a private equity firm, entered into a confidentiality agreement with Harman. However, no confidential information was requested by or provided to any of the potential acquirors. As of the date of this proxy statement/prospectus, none of the potential acquirors has submitted a proposal to pursue a transaction with Harman. During this period, the special committee of independent directors met on six occasions with representatives of Wachtell Lipton and Bear Stearns to review this process.

Reasons for the Merger; Recommendation of Harman's Board

        The Harman board of directors, upon the recommendation of the special committee and acting with the advice and assistance of its outside legal and financial advisors, unanimously (a) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (b) determined that the transactions contemplated by the merger agreement are fair to, and in the best interests of, Harman and its stockholders and (c) resolved to recommend that Harman's stockholders vote in favor of the adoption of the merger agreement. The board of directors' recommendation is based on the Cash Consideration. The board of directors makes no recommendation as to whether any stockholder should make an election to receive shares of Parent common stock instead of cash and makes no recommendation regarding the Parent common stock.

        In the course of reaching its determination, the special committee of independent directors and full board considered a number of factors. The material factors they considered that they believed supported the decision to approve the merger were:

  •
  the value of the Cash Consideration to be paid to Harman stockholders in the merger and the board's belief that the merger consideration that would be received by Harman stockholders represented a fair price for the shares of common stock of Harman;

  •
  the current and historical market prices of Harman's common stock and substantial increase in trading prices for Harman common stock over the past several years, as well as the fact that the $120.00 per share merger price represented a premium of approximately 17% over the market closing price of $102.56 on April 25, 2007, the last trading day prior to the announcement of the transaction, and a premium of approximately 20% over the average closing share price during the previous 60 trading days;

  •
  the opinion of Bear Stearns that, as of April 26, 2007 and based upon and subject to the matters described in its opinion, the $120.00 per share cash merger consideration to be received by holders of Harman common stockholders pursuant to the merger was fair, from a financial point of view, to such holders;

  •
  the fact that all Harman stockholders would have the opportunity, on a purely voluntary basis, to participate in the post-closing equity of Parent and, accordingly, have the opportunity to participate in a portion of the potential future increase in value of an investment in Harman's business;

  •
  the fact that the consideration to be paid to Harman stockholders who do not elect to receive Parent common stock is all cash, which will provide certainty of value and the ability to monetize their investment in Harman;

  •
  the directors' understanding of Harman's businesses, historical and current financial performance, competitive and operating environment, operations, and management strengths;

  •
  the directors' understanding of current trends in the sectors in which Harman operates;

  •
  the judgment of the directors regarding the prospects of Harman based on its current and historical performance and management's financial projections as reflected in Harman's annual long-term business plan and mid-year update to that plan, each as described in "—Opinion of Financial Advisor to Harman—Summary of Financial Analyses" beginning on page 64;

  •
  financial analyses, information and perspectives provided to the board of directors by management and Harman's financial advisors;

  •
  the terms and conditions of the merger agreement, including:

  •
  the provisions in the merger agreement that permit the board of directors to actively solicit alternative proposals for 50 days following signing of the merger agreement and the termination fee of $75 million (which represents less than one percent of the total transaction value) that would be payable if a superior transaction were to materialize as a result of that solicitation;

  •
  Harman's ability after the 50-day solicitation period, under limited circumstances, to furnish non-public information to, and conduct negotiations with, third parties regarding alternative proposals;

  •
  the limited number and nature of the conditions to funding set forth in the Sponsors' debt commitment letters, the obligation of Parent to use its reasonable best efforts to obtain the debt financing and, if Parent fails to effect the closing because of a failure to obtain the debt financing, the obligation of Parent to pay Harman a $225 million termination fee;

  •
  the provisions in the merger agreement that allow the board of directors, under certain circumstances, to change its recommendation that Harman's stockholders vote to adopt the merger agreement;

  •
  the limited number and nature of the conditions to Parent's and Merger Sub's obligation to complete the merger, including the absence of a financing condition;

  •
  the provisions in the merger agreement limiting the Sponsors' ability to enter into exclusive and other specified arrangements with potential debt and equity financing sources; and

  •
  the provisions in the merger agreement prohibiting the Sponsors from entering into separate arrangements with members of Harman senior management with respect to employment following the closing during the 50-day period during which Harman would be actively soliciting competing third party proposals;

  •
  the fact that completion of the merger requires the approval of Harman's stockholders;

  •
  the formation by the Harman board of directors of a special committee of independent directors in connection with the transaction, and the committee's active involvement in the process leading up to the merger agreement;

  •
  the fact that Dr. Harman had, at the Sponsors' request, agreed to serve as Harman's executive chairman following the merger, and that Dr. Harman had advised the board of directors that he was willing to make the same commitment to any third party making a superior proposal;

  •
  the fact that, while it was expected that Dr. Harman would continue as executive chairman, there were no undertakings requiring or guaranteeing his service for any particular period, and the requirement that the Sponsors imposed that Dr. Harman elect to receive, subject to the proration provisions of the merger agreement, Parent common stock for 1.7 million Harman shares he beneficially owns;

  •
  the several limited guarantees provided by affiliates of the Sponsors;

  •
  the advanced status of negotiations with Harman's CEO candidate (with whom Harman subsequently signed an employment agreement);

  •
  the availability of appraisal rights to Harman's stockholders who comply with applicable requirements under Delaware law; and

  •
  the board's understanding of the reputation and experience of KKR and GSCP, the current state of the capital markets, the terms of the Sponsors' financing commitments and the likelihood that Parent could successfully obtain the financing required to fully fund the payment of the merger consideration, and the board's understanding of the proposed debt and equity financing arrangements for the merger.

        Harman's directors also considered a number of factors that they believed presented risks or otherwise weighed against proceeding with the merger, which were:

  •
  the fact that Harman did not solicit alternative proposals prior to executing the merger agreement;

  •
  the fact that, if the merger is completed, Harman stockholders who do not elect to receive Parent common stock, or who, due to proration, do not receive all of the Parent common stock covered by their election, will receive cash for their Harman common stock and, with respect to those shares converted into cash, will not participate in any potential future earnings or growth of Harman's businesses and will not benefit from any potential appreciation in its value;

  •
  the fact that receipt of the Cash Consideration will be taxable to Harman's U.S. stockholders for U.S. federal income tax purposes;

  •
  the fact that the Sponsors were willing to commit that Parent would file with the SEC reports under Section 13(a) of the Exchange Act for only two years and were not willing to agree to other minority stockholder rights or protections for Harman stockholders who elect to receive Parent common stock in the merger beyond those provided by law;

  •
  the fact that the Parent common stock, if any, received by Harman stockholders and option holders in the merger would not be listed on a national securities exchange and that, accordingly, an active, liquid market for those shares may not exist at the time that a stockholder desires to sell shares of Parent common stock and that the corporate governance and other requirements applicable to listed companies will not apply to Parent;

  •
  the fact that the merger agreement provides that a maximum of 8,333,333 shares of Parent common stock will be issued pursuant to elections made in connection with the merger and that, therefore, if Harman stockholders and option holders elect to receive, in the aggregate, a greater number of shares of Parent common stock, the number of shares of Parent common stock received by electing stockholders and option holders will be reduced on a pro rata basis such that they may receive a larger portion of their merger consideration in the form of cash;

  •
  the fact that Harman is required to reimburse Parent for up to $20 million of its incurred expenses if the merger agreement is terminated under certain circumstances, including if the merger agreement is terminated because Harman's stockholders do not vote to adopt the merger agreement;

  •
  the fact that Harman is required to pay a termination fee of $75 million if the board terminates the merger agreement to accept a superior proposal as a result of an alternative proposal that is made during the go-shop period and meets specified criteria and of $225 million if the board terminates the merger agreement to accept a superior proposal under circumstances that do not qualify for payment of the $75 million termination fee or the merger agreement is terminated under certain other circumstances (including, in some instances, if stockholders do not vote to adopt the merger agreement);

  •
  the restrictions contained in the merger agreement on the ability of the board of directors after the end of the go-shop period to actively solicit, furnish non-public information regarding Harman in connection with, and engage in negotiations regarding, alternative proposals;

  •
  the fact that Harman was entering into the merger agreement with newly formed entities with essentially no assets, and that Harman's remedy in connection with a breach, even a breach that is deliberate or willful, of the merger agreement by Parent or Merger Sub is limited to a termination fee of $225 million;

  •
  the restrictions on the conduct of Harman's businesses prior to the completion of the merger, which, subject to specific limitations, may delay or prevent Harman from taking certain actions during the time that the merger agreement remains in effect;

  •
  the risk that while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by Harman's stockholders;

  •
  the risks and costs to Harman if the merger does not close, including the diversion of management and employee attention, potential effects on Harman's relationships with suppliers, vendors and other business partners, impact on trading prices for Harman shares and direct costs incurred; and

  •
  the other risks described in "Risk Factors" beginning on page 30.

        In addition, the directors were aware of and considered the interests that certain of Harman's directors and executive officers may have with respect to the merger that differ from, or are in addition to, their interests as stockholders of Harman, as described in "—Interests of Harman's Directors and Executive Officers in the Merger" on page 57.

        The foregoing discussion summarizes the material factors considered by the directors in their consideration of the merger. After considering these factors, as well as others, the special committee of independent directors and the full board concluded that the positive factors relating to the merger agreement and the merger significantly outweighed the potential negative factors, and determined that the merger agreement and the merger were advisable and in the best interests of Harman and its stockholders. In view of the wide variety of factors considered by the directors, and the complexity of these matters, neither the board nor the special committee of independent directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have assigned different weights to various factors. The board unanimously recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

        Harman's board of directors recommends that stockholders vote FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Interests of Harman's Directors and Executive Officers in the Merger

        In considering the recommendation of Harman's board of directors to vote FOR the proposal to adopt the merger agreement, you should be aware that members of Harman's board of directors and its executive officers have agreements or are participants in benefit plans that result in them having interests in the merger that are different from, or in addition to, your interests as a stockholder. Harman's board of directors and the special committee of independent directors were aware of, and considered the interests of, Harman's directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. The dollar amounts of the benefits described below have been determined assuming that the merger is completed on September 30, 2007 at a transaction value of $120.00 per share.

Severance Agreements

        Harman is a party to severance agreements with Dr. Sidney Harman and Kevin Brown. The merger will be a change in control for purposes of each of these agreements. Each of the severance agreements provides that if, within two years following a change in control of Harman, the executive officer's employment is terminated without cause or under certain circumstances the executive officer terminates his own employment, he is entitled to (a) receive a lump sum severance payment in an amount equal to three times the sum of his highest annual base salary during any period prior to the termination of his employment plus his highest incentive pay during the three fiscal years preceding the change in control, (b) continuation of welfare benefits for a period of 24 months and (c) outplacement services at Harman's expense in an amount up to 20% of his base salary. If any amounts or benefits received under the severance agreement or otherwise are subject to the excise tax imposed under Section 4999 of the Code, an additional payment will be made to restore the executive officer to the after-tax position that he would have been in if the excise tax had not been imposed.

        The table below sets forth an estimate of the amounts payable under the severance agreements assuming the executive officer's employment is terminated immediately following the completion of the merger by Harman other than for death, disability or cause, or by the executive officer under certain circumstances.

Name	Amount of Potential Cash Severance	Estimated Value of Other Benefits	Estimated Tax Gross-Up Payment	Total
Sidney Harman	$9,150,000	$236,814	$0	$9,386,814
Kevin Brown	2,475,000	138,657	2,014,807	4,628,464

        If the executive officer receives the severance payments and benefits described above, he will be subject to certain restrictive covenants, including a covenant not to compete for a one-year period following termination of his employment.

Stock-Based Awards

        Stock Options.    Immediately prior to the completion of the merger, except as may otherwise be agreed to by the holder and Parent in accordance with the terms of the merger agreement, all options to acquire shares of Harman common stock outstanding under Harman's stock incentive plans will become fully vested and will be cancelled and converted into the right to receive a cash payment equal to the number of shares of Harman common stock underlying the options multiplied by the amount (if any) by which $120.00 exceeds the exercise price, without interest and less any required withholding taxes. Notwithstanding the foregoing, the shares of Harman common stock issuable for options that are exercised in connection with an election to receive Parent common stock will not be converted into the right to receive cash, but will be converted into shares of Parent common stock, subject to the proration limitations described in "Election to Receive Parent Common Stock—Proration of Parent Common Stock" beginning on page 103.

        The table below includes the number, weighted average exercise price and value of vested and unvested options to acquire shares of Harman common stock held by Harman's directors and executive officers as of June 18, 2007.

	Vested Options			Unvested Options
Name	No. of Underlying Shares(1)	Weighted Average Exercise Price	Value(2)	No. of Underlying Shares(1)	Weighted Average Exercise Price	Value(2)	Total Value(2)
Executive Officers
Sidney Harman	770,000	$23.30	$74,455,650	230,000	$71.49	$11,158,350	$85,614,000
Kevin Brown	12,000	66.77	638,740	76,000	77.05	3,263,960	3,902,700
Blake Augsburger	6,800	79.40	276,088	17,600	74.71	797,116	1,073,204
Erich Geiger	111,000	66.18	5,974,235	284,000	77.69	12,016,260	17,990,495
Gina Harman	97,524	24.27	9,336,076	32,000	69.88	1,603,990	10,940,066
Sandra B. Robinson	29,400	19.59	2,951,927	5,600	68.14	290,398	3,242,325
Helmut Schinagel	0	—	0	50,000	83.67	1,816,500	1,816,500
Edwin Summers	3,900	56.61	247,232	5,200	62.62	298,352	545,584
Non-Officer Directors
Shirley M. Hufstedler	67,400	22.03	6,602,904	17,600	85.05	615,174	7,218,078
Ann M. Korologos	57,000	24.05	5,469,304	17,600	85.05	615,174	6,084,478
Edward H. Meyer	67,400	22.03	6,602,904	17,600	85.05	615,174	7,218,078

(1)
Excludes shares of Harman common stock underlying options with an exercise price greater than $120.00 as follows: Mr. Augsburger (25,000 shares), Ms. Harman (25,000 shares), Mr. Schinagel (25,000 shares), Ms. Hufstedler (9,000 shares), Ms. Korologos (9,000 shares), Mr. Meyer (9,000 shares), Ms. Robinson (6,000 shares) and Mr. Summers (4,000 shares).

(2)
The amounts set forth in these columns are calculated based on the actual exercise prices underlying the related options.

        Restricted Stock.    Immediately prior to the completion of the merger, except as otherwise agreed by a holder and Parent, each award of restricted shares of Harman common stock outstanding under Harman's stock incentive plans or otherwise will become fully vested and will be cancelled and converted into the right to receive a cash payment equal to the number of shares of restricted stock of Harman common stock multiplied by $120.00, without interest and less any required withholding taxes. As of June 18, 2007, Dr. Erich A. Geiger held 12,000 restricted shares of Harman common stock with an aggregate value of $1,440,000. None of Harman's other executive officers or directors holds any restricted shares of Harman common stock.

        Restricted Stock Units.    Immediately prior to the completion of the merger, except as may be separately agreed by a holder and Parent in accordance with the terms of the merger agreement, all restricted stock units outstanding under Harman's stock incentive plans or otherwise will become fully vested and will be cancelled and converted into the right to receive a cash payment equal to the number of restricted stock units multiplied by $120.00, without interest and less any required withholding taxes. As of June 18, 2007, Helmut Schinagel held 25,000 restricted stock units with an aggregate value of $3,000,000. None of Harman's other executive officers or directors holds any restricted stock units.

Other Benefit Plans

        Supplemental Executive Retirement Plan.    Harman's Supplemental Executive Retirement Plan (the "SERP") provides supplemental retirement, termination and death benefits to certain of Harman's executive officers and other key employees designated by Harman's board of directors. Under the SERP, a participant who is credited with at least 15 years of service and who is not otherwise entitled to a retirement benefit or death benefit under the SERP is entitled to a termination benefit. If the participant's employment is terminated for any reason other than death within three years following a change in control of Harman, the participant will become fully vested in his or her change-in-control benefit under the SERP. The change-in-control benefit may be elected by a participant instead of any other retirement income benefit, including the termination benefit. The merger will constitute a change-in-control for these purposes. For each of Harman's executive officers who is a participant in the SERP, the table below sets forth the approximate net present value, determined as of September 30, 2007, of his or her (a) vested termination benefit under the SERP, (b) change-in-control benefit that will vest upon termination of employment as described above following completion of the merger and (c) incremental benefit, if any, attributable to the change-in-control benefit.

Name	Net Present Value of Currently Vested Benefits	Net Present Value of Benefits That Will Vest Upon Termination of Employment Following Completion of the Merger	Net Present Value of Incremental Benefits
Sidney Harman	$10,241,710	$10,241,710	$0
Kevin Brown	0	1,442,213	1,442,213
Blake Augsburger	0	485,091	485,091
Gina Harman	2,841,355	1,827,648	0
Sandra B. Robinson	2,194,718	1,169,969	0
Edwin Summers	0	1,303,422	1,303,422

        Deferred Compensation Plan.    Harman maintains a deferred compensation plan (the "DCP"). Prior to the beginning of each fiscal year, each DCP participant may elect to defer up to 100% of his or her annual base salary and bonus on a pre-tax basis to a deferral account. These amounts are always fully vested, subject to a 10% penalty on any unscheduled withdrawals.

        For each of Harman's executive officers who is a participant in the DCP, the table below sets forth the approximate value, determined as of May 28, 2007, of his or her vested benefits under the DCP. None of Harman's executive officers has unvested benefits under the DCP.

Name	Approximate Total Value
Sidney Harman	$0
Kevin Brown	111,240
Blake Augsburger	0
Erich Geiger	5,280,693
Gina Harman	0
Sandra B. Robinson	187,946
Helmut Schinagel	0
Edwin Summers	215,263

        Security for Certain Payments.    Harman has entered into trust agreements to secure its obligations under the SERP and the DCP in the event of a potential change in control of Harman. These trust agreements required Harman, within 30 days following the occurrence of a potential change in control of Harman, to deposit in these trusts amounts sufficient to secure payment of its obligations under the SERP and the DCP and to provide for certain related expenses. Harman's entering into the merger agreement constituted a potential change in control of Harman for this purpose. As a result, Harman has contributed $19,959,417 million to secure payment of its obligations under the SERP and the DCP to these trusts for the benefit of the participants of each plan.

        In the event of a change in control of Harman, Harman is required to indemnify the plan participant for any expenses incurred in enforcing his or her rights under the DCP, SERP and severance agreements. Under the SERP and the severance agreements, Harman is required to deposit at least $500,000 and at least $1,000,000, respectively, into a trust in order to secure payment of Harman's obligations to indemnify the applicable person for expenses incurred to enforce rights under the SERP and the severance agreements.

New Arrangements with Parent and Merger Sub

        The Sponsors required that Dr. Harman enter into an election agreement with Parent whereby he has agreed to irrevocably elect to receive Parent shares in exchange for at least 1,700,000 shares of Harman common stock he beneficially owns, subject to the same proration as is applicable to all other electing Harman stockholders and option holders. See "Election Agreement" on page 106 for more information regarding the election agreement.

        At the Sponsors' request, Dr. Harman expects to be a director and Executive Chairman of Parent following completion of the merger. However, Dr. Harman is not obligated to serve in these positions, nor is Parent obligated to retain him in these positions or any other capacity. As of the date of this proxy statement/prospectus, Dr. Harman and the Sponsors have not discussed the terms on which he will serve as an officer or director of Parent following the completion of the merger.

        On May 8, 2007, Harman entered into a letter agreement with Dinesh Paliwal pursuant to which Mr. Paliwal will become President, Chief Executive Officer and Vice Chairman of Harman effective July 1, 2007. Under this agreement, Mr. Paliwal will receive awards of options, restricted stock and restricted stock units, and become entitled to participation in various Harman benefit plans, including the SERP. The letter agreement and the related severance agreement and equity award agreements provide that Mr. Paliwal will not be entitled to severance compensation in connection with the change-in-control of Harman resulting from the merger.

        In connection with his employment by Harman, Mr. Paliwal entered into an agreement with Parent under which Mr. Paliwal and Parent agreed to certain changes to the terms of his employment with Harman following the merger. The letter agreement between Parent and Mr. Paliwal is effective upon the merger and terminates in the event the merger agreement terminates. The board of directors of Harman was informed of the terms of the letter agreement between Parent and Mr. Paliwal prior to approving Mr. Paliwal's letter agreement with Harman. For additional information regarding the terms of Mr. Paliwal's employment with Harman following the merger, see "Control and Management of Parent—Certain Relationships and Related Party Transactions—Arrangements Between Parent and Dinesh Paliwal" beginning on page 126.

        Except as described above, as of the date of this proxy statement/prospectus, none of Harman's executive officers has entered into any agreement, arrangement or understanding with KKR, GSCP or Parent or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Parent has informed Harman that it intends to retain members of Harman's existing management team after the merger is completed. Parent expects that members of Harman's management will engage in discussions with representatives of Parent regarding continued employment. Harman believes that these persons are likely to enter into new arrangements with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, Parent or the surviving corporation. Parent has informed Harman that it intends to adopt equity-based incentive compensation plans for Harman's management following completion of the merger. Parent has not yet finalized which members of Harman's management will have an opportunity to make an equity investment in Parent in addition to the opportunity given to all Harman stockholders generally to elect to receive shares of Parent common stock in the merger. Parent anticipates that any such equity investment may be made by paying cash for shares of Parent common stock, by not exercising outstanding Harman options or exchanging Harman restricted stock units but instead having them converted into options or restricted stock units with respect to Parent, or by participating in any equity-based incentive compensation plan for management of the surviving corporation. All of the foregoing matters are subject to future negotiation and no terms or conditions of these arrangements have yet been discussed or finalized.

Director and Officer Indemnification and Insurance

        For a period of six years from the date of the merger agreement, Parent has agreed to maintain all indemnification provisions in the charter documents and by-laws of Harman and its subsidiaries. Parent will also maintain all indemnification agreements of Harman and its subsidiaries with current or former directors, officers or employees. Parent has also agreed to indemnify and hold harmless, and provide advancement of expenses to, all current and former directors and officers of Harman and its subsidiaries, in their capacity as such, to the fullest extent permitted by law.

        For a period of six years after completion of the merger, Parent has also agreed to maintain the current policies of directors' and officers' liability insurance maintained by Harman or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous, with respect to claims arising from facts or events that occurred on or before completion of the merger. However, Parent will not be required to pay annual premiums in any one policy year in excess of 300% of the last annual premium paid by Harman prior to the date of the merger agreement.

Employee Benefits

        Parent has agreed to provide, through December 31, 2008, Harman's current employees with non-equity based compensation that is no less favorable than Harman provides immediately prior to the completion of the merger. Parent has also agreed to cause the surviving corporation to honor all obligations under Harman's existing benefit plans and to recognize past service for purposes of participation and benefit accrual generally. See "The Merger Agreement—Employee Benefits" beginning on page 95.

Certain Director Compensation

        Edward H. Meyer, Ann M. Korologos and Shirley M. Hufstedler, non-management members of Harman's board of directors, will each receive a fee for serving on a special committee formed by the Harman board to consider the proposal made by KKR that led to Harman entering into the merger agreement. Mr. Meyer will receive $150,000 for serving as chairman of the special committee and Ms. Korologos and Ms. Hufstedler will each receive $125,000. These committee fees were not contingent upon Harman entering into the merger agreement or consummating a similar transaction and are not contingent upon completion of the merger.

Opinion of Financial Advisor to Harman

        In accordance with the terms of an engagement letter between Harman and Bear Stearns, Harman engaged Bear Stearns as its financial advisor in connection with the merger. In selecting Bear Stearns, Harman's board of directors considered, among other things, the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience providing strategic advisory services and Bear Stearns' familiarity with Harman and its businesses. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; valuations and general corporate advisory services.

        At a meeting of Harman's board of directors held on April 26, 2007, at which the Harman board of directors considered and approved the merger agreement and the merger, Bear Stearns rendered its oral opinion (which was subsequently confirmed in a written opinion, dated April 26, 2007) that, as of such date and based upon and subject to the matters reviewed with Harman's board of directors and the assumptions and limitations contained in the written Bear Stearns opinion, the Cash Consideration was fair, from a financial point of view, to the stockholders of Harman.

        The full text of the Bear Stearns opinion is attached to this proxy statement/prospectus as Annex B. The description of the Bear Stearns opinion set forth herein is qualified in its entirety by reference to the full text of the Bear Stearns opinion. Harman stockholders are urged to read the Bear Stearns opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns in connection with the opinion. The Harman board of directors did not impose any limitations on the review undertaken by Bear Stearns. The Bear Stearns opinion is subject to the assumptions and conditions contained in the written opinion and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion. Bear Stearns assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Bear Stearns opinion. The Bear Stearns opinion is intended for the benefit and use of the board of directors of Harman and does not constitute a recommendation to the board of directors of Harman or any holders of Harman common stock as to how to vote or take any other action in connection with the merger or otherwise. In addition, Bear Stearns does not express any opinion, view or recommendation as to whether any stockholder of Harman should make or not make an election to receive Parent common stock. The Bear Stearns opinion did not address Harman's underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business strategies that might have existed for Harman, the financing of the merger or the effects of any other transaction in which Harman might engage.

        In the course of performing Bear Stearns' review and analyses for rendering its opinion, Bear Stearns:

  •
  reviewed drafts of the merger agreement, related disclosure letters and election agreement, each dated April 25, 2007;

  •
  reviewed Harman's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 2004, 2005 and 2006, its Quarterly Reports on Form 10-Q for the periods ended September 30, 2006 and December 31, 2006, its preliminary results for the quarter ended March 31, 2007 and its Current Reports on Form 8-K filed since June 30, 2006;

  •
  reviewed certain operating and financial information relating to Harman's business and prospects, including projections for the seven years ending June 30, 2013 and any updates thereto, all as prepared and provided to Bear Stearns by Harman's management;

  •
  met with certain members of Harman's senior management to discuss Harman's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the common stock of Harman;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Harman;

  •
  reviewed the terms of recent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to Harman;

  •
  performed discounted cash flow analyses based on the projections for Harman furnished to Bear Stearns; and

  •
  conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with Bear Stearns by Harman or obtained by Bear Stearns from public sources, including, without limitation, the projections referred to above. With respect to the projections, Bear Stearns relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Harman as to the expected future performance of Harman. Bear Stearns has not assumed any responsibility for the independent verification of any such information, including the projections, and Bear Stearns has further relied upon the assurances of the senior management of Harman that they are unaware of any facts that would make the information and projections incomplete or misleading.

        In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Harman, nor has Bear Stearns been furnished with any such appraisals. In connection with its engagement, Bear Stearns was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Harman or any other alternative transaction involving Harman prior to the announcement of the merger, but Harman and its advisors were permitted in accordance with the merger agreement to do so following the execution of the merger agreement until 11:59 p.m., New York City time, on June 15, 2007, subject to the terms set forth therein. Bear Stearns has assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Harman.

        Bear Stearns does not express any opinion as to the price or range of prices at which the shares of common stock of (a) Harman may trade subsequent to the announcement of the merger or (b) Parent may trade or be valued following the completion of the merger.

Summary of Financial Analyses

        The following is a summary of the material financial and comparative analyses deemed appropriate by Bear Stearns for this type of transaction and that were performed by Bear Stearns in connection with the rendering of its fairness opinion to the Harman board of directors. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Bear Stearns' financial analyses, the tables must be read together with the text of the summary. The tables alone are not a complete description of the financial analyses. Considering the tables alone could create a misleading or incomplete view of Bear Stearns' financial analyses.

        For purposes of Bear Stearns' review, Bear Stearns utilized, among other things, projections of the future financial performance of Harman for fiscal years 2007-2012 from the annual long-term business plan prepared by the management of Harman in the ordinary course and approved by the board of directors in August 2006. Bear Stearns did not utilize in its analyses projections for financial performance for fiscal year 2013 from the annual long-term business plan based on management's explanation that the projections for fiscal year 2013 were prepared with a level of information that was less reliable than was the case with the projections for the earlier fiscal years. Bear Stearns also considered in its analysis, as it deemed appropriate, (a) the mid-year update to the annual long-term business plan, prepared by the management of Harman in the ordinary course in January 2007 with projections of certain items for fiscal years 2007-2009 and (b) other information provided by Harman management about various ongoing discussions with major customers, investments and other financial issues and senior management's preliminary assessments about potential future business opportunities, including the potential additional automotive revenue opportunities for fiscal years 2010-2013. See "—Forecasted Financial Information" beginning on page 68.

        Discounted Cash Flow Analysis.    The "discounted cash flow," or "DCF," methodology calculates the sum of the present values of all future periodic cash flows plus an assumed terminal value of an enterprise, taking into account the amount and timing of future projected unlevered free cash flows to be generated by the enterprise. The DCF approach requires that certain assumptions be made regarding, among other things, future cash flows, discount rates and terminal values. Bear Stearns performed a DCF analysis on the annual long-term business plan projections as provided by Harman through fiscal year 2012 (the "Terminal 2012 DCF"). Bear Stearns discounted the unlevered free cash flows for the period ending June 30, 2012 to March 31, 2007 using a weighted average cost of capital, or WACC, ranging from 10.5% to 12.5%. For purposes of this analysis, Bear Stearns assumed earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples ranging from 8.5x to 9.5x in calculating Harman's terminal value. Based upon the foregoing assumptions, the Terminal 2012 DCF resulted in a standalone equity value per share ranging from $94.26 to $111.02.

        Bear Stearns also performed a DCF analysis on the annual long-term business plan projections through fiscal year 2010 (the "Terminal 2010 DCF") in order to assess the impact on the standalone equity value per share if Harman were to experience higher rates of growth from the end of 2010 (when growth rates in the annual long-term business plan projections used in the Terminal 2012 DCF begin to decline). Bear Stearns discounted the unlevered free cash flows at a WACC ranging from 10.5% to 12.5% and assumed a terminal 2010 EBITDA multiple range of 9.5 to 11.5x. Based upon the foregoing assumptions, the Terminal 2010 DCF resulted in a standalone equity value per share ranging from $99.07 to $122.60.

        Selected Comparable Public Companies Analysis.    Bear Stearns reviewed and analyzed selected personal navigation device ("PND") vendors, suppliers to the automotive original equipment manufacturers ("OEMs") and consumer electronics companies that it viewed as potentially relevant benchmarks based on Bear Stearns' knowledge of these markets. In performing these analyses, Bear Stearns reviewed and analyzed certain financial information including equity value, enterprise value (equity value plus debt and minority interest and less cash and unconsolidated investments), revenue, EBITDA and earnings per share ("EPS") valuation multiples and market trading data relating to Harman and compared such information to the corresponding information of the selected comparable companies.

        Specifically, Bear Stearns compared Harman to PND vendors, publicly traded automotive OEM suppliers and consumer electronics companies. Bear Stearns also separately compared Harman to the three companies which Bear Stearns viewed as most comparable from within these three groups: Garmin Ltd., TomTom NV and Gentex Corporation. The selected comparable companies were:

PND Vendors	Selected Consumer Electronics Companies
• Garmin Ltd.	• Matsushita Electric Industrial Co., Ltd.
• TomTom NV	• Koninklijke Philips Electronics NV
• Apple Inc.
Selected OEM Suppliers	• D&M Holdings, Inc.
• Gentex Corporation	• Samsung Corporation
• Alpine Electronics, Inc.	• Sony Corporation
• Autoliv, Inc.
• Denso Corporation

        Bear Stearns reviewed the enterprise value as of April 24, 2007 as a multiple of calendar year ("CY") 2007 and 2008 estimated revenue and estimated EBITDA, and reviewed share prices as of

April 24, 2007 as a multiple of estimated EPS, also referred to as "P/E", for each of these comparable companies.

	Enterprise Value/ Revenue(1)				Enterprise Value/ EBITDA(1)				P/E(2)
Company	CY 2007E		CY 2008E		CY 2007E		CY 2008E		CY 2007E		CY 2008E
PND Vendors
High	4.44	x	3.59	x	15.4	x	14.0	x	19.3	x	17.5	x
Low	1.67		1.44		7.5		6.9		12.2		11.2
Mean	3.05		2.52		11.4		10.4		15.8		14.3
Selected OEM Suppliers
High	3.53	x	3.22	x	13.0	x	11.9	x	21.8	x	20.2	x
Low	0.50		0.48		6.3		5.8		14.8		13.0
Mean	1.47		1.36		8.1		7.4		18.0		16.1	x
Selected Consumer Electronics Companies
High	2.78	x	2.25	x	16.8	x	13.9	x	27.4	x	23.0	x
Low	0.49		0.48		5.5		5.1		11.2		9.9
Mean	1.17		1.16		9.9		8.5		20.5		17.7
Most Relevant Companies
High	4.44	x	3.59	x	15.4	x	14.0	x	21.8	x	20.2	x
Low	1.67		1.44		7.5		6.9		12.2		11.2
Mean	3.21		2.75		12.0		10.9		17.8		16.3
Cash Consideration	2.15	x	1.91	x	12.3	x	11.2	x	25.1	x	22.4	x

(1)
Source: Public filings of the companies and selected Wall Street research.

(2)
Source: First Call. Information with respect to companies with fiscal years not ending December 31 has been revised to reflect a calendar year.

        Selected Precedent Merger and Acquisition Transactions.    Bear Stearns reviewed the enterprise value multiples for the acquired companies in the precedent merger and acquisition transactions referred to below as a multiple of revenue and as a multiple of EBITDA for the 12-month period (for which financial information was publicly available) preceding the announcement of the transaction ("LTM Revenue" and "LTM EBITDA") and for the 12-month period (for which financial information was publicly available) following the announcement of the transaction ("NTM Revenue" and "NTM EBITDA").

        The precedent transactions and date of announcement were:

  •
  Crestview Partners, L.P. / Key Safety Systems, Inc.—March 8, 2007

  •
  American Real Estate Partners, L.P. / Lear Corp—February 5, 2007

  •
  Hitachi, Ltd. / Clarion Co., Ltd. (49.2% controlling stake)—October 11, 2006

  •
  Continental AG / Motorola, Inc. (Automotive Electronics Business)—April 3, 2006

  •
  Bain Capital, LLC / Texas Instruments Incorporated (Sensor Business)—January 8, 2006

  •
  Toppoly Optoelectronics Corp. / Royal Philips Electronics (Mobile Display Business)—November 10, 2005

  •
  Hyundai Motor Co. and Siemens AG / Hyundai-Autonet Co., Ltd. (43.24% controlling stake)—December 1, 2004

  •
  Lear Corp. / GHW Grote & Hartmann GmbH—April 5, 2004

  •
  Siemens VDO Automotive Electronics Corporation / Chrysler Group (Huntsville Electronics Operations)—February 9, 2004

  •
  Johnson Controls, Inc. / Borg Instruments AG—June 4, 2003

  •
  Magna International Inc. / Donnelly Corp.—June 25, 2002

  •
  Johnson Controls, Inc. / Sagem SA (Automotive Electronics Business)—July 25, 2001

  •
  Delphi Corp. / Eaton Corp. VSED—March 12, 2001

        Bear Stearns calculated the following multiples for the selected transactions used in this analysis:

	Enterprise Value/LTM				Enterprise Value/NTM
	Revenue		EBITDA		Revenue		EBITDA
High	2.8	x	10.7	x	2.6	x	9.8	x
Low	0.3		4.7		0.3		5.2
Mean	1.0		7.7		0.9		7.6
Cash Consideration	2.3		15.1		2.1		11.7

        No company or transaction utilized in the selected comparable public companies or precedent transactions analysis is identical to Harman or the merger. Furthermore, based on an analysis of the recent merger and acquisition transactions, Bear Stearns believes that none of the transactions provides a direct benchmark against which to evaluate the proposed merger. Therefore, while Bear Stearns included a broader group of 13 transactions including producers of automotive electronics and other parts due to their similarities with respect to customer base, sales cycle and revenue visibility, the acquired companies had significant differences from Harman and, therefore, Bear Stearns believed these transactions to be of limited direct comparability to the merger.

        In connection with rendering its opinion, Bear Stearns performed a variety of financial analyses. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Bear Stearns arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness of the Cash Consideration to the stockholders of Harman. Accordingly, notwithstanding the analyses summarized above, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses, provides an incomplete view of the evaluation process underlying the Bear Stearns opinion. Bear Stearns did not assign any specific weight to any of the analyses described above and did not draw any specific conclusions from, or with regard to, any one method analysis.

        In performing its analyses, Bear Stearns considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Harman and Bear Stearns. The analyses performed by Bear Stearns are not necessarily indicative of the actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Accordingly, such analyses are inherently subject to substantial uncertainty. The foregoing summary does not purport to be a complete description of the analyses performed by Bear Stearns.

        The type and amount of consideration payable in the merger were determined through negotiations between Harman and the Sponsors and approved by the Harman board of directors. The decision to enter into the merger agreement was solely that of the Harman board of directors. The Bear Stearns opinion was one of the many factors taken into consideration by Harman's board of directors. Consequently, Bear Stearns' analysis should not be viewed as determinative of the decision of Harman's board of directors with respect to the approval and adoption of the merger agreement.

        Pursuant to the terms of Bear Stearns' engagement letter, Harman agreed to pay Bear Stearns (a) a $3 million "milestone fee" upon the signing of the merger agreement, (b) a fee of $30 million (less the amount of the milestone fee paid) if Harman consummates the merger on the terms currently contemplated, (c) an additional incentive fee of up to $5 million in the event that Harman completes a business combination transaction or enters into or amends an agreement to effect a business combination transaction in which the consideration to be paid for the equity interests of Harman exceeds the consideration proposed to be paid under the merger agreement and (d) 20% of any breakup fee or similar recovery that is paid in connection with the abandonment of the merger (provided that this fee payable to Bear Stearns is limited to no more than 50% of the transaction fee that would have been payable to Bear Stearns if the transaction had been completed). In addition, Harman has agreed to reimburse Bear Stearns for certain reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the transactions contemplated by the merger agreement, including reasonable fees and disbursements of its legal counsel. Harman has agreed to indemnify Bear Stearns against certain liabilities arising out of, or in connection with, Bear Stearns' engagement.

        Bear Stearns (a) has previously been engaged by Harman and (b) has previously been engaged (and may currently be engaged) by Parent's affiliates, in each case to provide investment banking and other services on matters unrelated to the merger, for which we have received (or expect to receive) customary fees. Bear Stearns may seek to provide Harman and Parent and their respective affiliates certain investment banking and other services unrelated to the merger in the future. Bear Stearns and/or certain of its personnel and affiliates may have passive minority investments in certain investment funds managed directly or indirectly by Parent's affiliates, and in portfolio companies of such funds.

        Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns' research departments and personnel. As a result, Bear Stearns' research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Harman, the merger and other participants in the merger that differ from the views of Bear Stearns' investment banking personnel.

        In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the account of its customers equity and debt securities, bank debt and/or other financial instruments issued by Harman and its or Parent's affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short position in such securities, bank debt, financial instruments and derivatives.

Forecasted Financial Information

        In connection with the Sponsors' due diligence review of Harman and negotiations among the parties, Harman provided the Sponsors with certain non-public business and financial information about Harman contained in Harman's annual long-term business plan and mid-year update to that plan, each of which forecasts Harman's future financial performance. Harman also provided its financial advisor, Bear Stearns, with these forecasts in connection with its financial analysis of the merger consideration and Bear Stearns considered these forecasts in preparing the financial analysis it presented to Harman's board of directors (see "—Opinion of Financial Advisor to Harman" beginning on page 62). Neither of these forecasts gives effect to the merger.

        Harman is including a summary of these forecasts in this proxy statement/prospectus to give Harman stockholders access to certain non-public information considered by the Sponsors and their advisors for purposes of considering and evaluating the merger, and by Bear Stearns for purposes of analyzing the cash consideration. The inclusion of this information in this proxy statement/prospectus should not be regarded as an indication that Parent, Merger Sub, Harman's board of directors, the Sponsors or Harman considered, or now considers, this information to be a reliable prediction of future results.

        The mid-year update forecasts are summarized below (dollars in millions, other than per share amounts; references to years are to the June 30 fiscal years of Harman):

	2007E	2008E	2009E
Net Sales	$3,526	$4,025	$4,477
Gross Profit	$1,228	$1,274	$1,379
Operating Profit	$428	$468	$542
Net Income	$288	$310	$359
Diluted EPS	$4.35	$4.79	$5.49

        The mid-year update was based on the following material assumptions:

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  Harman used summary data submitted by its business units in January 2007 to update the 2007-2009 forecast.

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  Harman prepared the forecast in January 2007 based upon information available to Harman at that time.

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  Harman assumed an exchange rate of 1 Euro = 1.30 U.S. dollar.

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  Harman assumed approximately 66.0 million, 64.8 million and 65.4 million shares outstanding for 2007, 2008 and 2009, respectively.

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  Harman assumed it would incur approximately $46 million of research and development costs in fiscal year 2008 over the amount previously budgeted to support new business awards and development of new technologies.

        The annual long-term business plan forecasts are summarized below (dollars in millions, other than per share amounts; references to years are to the June 30 fiscal years of Harman):

	2006A	2007E	2008E	2009E	2010E	2011E	2012E	2013E
Net Sales	$3,248	$3,519	$3,996	$4,458	$4,895	$5,297	$5,700	$5,923
Gross Profit	$1,153	$1,242	$1,336	$1,447	$1,588	$1,730	$1,881	$1,956
Operating Profit	$397	$448	$520	$597	$672	$734	$810	$842
Net Income	$255	$298	$345	$395	$444	$485	$535	$557
Diluted EPS	$3.75	$4.35	$4.99	$5.73	$6.44	$7.03	$7.76	$8.07

The annual long-term business plan was based on the following material assumptions:

  •
  Harman used data submitted by its business units to prepare the annual long-term business plan in August 2006.

  •
  Harman prepared the forecast in August 2006 based upon information available to Harman at that time.

  •
  Harman assumed an exchange rate of 1 Euro = 1.25 U.S. dollar.

  •
  Harman assumed approximately 68.5 million shares outstanding for 2007 and 69.0 million shares outstanding for 2008 through 2013.

  •
  The forecast was prepared before Harman received automotive awards requiring it to incur additional research and development costs to support the new business.

        In addition, in the course of the Sponsors' due diligence review of Harman and negotiations among the parties, the Sponsors raised questions regarding the sales forecasts reflected in the annual long-term business plan for Harman's fiscal years 2010 through 2013, given that the more recent mid-year update only covered fiscal years 2007 through 2009. In response to these questions, management prepared and provided to the Sponsors and to Bear Stearns adjustments to forecasted automotive revenues in fiscal years 2010 through 2013 to reflect new awards that were included in the mid-year update and the declines in certain forecasted business that occurred following the preparation of the annual long-term plan. These updates showed a net reduction to the forecasted revenue amounts reflected in the annual long-term plan by approximately $(10) million, $(91) million, $(124) million and $(195) million for fiscal years 2010 through 2013, respectively. Also in response to the Sponsors' due diligence inquiries, Harman's management prepared and provided to the Sponsors and to Bear Stearns a preliminary view on possible sources of additional automotive revenue for Harman's fiscal years 2010 through 2013. In that regard, management explained their view that potential revenue opportunities could arise in the form of achieving new business from existing customers, attracting new customers and from nascent technologies that were yet to be developed. These potential incremental automotive revenue opportunities were estimated to be approximately $15 million, $185 million, $685 million and $1,738 million for fiscal years 2010 through 2013, respectively. These potential revenue opportunities are speculative. In addition to their uncertain nature, these revenue opportunities were developed during a brief period of time in the context of conducting negotiations with the Sponsors (in contrast to the long-term business plan and mid-year update, both of which were developed by management and reviewed with the board in the ordinary course of Harman's planning process), do not include any estimates of the substantial research and development, capital expenditures and other costs necessary to attempt to achieve these longer-term revenue opportunities (that would, among other things, reasonably be expected to decrease Harman's earnings below forecasted levels in the near term), do not include any analysis of offsetting potential future revenue shortfalls and do not include any estimate of the operating costs that would be associated with achieving such revenues. The Sponsors viewed these revenue opportunities in this context and therefore discounted their significance and Bear Stearns did not incorporate these revenue opportunity estimates into its discounted cash flows analysis. Harman's management did not prepare, and was not requested to prepare, any similar information with respect to the non-automotive businesses of Harman.

Important Information About the Forecasts

        These forecasts were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles in the United States (GAAP). Harman's independent registered public accounting firm has not examined or compiled any of these forecasts or expressed any conclusion or provided for any form of assurance with respect to the forecasts and, accordingly, assume no responsibility for them. You are cautioned not to place undue reliance on these forecasts.

        These forecasts constitute forward-looking statements and involve numerous risks and uncertainties. While presented with numerical specificity, these forecasts reflect numerous estimates and assumptions, many of which are inherently uncertain and subject to change and may not be realized. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, including the factors described under the caption "Cautionary Statement Regarding Forward-Looking Statements," all of which are difficult to predict, may cause these forecasts or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Because the forecasts cover multiple years, this information by its nature becomes less predictive with each successive year. Neither Harman nor any of its affiliates, advisors or representatives has made or makes any representation to any stockholder regarding its ultimate performance compared to the information contained in these forecasts. Except to the extent required under applicable securities laws, Harman does not intend to update or otherwise revise any of these forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event any or all of the assumptions underlying these forecasts are shown to be in error.

Financing of the Merger

        Assuming the Harman stockholders and option holders make stock elections such that they would receive 8,333,333 shares of Parent common stock in the aggregate (the maximum number of shares Parent will issue pursuant to elections made by Harman stockholders and option holders), Parent estimates that the total amount of funds necessary to complete the proposed merger and the related transactions to be approximately $7.3 billion. This amount includes approximately $7.0 billion to be paid to Harman stockholders and holders of stock options and other stock-based awards made by Harman. Assuming the Harman stockholders and option holders make no valid elections to receive shares of Parent common stock other than the 1,700,000 shares for which Dr. Harman has agreed to make an election, Parent estimates that the total amount of funds necessary to complete the proposed merger and related transactions to be $8.3 billion. This amount includes approximately $7.8 billion to be paid to Harman stockholders and holders of stock options and other stock-based awards made by Harman. The remainder, in each case, will be used to repay and refinance existing indebtedness, and to pay customary fees, premiums and expenses in connection with the merger, the financing arrangements and related transactions.

        Under the merger agreement, Parent is obligated to use its reasonable best efforts to obtain the financing described below on the terms and subject to the conditions described in the related financing commitment letters or on terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement. In the event that Parent becomes aware of any event or circumstance that makes receipt of any portion of the financing unlikely to occur on the terms and conditions contemplated by the financing commitment letters, Parent must notify Harman and use its reasonable best efforts to arrange to obtain alternative financing for that portion from alternative debt financing sources on terms and conditions that are no less favorable to Parent and Merger Sub and no more adverse to the ability of Parent to complete the merger (in each case, as determined in the reasonable judgment of Parent) than as contemplated by the merger agreement as promptly as practicable following the occurrence of such event but no later than one day prior to the closing date of the merger. See "The Merger Agreement—Financing Commitments; Cooperation" beginning on page 93 for more information.

        The following arrangements are intended to provide the necessary financing for the merger:

Debt Financing

        Merger Sub has received a debt commitment letter from Bank of America, N.A. ("Bank of America"), Banc of America Bridge LLC ("Banc of America Bridge"), Banc of America Securities LLC ("BAS"), Credit Suisse ("CS"), Credit Suisse Securities (USA) LLC ("CS Securities"), Goldman Sachs Credit Partners L.P. ("GS Credit Partners"), Goldman, Sachs & Co. ("Goldman"), Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank (collectively, including any of their affiliates, the "Lehman Lenders") and Lehman Brothers Inc. ("Lehman") (collectively, Bank of America, Banc of America Bridge, CS, GS Credit Partners and the Lehman Lenders, the "Debt Financing Sources") pursuant to which, subject to the conditions set forth therein:

  •
  each of the Debt Financing Sources has severally and not jointly committed to provide to Merger Sub initially, and Harman as the surviving corporation in the merger, upon completion of the merger, up to $3.45 billion of senior secured credit facilities, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Harman, paying fees, premiums and expenses incurred in connection with the merger and providing ongoing working capital and for other general corporate purposes of Harman upon completion of the merger (each of Bank of America, CS, GS Credit Partners and the Lehman Lenders committing up to 26.5%, 21.0%, 29.0% and 23.5%, respectively);

  •
  each of the Debt Financing Sources has severally and not jointly committed to provide to Merger Sub initially, and Harman, as the surviving corporation in the merger, upon completion of the merger, if up to $1.16 billion of senior unsecured notes are not issued on or prior to the initial funding of the senior secured facilities, up to $1.16 billion of senior unsecured increasing rate loans under a bridge facility, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Harman and paying fees, premiums and expenses incurred in connection with the merger (each of Banc of America Bridge, CS, GS Credit Partners and the Lehman Lenders committing to 26.5%, 21.0%, 29.0% and 23.5%, respectively); and

  •
  each of the Debt Financing Sources has severally and not jointly committed to provide to Merger Sub initially, and Harman, as the surviving corporation in the merger, upon completion of the merger, if up to $580 million of senior subordinated notes are not issued on or prior to the initial funding of the senior secured facilities, up to $580 million of senior subordinated increasing rate loans under a bridge facility, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Harman and paying fees, premiums and expenses incurred in connection with the merger (each of Banc of America Bridge, CS, GS Credit Partners and the Lehman Lenders committing to 26.5%, 21.0%, 29.0% and 23.5%, respectively).

        The debt commitments expire on March 11, 2008. The documentation governing the senior secured credit facilities and the bridge facilities has not been finalized. Accordingly, the actual terms of such facilities may differ from those described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

        Conditions Precedent to the Debt Commitments.    The availability of the senior secured credit facilities and the bridge facilities is subject to the satisfaction or waiver of a number of conditions, including:

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  the completion of the merger in accordance with the terms of the merger agreement without any provision thereof having been waived or amended in a manner materially adverse to the lenders without the reasonable consent of the lead arrangers;

  •
  the execution and delivery of definitive documentation, closing certificates, solvency certificates, charter documents and legal opinions with respect to the senior credit facilities and bridge facilities;

  •
  the accuracy of certain representations made by Harman in the merger agreement that are material to the interests of the lenders, but only to the extent that Merger Sub has the right to terminate its obligations in the merger agreement as a result of a breach thereof, and the accuracy of certain representations relating to corporate existence, power and authority, enforceability of obligations, margin regulations and the Investment Company Act;

  •
  the completion of the equity contributions;

  •
  the expiration of a marketing period for the lead arrangers to seek to offer and sell or privately place the senior unsecured notes and senior subordinated notes consistent with the definition of "Marketing Period" in the merger agreement;

  •
  absence of any competing issues of debt securities or commercial bank or other credit facilities being offered, placed or arranged (other than the high-yield notes) prior to and during the syndications of the senior secured credit facilities or bridge facilities if such securities or facilities would have, in the reasonable judgment of the lead arrangers, a detrimental effect upon the primary syndication;

  •
  delivery of certain audited, unaudited and pro forma financial statements of Harman;

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  delivery of documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act; and

  •
  subject to certain exceptions, the domestic guarantees having been executed by the domestic guarantors described below, and these guarantees being in full force and effect and, with respect to the senior secured facilities, all documents and instruments required to perfect security interests in collateral having been executed and delivered and (if applicable) being in proper form for filing, and none of the collateral being subject to any other pledges, security interest or mortgages, except for certain permitted liens.

Senior Secured Credit Facilities

        General.    The borrower under the senior secured credit facilities will be Merger Sub initially, and Harman, as the surviving corporation in the merger, upon completion of the merger. Any Euro-denominated tranche may be borrowed by a foreign subsidiary of the borrower organized in Germany or another jurisdiction reasonably acceptable to the Debt Financing Sources. The senior secured credit facilities will be comprised of up to a $2.9 billion senior secured term loan facility with a term of seven years, and a $550 million senior secured revolving credit facility with a term of six years and, at the option of the borrower, a receivables securitization or asset based lending facility in an aggregate principal amount and on terms to be mutually agreed, which will reduce the aggregate principal amount of the revolving credit facility on a dollar-for-dollar basis. The senior secured term loan facility may, at the option of the borrower, include a Euro-denominated tranche in an amount to be determined (such amount, when combined with any portion of the bridge facilities and notes denominated in Euros and borrowed or issued, cannot exceed 60% of the aggregate principal amount of the senior secured credit facilities and bridge facilities and the notes). The revolving credit facility will include sublimits for the issuance of letters of credit and swingline loans and will be available in U.S. dollars and (subject to the parenthetical in the immediately preceding sentence) Euros.

        Interest Rate and Fees.    Loans under the senior secured credit facilities are expected to bear interest, at the borrower's option, at (a) a rate equal to LIBOR (London Interbank Offered Rate) (or in the case of loans denominated in Euros, EURIBOR (Euro Interbank Offered Rate)) plus an applicable margin or (b) a rate equal to the higher of (1) the prime rate of Bank of America and (2) the federal funds effective rate plus 0.50%, plus (in either case) an applicable margin. After the completion of the merger, the applicable margins will be subject to decrease pursuant to a leverage-based pricing grid.

        In connection with the completion of the merger, Harman will pay customary commitment fees (subject to a decrease based on leverage) and letter of credit fees under the revolving credit facilities. Upon the initial funding of the senior secured credit facilities, Merger Sub has also agreed to pay an underwriting fee to the Debt Financing Sources.

        Prepayments and Amortization.    The borrower will be permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable), and required to make mandatory prepayments of term loans with (a) if certain leverage ratios to be determined are exceeded, net cash proceeds of non-ordinary course asset sales and insurance and condemnation proceeds (subject to reinvestment rights and other exceptions) and (b) 50% of Harman's excess cash flow (to be defined consistent with Sponsor's precedent) (such percentage subject to decrease based on decreasing leverage). The term loans will also have required interim amortization payments, payable quarterly, with the balance payable at the final maturity date of the term loans.

        Guarantors.    All obligations under the senior secured credit facilities will be guaranteed by each existing and future direct and indirect, wholly owned domestic subsidiary of Harman (other than certain immaterial subsidiaries to be agreed upon and other subsidiaries treated as unrestricted) and also, in the case of any obligations of foreign borrowers, certain foreign subsidiaries to be determined, in each case only to the extent permitted by applicable law, regulation and contract and to the extent such guarantee would not result in adverse tax or accounting consequences. The delivery of the guarantee of any foreign subsidiary of Harman will not be a condition precedent to the availability of the senior secured credit facilities on the date on which the merger is completed.

        Security.    The obligations of the borrowers and the guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, (a) in the case of obligations of domestic borrowers and guarantors, by (1) all the capital stock of the direct, wholly owned subsidiaries owned by Harman and each guarantor (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries) and substantially all present and future tangible and intangible assets of Harman and each other guarantor and (2) perfected security interests in, and mortgages on, substantially all tangible and intangible assets of each domestic borrower and guarantor (subject to certain agreed upon exceptions) and (b) in the case of obligations of foreign borrowers and guarantors, by customary collateral for the applicable jurisdiction to be mutually agreed upon. If the security (other than any domestic stock pledge and any security interest capable of perfection by the filing of a Uniform Commercial Code financing statement) is not provided on the date on which the merger is completed despite the use of commercially reasonable efforts to do so, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the date on which the merger is completed, but instead will be required to be delivered following such date pursuant to arrangements to be mutually agreed upon.

        Other Terms.    The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including restrictions on indebtedness, liens, investments and acquisitions, sales of assets, mergers and consolidations, dividends and other distributions on, or redemptions of, stock and prepayments of certain subordinated indebtedness. The senior secured credit facilities will not contain a financial maintenance covenant, but the availability of certain baskets and other actions will be subject to compliance with an incurrence test. The senior secured credit facilities will also include customary events of default, including a change of control default.

High-Yield Debt Financing

        Merger Sub is expected to issue (a) $1.16 billion in aggregate principal amount of senior unsecured notes and (b) $580 million in aggregate principal amount of senior subordinated notes (collectively, the "notes"). The senior unsecured notes will be guaranteed on an unsecured senior basis, and the senior subordinated notes will be guaranteed on an unsecured senior subordinated basis, in each case, by each relevant guarantor of the senior secured credit facilities. Upon the completion of the merger, Harman will assume Merger Sub's obligations under the notes. The issuer will be able to elect to pay interest on the senior unsecured notes in cash, by issuing new senior unsecured notes ("PIK interest"), or by paying interest one-half in cash and one-half in PIK interest. At the option of the issuer, a portion of the notes will be denominated in Euros and issued in an aggregate principal amount that, when combined with any portion of the senior secured credit facilities and the bridge facilities denominated in Euros, does not exceed 60% of the aggregate principal amount of the facilities and the notes. Any Euro-denominated tranche may be issued by a foreign subsidiary of the issuer organized in Germany or another jurisdiction reasonably acceptable to the Debt Financing Sources. Initially, the notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act. In connection with the issuance of the notes, the issuer will agree to file one or more registration statements with the SEC providing for the registration under the Securities Act of exchange notes that will be exchanged for the notes and will have substantially identical terms as the notes and will be freely tradable. The senior unsecured and senior subordinated notes will be offered to "qualified institutional buyers," as that term is defined in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Upon the completion of the merger, Harman will assume Merger Sub's obligations under the notes.

Bridge Facility

        If the offering of notes by either Merger Sub or Harman is not completed substantially concurrently with the completion of the merger, each of Banc of America Bridge, CS, GS Credit Partners and the Lehman Lenders severally has committed to provide to Merger Sub or Harman: (a) up to $1.16 billion in loans under a senior unsecured bridge facility and (b) up to $580 million in loans under a senior subordinated bridge facility. Upon the completion of the merger, Harman will be the borrower under the bridge facilities.

        If the bridge loans are not paid in full on or before the first anniversary of the completion of the merger, the senior unsecured bridge loans will convert into senior unsecured term loans maturing on the eighth anniversary of the completion of the merger and the senior subordinated bridge loans will convert into senior subordinated term loans maturing on the tenth anniversary of the completion of the merger. Holders of any of these senior unsecured or senior subordinated term loans may choose to exchange such loans for exchange notes maturing on the eighth and tenth anniversary of the completion of the merger, respectively, and also may, if necessary for the sale of such exchange notes to an unaffiliated third party, fix the interest rate on any such exchange notes. The borrower would be required to register any exchange notes for public resale under a registration statement in compliance with applicable securities laws.

        The bridge loans will bear interest at a floating rate equal to LIBOR or EURIBOR plus a spread that increases over time (subject to a cap), and will contain covenants customary for financings of this type, including covenants restricting the ability of the borrower, among other things and subject to exceptions, to incur or repay certain debt, to make dividends, distributions or redemptions and to incur liens. The issuer will be able to elect to pay interest on the senior unsecured bridge loans in cash, by issuing new senior unsecured bridge loans or exchange notes ("PIK bridge interest") or by paying interest one-half in cash and one-half in PIK bridge interest. At the option of the borrower, a portion of the bridge loans will be denominated in Euros and borrowed in an aggregate principal amount that, when combined with any portion of the senior secured credit facilities and notes designated in Euros, does not exceed 60% of the aggregate principal amount of the facilities and notes. Any Euro-denominated tranche may be borrowed by a foreign subsidiary of the issuer organized in Germany or another jurisdiction reasonably acceptable to the Debt Financing Sources.

        The borrower will be required to prepay the bridge loans, to prepay or offer to prepay the extended loans and to redeem or offer to purchase the exchange notes under specified circumstances, including upon specified non-ordinary course asset sales or specified incurrences of debt (in each case, with exceptions) and upon a change of control of Harman. The senior unsecured bridge loans will be guaranteed on an unsecured senior basis, and the senior subordinated bridge loans will be guaranteed on an unsecured senior subordinated basis, in each case, by each relevant guarantor of the senior secured credit facilities.

        GS Credit Partners, BAS, CS Securities and Lehman have been appointed as joint lead arrangers and joint bookrunners for the bridge facilities. GS Credit Partners (or such other entity mutually agreed to by GS Credit Partners and Merger Sub) will act as the sole administrative agent for the bridge facilities. In addition, additional agents or co-agents for the bridge facilities may be appointed prior to completion of the merger.

Equity Financing

        Parent has received an equity commitment letter from Holdings pursuant to which, and subject to the conditions contained therein, Holdings has committed to make a capital contribution equal to $3.5 billion to Parent in connection with the completion of the merger. To satisfy Holdings' commitment, Holdings has received an aggregate of $3.5 billion of equity commitments from investment funds affiliated with the Sponsors and from BAS Capital Funding Corporation (an affiliate of Bank of America, N.A.), LB I Group Inc. (an affiliate of Lehman Brothers Holdings Inc.) and Credit Suisse Management LLC. The equity commitments are subject to the satisfaction or waiver by Parent of the conditions to Parent's and Merger Sub's obligations under the merger agreement to effect the closing of the merger.

        The actual amount invested by the Sponsors and their co-investors pursuant to the equity commitment letters may be reduced by the elections made by Harman stockholders and option holders as well as the final determination of the costs and expenses associated with the merger. Assuming the Harman stockholders and option holders make elections to receive 8,333,333 shares of Parent common stock in the aggregate, Parent expects that affiliates of the Sponsors will contribute equity of up to $2.7 billion in the aggregate. Assuming no Harman stockholders and option holders make an election to receive shares of Parent common stock (other than Dr. Harman), Parent expects that affiliates of the Sponsors will contribute equity of up to $3.5 billion in the aggregate.

        The investment funds affiliated with the Sponsors and their co-investors generally have the right, however, to assign their committed amounts to affiliates and other investors (provided that in the event of assignment, the assigning party will remain obligated for its commitment under the applicable equity commitment letter and the assignment does not result in a breach of certain covenants of the merger agreement). The Sponsors and their co-investors expect to assign a significant portion of their funding obligations to additional investors. As of the date of this proxy statement/prospectus, no assignments of equity commitments have been made.

        The equity contributions to be made by the Sponsors and their co-investors will directly or indirectly be made through Holdings, and Holdings will then contribute the aggregate amount of contributions to Parent in exchange for shares of Parent common stock (the number of shares of Parent common stock to be issued to Holdings will be determined by dividing the aggregate amount of equity contributed by Holdings by $120.00, the same per share cash consideration amount that Harman stockholders are entitled to receive in the merger).

Guarantees; Remedies

        In connection with the merger agreement, investment funds affiliated with the Sponsors, which are referred to as the guarantors, provided Harman a guarantee of certain payment obligations of Parent and Merger Sub, including the Parent termination fee described below, up to a maximum amount equal to $225 million in the aggregate. Each of the guarantees or a portion thereof may be assigned in connection with any assignment by a guarantor of a portion of its equity commitment under the applicable equity commitment letter; however no such assignment relieves the guarantor of its obligation to Harman under the guarantee. As of the date of this proxy statement/prospectus, none of the guarantors has assigned any portion of its obligations under the guarantee. The guarantees will remain in full force and effect until the earliest to occur of (a) the effective time of the merger, (b) the one-year anniversary of any termination of the merger agreement provided that the guarantees will not terminate as to any claims that have been made prior to such date until the final resolution of such claim and (c) the termination of the merger agreement in accordance with its terms, in each case, if and when the guarantor has satisfied its obligations under its guarantee in full. However, if Harman brings certain legal claims relating to specified provisions of the guarantee, then (1) the guarantor's obligations under its guarantee will terminate, (2) the guarantor will be entitled to recover any payments made to Harman under its guarantee and (3) none of the guarantors, Parent or Merger Sub will have any liability to Harman with respect to the transactions contemplated by the merger agreement.

        Harman cannot seek specific performance to require Parent or Merger Sub to consummate the merger, and Harman's exclusive remedy for the failure of Parent and Merger Sub to consummate the merger is a termination fee of $225 million payable to Harman under the circumstances described under "The Merger Agreement—Termination Fees and Expenses" beginning on page 99.

Regulatory Approvals

        Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On May 9, 2007, Harman and Holdings each filed its notification and report form under the HSR Act with the FTC and the Antitrust Division. The FTC granted early termination of the applicable waiting period on May 18, 2007.

        At any time before or after the merger, the Antitrust Division, the FTC, or a state attorney general could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking the divestiture of substantial assets of Harman, Parent, or their subsidiaries and affiliates. Private parties may also bring legal actions under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Under the terms of the merger agreement, Harman and Parent are obligated to use their respective reasonable best efforts to sell, divest or otherwise dispose of, or to take any action that would limit the freedom of action with respect to, any business, product line or assets of Harman, Parent, or any of their respective subsidiaries or affiliates, in each case as may be required in order to resolve any objections under the antitrust laws to the merger or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the completion of the merger beyond February 11, 2008, which is referred to as the end date.

        The merger is also subject to review by the governmental authorities of Brazil, Canada, the European Union, Mexico, South Africa and South Korea under the antitrust laws of those jurisdictions. The competition filing required in Canada was made by the parties on May 24, 2007 and the parties received clearance in Canada on June 4, 2007. The parties expect to make the required notification to the European Commission by the end of June 2007. The initial applicable waiting period is 25 business days. The competition filing required in South Africa was made by the parties on May 31, 2007. The initial applicable waiting period is 20 business days. In addition, Harman and Parent are required to make filings with several additional foreign competition authorities. The merger may be completed without receiving any action from these authorities on the filings, and the parties' obligations to complete the merger are not conditioned on the filings being made or action being taken by these authorities.

Litigation Related to the Merger

        On May 8, 2007, a putative class action complaint was filed in the Superior Court of the District of Columbia. The lawsuit purports to be brought on behalf of all common stockholders of Harman and names Harman and all of its directors as defendants. The complaint alleges that Harman's board of directors violated its fiduciary duties to Harman stockholders by entering into the merger agreement. According to the complaint, the consideration to be offered to Harman stockholders under the merger agreement is "inadequate" and the merger agreement "inequitably favors ... insiders" of Harman. The complaint also alleges that the termination fee in the merger agreement purportedly does not serve the purposes of protecting Harman stockholders, that Harman's directors purportedly will not "fairly and adequately" evaluate any alternative bids, and that the provision in the merger agreement that Harman may solicit proposals for alternative bidders during a 50-day period ending in June 2007 is "illusory." The complaint seeks, among other things, unspecified damages, an order rescinding the merger agreement, an injunction against Harman proceeding with the transaction, and a declaration that Harman's directors have breached their fiduciary duties to Harman.

        The lawsuit is in its preliminary stage. Harman believes that the lawsuit is without merit and intends to defend it vigorously.

Accounting Treatment

        The merger will be accounted for as a "purchase" by Parent of Harman, as that term is used under GAAP, for accounting and financial reporting purposes. As a result, the historical financial statements of Harman will become the historical financial statements of Parent. The assets (including identifiable intangible assets) and liabilities of Harman as of the closing of the merger will be recorded at their respective fair values and added to those of Parent. Any excess of the purchase price over the net fair values of assets and liabilities of Harman will be recorded as goodwill (excess purchase price). Financial statements of Parent issued after the merger will reflect such fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Harman. The results of operations of Harman will be included in the results of operations of Parent beginning on the closing date of the merger. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 19 for more information.

Delisting of Harman Common Stock

        If the merger is completed, the shares of Harman common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Harman will no longer file periodic reports with the SEC on account of its common stock.

No Stock Exchange Listing of Parent Common Stock

        Upon completion of the merger, shares of Parent common stock will not be listed on a national securities exchange, such as the NYSE or Nasdaq Stock Market. It is anticipated, however, that following the merger the shares of Parent common stock will be traded on a lower-tier market, such as the Over-the-Counter Bulletin Board and the Pink Sheets.

        As of the date of this proxy statement/prospectus, Parent has been informed that the broker-dealer affiliates of each of Bank of America, N.A., Credit Suisse and Lehman Brothers Holdings Inc. expect to provide quotation information, which may include price quotations, for Parent common stock on the Pink Sheets following the completion of the merger, subject to compliance with the applicable securities rules and regulations. Other "market makers" may also provide price quotations on the Pink Sheets or other lower-tier markets that do not require Parent to apply for a listing. Under the current requirements of the Pink Sheets, Parent is not required to file reports with the SEC or meet any quantitative or qualitative requirements to have its shares of common stock quoted on the Pink Sheets. In addition, the lower-tier markets such as the Pink Sheets are largely unregulated and do not provide liquidity to the same extent as do the higher-tier markets such as the NYSE and Nasdaq Stock Market. The Pink Sheets is a private company not affiliated with the National Association of Securities Dealers, or NASD, or with the SEC. See "Risk Factors—Risks Related to the Ownership of Parent Common Stock—An investment in Parent common stock will be substantially less liquid than an investment in Harman common stock" on page 36.

Resale of Parent Common Stock Following the Merger; Parent SEC Filings

        The common stock of Parent issued in the merger will be registered with the SEC. Accordingly, the shares of Parent common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Harman stockholder who may be deemed to be an "affiliate" of Harman or Parent for purposes of Rule 144 or Rule 145 under the Securities Act. In addition, for the two years following the effective time of the merger Parent will, regardless of whether it is then required by the Exchange Act and the rules and regulations promulgated thereunder, file with the SEC the reports specified by Section 13(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Amendment to Harman's Stockholder Rights Agreement

        In connection with entering into the merger agreement, Harman's board of directors adopted and approved an amendment to the Rights Agreement, dated as of December 13, 1999, by and between Harman and Mellon Investor Services LLC, as rights agent (referred to as the Rights Agreement). The amendment amends the Rights Agreement so that (a) neither the execution, delivery or performance of the merger agreement nor the completion of the transactions contemplated thereby will (1) cause the rights (as defined in the Rights Agreement) to become exercisable, (2) cause Parent, Merger Sub or any of their affiliates or associates (as such terms are defined in the Rights Agreement) to become an acquiring person (as defined in the Rights Agreement), or (3) give rise to a share acquisition date, a distribution date, a flip-in event, a flip-over event, or a triggering event (as such terms are defined in the Rights Agreement) and (b) the rights will expire in their entirety immediately prior to the effective time of the merger without any payment being made in respect thereof.

THE MERGER AGREEMENT

        The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Harman encourages you to read the merger agreement carefully and in its entirety.

        The description of the merger agreement in this proxy statement/prospectus has been included to provide you with information regarding its terms. It is not intended to provide any factual information about Harman. This information can be found elsewhere in this proxy statement/prospectus and in the other filings Harman makes with the SEC, which are available without charge at http://www.sec.gov. See "Where You Can Find More Information" on page 135.

The Merger

        The merger agreement provides for the merger of Merger Sub with and into Harman with Harman being the surviving corporation. As a result of the merger, Harman will cease to be an independent, publicly traded company and become a private company and wholly owned subsidiary of Parent, indirectly controlled by investment funds affiliated with the Sponsors. Upon completion of the merger, the directors of Merger Sub will be the initial directors of the surviving corporation, and the officers of Harman will be the initial officers of the surviving corporation.

Effective Time; Marketing Period

        The effective time of the merger will occur at the time that Harman files a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as Parent and Harman may agree and provided for in the certificate of merger). The closing date will occur on the date following the satisfaction or waiver of the conditions described under "—Conditions to the Merger" beginning on page 97 that is the earlier to occur of a date during the Marketing Period (as defined below) specified by Parent on at least three business days' notice to Harman and the final day of the Marketing Period, or such other date as Harman and Parent may agree.

        For purposes of the merger agreement, "Marketing Period" means the first period of 20 consecutive business days during which (a) Parent has received certain current financial information from Harman and (b) the mutual closing conditions have all been satisfied and nothing has occurred and no condition exists that would cause certain conditions to the obligations of Parent and Merger Sub to fail to be satisfied assuming the closing date was to be scheduled at any time during this 20 business day period. If the Marketing Period would not end on or prior to July 31, 2007, the Marketing Period will commence no earlier than the later of (1) September 4, 2007 and (2) the date Harman's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 is filed with the SEC. If the Marketing Period would not end on or prior to December 20, 2007, the Marketing Period will commence no earlier than January 2, 2008.

        The purpose of the Marketing Period is to provide Parent a reasonable and appropriate period of time during which it can market and place the permanent debt financing contemplated by the debt financing commitment for the purposes of financing the merger. To the extent Parent determines it does not need the benefit of the Marketing Period to market and place the debt financing, it may, in its sole discretion, determine to waive the Marketing Period and close the merger prior to the expiration of the Marketing Period if all other closing conditions are otherwise satisfied or waived.

Merger Consideration; Election to Receive Parent Common Stock Instead of Cash

        Except for Harman stockholders who elect to receive Parent common stock as described below, each share of Harman common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $120.00 in cash, without interest and less any required withholding taxes (referred to as the Cash Consideration), other than the following shares:

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  shares held by any direct or indirect wholly owned subsidiary of Harman (which will remain outstanding);

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  shares owned, directly or indirectly, by Parent or Merger Sub, or held in treasury by Harman (which will be cancelled without any consideration); and

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  shares in respect of which a Harman stockholder has properly exercised appraisal rights, as described below in "—Dissenters' Shares."

        Instead of the Cash Consideration, holders of Harman common stock who are holders of record on the record date for the special meeting, or become holders of record between the record date and the Election Deadline (and have received the election form and related materials) will also have the right, with respect to some or all of their shares, to elect to receive one share of common stock of Parent (which will own Harman after the merger) for each share of Harman common stock that they own, provided that a maximum of 8,333,333 shares of Parent common stock will be issued to Harman stockholders and option holders in the merger. If Harman stockholders elect to receive more than 8,333,333 shares of Parent common stock, in the aggregate, then the 8,333,333 shares of Parent common stock issuable to Harman stockholders and option holders in the merger will be allocated to electing stockholders on a pro rata basis. If proration is necessary, Harman stockholders will receive the Cash Consideration for any of their shares of Harman common stock that are not converted in the merger into Parent common stock. In addition, no fractional shares of Parent common stock will be issued in the merger to electing Harman stockholders and option holders. Each electing Harman stockholder and option holder who otherwise would have been entitled to a fraction of a share of Parent common stock will receive cash (without interest) in an amount determined by multiplying the fractional share interest by the Cash Consideration.

        In addition, holders of options to purchase shares of Harman common stock issued under Harman's benefit plans will also have the ability to participate in the election for Parent common stock subject to the same proration limitations as the electing stockholders. See "—Treatment of Stock Options and Other Awards" on page 82. The receipt of the $120.00 per share in cash and/or one share of Parent common stock is referred to herein as the merger consideration. After the merger is effective, each holder of any shares of Harman common stock (other than the shares described above that are not converted into the right to receive the merger consideration) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

        For a full description regarding the election process, the pro rata allocation of Parent shares, and the election form, see the section of this proxy statement/prospectus entitled "Election to Receive Parent Common Stock" beginning on page 102.

Dissenters' Shares

        Shares of Harman common stock held by any stockholder who properly demands appraisal of the stockholder's shares in connection with the merger in compliance with Section 262 of the Delaware General Corporation Law, will not be converted into the right to receive the merger consideration, but rather will be entitled to appraisal rights as further described in the section of this proxy statement/prospectus entitled "Dissenters' Rights of Appraisal" beginning on page 111. However, if any holder of Harman common stock withdraws his or her demand for appraisal in accordance with Delaware law, fails to perfect, or otherwise loses his or her right of appraisal, then that stockholder will not receive appraisal rights in accordance with Delaware law, and the shares of Harman common stock held by that stockholder will generally be entitled to receive the merger consideration as described in "—Merger Consideration; Election to Receive Parent Common Stock Instead of Cash" on page 81. If such holder of Harman common stock, however, withdraws his or her demand for appraisal, fails to perfect or otherwise loses his or her right of appraisal following the Election Deadline, the shares of Harman common stock held by that stockholder will be deemed to be converted as of the effective time of the merger into the right to receive the Cash Consideration without the right to participate in the election to receive shares of Parent common stock.

Treatment of Stock Options and Other Awards

        Stock Options.    Immediately prior to the effective time of the merger, except as separately agreed by Parent and a holder thereof in accordance with the terms of the merger agreement, all outstanding options to acquire Harman common stock, other than those being exercised pursuant to an irrevocable exercise election, whether or not then vested or exercisable, will become fully vested and be converted into the right to receive, on or as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the number of shares of Harman common stock underlying the options multiplied by the amount (if any) by which $120.00 exceeds the exercise price per share of Harman common stock subject to such option, without interest and less any required withholding taxes.

        Each person who is a holder of options on the record date for the special meeting or becomes a holder of an option between the record date and the Election Deadline and has received the election form and related materials as described in the merger agreement, generally has the right to submit an election form specifying:

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  the number of options held by him or her that he or she irrevocably commits to exercise immediately prior to the effective time of the merger; and

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  the corresponding number of shares of Harman common stock underlying the option that he or she desires to have converted into the right to receive Parent common stock.

        The number of shares of Parent common stock that will be issued in respect of any stock option for which a stock election is made will be calculated on a net basis, where the number of shares of Parent common stock is reduced to reflect the satisfaction of the exercise price and any tax withholding obligations in connection with the exercise of the stock option. The maximum aggregate number of shares of Harman common stock (either by elections related to shares of Harman common stock or by elections related to the net shares underlying options to acquire Harman common stock) that may be converted into Parent common stock is 8,333,333. If the aggregate number of shares (including net shares underlying options) electing to convert into Parent common stock exceeds 8,333,333, the shares of Harman common stock and options to purchase Harman common stock will be converted into Parent common stock using the methodology described in "Election to Receive Parent Common Stock—Proration of Parent Common Stock" on page 103.

        Restricted Stock.    Immediately prior to the effective time of the merger, except as may be separately agreed by a holder and Parent in accordance with the terms of the merger agreement, each share of restricted common stock of Harman outstanding under Harman's stock incentive plans will vest in full and will be cancelled and converted into the right to receive the Cash Consideration, or, at the election of the restricted stock holder, the right to receive Parent common stock, in the same manner as all other shares of Harman common stock.

        Restricted Stock Units.    Immediately prior to the effective time of the merger, except as may be separately agreed by a holder and Parent in accordance with the terms of the merger agreement, each restricted stock unit outstanding under Harman's stock incentive plans will vest in full and be converted into the right to receive the Cash Consideration.

Exchange and Payment Procedures

        At or immediately after the effective time of the merger, Parent will deposit, or will cause to be deposited, with a bank or trust company, referred to in this proxy statement/prospectus as the exchange agent, chosen by Parent and reasonably acceptable to Harman (a) cash in U.S. dollars sufficient to pay the cash portion of the merger consideration and (b) certificates representing the shares of Parent common stock to be issued to those electing to convert their Harman common stock and/or options to acquire Harman common stock into Parent common stock.

        As soon as reasonably practicable after the effective time of the merger and in any event no later than three business days following the effective time, the exchange agent will mail a letter of transmittal and instructions to all Harman stockholders who did not make a valid election to receive shares of Parent common stock in exchange for all of their shares of Harman common stock. The letter of transmittal and instructions will inform these stockholders how to surrender their common stock certificates in exchange for the Cash Consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal. Please see "Election to Receive Parent Common Stock—General Description of Election" beginning on page 102.

        You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. The exchange agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum that is withheld or deducted and paid to a taxing authority by the exchange agent will be deemed to have been paid to the person with regard to whom it is withheld.

        At the effective time of the merger, Harman's stock transfer books will be closed and there will be no further transfers on Harman's stock transfer books of shares of Harman common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation or to Parent for transfer, they will be cancelled and exchanged for the merger consideration.

        Any portion of the merger consideration deposited with the exchange agent that remains undistributed to former holders of Harman common stock for one year after the effective time of the merger will be delivered, upon demand, to the surviving corporation. Former holders of Harman common stock who have not complied with the above-described exchange and payment procedures may thereafter only look to the surviving corporation for payment of the merger consideration. None of Harman, Parent, Merger Sub, the exchange agent or any other person will be liable to any former holders of Harman common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit, in form and substance reasonably acceptable to Parent, regarding the loss, theft or destruction, and if required by Parent or the exchange agent, post an indemnity agreement or, at the election of Parent or the exchange agent, a bond in a customary amount as indemnity against any claim that may be made against it or the surviving corporation with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

        All merger consideration paid upon the surrender of certificates in accordance with the above terms will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Harman common stock formerly represented by such certificates.

Representations and Warranties

        The merger agreement contains representations and warranties by each of the parties to the merger agreement to each other as of a specific date. These representations and warranties (and the assertions embodied therein) have been made solely for the benefit of the other parties to the merger agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. In general, certain standards of materiality may apply in a way that is different from what may be viewed as material to you or other investors. The representations and warranties were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

        In the merger agreement, Harman made representations and warranties relating to, among other things:

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  Harman and Harman's subsidiaries' organization, good standing and qualification to do business;

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  Harman's capitalization, including in particular the number of shares of Harman common stock, stock options and other equity-based interests;

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  Harman's subsidiaries and Harman's equity interests in them;

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  Harman's corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the approval and recommendation of Harman's board of directors of the merger, the merger agreement and the other transactions contemplated by the merger agreement;

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  the enforceability of the merger agreement against Harman;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the absence of conflicts with or defaults under Harman's or Harman's subsidiaries' governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the completion of the merger;

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  Harman's SEC filings since July 1, 2004, including financial statements contained therein;

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  the absence of undisclosed liabilities;

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  Harman's and Harman's subsidiaries' permits and compliance with applicable legal requirements;

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  environmental matters;

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  matters relating to Harman's and Harman's subsidiaries' employee benefit plans;

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  the absence of related-party transactions;

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  the absence of certain changes relating to Harman or its subsidiaries, including the absence of a material adverse effect, since December 31, 2006 through and including April 26, 2007;

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  the absence of investigations, legal proceedings and governmental orders;

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  the accuracy and compliance with applicable securities law of the information supplied by Harman for inclusion in this proxy statement/prospectus and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

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  tax matters;

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  employment and labor matters affecting Harman or its subsidiaries;

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  intellectual property;

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  real property and personal property;

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  the vote of Harman stockholders required in connection with the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

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  material contracts and performance of obligations thereunder;

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  the absence of undisclosed brokers' fees;

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  the receipt by the board of directors of a fairness opinion from Bear Stearns; and

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  state takeover statutes and Harman's Rights Agreement.

        Many of Harman's representations and warranties are qualified by a Company Material Adverse Effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a Company Material Adverse Effect). A "Company Material Adverse Effect" means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, (a) has, or would be reasonably expected to have, a material adverse effect on or with respect to business, results of operation or financial condition of Harman and its subsidiaries taken as a whole, or (b) that prevents or materially delays or materially impairs the ability of Harman to consummate the merger.

        A Company Material Adverse Effect will not have occurred, however, as a result of any facts, circumstances, events, changes, effects or occurrences:

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  generally affecting the consumer or professional audio, automotive audio, information, entertainment or infotainment industries, or the economy or financial, credit or securities markets in the United States or any other country in which Harman or any of its subsidiaries operates (including effects on such industries, economy or markets resulting from regulatory or political changes, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing that causes any damage or destruction to or renders physically unusable or inaccessible any facility or property of Harman or any of its subsidiaries));

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  reflecting or resulting from changes in law or GAAP;

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  resulting from actions by Harman or any of its subsidiaries that Parent has expressly requested, or to which Parent has expressly consented;

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  resulting from the announcement of the merger or the proposal thereof or the merger agreement and the transactions contemplated thereby;

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  resulting from changes in the market price or trading volume of Harman's securities or from the failure to meet internal or public projections, forecasts or estimates (strictly limited to changes in market price or failure to meet projections, forecasts or estimates in and of itself, and not the underlying cause of such change or failure); or

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  resulting from the suspension of trading in securities generally on the NYSE;

except to the extent that, in the case of the first two bullets above, the impact of such fact, circumstance, event, change, effect or occurrence is disproportionately adverse to Harman and its subsidiaries, taken as a whole.

        The merger agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

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  Parent's and Merger Sub's organization, valid existence, good standing and qualification to do business;

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  Parent's and Merger Sub's corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the authorization of the merger agreement and the transactions contemplated thereby by the boards of directors of Parent and Merger Sub;

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  the enforceability of the merger agreement against Parent and Merger Sub;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

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  the accuracy and compliance with applicable securities law of the information supplied by Parent or Merger Sub for inclusion in this proxy statement/prospectus and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

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  the validity of debt and equity financing commitments and sufficiency of commitments for satisfaction of Parent's and Merger Sub's obligations under the merger agreement;

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  the capitalization and ownership of Merger Sub;

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  Parent's capitalization;

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  the lack of prior operations of Parent and Merger Sub;

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  the absence of undisclosed brokers' fees;

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  the absence of contracts, as of the date of the merger agreement, between Parent, Merger Sub and the guarantors on the one hand and Harman's officers and directors on the other hand relating to the transactions contemplated by the merger agreement;

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  the absence of investigations, legal proceedings and governmental orders;

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  each guarantor's delivery of the guarantee;

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  the solvency of the surviving corporation (assuming various matters, including that Harman's projections were prepared in good faith based upon reasonable assumptions);

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  Parent's and Merger Sub's access to information about Harman; and

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  the absence of ownership by certain affiliates of the Sponsors in any person engaged in the consumer or professional audio, automotive audio, information, entertainment or infotainment products industries.

        Some of Parent's and Merger Sub's representations and warranties are qualified by a Parent Material Adverse Effect standard. For the purposes of the merger agreement, "Parent Material Adverse Effect" means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, prevents or materially delays or materially impairs the ability of Parent and Merger Sub to consummate the merger on a timely basis, or would be reasonably expected to do so.

        The representations and warranties of all of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Harman's Business Pending the Merger

        Under the merger agreement, Harman has agreed that, subject to specified exceptions and unless Parent gives its prior written consent, between April 26, 2007 and the earlier of the effective time of the merger and the date, if any, on which the merger agreement is terminated, Harman will, and will cause each of its subsidiaries to:

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  conduct business in all materials respects in the ordinary course consistent with past practice; and

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  use commercially reasonable efforts to maintain and preserve intact Harman's respective business organization and business relationships, preserve Harman's respective assets, rights and properties in good repair and condition and to retain the services of Harman's respective key officers and key employees, in each case, in all material respects.

        Harman has also agreed that, between April 26, 2007 and the earlier of the effective time of the merger and the date, if any, on which the merger agreement is terminated, subject to specified exceptions or unless Parent gives its prior written consent, it will not, and will cause each of its subsidiaries not to:

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  with respect to Harman, adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire any capital stock or other equity interests or rights under the Rights Agreement or otherwise amend the terms of Harman's capital stock or other equity interests or rights under the Rights Agreement;

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  make, declare or pay any dividend, or make any other distribution on, or indirectly redeem, repurchase or otherwise acquire or encumber, any shares of Harman's capital stock or other equity interests, except (1) cashless exercises pursuant to the exercise of options to acquire Harman common stock outstanding as of April 26, 2007 or permitted to be granted after that date by the merger agreement, or under the Harman Retirement Savings Plan and (2) quarterly cash dividends not to exceed $0.0125 per share, consistent with past practice as to timing, except that no quarterly dividend will be declared with respect to the quarter in which the effective time of the merger occurs unless the effective time of the merger is after the record date for such quarter;

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  grant any person any right to acquire any shares of its capital stock or other equity interests;

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  issue or sell any additional shares of capital stock or other equity interests, any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or other equity interests, except upon exercise of stock options or settlement of restricted stock units outstanding as of April 26, 2007 (or permitted to be granted after that date by the merger agreement) or as required under any Harman benefit plan;

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  except as permitted by the next bullet, purchase, sell, lease, license, transfer, mortgage, abandon, encumber or otherwise subject to a lien or otherwise dispose of, in whole or in part, any properties, rights or assets having value in excess of $10,000,000 individually (other than (a) purchases or sales of inventory or (b) commodity, currency, purchase, sale or hedging agreements, in each case in the ordinary course of business consistent with past practice);

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  make capital expenditures (or authorization or commitment with respect thereto) in a manner reasonably expected to cause expenditures to exceed the capital expenditure budget for the fiscal years 2007 or 2008 (taking into account reasonably anticipated expenditures for the balance of the fiscal year 2007 as well as expenditures already committed or made and assuming, for this purpose, a budget for fiscal year 2008 that is 111% of the 2007 fiscal capital expenditure budget);

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  except (a) ordinary course loans pursuant to the Harman Retirement Savings Plan and advances for business expenses in the ordinary course pursuant to Harman benefit plans, (b) borrowings or letters of credit under Harman's existing credit facilities in the ordinary course of business consistent with past practice, or (c) borrowings that do not exceed $10,000,000 in the aggregate outstanding at any time, incur, create, assume or otherwise become liable for, repay or prepay, any indebtedness for borrowed money (including the issuance of any debt security), any capital lease obligations, any guarantee of any such indebtedness or debt securities of any other person, or any "keep well" or other agreement to maintain any financial statement condition of another person, or amend, modify or refinance any existing indebtedness;

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  make any investment in or acquisition of another person or business in excess of $10,000,000 individually or $25,000,000 in the aggregate, whether by merger, purchase of stock, contributions to capital, loans to, property transfers, or entering into binding agreements with respect to any such investment or acquisition (including any conditional or installment sale contract or other retention contract relating to purchased property);

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  except in the ordinary course of business consistent with past practice or on terms not materially adverse to Harman and its subsidiaries, taken as a whole, enter into, renew, extend, materially amend or terminate any material contract;

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  except to the extent required by law or by contracts in existence as of April 26, 2007, by Harman benefit plans or the merger agreement:

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  accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

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  increase the compensation or benefits of any of its employees, independent contractors or directors, other than merit-based increases in base salary or immaterial increases in benefits, in the ordinary course of business consistent with past practice for employees; or

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  materially amend or adopt any material compensation or benefit plan, including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not materially increase the annual cost to Harman or any of its subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit of its employees, independent contractors or directors;

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  (a) compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to the merger agreement or the transactions contemplated by the merger agreement), or consent to the same, other than those in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $5,000,000 individually (or with respect to a series of related claims), and in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, Harman or any of its subsidiaries, or (b) waive any claims or rights of substantive value;

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  amend or waive any material provision of Harman's charter or by-laws or other equivalent organizational documents or Harman's rights agreement or, in the case of Harman, enter into any agreement with any of its stockholders in their capacity as such;

  •
  enter into any "non-compete" or similar agreement that would by its terms restrict in any material respect the businesses of the surviving corporation or its subsidiaries or affiliates following the effective time of the merger other than in the ordinary course of business consistent with past practice;

  •
  enter into any new line of business outside of Harman's existing businesses;

  •
  enter into any new lease or amend the terms of any existing lease of real property which would require payments over the remaining term of such lease in excess of $25,000,000 (excluding any renewal terms);

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than among wholly owned subsidiaries of Harman);

  •
  implement or adopt any material change in its financial accounting principles or practices, other than as required by GAAP, applicable law or regulatory guidelines;

  •
  change any method of tax accounting, enter into any closing agreement with respect to material taxes, settle or compromise any material liability for taxes, make, revoke or change any material tax election, agree to any adjustment of any material tax attribute, file or surrender any claim for a material refund of taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material taxes, file any material amended tax return or obtain any material tax ruling, in each case other than in the ordinary course of business consistent with past tax practice; or

  •
  agree to take, make any commitment to take, or adopt any resolutions of its board of directors approving any of the actions prohibited by any of the foregoing.

Conduct of Parent Pending the Merger

        Parent has agreed to promptly notify Harman of the existence of any contract or other understanding between Parent, Merger Sub or any guarantor or any of their respective affiliates on the one hand, and any Harman employee on the other hand, and also agreed not to enter into any such contract or understanding prior to 11:59 p.m., New York City time, on June 15, 2007. Moreover, Parent and Merger Sub have agreed that between April 26, 2007 and the earlier of the effective time of the merger and the date, if any, on which the merger agreement is terminated, subject to certain exceptions or unless Harman gives its prior written consent, they will not:

  •
  adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire any capital stock or other equity interests or otherwise amend the terms of Parent's or Merger Sub's capital stock or other equity interests;

  •
  make, declare or pay any dividend, or make any other distribution on, any shares of its capital stock or other equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interests;

  •
  in the case of Parent, amend its certificate of incorporation or by-laws (other than in specified circumstances); or

  •
  agree to take, or make any commitment to take, any of the actions prohibited by any of the foregoing.

        In addition, for two years following the effective time of the merger Parent will, regardless of whether it is then required to do so by the Exchange Act and the rules and regulations promulgated thereunder, file with the SEC the reports specified by Section 13(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        Except as required by applicable law or contemplated by the merger agreement, the parties have agreed not to, and to cause their respective subsidiaries (and, in the case of Parent and Merger Sub, to cause the guarantors, subsidiaries of the guarantors, and investment funds affiliated with KKR 2006 Fund L.P.) not to take any action between April 26, 2007 and the earlier of the effective time of the merger and the date, if any, on which the merger agreement is terminated which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of such party to (a) obtain any governmental or regulatory approvals required for the transactions contemplated by the merger agreement, (b) perform its covenants and agreements under the merger agreement or (c) consummate the transactions contemplated by the merger agreement, or that would otherwise materially delay or prohibit completion of the merger and the other transactions contemplated by the merger agreement.

Stockholders' Meeting

        The merger agreement requires Harman, as promptly as reasonably practicable, to call, give notice of and hold a meeting of Harman stockholders for the purpose of obtaining the vote of Harman stockholders necessary to satisfy the vote condition described in "—Conditions to the Merger" beginning on page 97. Subject to Harman's board of directors withdrawing or modifying its recommendation that Harman stockholders vote in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement as described in "—Restrictions on Solicitation of Other Offers" below, Harman is required to use reasonable best efforts to solicit proxies from its stockholders in favor of the adoption of the merger agreement. Unless the merger agreement has been terminated prior to the meeting of stockholders, Harman is required to submit the merger agreement to a vote of stockholders even if its board has withdrawn, modified or amended its recommendation, or made any other public statement in connection with the meeting of stockholders, or in reference to an acquisition proposal, that is contrary to such recommendation, as described in "—Change of Recommendation/Termination in Connection with a Superior Proposal" on page 92, that its stockholders vote in favor of the adoption of the merger agreement.

Restrictions on Solicitation of Other Offers

        The merger agreement provides that, until 11:59 p.m., New York City time, on June 15, 2007, or the No-Shop Period Start Date, Harman was permitted to:

  •
  initiate, solicit and encourage any acquisition proposal for Harman including by way of providing non-public information pursuant to a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Harman than those contained in the confidentiality agreement entered into with KKR, provided that Harman must promptly provide to Parent any material non-public information concerning Harman or its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives; and

  •
  enter into and maintain discussions or negotiations concerning an acquisition proposal for Harman or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

        From and after the No-Shop Period Start Date, Harman has agreed not to:

  •
  initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any acquisition proposal for Harman or engage in any discussions or negotiations with respect thereto or otherwise knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations; or

  •
  approve or recommend, or publicly propose to approve or recommend, any acquisition proposal for Harman or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to any acquisition proposal for Harman or enter into any agreement or agreement in principle requiring Harman to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach Harman's obligations under the merger agreement or propose or agree to do any of the foregoing.

        In addition, as of the No-Shop Period Start Date, Harman agreed to immediately cease and terminate with all persons any solicitation, encouragement, discussion or negotiations existing at such time, unless the acquisition proposal for Harman offered by such person meets the requirements in the first two bullet points of the following paragraph.

        Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement by Harman stockholders, Harman is permitted to engage in discussions or negotiations with, or provide information to any party to the extent that:

  •
  Harman receives from such party an acquisition proposal for Harman, which the board of directors of Harman believes in good faith to be bona fide;

  •
  Harman's board of directors determines in good faith, after consultation with its independent financial advisors and outside counsel, that the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal; and

  •
  after consultation with its outside counsel, Harman's board of directors determines in good faith that the failure to take such action could violate its fiduciary duties under applicable law.

        In such cases, Harman (a) will not, and will not allow its representatives to, disclose any material non-public information to such person without entering into a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Harman than those contained in the confidentiality agreements entered into with KKR, and (b) will promptly provide to Parent any non-public information concerning Harman or its subsidiaries provided to such other person which was not previously provided to Parent or its representatives.

        From and after the No-Shop Period Start Date, Harman is required to promptly (within one business day) notify Parent in the event Harman receives an acquisition proposal from a person or group of related persons, including the material terms and conditions thereof, and is required to keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 48 hours after the occurrence of such developments, discussions or negotiations). In addition, Harman has agreed to promptly (within two business days) notify Parent orally and in writing if Harman determines to begin providing information or to engage in negotiations concerning an acquisition proposal from a person or group of related persons.

        An "acquisition proposal" means any inquiry, proposal or offer from any person or group of persons (other than Parent, Merger Sub or their respective affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of Harman and its subsidiaries, taken as a whole, or 25% or more of any class or series of

Harman's securities, any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 25% or more of any class or series of Harman's capital stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Harman (or any of its subsidiaries whose business constitutes 25% or more of Harman's and its subsidiaries' net revenues, net income or assets, taken as a whole).

        A "superior proposal" means an acquisition proposal involving (a) assets that generate more than 50% of the consolidated total revenues, or (b) assets that constitute more than 50% of the consolidated total assets of Harman and its subsidiaries or (c) more than 50% of the total voting power of Harman's equity securities, in each case that Harman's board of directors in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to Harman stockholders than the transactions contemplated by the merger agreement (1) after receiving the advice of a financial advisor (who must be a nationally recognized investment banking firm) and (2) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and any other relevant factors permitted by applicable law.

Change of Recommendation/Termination in Connection with a Superior Proposal

        Harman's board of directors may also, at any time prior to the adoption of the merger agreement by Harman stockholders, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), its recommendation that the stockholders of Harman adopt the merger agreement or make any other public statement in connection with the special meeting that is contrary to such recommendation, if the board of directors determines in good faith, after consultation with outside counsel, that failure to take such action could violate its fiduciary duties under applicable law, or terminate the merger agreement and enter into a definitive agreement which the board of directors determines in good faith constitutes a superior proposal after giving effect to the adjustments which may be offered by Parent. Harman's board may do so only after (a) giving written notice to Parent and Merger Sub at least three business days in advance of its intention to do so, (b) prior to effecting such action or terminating the merger agreement to enter into a definitive agreement with respect to such superior proposal, during such three-business day period, negotiating with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal ceases to constitute a superior proposal and (c) in the event of the termination of the merger agreement, Harman pays to Parent the $225 million or $75 million termination fee, as applicable, as described in further detail below in "—Termination Fees and Expenses" beginning on page 99.

Agreement to Take Further Action and Use Reasonable Best Efforts

        Each of the parties to the merger agreement has agreed to use its reasonable best efforts to do anything necessary, proper or advisable to make effective the merger and the other transactions contemplated by the merger agreement. In particular, the parties have agreed to use their reasonable best efforts to make necessary filings and obtain necessary governmental consents and approvals, including those required under the HSR Act. To the extent necessary to obtain such antitrust approvals, the parties have agreed to sell, divest or dispose of any assets or businesses to the extent necessary to avoid an injunction or other order which would prevent or delay the closing beyond February 11, 2008 (except that Harman will only agree to dispose of any of its assets or its businesses if such disposition is conditional on the closing, and affiliates and other members of Parent will not be required to take such action with respect to any portfolio company). Harman has also agreed to use its reasonable best efforts to obtain necessary consents or waivers from third parties (although no party is required to pay any consideration or incur any liability in connection with obtaining such consents or waivers), to defend any lawsuit challenging the merger or the merger agreement, and to execute and deliver any additional documents necessary to complete the merger.

        The parties have agreed to keep each other reasonably apprised of the status of matters relating to the completion of the merger and the other transactions contemplated by the merger agreement, including promptly furnishing each other with copies of notices or other written communications received from any third party and/or any governmental entity. The parties have also agreed to give each other a reasonable opportunity to review in advance, and will consider in good faith the views of the other party in connection with, any proposed written communication to a governmental entity. To the extent practicable under the circumstances, the parties will not participate in any substantive meeting or discussion with a governmental entity in connection with the proposed transactions without consulting with the other party in advance and, to the extent permitted, giving the other party the opportunity to attend and participate. If any administrative or judicial proceeding is instituted (or threatened to be instituted) challenging the merger or any other transaction contemplated by the merger agreement, the parties will cooperate in all reasonable respects with each other and use their reasonable best efforts to contest and resist the proceeding and any other order, whether temporary, preliminary or permanent, prohibiting the merger or any related transaction.

Financing Commitments; Cooperation

        Parent has agreed to use its reasonable best efforts to arrange the financing in connection with the merger on terms described in the equity and debt financing commitment letters delivered in connection with the signing of the merger agreement or other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the merger and the other transactions contemplated by the merger agreement, including using its reasonable best efforts to:

  •
  maintain in effect the financing commitment letters and to negotiate definitive documents on the terms contained in the financing commitment letters (or other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement);

  •
  satisfy the conditions applicable to Parent in the definitive financing documents and consummate the financing at or before closing;

  •
  comply with its obligations under the financing commitment letters; and

  •
  enforce its rights under the financing commitment letters.

        Parent has agreed to give Harman prompt notice upon learning of any material breach or any termination by any party of the financing commitment letters. Parent has also agreed to keep Harman informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the financing (including providing Harman with copies of documents related to the financing to the extent they contain new conditions applicable to Parent).

        Under the confidentiality letter entered into between Harman and Parent, in general, Parent may not enter into any arrangements relating to financing on an exclusive basis. The merger agreement, however, permits Parent, following the No-Shop Period Start Date, to engage two additional providers of debt financing on an exclusive basis and obtain equity commitments or equity financing on an exclusive basis from any person other than (a) persons who submitted an acquisition proposal prior to the No-Shop Period Start Date and (b) persons principally involved in the private equity business that have aggregate uninvested equity commitments of at least $5 billion. In addition, prior to the No-Shop Period Start Date, subject to specified limitations, Parent is permitted to engage additional providers of debt and equity financing on a non-exclusive basis and in specified limited circumstances with respect to equity financing on an exclusive basis.

        Parent will be permitted to amend, modify or replace the debt commitment letters delivered in connection with the signing of the merger agreement with new financing commitments, so long as the change to the new commitment:

  •
  does not reduce the aggregate amount of the debt financing below the amount required to consummate the merger and the related transactions;

  •
  does not adversely amend or expand the conditions to the drawdown of the debt financing in any respect that would make the conditions to closing the merger less likely to be satisfied by February 11, 2008 or that would expand the possible circumstances under which the conditions would not be satisfied by February 11, 2008;

  •
  is not reasonably expected to delay the closing of the merger; or

  •
  is not otherwise adverse to Harman's interests in any material respect.

        In the event that all conditions to the financing commitments (other than, in connection with the debt financing, the availability or funding of any of the equity financing) have been satisfied, Parent has agreed to, from and after the final day of the Marketing Period and subject to the satisfaction of the mutual closing conditions and the conditions to the obligation of Parent and Merger Sub to effect the merger, as described in "—Conditions to the Merger" beginning on page 97, use its reasonable best efforts to cause the lenders and other persons providing such financing to fund the financing required to consummate the merger on the closing date.

        In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the financing unlikely to occur as contemplated in the financing commitment letters or generally less likely as on the date of the merger agreement, Parent has agreed to notify Harman and to use its reasonable best efforts to obtain, as promptly as practicable but in no event later than one day prior to the closing date, replacement financing from alternative debt financing sources on terms no less favorable to Parent or Merger Sub and no more adverse to the ability of Parent to consummate the merger and related transactions (in each case, as determined in the reasonable judgment of Parent).

        In the event that on the final day of the Marketing Period:

  •
  all or any portion of the debt financing to be accomplished through the placement of high yield securities has not been consummated;

  •
  all mutual closing conditions and all closing conditions pertaining to Parent's and Merger Sub's obligations described in "—Conditions to the Merger" beginning on page 97 have been satisfied or waived (other than those conditions that by their nature will not be satisfied until the closing); and

  •
  the bridge financing is available substantially on the terms and conditions described in the debt commitment letters;

then Merger Sub will borrow under and use the proceeds of the bridge financing to replace such affected portion of the high yield financing no later than the last day of the Marketing Period.

        Harman has agreed to provide, and to cause its subsidiaries to provide, and to use reasonable best efforts to cause its representatives, including legal and accounting representatives, to provide, all cooperation reasonably requested by Parent in obtaining financing (so long as the requested cooperation does not unreasonably interfere with the ongoing operations of Harman and its subsidiaries), including:

  •
  providing financial and other information as Parent reasonably requests in order to consummate the debt financing, including Harman's financial statements and other financial data;

  •
  participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

  •
  assisting in the preparation of materials required in connection with the financing (including the execution and delivery of one or more customary representation letters), so long as Harman and its subsidiaries are not required to issue any private placement memoranda or prospectuses in relation to high yield debt securities, and any such private placement memorandum or prospectuses will contain disclosure and financial statements reflecting the surviving corporation and/or its subsidiaries as the obligor;

  •
  reasonably cooperating with the marketing efforts for any of the financing, including helping to prepare for and participating in meetings, and due diligence sessions with prospective lenders, investors and rating agencies;

  •
  providing monthly financial statements to the extent Harman customarily prepares such financial statements;

  •
  facilitating the entrance into one or more credit or other agreements on terms satisfactory to Parent in connection with the debt financing to the extent direct borrowings or debt incurrences by Harman or its subsidiaries are contemplated by the debt commitment letters (however, neither Harman nor any of its subsidiaries will be required to enter into any such agreement prior to the effective time of the merger);

  •
  facilitating the completion of the debt financing and the direct borrowing or incurrence of all proceeds of the debt financing, including any high yield financing, by the surviving corporation immediately following the effective time;

  •
  taking all actions reasonably necessary to permit potential lenders to evaluate Harman's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral agreements and to establish bank accounts and other accounts and blocked account agreements and lock box arrangements;

  •
  executing and delivering (or using reasonable best efforts to obtain from advisors and other persons) customary certificates, accounting comfort letters, legal opinions, hedging agreements, surveys, title insurance policies; and

  •
  facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the financing as may be reasonably requested by Parent.

        The merger agreement limits Harman's obligation to incur any fees or liabilities with respect to the debt financing prior to the effective time of the merger. Parent has also agreed to reimburse Harman for all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in connection with Harman's cooperation, and to indemnify Harman against losses Harman incurs in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided by Harman.

Employee Benefits

        The parties have agreed that, after the completion of the merger through December 31, 2008, Parent is to provide Harman's current employees with annual base salary and base wages, cash incentive compensation opportunities (excluding equity-based compensation) and aggregate benefits, in each case, that are no less favorable than those that Harman provides (excluding equity-based compensation) as of immediately prior to the effective time of the merger.

        Upon the effective time of the merger, Parent will cause the surviving corporation to honor all obligations under Harman's benefit plans in accordance with their terms as in effect immediately before the effective time of the merger and that the completion of the merger will constitute a "change in control" or similar corresponding term under Harman's benefit plans. For any plans providing benefits to Harman's employees following the merger, Parent and its subsidiaries will recognize past service for purposes of participation and benefit accrual generally.

        Prior to the effective time of the merger, Harman has agreed to amend its 2002 Key Executive Officers Bonus Plan such that if the merger occurs after June 30, 2007, it will not constitute a "change in control" under the terms of the plan.

Other Covenants and Agreements

        The merger agreement contains additional agreements among Harman, Parent and Merger Sub relating to, among other things:

  •
  the filing of this proxy statement/prospectus with the SEC, and cooperation in preparing this proxy statement/prospectus and in responding to any comments received from the SEC on those documents;

  •
  actions necessary to exempt the transactions contemplated by the merger agreement and related agreements from the effect of any takeover statutes;

  •
  coordination of press releases and other public statements about the merger and the merger agreement;

  •
  indemnification and insurance of directors, officers and employees, including prohibiting amendments to Harman's and its subsidiaries' respective charter and by-laws providing for exculpation, indemnification, and advancement of expenses, and maintaining, or providing a "tail policy," to Harman's directors' and officers' liability insurance with a claims period of six years following the effective time of the merger;

  •
  giving Parent and its advisors reasonable access to Harman's properties, contracts, books, records, officers, employees and agents;

  •
  notices of certain events, and consultation to mitigate any adverse consequences of those events;

  •
  actions necessary to exempt dispositions of equity securities by Harman's directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act;

  •
  obtaining affiliate letters from certain persons regarding post-merger restrictions under the Securities Act on transfers of Parent common stock received by such persons;

  •
  the maintenance by Harman of control over its operations until the effective time of the merger;

  •
  the payment of real estate transfer taxes;

  •
  obtaining resignations of certain directors of Harman's subsidiaries as requested by Parent;

  •
  actions by Parent to cause Merger Sub to fulfill its obligations; and

  •
  prohibiting any actions that would be expected to prevent the exchange of Harman shares for Parent common stock (as described under "—Merger Consideration; Election to Receive Parent Common Stock Instead of Cash" on page 81) from qualifying as a tax-free transaction for U.S. federal income tax purposes.

Conditions to the Merger

        The obligations of each of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  Stockholder Approval.    The merger agreement must be adopted by the vote of holders of at least a majority of the outstanding shares of Harman common stock entitled to vote on the matter.

  •
  No Legal Prohibition or Orders.    No governmental entity of competent jurisdiction has enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibitions which remains in effect that enjoins or otherwise prohibits completion of the merger.

  •
  Regulatory Approvals.    The waiting period under the HSR Act (and any extension thereof) and under the antitrust and anti-competition statutes of Canada and under similar legislation in South Africa must have expired or been earlier terminated, and the European Commission must have adopted a decision pursuant to the Council Regulation (EC) No. 139/2004 declaring the merger compatible with the common market (or approval by each European Union member state with proper jurisdiction if the European Union does not have jurisdiction).

  •
  Form S-4.    The registration statement on Form S-4 to be filed with the SEC by Parent, of which this proxy statement/prospectus constitutes a part, in connection with the issuance of Parent common stock following the merger must have become effective, and no stop-order or proceeding suspending the effectiveness of the Form S-4 has been initiated or threatened by the SEC.

        Harman's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties.    Parent's and Merger Sub's representations and warranties must be true and correct in all material respects (other than Parent's and Merger Sub's representations and warranties as to the ownership and operations of Parent and Merger Sub and the absence of contracts between Parent, Merger Sub and the guarantor on the one hand and Harman's officers and directors on the other hand, both of which must be true and correct in all respects) as of April 26, 2007 and as of the closing date of the merger (unless any such representation or warranty is made only as of a specific date, in which event that representation or warranty must be true and correct only as of that specific date).

  •
  Performance of Covenants.    Parent and Merger Sub must have performed, in all material respects, their covenants and agreements in the merger agreement.

  •
  Officer's Certificate.    Parent must deliver to Harman at closing a certificate, dated as of the closing date and signed by a senior executive officer of Parent, with respect to the satisfaction of the conditions relating to Parent's and Merger Sub's representations, warranties, covenants and agreements.

        The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties.    Harman's representations and warranties (other than Harman's representations and warranties with respect to capitalization and absence of any Company Material Adverse Effect) must be true and correct (disregarding all qualifications or limitations as to "materiality," "Company Material Adverse Effect" and words of similar import set forth therein) as of April 26, 2007 and as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect. Harman's representations and warranties with respect to (a) capitalization must be true and correct in all material respects as of April 26, 2007 and as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (b) absence of any Company Material Adverse Effect must be true and correct as of April 26, 2007 and as of the closing date.

  •
  Performance of Covenants.    Harman must have performed, in all material respects, its covenants and agreements in the merger agreement.

  •
  Officer's Certificate.    Harman must deliver to Parent at closing a certificate, dated as of the closing date and signed by a senior executive officer of Harman, with respect to the satisfaction of the conditions relating to its representations, warranties, covenants and agreements.

Termination

        Harman and Parent may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after Harman stockholders have adopted the merger agreement). In addition, either Harman or Parent may terminate the merger agreement at any time before the completion of the merger if:

  •
  the merger has not been completed by February 11, 2008, so long as the party seeking to terminate has not breached in any material respect its obligations under the merger agreement in any manner that has proximately caused the failure to consummate the merger on or before such date;

  •
  any governmental entity of competent jurisdiction has issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the completion of the merger, so long as the party seeking to terminate has used its reasonable best efforts as may be required by the merger agreement to prevent, oppose and remove such injunction; or

  •
  the merger agreement has been submitted to Harman stockholders for adoption and the required vote has not been obtained.

        In addition, Harman may terminate the merger agreement at any time before the completion of the merger:

  •
  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and that breach or failure would result in the failure of a closing condition that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following the receipt of a written notice from Harman), and Harman is not in material breach of its representations, warranties, covenants or other agreements in the merger agreement;

  •
  in order to enter into a superior proposal, if, prior to the receipt of the required stockholder vote and at such time, Harman complied with its obligations in the merger agreement regarding such termination (including those described in "—Change of Recommendation/Termination in Connection with a Superior Proposal" on page 92; or

  •
  if the merger has not been completed on the second business day after the final day of the Marketing Period and all of the mutual closing conditions and all of the conditions to the obligations of Parent and Merger Sub to close have been satisfied and at the time of such termination such conditions continue to be satisfied.

        In addition, Parent may terminate the merger agreement at any time before the completion of the merger if:

  •
  Harman has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and that breach or failure would result in the failure of a closing condition that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following the receipt of a written notice from Parent), and Parent and Merger Sub are not in material breach of their representations, warranties, covenants or other agreements in the merger agreement; or

  •
  Harman's board of directors:

  •
  withdraws (or modifies or qualifies in a manner adverse to Parent or Merger Sub), or publicly proposes to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), its recommendation that the stockholders of Harman adopt the merger agreement or make any other public statement in connection with the special meeting that is contrary with such recommendation;

  •
  fails to include in this proxy statement/prospectus its recommendation to Harman stockholders that they adopt the merger agreement;

  •
  approves or recommends, or publicly proposes to approve or recommend, any acquisition proposal, as described in "—Restrictions on Solicitation of Other Offers" beginning on page 90; or

  •
  fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of Harman's capital stock that constitutes an acquisition proposal (other than by Parent or any of its affiliates), including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer, within ten business days after commencement.

Termination Fees and Expenses

        In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by Harman in connection with the debt financing, as described above in "—Financing Commitments; Cooperation" beginning on page 93). However, if the merger agreement is terminated in certain circumstances described below, Harman may be required to pay as directed by Parent certain termination fees or expenses, or alternatively, Parent may be required to pay to Harman a termination fee.

Fees and Expenses Payable by Harman

        Reimbursement of Expenses.    Harman has agreed to reimburse Parent's and Merger Sub's out-of-pocket expenses up to a maximum amount of $20 million, if:

  •
  either Harman or Parent terminates the merger agreement because of the failure of Harman stockholders to adopt the merger agreement at the special meeting or any adjournment or postponement thereof; or

  •
  Parent or Merger Sub terminates the merger agreement in the event Harman has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and that breach or failure would result in the failure of a closing condition that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following receipt of a written notice from Parent), and Parent is not otherwise entitled to a termination fee.

        Payment of Termination Fee.    If the merger agreement is terminated by either Harman or Parent under the conditions described in further detail below, Harman will pay a termination fee at the direction of Parent. The amount of the termination fee if the merger agreement is terminated under these conditions is $225 million unless the merger agreement is terminated in connection with the submission of a superior proposal by an "excluded party" in which case the termination fee which Harman must pay is $75 million. An excluded party is defined in the merger agreement as a party that submitted a bona fide acquisition proposal prior to the No-Shop Period Start Date that the Harman board of directors determines in good faith constitutes or could reasonably be expected to constitute a superior proposal, and which acquisition proposal does not cease to meet these qualifications after the No-Shop Period Start Date for a continuous period of more than five business days. On June 16, 2007, Harman notified Parent, in accordance with the notice requirements of the merger agreeement, that there are no excluded parties. In addition, the amount of the termination fee will be reduced by any amounts of Parent's and Merger Sub's out-of-pocket expenses previously paid by Harman as described above.

        Harman must pay a termination fee if:

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  Harman terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal as described above in "—Change of Recommendation/Termination in Connection with a Superior Proposal" on page 92 (in which case Harman will pay the termination fee concurrently with the termination of the merger agreement); or

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  Parent terminates the merger agreement in the event Harman's board of directors:

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  withdraws (or modifies or qualifies in a manner adverse to Parent or Merger Sub), or publicly proposes to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), its recommendation that the stockholders of Harman adopt the merger agreement or make any other public statement in connection with the special meeting that is contrary with such recommendation;

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  fails to include in this proxy statement/prospectus its recommendation to Harman stockholders that they adopt the merger agreement;

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  approves or recommends, or publicly proposes to approve or recommend, any acquisition proposal, as described in "—Restrictions on Solicitation of Other Offers" beginning on page 90; or

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  fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of Harman's capital stock that constitutes an acquisition proposal (other than by Parent or any of its affiliates), including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer, within ten business days after commencement.

        Harman will also have to pay the termination fee promptly following the earlier of the execution of a definitive agreement with respect to, or the completion of, any transaction contemplated by an acquisition proposal if:

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  a bona fide acquisition proposal has been made, or an intention to make an acquisition proposal must have been publicly announced or an acquisition proposal must have otherwise become publicly known;

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  following such acquisition proposal or announcement, the merger agreement is terminated by Harman or Parent because the merger has not been completed by February 11, 2008 (as described in further detail in "—Termination" above) or after the merger agreement has been submitted to Harman stockholders for adoption and the required vote has not been obtained (as described in further detail in "—Termination" above) or by Parent for Harman's breach of its representations, warranties, covenants or other agreements in the merger agreement (as described in further detail in "—Termination" above); and

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  within nine months of the termination of the merger agreement, Harman enters into, or submits to the Harman stockholders for adoption, or consummates an acquisition proposal for Harman, which need not be the same as the acquisition proposal for Harman that was publicly announced or otherwise made known (for the acquisition proposal for Harman referred to in this bullet, the "25%" levels in the definition of "acquisition proposal" beginning on page 91 are replaced with "50%").

Fees Payable by Parent

        Parent has agreed to pay Harman a termination fee of $225 million in cash promptly following termination of the merger agreement if it is terminated by Harman because either:

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  Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement and such breach or failure would result in the failure of a closing condition that cannot be cured by February 11, 2008 (or if capable of being cured, was not cured within 30 days following the receipt of a written notice from Harman), provided that Harman is not in material breach of its representations, warranties, covenants or other agreements in the merger agreement and, at the time of the termination, there are no states of facts or circumstances that would reasonably be expected to cause the mutual closing conditions and the conditions to the obligation of Parent and Merger Sub to close not to be satisfied by February 11, 2008; or

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  the merger has not been completed on the second business day after the final day of the Marketing Period and all of the mutual closing conditions and all of the conditions to the obligation of Parent and Merger Sub to close have been satisfied and, at the time of the termination, such conditions continue to be satisfied.

        The merger agreement provides that Harman's right to receive payment of the $225 million termination fee in the circumstances described above is the sole and exclusive remedy available to Harman, its affiliates and subsidiaries against Parent, Merger Sub, the guarantors and any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates or agents for the loss suffered as a result of the failure of the merger to be completed.

Amendment and Waiver

        The merger agreement may be amended by a written agreement signed by Harman, Parent and Merger Sub at any time prior to the completion of the merger, whether or not Harman stockholders have adopted the merger agreement. However, no amendment that requires further approval of Harman stockholders will be made without obtaining that approval. At any time prior to the completion of the merger, Harman, Parent or Merger Sub may waive the other party's compliance with certain provisions of the merger agreement.

ELECTION TO RECEIVE PARENT COMMON STOCK

General Description of Election

        Each person who is a record holder of Harman common stock on [    •    ], 2007 (which is referred to as the Election Form Record Date), or who becomes a record holder during the period between the Election Form Record Date and the Election Deadline, instead of receiving the Cash Consideration of $120.00 per share of Harman common stock, has the right to submit an election form specifying the number of Harman shares that such holder desires to have converted into the right to receive Parent common stock subject to the proration procedures described below. Harman stockholders may make this election with respect to some or all of their shares. All shares of Harman common stock, other than the electing shares (which may be reduced on a pro rata basis pursuant to the proration procedures described below), will be converted into the right to receive the Cash Consideration.

        Additionally, each person who is a holder of an option to acquire shares of Harman common stock on the Election Form Record Date or who becomes an option holder between the Election Form Record Date and the Election Deadline may elect to submit an election form specifying the number of Harman stock options that such holder irrevocably commits to exercise immediately prior to the effective time of the merger and the corresponding number of shares underlying these options that the option holder desires to have converted into the right to receive Parent common stock (subject to the proration procedures described below) instead of the cash consideration they would otherwise receive, if any.

        All elections to convert Harman common stock or options to purchase Harman common stock into Parent common stock in connection with the merger must be submitted on the election form that is being mailed to stockholders and option holders together with this proxy statement/prospectus. All election forms must be received by Mellon Investor Services LLC, as the exchange agent, by the Election Deadline (5:00 p.m., New York City time, on the last business day before the date of the special meeting).

        If you elect to convert some or all of your Harman common stock into Parent common stock, you must submit, along with your election form, the certificates representing the shares of Harman common stock that you desire to have converted into Parent common stock, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Harman. Alternatively, along with the election form, you may submit an appropriate guarantee of delivery of such certificates from a firm that is a member of a registered national securities exchange or the NASD or by a commercial bank or trust company in the United States as set forth in the election form, provided that the certificates representing the shares of Harman common stock are in fact delivered to the exchange agent within five NYSE trading days after the date of execution of such guarantee of delivery.

        The election form for stock options contains instructions relating to the procedures you must follow to convert your stock options into the right to receive Parent common stock.

        Any election form relating to Harman common stock may be revoked by the stockholder submitting it by written notice to the exchange agent prior to the Election Deadline. Any election form relating to options to acquire Harman common stock is irrevocable. All election forms will automatically be revoked if the merger is abandoned and the merger agreement is terminated. If an election form is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) representing the shares of Harman common stock to which such election form relates, will be promptly returned to the Harman stockholder having submitted it to the exchange agent.

        Harman's board of directors is not making any recommendation as to whether Harman stockholders or option holders should elect to receive shares of Parent common stock in the merger. In addition, Bear Stearns does not express any opinion, view or recommendation as to whether any Harman stockholder should make or not make an election to receive Parent common stock instead of the Cash Consideration in the merger.

Proration of Parent Common Stock

        The maximum aggregate number of shares of Harman common stock that may be converted into Parent common stock is 8,333,333 (either by elections related to shares of Harman common stock or by elections related to options to acquire Harman common stock). If the aggregate number of shares of Harman common stock (including options to purchase Harman common stock) electing to convert into Parent common stock exceeds 8,333,333, the shares of Harman common stock and options to purchase Harman common stock will be converted to Parent common stock using the following methodology:

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  The proration factor will be determined by dividing (a) 8,333,333 by (b) the aggregate number of shares of Parent common stock that would have been issued to Harman stockholders and option holders if all elections had been accepted in full.

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  Each person's Harman common stock and shares underlying options to acquire Harman common stock that he or she is electing to convert into Parent common stock (as reduced by the number of shares that would be necessary to satisfy the exercise price and any tax withholding obligations) will be multiplied by the proration factor to calculate the total amount of Parent common stock the person will be entitled to receive.

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  If, after giving effect to the proration factor, the total number of shares of Parent common stock a person is entitled to receive exceeds the amount of Harman common stock (excluding shares underlying options) such person elected to convert into Parent common stock, then all shares of Harman common stock such person elected to convert into Parent common stock will be converted, and the number of shares underlying options permitted to convert will be reduced by an equal amount. Under these circumstances, a person's shares will be given preference for purposes of the conversion over such person's options to acquire Harman common stock. The total number of shares of Parent common stock such person is entitled to receive will not change.

        All Harman common stock and shares underlying options to acquire Harman common stock not converted into Parent common stock in accordance with the above proration methodology will be converted into the right to receive cash as if an election to convert such shares of Harman common stock and shares of Harman common stock underlying options was not made. In addition, no fractional shares of Parent common stock will be issued in the merger to electing Harman stockholders and option holders. Each electing Harman stockholder and option holder who otherwise would have been entitled to a fraction of a share of Parent common stock will receive cash (without interest and less any required withholding taxes) in an amount determined by multiplying the fractional share interest by the Cash Consideration. See "The Merger Agreement—Merger Consideration; Election to Receive Parent Common Stock Instead of Cash" on page 81 and "The Merger Agreement—Treatment of Stock Options and Other Awards" on page 82.

        If valid elections are made by electing Harman stockholders and option holders to receive more than 8,333,333 shares of Parent, the exchange agent will promptly return to electing Harman stockholders any certificates representing Harman shares that will not be converted into Parent common stock based on the pro rata allocation of Parent common stock to electing Harman stockholders and option holders.

        The following table illustrates the application of proration on the issuance of Parent common stock in the merger, assuming the election by Harman stockholders and option holders to receive the numbers of shares of Parent common stock shown in the far-left column.

Total Number of Elected Parent Shares	Proration Percentage	Number of Parent Shares Issued	Number of Elected Parent Shares Converted into Cash Consideration
5,000,000	100.0%	5,000,000	0
8,333,333	100.0%	8,333,333	0
10,000,000	83.3%	8,333,333	1,666,667
15,000,000	55.6%	8,333,333	6,666,667
20,000,000	41.7%	8,333,333	11,666,667
25,000,000	33.3%	8,333,333	16,666,667

        Some examples of the effects of the proration of the merger consideration are illustrated below (all percentages are approximate). The percentage of electing shares of Harman common stock and elections related to shares underlying options to acquire Harman common stock are shown for illustrative purposes only. The actual elections are likely to differ, perhaps significantly.

        Example 1—No Proration Necessary.    Assume Harman stockholders and option holders elect to receive 5,000,000 total shares of Parent common stock. Because the number of electing shares is less than 8,333,333, no proration will be required. As a result, all electing shares will be converted into the right to receive 5,000,000 shares of Parent common stock. All non-electing shares will be converted into the right to receive the Cash Consideration.

        Example 2—Proration Necessary.    Assume Harman stockholders and option holders elect to receive 10,000,000 total shares of Parent common stock. Because the number of electing shares exceeds 8,333,333, the number of shares of Parent common stock to be issued in the merger will be prorated. The proration percentage will be 83.3%. As a result, 8,333,333 of the electing shares will be converted into the right to receive Parent common stock and 1,667,667 electing shares will be converted into the right to receive the Cash Consideration. The following describes the application of proration in this example for a partial and complete election for shares of Parent common stock.

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  Partial Election.    Assume a Harman stockholder holds 6,000 shares and makes a valid election with respect to 3,000 of his shares. Under the proration described above, 2,499 of his 3,000 electing shares will be converted into the right to receive Parent common stock. The stockholder will receive the Cash Consideration for his 3,000 non-electing shares as well as the 501 electing shares that were not converted due to proration.

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  Complete Election.    Assume a Harman stockholder holds 6,000 shares and makes a valid election with respect to all of her shares. Under the proration described above, 4,999 of her 6,000 shares will be converted into the right to receive Parent common stock and the remaining 1,001 shares will be converted into the right to receive the Cash Consideration.

        Harman and Parent expect to publicly announce whether electing shares are subject to proration as soon as practicable following the Election Deadline.

Election Forms and Related Documents

        Parent has appointed the exchange agent to coordinate the payment of the applicable merger consideration following the merger. An election form package is being mailed with this proxy statement/prospectus to all holders of Harman common stock as of the record date. In addition, the exchange agent will send, upon request by contacting Harman or the proxy solicitor, an election form package to those stockholders who acquire their shares after the record date. The election form package will contain a form for you to complete in the event you would like to make an election to receive shares of Parent common stock. The election form package also will contain detailed instructions on how to complete the form, along with various questions and answers relating to the election process.

        As further described in the election form package, holders of Harman common stock who wish to make an election will be required to properly complete, execute and return the documents described below, in the manner described below, by the Election Deadline:

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  Election Form.    Complete the election form according to the instructions provided in the election form package.

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  Stock Certificates.    Submit duly endorsed Harman stock certificates for those shares subject to the election, or the notice of guaranteed delivery.

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  Form W-9.    Complete the Substitute Form W-9 provided with the election form package, or if you are a non-U.S. person, request from the exchange agent, and complete, sign and return an appropriate Form W-8.

        Please carefully read the documents contained in the election form package, including the information booklet provided in that package.

ELECTION AGREEMENT

        As a condition to the Sponsors entering into the merger agreement, Dr. Sidney Harman, Harman's Executive Chairman, has entered into an agreement with Parent regarding his election to receive Parent common stock instead of $120.00 per share in cash, as described in "The Merger Agreement—Merger Consideration; Election to Receive Parent Common Stock Instead of Cash" on page 81. Under the election agreement, Dr. Harman has agreed to irrevocably elect to receive shares of Parent common stock in exchange for at least 1,700,000 shares of Harman common stock he beneficially owns, subject, in the case of elections made with respect to any Harman stock options, to the application of a formula that effectively nets the exercise price and subject to the same proration procedures applicable to all other electing Harman stockholders and option holders.

        The merger agreement provides that all elections related to Harman common stock may be revoked before the Election Deadline. Under the election agreement, however, the election made by Dr. Harman for both his shares of Harman common stock and his Harman stock options is irrevocable. In the event that Parent and Dr. Harman enter into an agreement providing for any options to acquire Harman common stock held by Dr. Harman to be converted into options or other equity awards of Parent, the total amount of his electing shares (1,700,000) will be reduced by the number of shares subject to these options (calculated net of any exercise price of these options).

        In addition, Dr. Harman has agreed that during the period beginning on April 26, 2007 and ending at the effective time of the merger and subject to certain exceptions he will not sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any voting agreements or other similar arrangements regarding, any Harman common stock or take any action that would have the effect of preventing Dr. Harman from irrevocably electing 1,700,000 shares as required under the election agreement. Nothing under the election agreement, however, prohibits Dr. Harman from taking any action (a) he determines in good faith, after consulting with counsel, needs to be taken as an officer or director of Harman or under applicable law, or (b) with respect to a separate acquisition proposal.

        Under the election agreement, Dr. Harman has further agreed that, for a period of two years following the effective time of the merger and subject to certain exceptions, he will not sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any voting agreements or other similar arrangements regarding, any of the shares of Parent common stock he received in the merger as a result of his irrevocable election pursuant to the election agreement.

        The election agreement will terminate upon the termination of the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material U.S. federal income tax consequences of the merger to "U.S. holders" (as defined below) of Harman common stock. This discussion is based on the provisions of the Code, Treasury regulations promulgated thereunder, judicial authorities and administrative rulings and pronouncements, all as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion assumes that the merger will be completed in accordance with the terms of the merger agreement. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the merger, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of Harman common stock that, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivisions thereof;

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  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        Holders of Harman common stock who are not U.S. holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding the tax consequences of the merger to them under U.S. and non-U.S. tax laws.

        The following does not purport to consider all aspects of U.S. federal income taxation of the merger that might be relevant to U.S. holders in light of their particular circumstances, or those U.S. holders that may be subject to special rules (for example, dealers in securities or currencies, brokers, banks, financial institutions, insurance companies, mutual funds, tax-exempt organizations, stockholders subject to the alternative minimum tax, partnerships or other flow-through entities and their partners or members, persons whose functional currency is not the U.S. dollar, stockholders who hold Harman common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, stockholders who acquired Harman common stock pursuant to the exercise of an employee stock option or otherwise as compensation or receive the merger consideration with respect to employee stock options, or U.S. holders who exercise statutory appraisal rights), nor does it address the U.S. federal income tax consequences to U.S. holders that do not hold Harman common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

        The tax consequences to stockholders that hold Harman common stock through a partnership or other pass-through entity, generally, will depend on the status of the stockholder and the activities of the partnership. Partners in a partnership or other pass-through entity holding Harman common stock should consult their tax advisors.

        This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

        U.S. Federal Income Tax Consequences to U.S. Holders of Harman Common Stock.    At the time that a U.S. holder makes an election to receive Parent common stock, such holder will not know if, and to what extent, the proration procedures will alter the mix of consideration to be received. As a result, the tax consequences to each U.S. holder will not be ascertainable with certainty until such holder knows the precise amount of Parent common stock that will be received in the merger.

        Exchange of Harman Common Stock Solely for Cash.    A U.S. holder whose shares of Harman common stock are converted into the right to receive cash in the merger will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis in the shares surrendered therefor. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder's holding period for such shares is more than one year at the effective time of the merger. Long-term capital gains of individuals are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Exchange of Harman Common Stock Solely for Parent Common Stock (and Cash Instead of Fractional Shares).    Harman and Parent believe that the exchange of shares of Harman common stock solely for shares of Parent common stock (and, as applicable, cash for fractional shares) will be treated as an exchange described in Section 351 of the Code. Therefore, a U.S. holder who exchanges shares of Harman common stock solely for shares of Parent common stock (and, as applicable, cash for fractional shares) in the merger will not recognize any gain or loss upon the exchange, except to the extent that cash is received instead of fractional shares. Such U.S. holder will have an aggregate tax basis in the Parent common stock received equal to the aggregate tax basis of the Harman common stock surrendered therefor, excluding any tax basis allocated to fractional shares, provided either that the Harman common stock exchanged does not have a tax basis that exceeds its fair market value or, if it does, that a certain election to reduce the tax basis of the Parent common stock received to its fair market value is not made. The holding period for the Parent common stock received will include the holding period for the Harman common stock surrendered therefor. Harman and Parent intend to take the position that the receipt of cash instead of a fractional share of Parent common stock will be treated as if a U.S. holder received the fractional share in the merger and then received the cash in redemption of the fractional share. Accordingly, the U.S. holder will be treated as recognizing capital gain or loss equal to the difference between the amount of cash received with respect to the fractional share and the ratable portion of the U.S. holder's tax basis in the Harman common stock that is allocated to such fractional share. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder's holding period for such share is more than one year at the effective time of the merger. Long-term capital gains of individuals are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Exchange of Harman Common Stock for a Combination of Parent Common Stock and Cash.    Although the matter is not free from doubt and no assurances can be given that the IRS would not take a contrary position, Harman and Parent believe that for purposes of determining the U.S. federal income tax consequences to U.S. holders who exchange Harman common stock for a combination of Parent common stock and cash, the transactions contemplated by the merger agreement will be treated as two separate transactions—a transfer to Harman of a portion of the holders' Harman common stock solely in exchange for cash (the "Deemed Redemption") and a transfer to Parent of the balance of the Harman common stock in exchange for cash and Parent common stock (the "Deemed Exchange"). Harman and Parent further believe that the Deemed Exchange will be treated as an exchange described in Section 351 of the Code.

        Consistent with the characterization as a Deemed Redemption and a Deemed Exchange, a U.S. holder should be required to bifurcate the Cash Consideration received in exchange for the Harman common stock between two sources: (a) the cash attributable to the equity financing of Parent by Holdings ("Holdings Cash") and (b) the remaining Cash Consideration ("Harman Cash").

        Deemed Redemption.    The Harman Cash portion of the total cash received by a U.S. holder in the merger with respect to its Harman common stock will be treated as received in the Deemed Redemption and thus should be treated as capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis in the shares surrendered therefor in the Deemed Redemption. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder's holding period for such shares is more than one year at the effective time of the merger. Long-term capital gains of individuals are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

        The Harman Cash received by a U.S. holder should be equal to the total cash received by such holder in the merger with respect to its Harman common stock multiplied by a fraction, the numerator of which is the amount of Harman Cash received by all holders in the merger and the denominator of which is the total cash received by all holders in the merger with respect to Harman common stock. This fraction cannot be computed accurately until after the effective time of the merger. Harman intends to report its computation of such fraction to the holders as supplemental information to the IRS Form 1099-B, or other appropriate information reporting. With respect to any U.S. holder, the number of shares of Harman common stock treated as redeemed by Harman in the Deemed Redemption will equal the Harman Cash received by such holder divided by the per share Cash Consideration.

        Deemed Exchange.    Any shares of Harman common stock of a U.S. holder that are not treated as redeemed pursuant to the Deemed Redemption will be treated as exchanged for shares of Parent common stock and Holdings Cash in the Deemed Exchange. A U.S. holder will recognize capital gain, but not capital loss, on the Deemed Exchange in an amount equal to the lesser of:

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  the amount of gain realized in respect of the Deemed Exchange, which would be the excess, if any, of the sum of the fair market value of the Parent common stock and the Holdings Cash received by such U.S. holder over such U.S. holder's tax basis in Harman common stock surrendered in the Deemed Exchange; and

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  the amount of Holdings Cash received in the Deemed Exchange.

        The Holdings Cash received by a U.S. holder should be equal to the total cash received by such holder in the merger multiplied by a fraction, the numerator of which is the amount of Holdings Cash received by all holders in the merger and the denominator of which is the total cash received by all holders in the merger with respect to Harman common stock. This fraction cannot be computed accurately until after the effective time of the merger. Harman intends to report its computation of such fraction to the holders as supplemental information to the IRS Form 1099-B, or other appropriate information reporting.

        For this purpose, the Holdings Cash and the Parent common stock received by a U.S. holder generally will be allocated among the blocks of Harman common stock surrendered in the merger proportionately based upon the fair market value of such blocks of Harman common stock. Because no loss will be recognized on the Deemed Exchange, a U.S. holder will not be able to offset gain recognized on one block of Harman common stock by loss attributable to another block of stock. Such gain will be long-term capital gain provided that a U.S. holder's holding period for such shares is more than one year at the effective time of the merger. Long-term capital gains of individuals are generally eligible for preferential rates of taxation.

        The aggregate tax basis of the Parent common stock received by a U.S. holder in the Deemed Exchange will be equal to the U.S. holder's aggregate tax basis in the Harman common stock surrendered in the Deemed Exchange, decreased by the amount of Holdings Cash received by the U.S.

holder and increased by the amount of gain recognized by the U.S. holder in connection with the Deemed Exchange, provided either that the Harman common stock surrendered does not have a tax basis that exceeds its fair market value or, if it does, that a certain election to reduce the tax basis of the Parent common stock received to its fair market value is not made. The holding period for the Parent common stock received will include the holding period for the Harman common stock surrendered therefor.

        Recharacterization of the Merger by the IRS.    There is a risk that the IRS may recharacterize the tax treatment of the Harman Cash as additional cash consideration received in a Code Section 351 exchange. If the merger were recharacterized in this manner, a U.S. holder who exchanged Harman common stock for a combination of cash and Parent common stock would recognize capital gain, but not capital loss, calculated separately for each identifiable block of Harman common stock surrendered, and determine its tax basis in Parent common stock, as described above with respect to the Deemed Exchange.

        Under such a characterization, certain U.S. holders could recognize a greater amount of gain. The greater amount of gain would be due to the fact that the full amount of Cash Consideration received in the merger would be attributed to a Code Section 351 exchange and as a result of the inability to recognize capital loss in any such Code Section 351 exchange. In addition, because no loss will be recognized, a U.S. holder will not be able to offset gain recognized on one block of Harman common stock by loss attributable to another block of stock. Such gain will be long-term capital gain provided that a U.S. holder's holding period for such shares is more than one year at the effective time of the merger. Long-term capital gains of individuals are generally eligible for preferential rates of taxation.

        Information on the Merger to be Filed with Stockholders' Returns.    U.S. holders who receive Parent common stock, and following the effective time of the merger own Parent common stock representing at least five percent of the total combined voting power or value of the total outstanding Parent common stock, are required to attach to their tax returns for the year in which the merger is consummated, and maintain a permanent record of, a complete statement that contains the information listed in Treasury Regulation Section 1.351-3T. Such statement must include their aggregate fair market value and tax basis in their Harman common stock surrendered in the exchange.

        Backup Withholding and Information Reporting.    A U.S. holder may be subject to backup withholding at the applicable rate (currently 28 percent) on the cash payments to which such U.S. holder is entitled pursuant to the merger, unless the U.S. holder properly establishes an exemption or provides its correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. A U.S. holder who provides an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. Each U.S. holder should complete and sign the substitute IRS Form W-9 included as part of the letter of transmittal and return it to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption applies and is established in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowable as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, Harman and Parent strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the merger.

DISSENTERS' RIGHTS OF APPRAISAL

        Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Harman common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law, referred to as Section 262, in order to perfect their rights. Harman and Parent will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex E to this proxy statement/prospectus. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in a termination or waiver of your appraisal rights.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement/prospectus constitutes Harman's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E to this proxy statement/prospectus because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to Harman a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, through the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement. If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Harman common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Harman common stock.

        All demands for appraisal should be addressed to Harman International Industries, Incorporated, 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Harman common stock. The demand must reasonably inform Harman of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

        To be effective, a demand for appraisal by a holder of Harman common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Harman. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other custodian, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a custodian for others, may exercise the record owner's right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger.

        If you hold your shares of Harman common stock in a brokerage account or in other custodian form and you wish to exercise appraisal rights, you should consult with your bank, broker or other custodian to determine the appropriate procedures for the making of a demand for appraisal by the custodian.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock.

        If, following a demand for appraisal, you have withdrawn such demand for appraisal in accordance with Section 262, you will have the right to receive the merger consideration. However, if you have not made a valid election to receive Parent common stock and you withdraw your demand for appraisal following the Election Deadline, your shares of Harman common stock will be deemed to be converted as of the effective time of the merger into the right to receive the Cash Consideration.

        Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares owned by those stockholders, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Cash Consideration for shares of his or her Harman common stock pursuant to the merger agreement, but will not have the right to elect to convert his or her Harman common stock into shares of Parent common stock. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court.

        In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

DESCRIPTION OF PARENT COMMON STOCK

        The following discussion summarizes the material features and rights of the common stock of Parent following the completion of the merger. Harman and Parent urge you to read the applicable provisions of Delaware law and Parent's certificate of incorporation, as amended, and by-laws, as amended, which are attached to this proxy statement/prospectus as Annex C and Annex D.

Capitalization

        Parent will be authorized to issue 60,000,000 shares of common stock having a par value of $0.01 per share. Each share of Parent common stock will have the same relative rights as, and is identical in all respects to, each other share of Parent common stock.

Dividends

        Parent can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Funds for Parent dividends generally will be provided through dividends and distributions from Harman, its wholly owned subsidiary following completion of the merger. The payment of dividends or distributions by Harman will be subject to limitations that are imposed by the financing arrangements entered into in connection with the completion of the merger and applicable law. Following the completion of the merger, the holders of Parent common stock will be entitled to receive and share equally in such dividends as may be declared by the board of directors of Parent out of funds legally available for this purpose.

Voting Rights

        Holders of Parent common stock will be entitled to one vote per share, and, in general, a majority of Parent's issued and outstanding shares of common stock will be sufficient to authorize action upon routine matters submitted for a vote. Directors are to be elected by a plurality of the votes cast at the annual meeting of the stockholders, and stockholders of Parent do not have the right to cumulate their votes in the election of directors. Any action required or permitted to be taken at any stockholders meeting may, except as otherwise required by the certificate of incorporation of Parent or by applicable law, be taken without a meeting, without prior notice and without a vote, upon written consent signed by holders of Parent common stock representing the number of votes necessary to authorize such action at a stockholders meeting at which all shares of Parent common stock were present and voted.

Liquidation

        In the event of liquidation, dissolution or winding up of Parent, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of Parent available for distribution.

Preemptive Rights

        Holders of common stock of Parent are not entitled to preemptive rights with respect to any shares which may be issued.

COMPARISON OF STOCKHOLDERS' RIGHTS

        The rights of Harman stockholders are governed by the Delaware General Corporation Law, or the DGCL, and Harman's restated certificate of incorporation, as amended, and by-laws. If, pursuant to the terms of the merger agreement, you elect to receive shares of common stock of Parent, your rights as stockholder of Parent will be governed by the DGCL and by Parent's certificate of incorporation, as amended, and by-laws, as amended.

        The following discussion summarizes the material differences between the rights of Harman and Parent stockholders. This summary contains a list of the material differences, but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the governing instruments of Harman and Parent. We urge you to read the governing instruments of each company and the provisions of the DGCL, which are relevant to a full understanding of the governing instruments, carefully and in their entirety.

Capitalization

Harman

        The authorized capital stock of Harman currently consists of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Parent

        The authorized capital stock of Parent currently consists of 60,000,000 shares of common stock, par value $0.01 per share, and no shares of preferred stock.

Voting Rights

Harman

        Each outstanding share of common stock of Harman is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, including the election of directors.

Parent

        Each outstanding share of Parent common stock is entitled to one vote on all matters submitted to a vote of Parent stockholders, including the election of directors.

Number of Directors

Harman

        Harman's restated certificate or incorporation and by-laws provide that the number of directors is fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the board of directors for adoption). The current size of the board of directors is five.

Parent

        Parent's by-laws currently provide for a minimum of one director and a maximum of 15 directors, with the number of directors within this range determined from time to time by the Parent board of directors or the stockholders of Parent. The current size of the Parent board of directors is three.

Classes and Election of Directors

Harman

        Harman's restated certificate of incorporation currently provides that the board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class currently serve three-year terms of office.

        Directors will be elected by a plurality of the votes of shares present in person, by means of remote communication or represented by proxy and entitled to vote on the election of directors. Harman's restated certificate of incorporation does not permit cumulative voting.

Parent

        Directors will be elected by a plurality of the votes cast at the annual meeting of the stockholders.

Filling Vacancies on the Board

Harman

        Harman's restated certificate of incorporation and by-laws provide that newly created directorships resulting from any increase in the number of directors and any vacancies resulting from death, resignation, disqualification, removal or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director so chosen will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

Parent

        Parent's by-laws provide that any vacancy occurring on the board of directors for any reason (including any newly created directorships resulting from any increase in the authorized number of directors) may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders. Any director so chosen will hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal.

Removal of Directors

Harman

        Under Harman's restated certificate of incorporation and the by-laws, a director may be removed only for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of common stock of Harman entitled to vote on the election of directors.

Parent

        Under the by-laws of Parent, a director may be removed with or without cause by a vote of the holders of a majority of Parent's issued and outstanding common stock.

Amendments to the Certificate of Incorporation

Harman

        Under the DGCL, amendments to Harman's restated certificate of incorporation must be proposed by a resolution of Harman's board of directors and adopted by the affirmative vote of a majority of all outstanding shares of common stock of Harman. Harman's restated certificate of incorporation, however, requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of common stock of Harman entitled to vote on the election of directors in order to amend the provisions relating to (a) the power of the board of directors to amend or repeal the by-laws; (b) the taking of any stockholder action without a meeting; (c) director elections, nominations, vacancies or removal; and (d) transactions with an interested stockholder.

Parent

        Under the DGCL, amendments to Parent's certificate of incorporation must be proposed by a resolution of Parent's board of directors and adopted by the affirmative vote of a majority of all outstanding shares of Parent common stock.

Amendments to the By-Laws

Harman

        Harman's by-laws may be amended either through a resolution of the board of directors of Harman, acting by a majority vote, or upon the vote of a majority of the voting power of Harman's common stock. Harman's by-laws, however, require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of common stock of Harman entitled to vote on the election of directors in order to amend (a) the provisions relating to director elections, nominations, vacancies or removal, or (b) such voting requirement.

Parent

        Parent's by-laws may be amended either through a resolution of the board of directors of Parent, acting by a majority vote, or upon the vote of the holders of a majority of Parent's issued and outstanding common stock.

Stockholder Proposals

Harman

        Harman's by-laws provide that in order for a stockholder to bring business before an annual meeting of stockholders, the stockholder must give timely written notice to the Corporate Secretary of Harman. Generally, the notice must be delivered to, or mailed and received at, Harman's principal offices not less than 60 days no more than 90 days before the first anniversary date on which Harman first mailed its proxy materials for the immediately preceding annual meeting.

        The notice must set forth with respect to each stockholder proposal all of the following:

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  a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

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  the name and address, as they appear in Harman's books, of the stockholder or beneficial owner proposing such business;

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  the class and number of shares which are beneficially owned and of record by the stockholder or beneficial owner;

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  a description of all arrangements or understandings between the stockholder and any other person in connection with the proposal of such business and any material interest of the stockholder in such business; and

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  a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposal before the meeting.

        In addition, a stockholder must also comply with applicable requirements of the Exchange Act (and the rules and regulations promulgated thereunder) and the NYSE.

Parent

        The organizational documents of Parent do not contain any provisions related to the procedures for any stockholder proposals.

Director Nominations by Stockholders

Harman

        Harman's by-laws provide that in order for a stockholder to nominate a director for election by the stockholders, the stockholder must give written notice to the Corporate Secretary of Harman either by personal delivery or by U.S. mail. For annual meetings, the notice must be delivered no later than 90 days before such meeting. For special meetings, the notice must be delivered by the close of business on the seventh day following the date on which notice of such special meeting is first given to stockholders.

        The notice must set forth all of the following information:

  •
  the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

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  a representation that the nominating stockholder is a holder of record of Harman entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

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  a description of all arrangements or understandings between the stockholder, each nominee and any other person in connection with the nomination;

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  any other information regarding each nominee that is required under the rules of the SEC had the nominee been nominated by the board of directors; and

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  the consent of each nominee to serve as a director if elected.

Parent

        The organizational documents of Parent do not contain any provisions related to director nominations by stockholders.

Ability to Call Special Meetings of the Board

Harman

        Harman's by-laws provide that special meetings of the board of directors of Harman may be called by the Chairman of the board, the Chief Executive Officer, the President or a majority of the board of directors. The Chairman of the board of directors (or, if none, the Chief Executive Officer) or Secretary is required to call a special meeting of the board of directors of Harman upon the written request of two directors unless the board of directors consists of only one director in which case the special meeting is required to be called in like manner upon the written request of the sole director.

Parent

        Parent's by-laws provide that special meetings of the board of directors of Parent may be called by the President. The President or Secretary is required to call a special meeting of the board of directors of Parent if directed by the board of directors.

Ability to Call Special Meetings of Stockholders

Harman

        Harman's by-laws provide that special meetings of stockholders may be called at any time by the Chairman of the board of directors, the Chief Executive Officer, the President or the Secretary within 10 days after receipt of a written request of a majority of the board of directors.

Parent

        Parent's by-laws provide that special meetings of stockholders may be called by the President. In addition, the President or the Secretary is required to call a special meeting of stockholders if directed by Parent's board of directors or requested in writing by the holders of not less than 25 percent of the common stock of Parent.

Actions by Stockholders without a Meeting

Harman

        Under Harman's restated certificate of incorporation, no action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

Parent

        Under Parent's by-laws, any action required or permitted to be taken at any stockholders meeting may, except as otherwise required by the certificate of incorporation of Parent or by applicable law, be taken without a meeting, without prior notice and without a vote, upon written consent signed by holders of Parent common stock representing the number of votes necessary to authorize such action at a stockholders meeting at which all shares of Parent common stock were present and voted.

Limitation on Directors' Liability

Harman

        Harman's restated certificate of incorporation provides that, to the full extent permitted by the DGCL or any other applicable laws, no director will be personally liable to Harman or its stockholders for any acts or omissions in the performance of his or her duties as a director of Harman.

        Section 102 of the DGCL provides that a corporation can limit the personal liability of a director for breach of fiduciary duty as a director, but may not limit or eliminate liability for (a) any breach of the director's duty of loyalty, (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) breaches under Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit.

Parent

        Parent's certificate of incorporation provides that no director will be personally liable to Parent or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification of Directors and Officers

Harman

        Harman's by-laws provide that each person who is or was or had agreed to become a director or officer of Harman, or each such person who is or was serving or had agreed to serve at the request of the board of directors or an officer of Harman as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified (including provision for advancement of expenses) by Harman to the full extent permitted by the DGCL or any other applicable laws.

        Under the DGCL, other than actions brought by or on behalf of a corporation, indemnification would apply in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, where the indemnitee has served in any capacity at the request of the corporation, if the proposed indemnitee acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or on behalf of the corporation, the DGCL permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or a settlement of any such action, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless in the case of a judicial finding that despite such adjudication of liability but in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such portion of the expenses as the court deems proper.

        To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Parent

        Parent's certificate of incorporation provides that Parent will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of Parent, or is or was serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys' fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the DGCL. In addition, to the extent that a director or officer of Parent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding sentence, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Parent's certificate of incorporation also requires Parent to pay such director or officer any expenses (including attorneys' fees) incurred in defending or testifying in any such action, claim, suit or proceeding in advance of the final disposition of such action, claim, suit or proceeding within 20 business days of Parent's receipt of a request for advancement of such expense from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Parent against such expenses as authorized by the relevant sections of the DGCL.

Stockholder Rights Plans

Harman

        Harman has a stockholder rights plan, pursuant to which Harman has issued a right to purchase 1/100th of a share of Series A Junior Participating Preferred Stock at a purchase price of $250.00, subject to adjustment. The rights expire on December 27, 2009, unless earlier exercised by a holder or redeemed by Harman.

Parent

        Parent does not have, and is not expected to have, a stockholder rights plan.

Anti-Takeover Protections

Harman

        Harman's Restated Certificate of Incorporation.    Under Harman's restated certificate of incorporation the following transactions may not be effected unless specified conditions are met:

  •
  any merger or consolidation of Harman or any of its majority owned subsidiaries with (a) any interested stockholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder of any affiliate of an interested stockholder of any assets of Harman or any of its majority owned subsidiaries having an aggregate fair market value of $10.0 million or more;

  •
  the issuance or transfer by Harman or any of its majority owned subsidiaries of any securities of Harman or any of its majority owned subsidiaries to any interested stockholder or any affiliate of an interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10.0 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of Harman proposed by or on behalf of an interested stockholder or an affiliate of an interested stockholder; or

  •
  any reclassification of securities, recapitalization of Harman, any merger or consolidation of Harman with any of its majority owned subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Harman or any of its majority owned subsidiaries which is owned by an interested stockholder or any affiliate of an interested stockholder.

        For purposes of the preceding paragraph, "interested stockholder" means any person (including any affiliate thereof) other than Harman or any of its subsidiaries and other than any profit sharing, employee stock ownership or other employee benefit plan of Harman or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity, which beneficially owns or controls, directly or indirectly, 20% or more of the outstanding shares of common stock of Harman.

        DGCL Business Combinations.    Under the DGCL, a corporation is prohibited from engaging in any business combination with an interested stockholder or any entity if the transaction is caused by the interested stockholder within three years after the person or entity first becomes an interested stockholder, unless:

  •
  the transaction that caused the person to become an interested stockholder was approved by the board of directors prior to the transaction;

  •
  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85 percent of the outstanding voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the corporation and (b) shares held by specified employee benefit plans; or

  •
  after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3 percent of the outstanding voting stock, excluding shares held by the interested stockholder.

        The DGCL defines the term "business combination" to include transactions such as mergers, sales and leases of assets, issuances of securities and similar transactions. The DGCL defines the term "interested stockholder" generally as any person or entity who, together with certain affiliates and associates, beneficially owns 15% or more of the corporation's outstanding voting stock.

        A corporation can expressly elect not to be governed by the DGCL's business combination provisions in its certificate of incorporation or by-laws, but Harman has not done so.

Parent

        In its certificate of incorporation, Parent has elected not to be governed by the DGCL's business combination provisions.

DESCRIPTION OF BUSINESS OF PARENT

        Parent was formed by the Sponsors in April 2007 in anticipation of the merger for the sole purpose of owning the equity securities of Harman. Parent has had no business or operations prior to this time, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Following completion of the merger, Harman will become a direct wholly owned subsidiary of Parent. As a result, the assets and business of Parent will consist exclusively of those of Harman.

CONTROL AND MANAGEMENT OF PARENT

KHI Holdings LP

        Holdings will hold approximately 73 percent of the outstanding shares of Parent common stock following completion of the merger (assuming elections to convert shares of Harman common stock or shares underlying options to acquire Harman common stock are made with respect to at least 8,333,333 shares of Harman common stock and/or shares underlying options to acquire Harman common stock). Holdings is managed by its general partner, KHI Manager LLC, a Delaware limited liability company.

        The general partner is governed by its board of managers. Subject to the right of GSCP to designate up to two members of the board of managers in the event that it maintains an equity interest in Holdings in excess of specified thresholds, KKR has the right to designate all members of the board of managers and to determine the size of the board of managers. The board of managers acts by a majority vote subject to GSCP's consent to specified actions so long as it has the right to designate a member to the board of managers. Each of Holdings and KHI Manager LLC was formed solely for the purpose of acquiring Harman and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The sole member of KHI Manager LLC is KKR 2006 Fund L.P., a Delaware limited partnership.

Board of Directors of Parent

        Upon completion of the merger, Holdings, as owner of a majority of the outstanding shares of Parent common stock, will have the right to elect all of the members to Parent's board of directors. Parent anticipates that its board of directors will be comprised of seven individuals following the completion of the merger. The following table sets forth information regarding the persons expected to be directors of Parent upon the completion of the merger:

Name	Age
Henry R. Kravis	63
Brian F. Carroll	35
Stephen Ko	33
William J. Janetschek	44
Adrian Jones	43
Sidney Harman	88
Dinesh Paliwal	49

        Henry R. Kravis.    Mr. Kravis is a Founding Partner of KKR. Effective January 1, 1996, he became a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. Prior to founding KKR, Mr. Kravis was a Partner in the Corporate Finance Department of Bear Stearns & Company. Mr. Kravis is also a member of the board of directors of Tarkett, KKR Private Equity Investors, Accel-KKR Company and U.S. Natural Resources.

        Brian F. Carroll.    Mr. Carroll has been a Member of KKR since January 2006 and before that, an executive of KKR since July 1999. Prior to joining KKR, Mr. Carroll was with Donaldson, Lufkin & Jenrette. Mr. Carroll is also a member of the board of directors of Rockwood Specialties Group, Inc. and Sealy Corporation.

        Stephen Ko.    Mr. Ko has been a Principal of KKR since 2005. Prior to joining KKR, Mr. Ko was with the Private Equity Group of The Blackstone Group from 2002 to 2005, and prior to being with The Blackstone Group, Mr. Ko was with Clayton, Dubilier & Rice and the Investment Banking Division of Goldman, Sachs & Co.

        William J. Janetschek.    Mr. Janetschek is KKR's chief financial officer. Prior to joining KKR in 1997, he was a tax partner with the New York office of Deloitte & Touche LLP. Mr. Janetschek was with Deloitte & Touche for 13 years. He is also a director of KKR PEI GP Limited.

        Adrian Jones.    Mr. Jones joined Goldman, Sachs & Co. in 1994 and has been a Managing Director of Goldman, Sachs & Co. since 2002. Before joining Goldman Sachs, Mr. Jones served as a lieutenant in the Irish Army and worked at Bank of Boston. Mr. Jones currently serves on the boards of directors of Burger King Corporation, Education Management Corporation, HeathMarkets, Inc. and Signature Hospital Holding.

        Sidney Harman.    Dr. Sidney Harman has been Executive Chairman of the Board of Directors of Harman since July 2000 and has served as Chairman of the Board and as a director of Harman since Harman's founding in 1980. Dr. Harman also served as Chief Executive Officer of Harman from 1980 to 1998 and from January 1, 2007 to present. Dr. Harman served as Deputy Secretary of Commerce of the United States from 1977 through 1978.

        Dinesh Paliwal.    Mr. Paliwal will become the President, Chief Executive Officer and Vice Chairman of Harman effective July 1, 2007. Mr. Paliwal is currently president, global markets and technology, and a member of the executive committee of ABB Group. Mr. Paliwal joined ABB in 1985 as a systems engineer and held various positions at ABB before being elected to his current position in 2006. Prior to joining ABB, Mr. Paliwal served with Ballarpur Industries in Yamunanagar, India, AccuRay Corporation in Columbus, Ohio, and Combustion Engineering, in Melbourne, Australia and Singapore. He is a member of the U.S. Business Roundtable and a director of the U.S. India Business Council and the International Swimming Hall of Fame. He is also chairman of the National Foreign Trade Council, a U.S.-based non-profit free trade organization, and serves as a director of Embarq Corporation.

Executive Officers of Parent

        Upon completion of the merger, Parent anticipates that the current executive officers of Harman will be appointed as officers of Parent by the board of directors of Parent.

Certain Relationships and Related Party Transactions

Arrangements Between Parent and Dinesh Paliwal

        On May 8, 2007, in connection with Dinesh Paliwal's entering into a letter agreement with Harman by which he agreed to become President, Chief Executive Officer and Vice Chairman of Harman effective July 1, 2007, Mr. Paliwal entered into a letter agreement with Parent pursuant to which Mr. Paliwal and Parent agreed to certain changes to the terms of his employment with Harman following the merger. The Parent letter agreement is effective upon completion of the merger and will terminate in the event that the merger agreement terminates.

        In accordance with the terms of the Parent letter agreement, upon the completion of the merger, options to purchase Harman stock to be granted to Mr. Paliwal when he commences employment with Harman will become fully vested and converted into the right to receive a cash payment for these options, in accordance with the terms of the merger agreement. In addition, upon the completion of the merger, Mr. Paliwal will receive a grant of options to purchase 100,000 shares of Parent common stock, which will have a per share exercise price equal to the fair market value of one share of Parent common stock on the date of grant. The new options awarded to Mr. Paliwal will vest 20% per year over five years from the date of grant, subject to Mr. Paliwal's continued employment and the achievement by Harman of annual performance targets agreed to between Mr. Paliwal and Parent.

        The Parent letter agreement also provides that upon completion of the merger, 32,291 restricted stock units of Harman stock awarded to Mr. Paliwal upon the commencement of his employment with Harman will be converted into a cash award equal to the product of 32,291 multiplied by the $120.00 per share merger consideration. This cash award will vest on March 1, 2008 and will be paid to Mr. Paliwal, with interest at a market rate from the date of the merger through the payment date, no later than March 3, 2008, so long as Mr. Paliwal's employment has not been terminated for cause by Harman, or by Mr. Paliwal without good reason (each as defined in his employment agreement with Harman), prior to that time. All other outstanding Harman equity awards held by Mr. Paliwal will otherwise remain outstanding in accordance with their original terms, subject to modification in accordance with the terms and conditions of definitive agreements to be entered into between Mr. Paliwal and Parent following the merger.

        Under the Parent letter agreement, the terms of Mr. Paliwal's severance upon a termination of his employment by Harman without cause, or by Mr. Paliwal for good reason, will be unchanged, with the exception of the accelerated vesting of certain restricted shares held by Mr. Paliwal. Under the terms of Mr. Paliwal's current employment agreement with Harman, a minimum of 30,000 of the restricted shares granted to Mr. Paliwal upon the commencement of his employment with Harman would become fully vested and unrestricted upon a termination of his employment by Harman without cause, or by Mr. Paliwal for good reason (less any restricted shares that vested prior to such termination). Mr. Paliwal and Parent have agreed to a reduction of that number such that only 25,000 restricted shares (less any restricted shares that vested prior to such termination) will become vested upon any such termination.

Sponsor Management Agreement

        Following the completion of the merger, Parent will enter into a management agreement with one or more affiliates of the Sponsors pursuant to which the Sponsors or their affiliates will provide management services to Parent and Harman. Pursuant to this agreement, the affiliate(s) of the Sponsors will receive an aggregate annual management fee equal to 1% of Parent's earnings before interest, taxes, depreciation and amortization, or EBITDA. Parent expects EBITDA to be defined in a manner consistent with the definition of EBITDA contained in the indentures governing the notes that are expected to be issued in connection with the debt financing arranged to complete the merger, but assumes (a) the management fee had not been paid for purposes of calculating EBITDA, and (b) reimbursement for out-of-pocket expenses incurred by the Sponsors and their affiliates in connection with the provision of services pursuant to the management agreement. In addition, pursuant to this management agreement, Parent will also pay the Sponsors transaction fees of approximately $83 million in the aggregate in connection with services provided by the Sponsors relating to the merger. It is also expected that the management agreement will provide that affiliates of the Sponsors will be entitled to receive a fee in connection with certain subsequent financing, acquisition, disposition and change in control transactions based on the gross transaction value of those transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement in the event of an initial public offering or under certain other circumstances. The management agreement also will include customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

Other Relationships

        The Sponsors, Holdings or any of their affiliates may from time to time enter into other arrangements with Parent, Harman or its subsidiaries. These arrangements may be subject to the prior approval of Parent's board of directors and may be subject to restrictions on affiliate transactions contained in agreements entered into in connection with the financing arranged to complete the merger. For example, it is expected that the senior secured credit facility will contain covenants that generally will require Harman to conduct transactions with affiliates on terms as favorable to it as it would obtain in a comparable arm's length transaction with a non-affiliate. Parent expects this covenant will provide for specified exceptions, including an exception for the payment of fees pursuant to the management agreement discussed above.

Dividend Policy

        Parent currently does not intend to pay regular quarterly cash dividends on the shares of Parent common stock to be outstanding after the merger. Parent may from time to time decide to pay dividends to holders of Parent common stock, which dividends may be substantial. If Parent pays a dividend to holders of its common stock, the dividend will be paid pro rata to all holders of shares of Parent common stock. Parent's ability to declare a dividend will be subject to covenants and other restrictions in Harman's post-merger financing arrangements. See "Risk Factors—Risks Related to the Financing of the Merger and Indebtedness" beginning on page 33.

MARKET PRICE OF HARMAN COMMON STOCK AND DIVIDEND DATA

        Harman common stock is listed for trading on the NYSE under the symbol "HAR." The following table sets forth, for the fiscal quarters indicated, dividends and the high and low intra-day sales price per share of Harman common stock as reported on the NYSE composite tape.

	High	Low	Dividends Declared
Fiscal Year Ended June 30, 2006
First Quarter	$111.48	$78.60	$.0125
Second Quarter	$109.53	$93.21	$.0125
Third Quarter	$115.85	$93.73	$.0125
Fourth Quarter	$111.50	$79.20	$.0125
Fiscal Year Ended June 30, 2007
First Quarter	$87.03	$74.65	$.0125
Second Quarter	$108.29	$82.64	$.0125
Third Quarter	$105.68	$92.40	$.0125
Fourth Quarter (through June 18, 2007)	$125.13	$96.12	$.0125

        The closing price of Harman common stock on the NYSE on April 25, 2007, the last trading day prior to the announcement of the merger was $102.56. The $120.00 per share to be paid for each share of Harman common stock in the merger represents a premium of 17% to the closing price on April 25, 2007, and a premium of 20% to the average closing share price for the 60 trading days prior to the announcement of the merger.

        On [    •    ], the most recent practicable date before this proxy statement/prospectus was printed, the closing price for Harman common stock on the NYSE was $[    •    ] per share. Your are encouraged to obtain current market quotations for Harman common stock in connection with voting your shares.

        Harman paid cash dividends during fiscal years 2006 and 2007 of $.05 per share, with a dividend of $.0125 per share paid in each quarter.

        The historical trading prices of Harman common stock may not be indicative of the trading price of Parent common stock following the merger. See "Risk Factors—Risks Related to the Ownership of Parent Common Stock" beginning on page 35. In addition, Parent does not intend to pay regular quarterly cash dividends on Parent common stock after the merger. See "Control and Management of Parent—Dividend Policy" on page 128.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF
HARMAN COMMON STOCK AND HARMAN MANAGEMENT

        The following table shows, as of June 18, 2007, the beneficial ownership of shares of Harman common stock for (a) all stockholders known by Harman to beneficially own more than 5% of the shares of Harman common stock, (b) each of the current directors of Harman, (c) Harman's named executive officers and (d) all of Harman's directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power over the shares listed below. Some of the information in the table is based on information included in filings made by the beneficial owners with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage(2)
T. Rowe Price Associates, Inc.	9,077,457	(3)	13.9%
Capital Research and Management Company	7,671,000	(4)	11.8%
FMR Corp.	6,918,877	(5)	10.6%
The Growth Fund of America, Inc.	3,760,000	(4)	5.8%
Sidney Harman	3,467,408	(6)	5.3%
Gina Harman	257,864		*
Shirley M. Hufstedler	147,607	(7)	*
Edward H. Meyer	83,336		*
Ann M. Korologos	67,020		*
Kevin Brown	29,000		*
Erich A. Geiger	163,000	(8)	*
Dinesh Paliwal	[•	](9)	*
All directors and executive officers as a group (11 persons)	4,295,644		6.5%

*
Less than 1%

(1)
As required by the rules of the SEC, the table includes shares of common stock that may be acquired pursuant to stock options exercisable within 60 days from June 18, 2007 as follows: Dr. Harman (790,000 shares), Ms. Harman (102,524 shares), Ms. Hufstedler (71,000 shares), Dr. Geiger (151,000 shares), Mr. Meyer (71,000 shares), Ms. Korologos (60,600 shares), Mr. Brown (29,000 shares) and all directors and executive officers as a group (1,317,824 shares). The table also includes shares of common stock held in the Harman Retirement Savings Plan by all directors and executive officers as a group (612 shares). The table excludes shares of common stock underlying stock options and restricted stock units not exercisable within 60 days from June 18, 2007. These options and restricted stock units will immediately vest upon the completion of the merger. See "The Merger Agreement—Treatment of Stock Options and Other Awards" beginning on page 82 for information regarding the accelerated vesting of these options and restricted stock units.

(2)
Based on 65,233,501 shares of common stock outstanding as of June 18, 2007.

(3)
Information with respect to T. Rowe Price Associates, Inc. ("T. Rowe") is based on the Schedule 13G/A filed with the SEC on February 13, 2007 by T. Rowe. T. Rowe has sole dispositive power with respect to 9,031,557 shares of common stock and sole voting power with respect to 2,574,535 shares of common stock as of December 31, 2006. The address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Information with respect to Capital Research and Management Company ("CRMC") and The Growth Fund of America, Inc. ("GFA") is based on the Schedule 13G filed jointly by CRMC and GFA with the SEC on April 10, 2007. CRMC has sole dispositive power with respect to 7,671,000 shares of common stock and sole voting power with respect to 3,911,000 shares of common stock as of March 30, 2007. GFA has sole voting power with respect to 3,760,000 shares of common stock as of March 30, 2007. The address of CRMC is 333 South Hope Street, Los Angeles, California 90071 and the address of GFA is One Market, Steuart Tower, Suite 1800, San Francisco, California 94105.

(5)
Information with respect to FMR Corp. is based on the Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. FMR Corp. had sole dispositive power with respect to 6,918,877 shares of common stock and sole voting power with respect to 1,867,934 shares of common stock as of December 31, 2006. Edward C. Johnson III, Chairman of FMR Corp. is also deemed to be the beneficial owner of 6,685,814 of the 6,918,877 shares of common stock beneficially owned by FMR Corp. by virtue of his position with, and ownership of, FMR Corp. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Includes 1,514,860 shares held in a trust for which Dr. Harman has sole dispositive and sole voting power; 154,416 shares held in an irrevocable trust for various family members for which Dr. Harman has sole voting power but shared dispositive power; 171,164 shares held by the Sidney Harman Charitable Remainder Trust for which Dr. Harman has sole dispositive power and sole voting power; and 427,522 shares held by family members for which Dr. Harman has sole voting power pursuant to revocable proxies. Also includes 409,446 shares held in trust for which Dr. Harman's spouse has sole dispositive and sole voting power and for which Dr. Harman disclaims beneficial ownership. Dr. Harman's address is c/o Harman International Industries, Incorporated, 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004.

(7)
Includes 72,407 shares held by the Hufstedler Family Trust for which Ms. Hufstedler acts as co-trustee and for which she has shared dispositive power and shared voting power.

(8)
Includes 12,000 unvested shares of restricted common stock for which Dr. Geiger has sole voting power but no dispositive power.

(9)
Mr. Paliwal was appointed as Harman's President, Chief Executive Officer and Vice Chairman effective July 1, 2007. Information regarding the equity interests in Harman to be granted to Mr. Paliwal is set forth in Harman's Current Report on Form 8-K filed with the SEC on May 9, 2007.

PARENT'S STOCK OWNERSHIP AFTER THE MERGER

        Following the completion of the merger and depending upon the number of shares of Parent common stock that are issued to Harman stockholders and option holders in connection with the merger, the outstanding capital stock of Parent will be owned as follows:

  •
  up to approximately 27% of Parent's common stock and voting power will be issued to, and held by, former Harman stockholders and/or option holders who have elected to receive shares of Parent common stock in connection with the merger; and

  •
  the remaining shares of Parent common stock (approximately 73% assuming that Harman stockholders and option holders elect to receive the maximum number of shares of Parent common stock issuable to Harman stockholders and option holders in the merger) will be issued to Holdings (and will be indirectly held by affiliates of the Sponsors and their co-investors).

        In addition, Parent anticipates providing members of Harman management with an opportunity to make an equity investment in Parent. Parent has also informed us that it intends to set up equity-based incentive compensation plans for management of the surviving corporation (see "The Merger—New Arrangements with Parent and Merger Sub" beginning on page 60).

LEGAL MATTERS

        The validity of the shares of Parent common stock offered by this proxy statement/prospectus will be passed upon for Parent by Simpson Thacher & Bartlett LLP. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families and related persons have an interest in certain of KKR's private equity funds, including KKR 2006 Fund L.P., in each case constituting less than 1% of the fund commitments.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF HARMAN STOCKHOLDERS

        If the merger is completed Harman will not have public stockholders, and there will be no public participation in any future meetings of stockholders of Harman. However, if the merger is not completed, Harman expects to hold a 2007 annual meeting of stockholders. In order to be included in Harman's proxy materials for the 2007 annual meeting of stockholders, if held, a stockholder proposal must have been received in writing by Harman at 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004 by May 14, 2007, and otherwise comply with all requirements of the SEC for stockholder proposals.

        Harman's by-laws provide that any stockholder who desires to bring a proposal before an annual meeting must give timely written notice of the proposal to Harman's Corporate Secretary. To be timely, the notice must be delivered to the above address not less than 60 nor more than 90 days before the first anniversary of the date on which Harman first mailed its proxy materials for the immediately preceding annual meeting. Stockholder proposals for the 2007 annual meeting of stockholders, if held, must be received no later than July 13, 2007. However, Harman's by-laws also provide that if an annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year's annual meeting, then stockholder proposals for that annual meeting must be received no later than the close of business on the 10th day following the day on which public announcement is first made of the date of the upcoming annual meeting. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the by-laws.

        Notice of a stockholder's intent to make a nomination for director at the 2007 annual meeting of stockholders, if held, must be received by Harman's Corporate Secretary 90 days in advance of the annual meeting. The notice must include certain information regarding the nominees as required by Harman's by-laws. A copy of Harman's by-laws is available upon request from Harman's Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

        Harman files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Harman files at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Harman's SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents Harman files with the SEC by going to the "Investor Information" section of Harman's website at http://www.harman.com. Harman's website address is provided as an inactive textual reference only. The information provided on Harman's website is not part of this proxy statement/prospectus, and is not incorporated herein by reference.

        Reports, proxy statements or other information concerning Harman may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

        Statements contained in this proxy statement/prospectus, or in any document incorporated by reference in this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Harman to "incorporate by reference" into this proxy statement/prospectus documents it files with the SEC. This means that Harman can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, and later information that Harman files with the SEC will update and supersede that information. Harman incorporates by reference the documents listed below and any documents filed by Harman pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting:

  •
  Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

  •
  Quarterly Reports on Form 10-Q for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007; and

  •
  Current Reports on Form 8-K filed with the SEC on July 7, 2006, August 15, 2006, August 22, 2006, October 2, 2006, January 5, 2007, April 26, 2007, April 27, 2007 and May 9, 2007.

        Any person, including any beneficial owner, to whom this proxy statement/prospectus is delivered may request copies of this proxy statement/prospectus and any of the documents incorporated by reference in this document or other information concerning Harman, without charge, by written or telephonic request directed to Investor Relations, Harman International Industries, Incorporated, 1101 Pennsylvania Ave., N.W., Suite 1010, Washington, D.C. 20004, telephone: (202) 393-1101, on the "Investor Relations" section of Harman's website at http://www.harman.com or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETING. HARMAN HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [    •    ], 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

KHI PARENT INC.

CONSOLIDATED FINANCIAL STATEMENT
As of June 15, 2007

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet	F-3
Notes to Consolidated Balance Sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
KHI Parent Inc.:

        We have audited the accompanying consolidated balance sheet of KHI Parent Inc. and subsidiary as of June 15, 2007. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit of a balance sheet also includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of KHI Parent Inc. and subsidiary as of June 15, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, VA
June 18, 2007

KHI PARENT INC.

CONSOLIDATED BALANCE SHEET

JUNE 15, 2007

ASSETS
Total assets	$—

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities	$—
Stockholders' equity:
Common stock, $0.01 par value, 60,000,000 shares authorized, 100 shares issued and outstanding	1.00
Stock subscription receivable	(1.00)
Total stockholders' equity	—

Total liabilities and stockholders' equity	$—

See accompanying Notes to Consolidated Balance Sheet.

KHI PARENT INC.

NOTES TO CONSOLIDATED BALANCE SHEET

Note 1. Organization and Basis of Presentation

        KHI Parent Inc., referred to herein as Parent, was incorporated in the state of Delaware on April 25, 2007. Parent was formed in connection with the contemplated merger of its wholly owned subsidiary, KHI Merger Sub Inc., referred to herein as Merger Sub, and Harman International Industries, Incorporated, referred to herein as Harman. Upon completion of the merger, Merger Sub will merge with and into Harman with Harman being the surviving corporation and becoming a wholly owned subsidiary of Parent. Other than its formation, Parent and its subsidiary have not conducted any activities.

        The consolidated balance sheet includes the accounts of Parent and its wholly owned subsidiary, Merger Sub. Intercompany accounts have been eliminated.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States required management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

Note 2. Stockholders' Equity

        The authorized capital stock of Parent currently consists of 60,000,000 shares of common stock, par value $0.01 per share, and no shares of preferred stock. One hundred shares of common stock are issued and outstanding.

Note 3. Agreement and Plan of Merger

        On April 26, 2007, Parent entered into an Agreement and Plan of Merger with Harman and Merger Sub. The transaction is expected to be completed in the third quarter of calendar year 2007 and is subject to the approval of Harman's stockholders and other customary closing conditions, including regulatory approvals.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

KHI PARENT INC.

KHI MERGER SUB INC.

and

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

Dated as of April 26, 2007

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-33
Action	A-39
Affiliate Transaction	A-18
Affiliated Funds	A-27
Affiliates	A-55
Agreement	A-1
Authorized Preferred Stock	A-12
Book-Entry Shares	A-8
Bridge Financing	A-24
Business Day	A-55
Cancelled Shares	A-3
Capitalization Date	A-12
Cash Election Price	A-3
Certificate of Merger	A-2
Certificates	A-8
Change of Recommendation	A-34
Closing	A-2
Closing Date	A-2
Code	A-1
Company	A-1
Company Acquisition Proposal	A-33
Company Approvals	A-14
Company Benefit Plan	A-16
Company Charter	A-2
Company Common Stock	A-12
Company Disclosure Letter	A-11
Company Employees	A-35
Company Material Adverse Effect	A-11
Company Meeting	A-34
Company Permits	A-15
Company Restricted Shares	A-10
Company SEC Documents	A-14
Company Stock Option	A-10
Company Stock Plans	A-55
Company Stockholder Approval	A-21
Confidentiality Agreement	A-55
Contracts	A-55
control	A-55
Debt Commitment Letters	A-24
Debt Financing	A-24
DGCL	A-1
Dissenting Shares	A-4
Dissenting Stockholder	A-4
ECMR	A-46
Effective Time	A-2
Electing Share	A-3
Electing Stockholders	A-1
Election Deadline	A-6
Election Form	A-5
Election Form Record Date	A-5
End Date	A-47
Environmental Law	A-16
Equity Commitment Letters	A-24
Equity Financing	A-24
ERISA	A-16
ERISA Affiliate	A-17
Excess Shares	A-7
Exchange Act	A-13
Exchange Agent	A-5
Exchange Fund	A-8
Excluded Party	A-31
Filed SEC Documents	A-11
Financing	A-24
Financing Commitments	A-24
Form S-4	A-18
GAAP	A-15
Governmental Entity	A-14
Gross Electing Option Shares	A-5
GS Funds	A-55
Guarantee	A-1
Guarantor	A-55
Guarantors	A-55
Hazardous Substance	A-16
High Yield Financing	A-24
Holdings	A-25
HSR Act	A-14
Indebtedness	A-28
Indemnified Party	A-39
Intellectual Property	A-20
Irrevocable Option Election	A-5
IRS	A-17
KKR	A-55
Knowledge	A-55
Law	A-15
Lien	A-14
Marketing Period	A-41
Material Contract	A-21
Maximum Election Number	A-6

A-iv

Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Net Electing Option Shares	A-5
New Financing Commitments	A-41
New Plans	A-35
No-Shop Period Start Date	A-31
Notice Period	A-33
Old Plans	A-35
orders	A-55
Parent	A-1
Parent Approvals	A-23
Parent Common Stock	A-25
Parent Disclosure Letter	A-23
Parent Expenses	A-50
Parent Limited Partners	A-55
Parent Material Adverse Effect	A-55
Parent Stock Election	A-4
Parent Termination Fee	A-50
person	A-56
Person	A-56
Proration Factor	A-7
Proxy Statement	A-19
Recommendation	A-13
Regulatory Law	A-38
Remaining Shares	A-3
Representatives	A-31
Required Information	A-42
Rights	A-12
Rights Agreement	A-12
RSUs	A-10
Sarbanes-Oxley Act	A-14
SEC	A-14
SEC Filings	A-18
Securities Act	A-13
Series A Preferred Stock	A-12
Share	A-3
Significant Subsidiary	A-56
Solvent	A-26
Subsidiaries	A-56
Superior Proposal	A-33
Surviving Corporation	A-2
Tax	A-19
Tax Return	A-20
Taxes	A-19
Termination Date	A-27
Termination Fee	A-49

A-v

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of April 26, 2007 (this "Agreement"), among KHI PARENT INC., a Delaware corporation ("Parent"), KHI MERGER SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the "Company").

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, the board of directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the Guarantors is entering into a guarantee (each, a "Guarantee") in favor of the Company with respect to certain of Parent's obligations under this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company (the "Electing Stockholders") are entering into an Election Agreement, pursuant to which the Electing Stockholders have irrevocably agreed to make a Parent Stock Election (as defined herein) and/or an Irrevocable Option Election (as defined herein) with respect to 1,700,000 shares of Company Common Stock (as defined herein) beneficially owned by the Electing Stockholders;

        WHEREAS, for U.S. federal income Tax purposes, it is intended that the exchange of Shares (as defined below) for shares of Parent Common Stock (as defined below) pursuant to the Merger and a Parent Stock Election and/or an Irrevocable Option Election, taken together with the Equity Financing (as defined below) of Parent, shall qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), which is undertaken pursuant to a single integrated plan; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.01    The Merger.    At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

        Section 1.02    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., local time, on the date (the "Closing Date") following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) that is the earlier of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days' prior notice to the Company and (b) the final day of the Marketing Period, or such other date or time specified by the parties in writing.

        Section 1.03    Effective Time.    On the Closing Date, the Company shall cause the Merger to be consummated by executing, delivering and filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make such other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (such time as the Merger becomes effective is referred to herein as the "Effective Time").

        Section 1.04    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

        Section 1.05    Company Charter and By-laws of the Surviving Corporation.

  (a)
  The certificate of incorporation of the Company (the "Company Charter") shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 5.08.

  (b)
  The by-laws of the Company, as in effect as of immediately prior to the Effective Time, shall be amended and restated so as to read in their entirety as set forth in Exhibit B, and, as so amended and restated, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and of applicable Law, in each case consistent with the obligations set forth in Section 5.08.

        Section 1.06    Directors.    The directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.07    Officers.    The officers of the Company as of immediately prior to the Effective Time Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.08    Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Merger Sub or the Company, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Merger Sub or the Company, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Merger Sub or the Company and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company, Parent or Merger Sub:

          (a)    Conversion of Company Common Stock. Subject to Section 2.03, each issued and outstanding share of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Share"), other than (i) any Shares held by any direct or indirect wholly owned Subsidiary of the Company (the "Remaining Shares"), (ii) any Cancelled Shares (as defined herein) and (iii) any Dissenting Shares (as defined herein), shall be converted automatically into and shall thereafter represent the right to receive the following (together with any consideration provided for in Section 2.01(e), the "Merger Consideration"):

            (i)    for each such Share with respect to which an election to receive Parent Common Stock (as defined herein) has been effectively made and not revoked pursuant to Section 2.02 (each, an "Electing Share"), the right to receive one fully paid and non-assessable share of Parent Common Stock; and

            (ii)    for each such Share other than Electing Shares, the right to receive in cash, without interest, $120.00 per Share (the "Cash Election Price").

  As of the Effective Time, all Shares that have been converted into the right to receive the Merger Consideration shall be automatically cancelled and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration for each such Share.

          (b)    Parent, Merger Sub and Company-Owned Shares. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time, if any, or that is held in treasury by the Company immediately prior to the Effective Time (the "Cancelled Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

          (c)    Conversion of Merger Sub Common Stock; Remaining Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall with the Remaining Shares (each of which shall be converted into and become such number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation as shall be necessary to maintain relative ownership percentages) constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub, if any, shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)    Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a Person (a "Dissenting Stockholder") who has not voted in favor of or consented to the adoption of this Agreement and has complied with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of their Shares ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL, its Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for each such Share in accordance with the provisions of this Agreement (it being understood that if such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL, following the Election Deadline (as defined herein) its Shares shall be deemed to be converted as of the Effective Time into the right to receive the Cash Election Price for each such Share, without interest). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent prompt notice of any demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and shall give Parent the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, without the prior written consent of Parent (not to be unreasonably withheld), make any payment with respect to, or settle or offer to settle, any such demands.

          (e)    No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Shares who otherwise would have been entitled to a fraction of a share of Parent Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Cash Election Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock.

          (f)    Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided that nothing in this Section 2.01(f) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.02    Election Procedures.

          (a)    Parent Stock Elections; Option Elections.

            (i)    Each Person who is a record holder of Shares on the Election Form Record Date (as defined herein), or who becomes a record holder of Shares during the period between the Election Form Record Date and the Election Deadline and has received the Election Form and related materials pursuant to Section 2.02(c), shall have the right to submit an Election Form specifying the number of Shares, if any, held by such Person that such Person desires to have converted into the right to receive Parent Common Stock (a "Parent Stock Election").

    Any such record holder who fails properly to submit an Election Form on or before the Election Deadline (as defined herein) in accordance with the procedures set forth in this Section 2.02 shall be deemed to have not made a Parent Stock Election and thereby be entitled to the Cash Election Price for each such Share. Holders of record of Company Common Stock who hold such Company Common Stock as nominees, trustees or in other representative capacities may submit a separate Election Form on or before the Election Deadline with respect to each beneficial owner for whom such nominee, trustee or representative holds Company Common Stock.

            (ii)    Each Person who is a holder of a Company Stock Option on the Election Form Record Date, or who becomes a holder of a Company Stock Option during the period between the Election Form Record Date and the Election Deadline and has received the Election Form and related materials pursuant to Section 2.02(c), shall have the right to submit an Election Form specifying the number of Company Stock Options held by such holder, if any, that such Person irrevocably commits to exercise (subject to any requirements with respect to method of exercise imposed by the Company in order to facilitate the implementation of this Section 2.02 and Section 2.03) immediately prior to the Effective Time and the corresponding number of Shares underlying such Company Stock Options that such Person desires to have converted into the right to receive Parent Common Stock, subject to proration as described in Section 2.03(c) in the event the total number of Electing Shares and Net Electing Option Shares in the aggregate exceeds the Maximum Election Number (an "Irrevocable Option Election"). Any such holder who fails properly to submit an Election Form on or before the Election Deadline in accordance with the procedures set forth in this Section 2.02(a)(ii) shall be deemed to have not made a Irrevocable Option Election and all of such holder's Company Stock Options shall be treated in accordance with Section 2.05(a). The aggregate number of Shares subject to a Irrevocable Option Election made pursuant to this Section 2.02(a)(ii) is referred to as the "Gross Electing Option Shares", and the "Net Electing Option Shares" shall mean the aggregate number of Shares that would be issued in the event the Company Stock Options covering the Gross Electing Option Shares were exercised on a net share basis (i.e., paying the exercise price of the Company Stock Options using the value of the shares of Common Stock underlying such Company Stock Options) at the Cash Election Price taking into account the exercise price and any required tax withholding. For the avoidance of doubt, and except for purposes of calculating the Proration Factor (as defined herein), Company Stock Options shall only be deemed exercised pursuant to this Section 2.02(a)(ii) (or the Election Form referred to herein) to the extent necessary to provide sufficient Net Electing Option Shares in order to satisfy the provisions of Sections 2.03(a), (b) and (c) hereof.

          (b)    Appointment of Exchange Agent. Prior to the mailing of the Proxy Statement (as defined herein), Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

          (c)    Mailing of Election Form; Election Deadline. Parent shall prepare and direct the Exchange Agent to mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Election Form"), with the Proxy Statement to the record holders of Company Common Stock and Company Stock Options as of the record date for the Company Meeting (the "Election Form Record Date"), which Election Form shall be used by each record holder of Shares who wishes to make a Parent Stock Election and by each holder of a Company Stock Option who wishes to make a Irrevocable Option Election; provided that the Company and Parent shall use commercially reasonable efforts to mail or otherwise make available the Election Form and related materials to all Persons who become record holders of Company Common Stock or Company Stock Options during the period between the Election Form Record Date and the Election

  Deadline for use by such holders who desire to make a Parent Stock Election. Any such holder's Parent Stock Election or Irrevocable Option Election, as the case may be, shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m. New York City time on the Business Day preceding the date of the Stockholders Meeting (the "Election Deadline"), an Election Form properly completed and signed and, in the case of a Parent Stock Election, accompanied by certificates for the Shares (unless such Shares are uncertificated) of Company Common Stock to which such Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Election Form from a firm which is a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States as set forth in such Election Form, provided such certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the date of execution of such guarantee of delivery).

          (d)    Ability to Revoke Election Forms. Any Election Form (other than in connection with an Irrevocable Option Election) may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to the Election Deadline. All Election Forms shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company the Merger has been abandoned and this Agreement has been terminated. If an Election Form is revoked, the certificate or certificates (or guarantees of delivery, as appropriate), if any, for the Shares to which such Election Form relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (e)    Determination of Exchange Agent Binding. The determination of the Exchange Agent shall be binding as to whether a Parent Stock Election shall have been properly made or revoked pursuant to this Section 2.02 with respect to Shares and when elections and revocations were received by it. If the Exchange Agent determines that any Parent Stock Election was not properly made with respect to any Shares, such Shares shall be treated by the Exchange Agent as Shares which were not Electing Shares at the Effective Time, and, except as otherwise provided in this Agreement, such shares shall be exchanged in the Merger for the Cash Election Price pursuant to Section 2.01(a)(ii). If the Exchange Agent determines that any Irrevocable Option Election was not properly made with respect to any Company Stock Option, the Exchange Agent shall disregard such improper election and such Company Stock Option shall be treated in accordance with Section 2.05(a)). The Exchange Agent also shall make all computations as to the allocation and the proration contemplated by Section 2.03, and any such computation shall be conclusive and binding on the holders of Shares and Company Stock Options. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

        Section 2.03    Proration.

          (a)    Notwithstanding anything in this Agreement to the contrary, the maximum aggregate number of shares of Company Common Stock to be converted into the right to receive Parent Common Stock at the Effective Time, either pursuant to Parent Stock Elections or Irrevocable Option Elections, shall be equal to 8,333,333 (the "Maximum Election Number").

          (b)    If the total number of Electing Shares and Net Electing Option Shares, in the aggregate, is equal to or less than the Maximum Election Number, then (i) all Electing Shares shall be converted into the right to receive Parent Common Stock in accordance with the terms of Section 2.02(a)(i) and (ii) all Net Electing Option Shares shall be converted into the right to receive shares of Parent Common Stock through the exercise immediately prior to the Effective

  Time of the appropriate number of Company Stock Options subject to such holder's Irrevocable Option Election pursuant to Section 2.02(a)(ii).

          (c)    If the total number of Electing Shares and Net Electing Option Shares, in the aggregate, exceeds the Maximum Election Number, then the Electing Shares and the Net Electing Option Shares shall be converted into the right to receive Parent Common Stock or to receive cash in accordance with the terms of Section 2.01(a) or Section 2.05(a), as the case may be, in the following manner:

            (i)    A proration factor (the "Proration Factor") shall be determined by dividing the Maximum Election Number by the total number of Electing Shares and Net Electing Option Shares;

            (ii)    The number of Electing Shares covered by each holder's Parent Stock Election shall be converted into the right to receive such number of shares of Parent Common Stock as is equal to the product of (w) the Proration Factor times (x) the total number of Electing Shares covered by such holder's Parent Stock Election (subject to the proviso in the following sentence). In addition, in the event that such holder also has made an Irrevocable Option Election, such holder shall have the right to receive an additional number of shares of Parent Common Stock as is equal to the product of (y) the Proration Factor times (z) the total number of Net Electing Option Shares covered by such holder's Irrevocable Option Election; provided that in the event that the total number of shares of Parent Common Stock such holder would be entitled to receive pursuant to this Section 2.03(c)(ii) exceeds the number of Electing Shares covered by such holder's Parent Stock Election (the amount of such excess, the "Excess Shares"), then (A) all of such holder's Electing Shares shall be converted into Parent Common Stock and (B) the number of such holder's Net Electing Option Shares as is equal to the number of Excess Shares shall be converted into Parent Common Stock through the exercise of an appropriate number of Company Stock Options subject to such holder's Irrevocable Option Election pursuant to Section 2.02(a).

            (iii)    All Electing Shares, other than those shares converted into the right to receive Parent Common Stock in accordance with Section 2.03(b)(ii), shall be converted into cash, as if such Shares were not Electing Shares, in accordance with the terms of Section 2.01(a)(ii).

            (iv)    If a holder makes an Irrevocable Option Election but not a Parent Stock Election, then the number of such holder's Net Electing Option Shares as is equal to the product of (x) the Proration Factor times(y) the total number of such holder's Net Electing Option Shares shall be converted into Parent Common stock through the exercise of an appropriate number of Company Stock Options subject to such holder's Irrevocable Option Election pursuant to Section 2.02(a).

          (d)    In the event that Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Company Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor is prior to the Effective Time, the number of shares of Parent Common Stock included in the Merger Consideration shall be proportionately adjusted.

        Section 2.04    Exchange of Shares for Merger Consideration.

          (a)    Exchange Agent. At or immediately subsequent to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of the Shares, (i) cash in U.S. dollars sufficient to pay the aggregate cash portion of the Merger Consideration pursuant to Section 2.01(a) and (ii) certificates representing the shares of Parent Common Stock to be issued pursuant to Section 2.01(a) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b)    Procedures for Surrendering Shares.

            (i)    As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day following the Effective Time, the Exchange Agent shall mail to each holder of record of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01 and whose Shares have not previously been surrendered with the Election Form (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares ("Certificates") shall pass, only upon delivery of Certificates to the Exchange Agent (and shall be in such form and have such other provisions as Parent and the Company may reasonably determine prior to the Effective Time) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry ("Book-Entry Shares") in exchange for the Merger Consideration.

            (ii)    Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the Shares represented by such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares have been converted pursuant to this Agreement. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, any cash to be paid upon, or shares of Parent Common Stock to be issued upon, due surrender of the Certificate formerly representing such Shares may be paid or issued, as the case may be, to such a transferee if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable.

            (iii)    No interest will be paid or accrued for the benefit of holders of the Shares on the Merger Consideration payable upon the surrender of Shares pursuant to this Section 2.04.

            (iv)    No dividends or other distributions, if any, with a record date after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Share which is being converted into shares of Parent Common Stock pursuant to Section 2.01(a) until such holder shall surrender such Share in accordance with this Section 2.04. After the surrender of a Share in accordance with this Section 2.04, such holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to whole shares of Parent Common Stock represented by such Share.

            (v)    The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any Person such amounts as are required to be withheld or deducted under the Code, or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding were made.

            (vi)    Until surrendered as contemplated by this Section 2.04, each Share (other than any Dissenting Shares, Cancelled Shares and Remaining Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration into which the Shares shall have been converted pursuant to Section 2.01.

          (c)    Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for the proper Merger Consideration pursuant to and subject to the requirements of this Article II.

          (d)    Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments in respect of the cash portion thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.04 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

          (e)    No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would, pursuant to applicable Law, escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

          (f)    Investment of Exchange Fund. The cash deposited with the Exchange Agent pursuant to Section 2.04(a) and any earnings thereon shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any profit or loss, or interest and other income resulting from such investments shall be for the account of Parent and be paid to Parent on the earlier of one year after the Effective Time or full payment of the Exchange Fund.

          (g)    Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate an amount equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

          (h)    No Further Ownership Rights. All Merger Consideration paid upon the surrender of Shares (or affidavits of loss in lieu thereof) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares.

        Section 2.05    Effect of the Merger on Company Stock Options, Company Restricted Shares and RSUs.

          (a)    Each outstanding option to acquire shares of Company Common Stock (each, a "Company Stock Option"), whether or not then vested or exercisable, that is outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time (and except for (x) Company Stock Options as to which the treatment in the Merger is hereafter separately agreed by Parent and the holder thereof in compliance with Section 5.01(c), which Company Stock Options shall be treated as so agreed and (y) Company Stock Options which are being exercised pursuant to an Irrevocable Option Election), become fully vested and, subject to the terms of the Company Stock Plans, be converted into the right to receive a payment in cash, payable in U.S. dollars and without interest, equal to the product of (i) the excess, if any, of (x) the Cash Election Price over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.05(a) on or as soon as reasonably practicable after the date on which the Effective Time occurs, but in any event within two (2) Business Days thereafter.

          (b)    Immediately prior to the Effective Time, except as separately agreed by Parent and the holder thereof in compliance with Section 5.01(c), each award of restricted Company Common Stock (the "Company Restricted Shares") shall vest in full and be converted into the right to receive the Merger Consideration in accordance with Section 2.01(a).

          (c)    Immediately prior to the Effective Time, except as separately agreed by Parent and the holder thereof in compliance with Section 5.01(c), each restricted stock unit in respect of a share of Company Common Stock (collectively, the "RSUs") shall vest in full and be converted into the right to receive the Cash Election Price in respect thereof, and the holder of any such RSU shall be paid as soon as reasonably practicable after the date on which the Effective Time occurs, but in any event within two (2) Business Days thereafter, an aggregate amount of cash as the holder would have been entitled to receive had such RSU been vested in full and settled immediately before the Effective Time.

          (d)    The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.05 to any holder of Company Stock Options, Company Restricted Shares or RSUs such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, or local Tax Law, and the Surviving Corporation shall make any required filings with and payments to Tax authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options, Company Restricted Shares or RSUs in respect of which such deduction and withholding was made by the Surviving Corporation.

          (e)    The board of directors of the Company (or the appropriate committee thereof) shall take the actions necessary to effectuate the foregoing provisions of this Section 2.05.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in, and reasonably apparent from, any report, schedule, form or other document filed with, or furnished to, the SEC and publicly available prior to the date of this Agreement (collectively, the "Filed SEC Documents") and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other similar disclosures included therein to the extent they are primarily cautionary in nature) (provided that, in no event shall any disclosure in any Filed SEC Documents qualify or limit the representations and warranties of the Company set forth in Section 3.02(a), 3.04(a) or 3.11(b)(ii) of this Agreement), or (ii) as disclosed in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Letter", it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent; provided that no such disclosure shall be deemed to qualify or limit the representations and warranties of the Company set forth in 3.11(b)(ii) of this Agreement unless expressly set forth in Section 3.11(b) of the Company Disclosure Letter), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.01    Qualification, Organization, Subsidiaries, etc.

          (a)    Each of the Company and its Significant Subsidiaries (as defined below) is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Significant Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

          (b)    Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The organizational or governing documents of the Company and each of its Significant Subsidiaries are in full force and effect. Neither the Company nor any Significant Subsidiary is in violation of its organizational or governing documents.

          (c)    As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a "Company Material Adverse Effect" means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, (1) has or would be reasonably expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of the Company and its Subsidiaries taken as a whole, or (2) that prevents or materially delays or materially impairs the ability of the Company to consummate the Merger, provided, however, that a Company Material Adverse Effect shall not include facts, circumstances, events, changes, effects or occurrences (i) generally affecting the consumer or professional audio, automotive audio, information, entertainment or infotainment industries, or the economy or the financial, credit or securities markets, in the United States or other countries in which the Company or its Subsidiaries operate, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing that causes any damage or destruction to or renders physically unusable or inaccessible any facility or property of the Company or any of its Subsidiaries); (ii) reflecting or resulting from changes in Law or GAAP (or authoritative interpretations thereof); (iii) resulting from actions of the Company or any of its Subsidiaries which Parent has expressly requested or to which Parent has expressly consented; (iv) to the extent resulting from the announcement of the Merger or the proposal thereof or this Agreement and the transactions contemplated hereby, including any lawsuit related thereto or any loss or threatened loss of or adverse change or threatened adverse change, in each case resulting therefrom, in the relationship of the Company or its Subsidiaries with its customers, suppliers, employees or others; (v) resulting from changes in the market price or trading volume of the Company's securities or from the failure of the Company to meet internal or public projections, forecasts or estimates provided that the exceptions in this clause (v) are strictly limited to any such change or failure in and of itself and shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such change or such failure has resulted in, or contributed to, a Company Material Adverse Effect; or (vi) resulting from the suspension of trading in securities generally on the NYSE; except to the extent that, with respect to clauses (i) and (ii), the impact of such fact, circumstance, event, change, effect or occurrence is disproportionately adverse to the Company and its Subsidiaries, taken as a whole.

        Section 3.02    Capital Stock.

          (a)    The authorized capital stock of the Company consists of 200,000,000 shares of common stock, $0.01 par value per share ("Company Common Stock"), and 5,000,000 shares of preferred stock, $0.01 par value per share ("Authorized Preferred Stock"), 500,000 of which have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") reserved for issuance in connection with the rights (the "Rights") issued under the Company's Rights Agreement, dated as of December 13, 1999, by and between the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agreement"). As of the close of business on April 24, 2007 (the "Capitalization Date"), (i) 65,159,777 shares of Company Common Stock were issued and outstanding, including 12,000 Company Restricted Shares outstanding pursuant to awards granted under the Company Stock Plans, (ii) 18,198,082 shares of Company Common Stock were held by the Company in its treasury, (iii) (A) there were 2,888,512 shares of Company Common Stock underlying outstanding Company Stock Options, such Company Stock Options having a weighted average exercise price as of the Capitalization Date of $50.95, (B) there were 25,000 shares of Company Common Stock underlying outstanding RSUs and (C) 3,983,873 additional shares of Company Common Stock were reserved for issuance for future grants pursuant to the Company Stock Plans and (iv) no shares of Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (iii) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. No Subsidiary of the Company owns any Company Common Stock. Section 3.02(a) of the Company Disclosure Letter lists, as of the date of this Agreement, each outstanding Company Stock Option and the exercise price thereof.

          (b)    Except as set forth in subsection (a) above, (i) as of the date of this Agreement, the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after the Capitalization Date upon exercise of Company Stock Options outstanding as of such date or upon vesting or payment with respect to RSUs and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, stock-based performance units or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) issue, grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company.

          (c)    Except for the awards to acquire shares of Company Common Stock under the Company Stock Plans, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (d)    There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting, registration, redemption, repurchase or disposition of the capital stock or other equity interest of the Company or any of its Significant Subsidiaries.

        Section 3.03    Subsidiaries.    All equity interests (including partnership interests and limited liability company interests) of the Company's Subsidiaries held by the Company or by any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or its Subsidiaries are free and clear of any Liens, other than restrictions on transfer imposed by applicable Law. Except for its interests in Subsidiaries of the Company, the Company does not own, directly or indirectly, 5% or more of the outstanding capital stock of, or other equity interests, in any Person, or any options, warrants, rights or securities convertible, exchangeable or exercisable therefor.

        Section 3.04    Corporate Authority Relative to This Agreement; No Violation.

          (a)    The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and, except for (i) the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. Subject to Section 5.02(d), the board of directors of the Company has unanimously, by resolutions duly adopted at a meeting duly called and held, (x) approved and declared advisable this Agreement and the transactions contemplated hereby, (y) determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its stockholders and (z) resolved to recommend that the Company's stockholders vote in favor of adoption of this Agreement (the "Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing.

          (b)    Other than in connection or in compliance with (i) the DGCL, or any applicable Delaware anti-takeover or investor protection statute, (ii) the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related filings or approvals under applicable state securities Laws, (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the applicable Laws relating to antitrust matters or regulating competition of jurisdictions other than the United States set forth in Section 3.04(b) of the Company Disclosure Letter, and (iv) the approvals set forth on Section 3.04(b) of the Company Disclosure Letter (collectively, the "Company Approvals"), no authorization, consent, approval or order of, or filing with, or notice to, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "Governmental Entity") is necessary, under applicable Law, in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals, orders, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c)    The execution, delivery and performance by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") upon any of the properties, assets or rights of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Charter or the Company's by-laws, (iii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or by-laws or other equivalent organizational document of any of the Company's Subsidiaries or (iv) assuming that the consents and approvals referred to in Section 3.04(b)(i)-(iv) are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.05    Reports and Financial Statements.

          (a)    The Company has timely filed all forms, documents, statements and reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 1, 2004 (the forms, documents, statements and reports filed with the SEC since July 1, 2004, including any amendments thereto, the "Company SEC Documents"). As of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date hereof, as of the date of the last such amendment or superseding filing prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Document has been amended or superseded by a later Company SEC Document filed prior to the date hereof. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.

          (b)    The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, fairly present in all material respects the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments expressly described therein, including the notes thereto, none of which are expected to have a Company Material Adverse Effect) and were prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated therein or in the notes thereto).

          (c)    To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC investigation or material outstanding SEC comment.

        Section 3.06    No Undisclosed Liabilities.    Except (i) as reflected or reserved against in the Company's consolidated balance sheet as of December 31, 2006 (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement or the financing of such transactions, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006, (iv) liabilities of a nature not required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or the notes thereto, pursuant to any Contract or similar arrangement binding on the Company or any of its Subsidiaries, and (v) as expressly included within the scope of another representation or warranty in this Article III or as expressly excluded from any representation or warranty in this Article III as a result of the scope of any materiality or similar qualification applicable to such representation or warranty (provided that any matter arising after the date hereof shall not be deemed to be within the scope of or excluded from any representation or warranty given at or as of the date hereof or any date prior to the date hereof), neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.07    Compliance with Law; Permits.

          (a)    The Company and each of its Subsidiaries is in compliance with and is not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b)    The Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.08    Environmental Laws and Regulations.

          (a)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws, (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries in any manner that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws, (iii) since July 1, 2005, neither the Company nor any of its Subsidiaries has received in writing any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local or foreign or provincial Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, (iv) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to, or that would reasonably be expected to give rise to, any liability under Environmental Law, from any current or former properties or facilities while owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries at any location and, to the Knowledge of the Company, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under Environmental Law, and (v) neither the Company, its Subsidiaries nor any of their respective properties or facilities are subject to, or to the Knowledge of the Company, are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities. Notwithstanding any other representation or warranty contained in this Article III, the representations and warranties contained in this Section 3.08 constitute the sole representations and warranties of the Company relating to any Environmental Law.

          (b)    As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

          (c)    As used herein, "Hazardous Substance" means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including petroleum.

        Section 3.09    Employee Benefit Plans.

          (a)    Section 3.09(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan. For purposes of this Agreement, the term "Company Benefit Plan" shall mean any employee or director benefit plan, arrangement or agreement, including any such plan that is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), an employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) or a bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is sponsored or maintained by the Company or any of its Subsidiaries to or for the benefit of the current or former employees, independent contractors or directors of the Company and its Subsidiaries.

          (b)    Except as would not have a Company Material Adverse Effect: (i) each of the Company Benefit Plans has been established, operated and administered in compliance with applicable Laws, including ERISA, the Code and in each case the regulations thereunder; (ii) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") or an application therefore was filed with the IRS within the applicable remedial amendment period in accordance with Section 401(b) of the Code, and to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to result in the revocation of such letter; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides health, life insurance or disability benefits (whether or not insured), with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA or any comparable pension plan within the meanings of comparable Laws applicable with respect to such plans maintained outside of the United States); (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full, and, to the Knowledge of the Company, no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder; (vi) no Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all contributions or other amounts payable by the Company or its Subsidiaries as of the date of this Agreement with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (viii) neither the Company nor its Subsidiaries has engaged in a transaction in connection with which the Company or its Subsidiaries could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code; and (ix) there are no pending or threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (c)    Except as would not result in a material liability of the Company and its Subsidiaries, taken as a whole, no Company Benefit Plan exists that as a result of the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any employee or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement. No payments or benefits reasonably expected to be provided under any of the Company Benefit Plans are reasonably expected to fail to be deductible under Section 280G of the Code.

          (d)    Except as, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect, with respect to any Company Benefit Plan that is maintained outside the jurisdiction of the United States, or covers any director, employee or independent contractor residing or working outside the United States: (i) all such plans that are required by applicable Law to be funded are funded to the extent required, and with respect to all other such plans, reserves sufficient under applicable accounting principles to provide for all obligations accrued through the Effective Date thereunder have been established on the accounting statements of the applicable Company or Subsidiary entity and (ii) no liability or obligation of the Company or its Subsidiaries exists with respect to such plans.

        Section 3.10    Interested Party Transactions.    Except for compensatory or employment-related Contracts filed or incorporated by reference as an exhibit to a Filed SEC Document filed prior to the date hereof or Company Benefit Plans, Section 3.10 of the Company Disclosure Letter sets forth a correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which the Company has any existing or future material liabilities between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of either the Company or any of its Subsidiaries or any person that has served as such an officer or director or any of such executive officer's or director's immediate family members, (B) record or beneficial owner of more than 5% of the Shares as of the date of this Agreement or (C) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any of its Subsidiaries) (each, an "Affiliate Transaction").

        Section 3.11    Absence of Certain Changes or Events.

          (a)    Since December 31, 2006, through the date of this Agreement, except for the transactions contemplated hereby, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice.

          (b)    (i) Since December 31, 2006, through the date of this Agreement, there has not been any facts, circumstances, events, changes, effects or occurrences that, individually or in the aggregate, would be reasonably expected to have, a Company Material Adverse Effect; and (ii) since the date of this Agreement there shall not have occurred any event, change, effect or occurrence that, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

        Section 3.12    Investigations; Litigation.    There are no (i) investigations or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their properties or assets, (ii) actions, suits, arbitrations, claims or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, at Law or in equity, or (iii) orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries, which, in the case of clauses (i) or (ii), individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

        Section 3.13    Proxy Statement; Other Information.    None of the information supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock following the Merger (such registration statement on Form S-4, as amended or supplemented, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (collectively, with the Form S-4 and any amendments or supplements to any of the foregoing, the "SEC Filings") will, at the time of the mailing to the stockholders of the Company or at the time of the Company Meeting or at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to the Financing or to information supplied by or related to or the sufficiency of disclosures related to, Parent, Merger Sub or any Affiliate of Parent or Merger Sub or any of their plans for the Company or any of its Affiliates after the Effective Time. The SEC Filings made by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. The letter to shareholders, notice of meeting, proxy statement/prospectus, forms of proxy and any other soliciting materials to be distributed to the stockholders of the Company in connection with the Merger and the transactions contemplated thereby to be filed with the SEC in connection with seeking the adoption of this Agreement and the consummation of the transactions contemplated hereby are collectively referred to herein as the "Proxy Statement."

        Section 3.14    Tax Matters.

          (a)    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the Tax year ending June 30, 2002 have been examined or are currently being examined by the IRS (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (vii) none of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Tax Law) occurring during the two-year period ending on the date hereof, (viii) the Company and each of its Subsidiaries has timely withheld and paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party, or amounts paid or owing among the Company and any of its Subsidiaries, (ix) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company or a Subsidiary of the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Tax Law), by contract, agreement or otherwise, (x) no waivers or extensions of any statute of limitations have been granted or requested with respect to any Taxes of the Company or any of its Subsidiaries that remain in effect, (xi) none of the Company or any of its Subsidiaries has been a party to any "listed transaction" within the meaning of Treasury Regulation 1.6011-4(b)(2), and (xii) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) has been entered into by or with respect to the Company or any of its Subsidiaries.

          (b)    As used in this Agreement:

            (i)    "Tax" or "Taxes" means any and all federal, state, local or foreign or provincial taxes, imposts, levies or other like assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, and like fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with respect thereto; and

            (ii)    "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.15    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, or other contract with a labor union or similar labor organization that is material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is subject to a dispute, strike or work stoppage except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.16    Intellectual Property.    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, software, patents or other intellectual property, and all applications and registrations used in their respective businesses as currently conducted (collectively, the "Intellectual Property"), free and clear of all Liens. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened in writing claims by any person alleging infringement by the Company or any of its Subsidiaries for their use of the Intellectual Property of the Company or any of its Subsidiaries; (ii) the conduct of the business of the Company and its Subsidiaries does not infringe or violate any intellectual property rights of any person; (iii) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries; (iv) the Company takes reasonable actions to protect its Intellectual Property, its ownership of proprietary Intellectual Property and the security of its software, systems and networks; and (v) the patents and registered Intellectual Property owned by the Company and its Subsidiaries is valid and enforceable.

        Section 3.17    Property.    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and valid title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for Liens permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the owned real property, the personal property and the leased property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and in full force and effect against the Company or any of its Subsidiaries and, to the Company's Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries.

        Section 3.18    Required Vote of the Company Stockholders.    Assuming the accuracy of the representations and warranties in Section 4.07, the affirmative vote of the holders of outstanding shares of Company Common Stock representing at least a majority of all the votes then entitled to vote at a meeting of stockholders is the only vote of holders of any class of securities of the Company which is required to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the "Company Stockholder Approval").

        Section 3.19    Material Contracts.

          (a)    Section 3.19 of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, "Material Contract" means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Benefit Plans) that:

            (i)    are or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

            (ii)    with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement, relate to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the Subsidiaries, taken as a whole;

            (iii)    relate to Indebtedness and having an outstanding principal amount in excess of $15,000,000;

            (iv)    were entered into after December 31, 2006 or not yet consummated, and involve the acquisition from another person or disposition to another Person, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another Person for aggregate consideration under such Contract (or series of related Contracts) in excess of $30,000,000 (other than acquisitions or dispositions of inventory in the ordinary course of business);

            (v)    relate to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations), that are still in effect and, individually, could reasonably be expected to result in payments in excess of $30,000,000;

            (vi)    relate to any guarantee or assumption of Indebtedness of any third party or reimbursement of any maker of a letter of credit, except for agreements entered into in the ordinary course of business consistent with past practice which agreements relate to obligations which do not exceed $25,000,000 in the aggregate for all such agreements;

            (vii)    are license, cross-license, royalty, development or other Intellectual Property agreements that involved total fees in either the current or the most recently completed fiscal year of the Company of more than $15,000,000;

            (viii)    with customers of the Company or any of its Subsidiaries that made gross payments to the Company or any of its Subsidiaries of $75,000,000 or more in the twelve months ended June 30, 2006 (other than "purchase orders");

            (ix)    prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibits the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibits the issuance of guarantees by any wholly owned Subsidiary of the Company; or

            (x)    relate to an Affiliate Transaction.

          (b)    (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, would not, either individually or in the aggregate, have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance, would not, either individually or in the aggregate, have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has received written notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Material Contract, except where such default would not, either individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.20    Finders or Brokers.    Except for Bear, Stearns & Co. Inc., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 3.21    Fairness Opinion.    The Company has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Cash Election Price is fair, from a financial point of view, to the holders of shares of the Company Common Stock, a signed copy of which opinion has been or will promptly be provided to Parent. The Company has furnished to Parent a true and complete copy of any Contract between the Company and Bear, Stearns & Co. Inc. pursuant to which Bear, Stearns & Co. Inc. could be entitled to any payment from the Company relating to the transactions contemplated hereby.

        Section 3.22    State Takeover Statutes; Charter Provisions; Company Rights Agreement.    Assuming the accuracy of the representations and warranties in Section 4.07, the board of directors of the Company has taken all actions necessary so that no anti-takeover statute or regulation, in each case under the DGCL or other applicable laws of the State of Delaware shall be applicable to the execution, delivery or performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of this Agreement, the Company has amended the Rights Agreement so that (a) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) cause the Rights to become exercisable, (ii) cause Parent, Merger Sub or any of their Affiliates or Associates (as such terms are defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement) or (iii) give rise to a Share Acquisition Date, Distribution Date, a Flip-in-Event, a Flip-over-Event or a Triggering Event (as such terms are defined in the Rights Agreement) and (b) the Rights will expire in their entirety immediately prior to the Effective Time without any payment being made in respect thereof. The Company has made available to Parent a complete and correct copy of such amendment.

        Section 3.23    No Other Representations.    The Company acknowledges that each of Parent and Merger Sub makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article IV. The representations and warranties set forth in Article IV are made solely by Parent and Merger Sub, and no Representative of Parent or Merger Sub shall have any responsibility or liability related thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.01    Qualification; Organization.

          (a)    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

          (b)    Each of Parent and Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The organizational or governing documents of the Parent and Merger Sub, as previously provided to the Company, are in full force and effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

        Section 4.02    Corporate Authority Relative to This Agreement; No Violation.

          (a)    Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Financing. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Financing (as defined herein), have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby (other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing.

          (b)    Other than in connection with or in compliance with (i) the DGCL, or any applicable Delaware anti-takeover or investor protection statute, (ii) the applicable requirements of the Securities Act and Exchange Act and any related filings or approvals under applicable state securities Laws, (iii) the HSR Act and the applicable Laws relating to antitrust matters or regulating competition of jurisdictions other than the United States set forth in Section 3.04(b) of the Company Disclosure Letter (collectively, the "Parent Approvals"), no authorization, consent, approval or order of, or filing with, or notification to, any Governmental Entity is necessary in connection with the execution, delivery and performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals, orders, filings or notices that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (c)    The execution, delivery and performance by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby, including the Financing,

  and compliance with the provisions hereof will not (i) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties, assets or rights of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) assuming that all Parent Approvals are obtained, conflict with or violate any applicable Laws, other than, (x) in the case of clauses (i) and (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect and (y) in the case of clause (i) or (iii), to the extent relating to the Company or its Subsidiaries or a change of control thereof.

        Section 4.03    Proxy Statement; Other Information.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger will, at the time of the mailing of the Proxy Statement to the stockholders of the Company or at the time of the Company Meeting or at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by Parent or Merger Sub with respect to information supplied by or related to or the sufficiency of disclosures related to, the Company or any Affiliate of the Company unless it relates to the Financing or to the Parent's or any of its Affiliates' plans for the Company after the Effective Time. The SEC Filings made by Parent will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

        Section 4.04    Financing.    Section 4.04 of the Parent Disclosure Letter sets forth true, accurate and complete copies, as of the date of this Agreement, of (i) executed commitment letters to provide equity financing to Parent in an aggregate amount set forth therein (the "Equity Commitment Letters" and the aggregate amount of equity financing, the "Equity Financing") and (ii) executed debt commitment letters and related term sheets (the "Debt Commitment Letters" and together with the Equity Commitment Letters, the "Financing Commitments") pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Parent or the Surviving Corporation with funds (which may include up to $1,740,000,000 in bridge financing (the "Bridge Financing") to be utilized in the event the placement of high yield securities in a comparable amount (the "High Yield Financing") is not consummated) in the amounts described therein, the proceeds of which shall be used to consummate the Merger and the other transactions contemplated hereby (the "Debt Financing" and, together with the Equity Financing, the "Financing"). As of the date of this Agreement, each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent or Merger Sub and, to the Knowledge of Parent, of the other parties thereto. As of the date of this Agreement, the Financing Commitments are in full force and effect and have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect and neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein and, subject to the accuracy of the representations and warranties of the Company set forth in Article III, no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach or failure to satisfy a condition precedent set forth therein or a default thereunder. As of the date of this Agreement, subject to the accuracy of the representations and warranties of the Company set forth in Article III, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition contemplated to be satisfied by it contained in the Financing Commitments. The proceeds from the Financing when funded in accordance with the Financing Commitments, and together with value of the shares of Company Common Stock and shares underlying Company Stock Options with respect to which the Electing Stockholders have made a Parent Stock Election or an Irrevocable Option Election, are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the Merger Consideration and the consideration in respect of the Company Stock Options, RSUs and Company Restricted Shares under Section 2.05 and to pay all related fees and expenses. As of the date of this Agreement, Parent or Merger Sub has fully paid any and all commitment fees or other fees on the dates and to the extent required by the Financing Commitments. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent. Notwithstanding anything in this Agreement to the contrary, the Debt Commitment Letters may be superseded at the option of Parent or Merger Sub after the date of this Agreement but prior to the Effective Time by the New Financing Commitments in accordance with Section 5.09. In such event, the term "Financing Commitment" as used herein shall be deemed to include the New Financing Commitments to the extent then in effect.

        Section 4.05    Ownership and Operations of Merger Sub; Issuance of Parent Common Stock.

          (a)    As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent.

          (b)    The shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") to be issued in exchange for the Electing Shares pursuant to this Agreement have been duly authorized and when issued in the Merger pursuant to the terms of this Agreement will be validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All other shares of Parent Common Stock to be issued on or prior to the Closing Date in connection with the consummation of the Merger and the transactions contemplated thereby have been duly authorized, will be issued in exchange for consideration per share equal to $120.00 and when issued will be validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (c)    The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and, as of the date of this Agreement, 100 shares of Parent Common Stock were issued and outstanding. Parent's authorized capital stock does not consist of any shares of preferred stock or shares of a class of common stock other than Parent Common Stock. As of the date of this Agreement, KHI Holdings LP ("Holdings") is the sole stockholder of Parent. Neither Parent nor Holdings has entered into any Contract with any other holder of Parent Common Stock which provides any special consent rights to such other holder of Parent Common Stock. True and complete copies of the certificate of incorporation and by-laws of Parent are included in Section 4.05(c) of the Parent Disclosure Letter. In the event that the amount of shares of Parent Common Stock issued to the Company's stockholders in accordance with the terms of this Agreement equals the Maximum Election Number and subject to proportionate adjustment if the equity financing at the Effective Time is greater or less than Equity Financing reflected in the Equity Commitment Letters, such amount of shares will represent approximately 27% of the outstanding shares of Parent Common Stock immediately following the Effective Time.

          (d)    Neither Parent nor Merger Sub has conducted any business other than incident to its formation and in relation to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

        Section 4.06    Finders or Brokers.    Neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who, if the Merger is not consummated, might be entitled to any fee or any commission from the Company.

        Section 4.07    Certain Arrangements.    Other than the Election Agreement, there are no Contracts or other understandings or arrangements between Parent, Merger Sub or any Guarantor or any of their respective Affiliates, on the one hand, and any member of the Company's management or directors, on the other hand, as of the date hereof that relate in any way to the Company, Parent or the transactions contemplated by this Agreement. Neither Parent nor Merger Sub, alone or together with any other person, has been at any time, or became, an "interested shareholder" thereunder or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement.

        Section 4.08    Investigations; Litigation.    Except as may result from the announcement of the Merger or the proposal thereof or this Agreement and the transactions contemplated hereby, there are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 4.09    Guarantees.    Concurrently with the execution of this Agreement, Parent has caused the Guarantors to deliver to the Company duly executed Guarantees. The Guarantees are in full force and effect.

        Section 4.10    Solvency.    Immediately after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration and the consideration in respect of the Company Stock Options, the RSUs and the Company Restricted Shares under Section 2.05 and any other repayment or refinancing of debt that may be contemplated in the Financing Commitments, assuming (a) satisfaction of the conditions to Parent's obligation to consummate the Merger as set forth herein, or the waiver of such conditions, and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or "Company Material Adverse Effect" qualification or exception) and (c) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon reasonable assumptions, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.10, the term "Solvent" with respect to the Surviving Corporation means that, as of any date of determination, (a) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (c) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 4.11    Access to Information; Disclaimer.    Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained by the Company through IntraLinks, Inc. for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company, and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

        Section 4.12    Investments.    As of the date of this Agreement, other than as previously disclosed to the Company or its counsel, none of (x) KKR 2006 Fund L.P. or any of its Subsidiaries, Affiliates or Affiliated Funds or (y) any of the GS Funds, has an equity interest greater than 10% in any Person that owns, controls or operates a business engaged in the consumer or professional audio, automotive audio, information, entertainment or infotainment products or used in the production of consumer or professional audio, audio, information, entertainment or infotainment products. "Affiliated Funds" means the investment funds affiliated with KKR 2006 Fund L.P.

ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.01    Conduct of Business.

          (a)    From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 7.01 (the "Termination Date"), and except (i) as may be otherwise required by applicable Law, (ii) with the prior written consent of Parent (not to be unreasonably withheld or delayed), (iii) as expressly contemplated or required by this Agreement or (iv) as disclosed in Section 5.01 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course consistent with past practices, and (B) use commercially reasonable efforts to maintain and preserve intact its business organization and business relationships, preserve its assets, rights and properties in good repair and condition and to retain the services of its key officers and key employees in each case, in all material respects.

          (b)    Without limiting the foregoing, the Company agrees with Parent that between the date hereof and the earlier of the Effective Time and the Termination Date, except as set forth in Section 5.01(b) of the Company Disclosure Letter, as otherwise expressly contemplated or expressly required by this Agreement or required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (not to be unreasonably withheld or delayed):

            (i)    with respect to the Company, adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire any capital stock or other equity interests or Rights or otherwise amend the terms of its capital stock or other equity interests or Rights;

            (ii)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests, except in connection with cashless exercises or similar transactions pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement, or permitted to be granted as set forth in Section 5.01(b) of the Company Disclosure Letter, or under the Company's Retirement Savings Investment Plan; provided that the Company may continue to pay its quarterly cash dividends in the ordinary course of its business consistent with past practices (but in no event in an amount in excess of $0.0125 per share per quarter) with record dates consistent with the record dates for comparable quarterly periods of the Company's 2006 fiscal year, and provided further that no quarterly dividend will be declared with respect to the quarter in which the Effective Time occurs unless the Effective Time is after the record date for such quarter; this Section 5.01(b)(ii) shall not apply to dividends or distributions paid in cash by Subsidiaries to the Company or to other wholly owned Subsidiaries in the ordinary course of business consistent with past practice;

            (iii)    grant any Person any right to acquire any shares of its capital stock or other equity interests;

            (iv)    issue or sell any additional shares of capital stock or other equity interests, any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or other equity interests, except pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement, or permitted to be granted as set forth in Section 5.01(b) of the Company Disclosure Letter, or settlement of RSUs outstanding as of the date of this Agreement and in accordance with the terms of such instruments or as required under any Company Benefit Plan;

            (v)    except as permitted by clause (vi), purchase, sell, lease, license, transfer, mortgage, abandon, encumber or otherwise subject to a Lien or otherwise dispose of, in whole or in part, any properties, rights or assets having a value in excess of $10,000,000 individually (other than (x) purchases or sales of inventory or (y) commodity, currency, purchase, sale or hedging agreements, in each case in the ordinary course of business consistent with past practice);

            (vi)    make any capital expenditures (or authorization or commitment with respect thereto) in a manner reasonably expected to cause expenditures (x) to exceed the capital expenditure budget for the 2007 fiscal year previously provided to Parent or (y) for the 2008 fiscal year to exceed the 2008 capital expenditure budget taking into account reasonably anticipated expenditures for the balance of the year as well as expenditures already committed or made (assuming for this purpose that fiscal 2008 capital expenditure budget will not exceed 111% of the fiscal 2007 capital expenditure budget);

            (vii)    except (a) ordinary course loans pursuant to the Company's Retirement Saving Plan and advances for business expenses in the ordinary course pursuant to Company Benefit Plans, and (b) for borrowings or letters of credit under the Company's existing credit facilities in the ordinary course of business and consistent with past practice or (c) that do not exceed $10,000,000 in the aggregate outstanding at any time, incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money (including the issuance of any debt security), any capital lease obligations, any guarantee of any such indebtedness or debt securities of any other Person, or any "keep well" or other agreement to maintain any financial statement condition of another Person (such obligations collectively, "Indebtedness"), or amend, modify or refinance any existing Indebtedness;

            (viii)    make any investment in or acquisition of another Person or business in excess of $10,000,000 individually or $25,000,000 in the aggregate, whether by merger, purchase of stock or securities, contributions to capital, loans to, property transfers, or entering into binding agreements with respect to any such investment or acquisition (including any conditional or installment sale Contract or other retention Contract relating to purchased property);

            (ix)    except in the ordinary course of business consistent with past practice or on terms not materially adverse to the Company and its Subsidiaries, taken as a whole, enter into, renew, extend, materially amend or terminate any Material Contract or Contract which if entered into prior to the date hereof would be a Material Contract, in each case, other than any Contract relating to Indebtedness that would not be prohibited under clause (vii) of this Section 5.01(b);

            (x)    except to the extent required by Law (including Section 409A of the Code), by Contracts in existence as of the date of this Agreement, by the Company Benefit Plans or by this Agreement, (A) increase the compensation or benefits of any of its employees, independent contractors or directors, other than merit-based increases in base salary, or immaterial increases in benefits, in each case in the ordinary course of business consistent with past practice for employees, (B) materially amend or adopt any material compensation or benefit plan, including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not materially increase the annual cost to the Company or any of its Subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit of its employees, independent contractors or directors; provided that nothing in this Agreement shall preclude the Company from (x) furnishing documents, schedules or any other information to the trustee of any trust that secures all or a part of the obligations under any Company Benefit Plan or (y) removing, changing or appointing a trustee or administrator of any trust that secures all or a part of the obligations under any Company Benefit Plan, or (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

            (xi)    (A) compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $5,000,000 individually (or with respect to a series of related claims) and in any case without the imposition of material equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or (B) waive any claims or rights of substantial value;

            (xii)    amend or waive any material provision of its Charter or its by-laws or other equivalent organizational documents or of the Rights Agreement or, in the case of the Company, enter into any agreement with any of its shareholders in their capacity as such;

            (xiii)    enter into any "non-compete" or similar agreement that would by its terms restrict in any material respect the businesses of the Surviving Corporation or its Subsidiaries or Affiliates following the Effective Time other than in the ordinary course of business consistent with past practice;

            (xiv)    enter into any new line of business outside of its existing businesses;

            (xv)    enter into any new lease or amend the terms of any existing lease of real property which would require payments over the remaining term of such lease in excess of $25,000,000 (excluding any renewal terms);

            (xvi)    adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity (other than among wholly owned Subsidiaries);

            (xvii)    implement or adopt any material change in its financial accounting principles or practices, other than as required by GAAP, applicable Law or regulatory guidelines;

            (xviii)    change any method of Tax accounting, enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, file or surrender any claim for a material refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return or obtain any material Tax ruling, in each case other than in the ordinary course of business consistent with past Tax practice; or

            (xix)    agree to take, make any commitment to take, or adopt any resolutions of its board of directors approving any of the actions prohibited by this Section 5.01(b).

          (c)    From and after the date hereof and prior to the earlier of the Effective Time or the Termination Date, and except (i) as may be otherwise required by applicable Law or (ii) as expressly contemplated or permitted by this Agreement, no party hereto shall, and each shall cause their respective Subsidiaries not to, and, in the case of Parent and Merger Sub, shall cause the Guarantors, Subsidiaries of the Guarantors and the Affiliated Funds not to, and shall use their reasonable best efforts to cause their controlled Affiliates not to, take or agree to take any action which is intended to or which would reasonably be expected to materially adversely affect or materially delay the ability of such party from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby.

          (d)    Parent shall, promptly following execution of this Agreement, adopt this Agreement in its capacity as sole stockholder of Merger Sub and provide evidence thereof to the Company. In the event Parent, Merger Sub or any Guarantor or any of their respective Affiliates, on the one hand, enters into any Contracts or other understandings or arrangements between any Company employee, on the other hand, Parent will promptly notify the Company of the existence of any such Contract or other understanding or arrangement and the material terms thereof; provided that neither Parent, Merger Sub or any Guarantor or any of their respective Affiliates shall enter into any such Contract or discuss or otherwise convey any proposal related thereto to any Company employee or director prior to the No-Shop Period Start Date (as defined herein). Parent agrees with the Company that between the date hereof and the earlier of the Effective Time and the Termination Date, except as otherwise expressly contemplated or expressly required by this Agreement, neither Parent nor Merger Sub shall, without the prior written consent of the Company (which will not be unreasonably withheld or delayed):

            (i)    adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire any capital stock or other equity interests or otherwise amend the terms of its capital stock or other equity interests;

            (ii)    make, declare or pay any dividend, or make any other distribution on, any shares of its capital stock or other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests;

            (iii)    in the case of Parent, amend its certificate of incorporation or bylaw (except that Parent shall, prior to the Closing Date, amend its certificate of incorporation to delete paragraph 8 thereof); or

            (iv)    agree to take, or make any commitment to take, any of the actions prohibited by this Section 5.01(d).

  During the period following the Effective Time until the second anniversary thereof, Parent shall whether or not it is then required by the Exchange Act and the rules and regulations promulgated thereunder to make any such filing, file with the Securities and Exchange Commission the reports specified by Section 13(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 5.02    Acquisition Proposals.

        (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on June 15, 2007 (the "No-Shop Period Start Date"), the Company and its Subsidiaries and their respective officers, directors, employees, consultants, agents, advisors, affiliates and other representatives (collectively, "Representatives") shall have the right to directly or indirectly: (i) initiate, solicit and encourage Company Acquisition Proposals (as defined herein) (or inquiries, proposals or offers or other efforts or attempts that may lead to a Company Acquisition Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as defined herein); provided that the Company shall promptly provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) enter into and maintain discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

        (b)   Subject to Section 5.02(c), from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, none of the Company, the Company's Subsidiaries nor any of their respective Representatives shall, directly or indirectly, (A) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or (B) approve or recommend, or publicly propose to approve or recommend, a Company Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing. Subject to Section 5.02(c) and except with respect to any Person (or group of Persons that includes among its members one or more Persons who (x) were members of such group prior to the No-Shop Period Start Date and (y) collectively constitute at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the Termination Date) from whom the Company has received a Company Acquisition Proposal prior to the No-Shop Period Start Date with respect to which the requirements of Sections 5.02(c)(i) and (ii) have been satisfied as of the No-Shop Period Start Date (any such Person or group of Persons so submitting such a Company Acquisition Proposal, an "Excluded Party"), as determined, with respect to any Excluded Party, by the board of directors of the Company no later than the later of (i) the No-Shop Period Start Date and (ii) the Business Day following the date on which the Company received such Excluded Party's written Company Acquisition Proposal (it being understood, that with respect to any determination being made pursuant to clause (ii), that following the No-Shop Period Start Date until such time as the board of directors of the Company determines that a Person or group of Persons is an Excluded Party, the Company shall not be permitted to take any action with respect to such Person or group of Persons that it would be prohibited from taking with respect to a non-Excluded Party pursuant to Section 5.02(c)), on the No-Shop Period Start Date the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company, its Subsidiaries or any Representatives with respect to any Company Acquisition Proposal. Notwithstanding anything contained in Section 5.02 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Company Acquisition Proposal (as such Company Acquisition Proposal may be revised during the course of ongoing negotiations, in which event it may temporarily cease to satisfy the requirements of 5.02(c), so long as such negotiations are ongoing and there is not, following the No-Shop Period Start Date, a continuous period of greater than five Business Days during which it fails to satisfy the requirements of Section 5.02(c)) made by such party fails, in the reasonable judgment of the board of directors of the Company, to satisfy the requirements of Section 5.02(c).

        (c)   Notwithstanding anything to the contrary contained in Section 5.02(b), if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) the Company has received a written Company Acquisition Proposal from a third party that the board of directors of the Company believes in good faith to be bona fide, (ii) the board of directors of the Company determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (iii) after consultation with its outside counsel, the board of directors of the Company determines in good faith that the failure to take such action could violate its fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; provided, that the Company (x) will not, and will not allow Company Representatives to, disclose any material non-public information to such Person without entering into an Acceptable Confidentiality Agreement, and (y) will promptly provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent or its Representatives. Notwithstanding anything to the contrary contained in Section 5.02(b) or this Section 5.02(c), prior to obtaining the Company Stockholder Approval, the Company shall be permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party. From and after the No-Shop Period Start Date, the Company shall promptly (within one Business Day) notify Parent in the event it receives a Company Acquisition Proposal from a Person or group of related Persons, including the material terms and conditions thereof, and shall keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 48 hours after the occurrence of such developments, discussions or negotiations). Without limiting the foregoing, the Company shall promptly (within two Business Days) notify Parent orally and in writing if it determines to begin providing information or to engage in negotiations concerning a Company Acquisition Proposal from a Person or group of related Persons pursuant to this Section 5.02(c). Within 24 hours of the No-Shop Period Start Date, the Company shall notify Parent of the number of Excluded Parties.

        (d)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Company Stockholder Approval, the Company receives a Company Acquisition Proposal which the board of directors of the Company determines in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Parent pursuant to clause (ii) below, the board of directors of the Company may (x) effect a Change of Recommendation if the board of directors of the Company determines in good faith, after consultation with outside counsel, that failure to take such action could violate its fiduciary duties under applicable Law and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 7.02(a); provided, further, that the board of directors may not effect a Change of

Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

          (i)    the Company shall have provided prior written notice to Parent and Merger Sub, at least three Business Days in advance (the "Notice Period"), of its intention to effect a Change of Recommendation in response to such Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant material proposed transaction agreements with the party making such Superior Proposal; and

          (ii)   prior to effecting such Change of Recommendation or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal.

In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 5.02(d) with respect to such new written notice, except that the Notice Period shall be reduced to one Business Day.

        (e)   The Company agrees that any violations of the restrictions set forth in this Section 5.02 by any Representative of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.02 by the Company.

        (f)    As used in this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement shall not prohibit compliance with Section 5.02(d)(i)-(ii)).

        "Company Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 25% or more of any class or series of Company Securities, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 25% or more of any class or series of capital stock of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

        "Superior Proposal" means a Company Acquisition Proposal involving (A) assets that generate more than 50% of the consolidated total revenues, or (B) assets that constitute more than 50% of the consolidated total assets of the Company and its Subsidiaries or (C) more than 50% of the total voting power of the equity securities of the Company, in each case that the board of directors of the Company in good faith determines would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (x) after receiving the advice of a financial advisor (who shall be a nationally recognized investment banking firm) and (y) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and any other relevant factors permitted by applicable Law.

        (g)   Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a)(2)-(3) promulgated under the Exchange Act or (ii) making any required disclosure to the Company's stockholders, if, in the good faith judgment of the board of directors of the Company, after consultation with its outside counsel, it is required to do so under applicable Law; provided, any such disclosure (other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Recommendation unless the board of directors of the Company expressly publicly reaffirms at least two Business Days prior to the Company Meeting its recommendation in favor of the adoption of this Agreement.

        Section 5.03    Company Meeting; Preparation of Form S-4 and Proxy Statement.

        (a)   The Company shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting") for the purpose of having this Agreement adopted by the stockholders of the Company in accordance with applicable Law as promptly as reasonably practicable after the date of mailing of the Proxy Statement, (ii) subject to the immediately succeeding sentence, use reasonable best efforts to solicit the adoption of this Agreement by the stockholders of the Company, and (iii) subject to the immediately succeeding sentence, include in the Proxy Statement the Recommendation. Neither the board of directors of the Company nor any committee thereof shall directly or indirectly (x) withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Recommendation or (y) make any other public statement in connection with the Company Meeting, or in reference to a Company Acquisition Proposal, that is contrary to such Recommendation (any action described in this clause (x) or (y) being referred to as a "Change of Recommendation"); provided, that at any time prior to obtaining the Company Stockholder Approval, the board of directors of the Company may effect a Change of Recommendation (subject to the Company having complied with its obligations under Section 5.02) if such board of directors determines in good faith (after consultation with outside counsel) that failure to take such action could violate its fiduciary duties under applicable Law. Notwithstanding any Change of Recommendation, unless this Agreement is terminated pursuant to, and in accordance with, Section 7.01, this Agreement shall be submitted to the stockholders of the Company at the Company Meeting for the purpose of adopting this Agreement. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the SEC Filings so that the SEC Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, Parent and the Company shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and disseminated by the Company to the Company's stockholders.

        (b)   In connection with the transactions contemplated hereby, Parent and the Company will (i) as promptly as reasonably practicable (and, with respect to filing with the SEC, in any event within 30 Business Days from the date of this Agreement) prepare and file with the SEC the Form S-4, including the Proxy Statement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to any SEC filings and will provide copies of such comments to the other promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) each use its respective reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act and thereafter mail to the Company's stockholders as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Company Meeting and, in the case of Parent, use its reasonable best efforts to keep the Form S-4 effective as long as necessary to consummate the Merger and the transactions contemplated hereby, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the stockholders of the Company any supplement or amendment to the SEC Filings if any event shall occur which requires such action at any time prior to the Company Meeting, and (vi) each otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the filings to be made with the SEC, the Company Meeting and the Merger, including any actions required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of the Parent Common Stock to be issued in connection with the Merger.

        Section 5.04    Employee Matters.

        (a)   Upon the Effective Time, Parent will cause the Surviving Corporation to, and the Surviving Corporation will, honor all the Company Benefit Plans in accordance with their terms in effect immediately before the Effective Time and Parent will cause the Surviving Corporation to, and the Surviving Corporation will, honor all changes to the Company Benefit Plans required by applicable Law. Parent and the Company hereby agree that the consummation of the Merger will constitute a "Change in Control," "Change in Control of the Company," or any similar or corresponding term, for purpose of any Company Benefit Plans. For the period between the Effective Time through December 31, 2008, Parent shall provide, or shall cause to be provided, to each current employee of the Company and its Subsidiaries ("Company Employees") annual base salary and base wages, cash incentive compensation opportunities (excluding equity-based compensation) and aggregate benefits, in each case, that are no less favorable than such annual base salary and base wages, cash incentive compensation opportunities (excluding equity-based compensation) and aggregate benefits provided to the Company Employees immediately prior to the Effective Time. In furtherance of, but without limiting the foregoing, Parent shall cause the Surviving Corporation to amend, reform or supplement the terms of any nonqualified deferred compensation plan (within the meaning of Section 409A of the Code and related guidance) covering any Company Employee as necessary for compliance with Section 409A, while preserving to the extent practicable the intended treatment of the original plan.

        (b)   For all purposes (excluding for purposes of benefit accrual under any defined benefit pension plan) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (including the Company Benefits Plans) (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, to the extent legally permissible, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, to the extent such conditions did not immediately prior to the Effective Time, apply to such employee and his or her covered dependents under the comparable Old Plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   Prior to the Effective Time, the Company shall take all action necessary to amend the Key Executive Officers Bonus Plan, without further liability to the Company, such that, notwithstanding anything contained herein to the contrary, the occurrence of the Closing shall not constitute a Change in Control under the terms of the plan to the extent the Closing occurs after June 30, 2007.

        (d)   The Company may amend, reform or supplement the terms of any Compensation Benefit Plan as necessary for compliance with, or to avoid adverse tax consequences under Section 409A of the Code and related guidance.

        (e)   Upon the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to assume all Company Benefit Plans that require assumption by a successor to the Company in accordance with their terms as in effect immediately before the Effective Time.

        (f)    The provisions of this Section 5.04 are solely for the benefit of the parties to this Agreement, and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of the Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan for any purpose.

        Section 5.05    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or to cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including using reasonable best efforts to accomplish the following, (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties and cooperating with the other party to obtain any consents or waivers reasonably requested by such other party in connection with the consummation of the Merger and the other transactions contemplated hereby, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract and neither the Company nor any of its Subsidiaries shall commit to the payment of any fee, penalty or other consideration in connection with obtaining any consent without the prior written consent of Parent.

        (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than ten Business Days after the date hereof, file any and all Notification and Report Forms required under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals, (iii) supply to any Governmental Entity as promptly as reasonably practicable any additional information or documentary material that may be requested pursuant to any Regulatory Law or by such Governmental Entity, and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger, the Financing and the other transactions contemplated hereby, including using reasonable best efforts to (A) take all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under any Regulatory Law with respect to the Merger and the other transactions contemplated hereby, and (B) avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur no later than the End Date, including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Subsidiaries or Affiliates or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing would limit the freedom of Parent or its Subsidiaries' (including the Surviving Corporation's) or Affiliates' freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' (including the Surviving Corporation's) or Affiliates' businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date; provided that, neither the Company nor any of its Subsidiaries shall, nor shall Parent or any of its Subsidiaries or Affiliates be obligated to, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates, as the case may be, unless such requirement, condition, understanding, agreement or order is binding on the Company or Parent, its Subsidiaries or Affiliates, respectively, only in the event that the Closing occurs; provided further, however, that in no event shall any member or other holder of interests in Parent, or any Affiliate or any member of Parent, be required to take any action with respect to any portfolio company or agree to undertake any divestiture or restrict its conduct with regard to any business other than the business of the Company and its Subsidiaries.

        (c)   Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such Merger or transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity. To the extent practicable under the circumstances, each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

        (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.05, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all reasonable respects with each other and shall use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transaction contemplated hereby.

        (e)   For purposes of this Agreement, "Regulatory Law" means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent, clearance or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

        Section 5.06    Takeover Statute.    If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, and the other transactions contemplated hereby.

        Section 5.07    Public Announcements.    The Company and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

        Section 5.08    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement as in effect on the date hereof and which has previously been made available to Parent or its Representatives shall survive the Merger and shall continue in full force and effect to the extent provided in the following sentence. Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company's and any of its Subsidiaries' certificates of incorporation, by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective current or former directors, officers or employees in effect as of the date of this Agreement and which has previously been made available to Parent or its Representatives, and shall not (except as otherwise required by Law), for a period of six years from the date hereof, amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries and all rights to indemnification or advancement of expenses thereunder in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

        (b)   From and after the Effective Time, the Surviving Corporation shall, Parent shall cause the Surviving Corporation to, and in the event the coverage under the directors' and officers' liability insurance policies referred to in Section 5.08(c) below has been fully paid by all applicable carriers or is otherwise no longer available, Parent shall, in each case to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party") against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law upon the receipt of any customary undertaking required by the Surviving Corporation), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or at the Effective Time in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company.

        (c)   For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof (which annual amount the Company represents and warrants is set forth on Section 5.08(c) of the Company Disclosure Letter) in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided, further, that if the Surviving Corporation purchases a "tail policy" and the coverage thereunder costs more than 300% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 300% of such last annual premium. At the Company's option, the Company may purchase, prior to the Effective Time, a six-year pre-paid "tail policy" on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

        (d)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Company Charter, the by-laws or other similar organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification agreement or arrangement, the DGCL or otherwise. The provisions of this Section 5.08 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

        (e)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

        Section 5.09    Financing.

        (a)   Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments or terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby, including using its reasonable best efforts (i) to maintain in effect the Financing Commitments and to negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments (or other terms that would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby), (ii) to satisfy all conditions precedent to the obligations of the parties thereunder to make the Financing in such definitive agreements available to Parent and consummate the Financing at or prior to the Closing, (iii) to comply with its obligations under the Financing Commitments and (iv) to enforce its rights under the Financing Commitments. Parent shall give the Company prompt notice upon becoming aware of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all documents related to the Financing to the extent such documents contain any additional conditions precedent not set forth in the Debt Commitment Letters to the obligations of the parties thereunder to make the Financing available to Parent and consummate the Financing at or prior to the Closing (it being understood that no such document will contain any such conditions precedent that would have any of the effects described in clauses (1)-(4) of the following sentence). In connection with its obligations under this Section 5.09, Parent shall be permitted to amend, modify or replace the Debt Commitment Letters with new Debt

Commitment Letters (the "New Financing Commitments"), provided that Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if such replacement, amendment, modification, waiver or remedy (1) reduces the aggregate amount of the Debt Financing below that amount required to consummate the Merger and the other transactions contemplated hereby, (2) adversely amends or expands the conditions to the drawdown of the Debt Financing in any respect that would make such conditions less likely to be satisfied by the End Date or that would expand the possible circumstances under which such conditions would not be satisfied by such date, (3) can reasonably be expected to delay the Closing, or (4) is otherwise adverse to the interests of the Company in any material respect; and provided, further, that nothing in this Section 5.09 shall be deemed to excuse, waive compliance with or modify any of the obligations set forth in the Confidentiality Agreement. In the event that all conditions to the Financing Commitments (other than, in connection with the Debt Financing, the availability or funding of any of the Equity Financing) have been satisfied, Parent shall, from and after the final day of the Marketing Period and subject to the satisfaction of the conditions set forth in Sections 6.01 and 6.03 hereof, use its reasonable best efforts to cause the lenders and other Persons providing such Financing to fund the Financing required to consummate the Merger on the Closing Date. In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Financing Commitments or generally less likely as on the date of this Agreement, Parent shall notify the Company and shall use its reasonable best efforts to arrange as promptly as practicable, but in no event later than one day prior to the Closing Date, any such portion from alternative debt financing sources on terms and conditions no less favorable to Parent or Merger Sub and no more adverse to the ability of Parent to consummate the transactions contemplated by this Agreement (in each case, as determined in the reasonable judgment of Parent). In the event that on the final day of the Marketing Period (1) all or any portion of the Debt Financing structured as High Yield Financing has not been consummated, (2) all closing conditions in Sections 6.01, 6.03(a) and 6.03(b) shall have been satisfied or waived (other than those conditions that by their nature will not be satisfied until the Closing) and (3) the Bridge Financing (or alternative bridge financing obtained in accordance with the preceding sentence) is available substantially on the terms and conditions described in the Debt Commitment Letters (or replacements thereof as contemplated by the preceding sentence), then Merger Sub shall borrow under and use the proceeds of the Bridge Financing (or such alternative bridge financing) to replace such affected portion of the High Yield Financing no later than the last day of the Marketing Period. For purposes of this Agreement, "Marketing Period" shall mean the first period of 20 consecutive Business Days after the date hereof throughout which (x) Parent shall have all of the Required Information (as defined below) and during which period such information shall remain compliant at all times with applicable provisions of Regulation S-X and Regulation S-K under the Securities Act and (y) the conditions set forth in Section 6.01 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 6.03(a) or (b) to fail to be satisfied assuming the Closing were to be scheduled for any day during such 20 Business Day period; provided that, if the Marketing Period would not end (i) on or prior to July 31, 2007, the Marketing Period shall commence no earlier than the later of (A) September 4, 2007 and (B) the date the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 is filed with the SEC, and (ii) on or prior to December 20, 2007, the Marketing Period shall commence no earlier than January 2, 2008.

        (b)   The Company shall provide, shall cause its Subsidiaries to provide, and shall use reasonable best efforts to cause its Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the Financing and the other transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) furnishing Parent and Merger Sub and their Financing sources as promptly as practicable (and in any event no later than 30 days prior to the End Date) with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including all financial statements and financial and other data of the type required by Regulation S-X (other than Item 3-10 of Regulation S-X, but including summary guarantor/non-guarantor information of the type customarily included in offering documents used in private placements under Rule 144A of the Securities Act) and Regulation S-K under the Securities Act and of the type and form customarily included in offering documents used in private placements under Rule 144A of the Securities Act (including, to the extent applicable with respect to such financial statements, the report of the Company's auditors thereon and related management discussion and analysis of financial condition and results of operations), to consummate the offerings of debt securities contemplated by the Debt Commitment Letters at the time during the Company's fiscal year such offerings will be made (information required to be delivered pursuant to this clause (i) being referred to as, the "Required Information"), (ii) participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing, (iii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing (including the execution and delivery of one or more customary representation letters in connection therewith); provided that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or any of its Subsidiaries, and provided, further, that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (iv) reasonably cooperating with the marketing efforts for any of the Financing, including providing assistance in the preparation for, and participating in, meetings, due diligence sessions and similar presentations to and with, among others, prospective lenders, investors and rating agencies, (v) providing monthly financial statements (excluding footnotes) to the extent the Company customarily prepares such financial statements, (vi) facilitating the entrance into one or more credit or other agreements satisfactory to Parent in connection with the Debt Financing to the extent direct borrowings or debt incurrences by the Company or its Subsidiaries are contemplated by the Debt Commitment Letters, provided that neither the Company nor any of its Subsidiaries shall be required to enter into any such agreement prior to the Effective Time (vii) facilitating the consummation of the Financing and the direct borrowing or incurrence of all proceeds of the Debt Financing, including any high yield financing, by the Surviving Corporation immediately following the Effective Time, (viii) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including conducting field examination and appraisals contemplated by the Debt Commitment Letters within the time frame described therein) and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, and (ix) executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its Subsidiaries to execute and deliver (or use reasonable best efforts to obtain from advisors or such other persons, including officers), customary certificates (including a certificate of the chief financial officer of the Surviving Corporation with respect to solvency matters), accounting comfort letters, legal opinions (which may be reasoned if circumstances require), hedging agreements (which shall have no liability to the Company in the event the Merger is not consummated), surveys, title insurance policies (to the extent in possession of, or otherwise reasonably obtainable by, the Company or its Subsidiaries) or (x) facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter (provided that the Company and its Subsidiaries shall not be required to enter into any such document or instrument prior to the Effective Time); provided, however, that, except for fees and liabilities subject to reimbursement or indemnification pursuant to the next sentence, no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than the representation letter referred to above) shall be effective until the Effective Time and, except for fees and liabilities subject to reimbursement or indemnification pursuant to the next sentence, none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.09 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries.

        (c)   In no event shall Parent, Merger Sub or any of its Affiliates (which for purposes of this Section 5.09(c) shall be deemed to include each direct or indirect investor in Parent, or any of Parent's or any such investor's financing sources or potential financing sources or other Representatives) enter into any Contract, arrangement or understanding with any bank or investment bank or other provider of debt or equity financing on an exclusive basis (or otherwise which Contract, arrangement or understanding by its terms could reasonably be expected to prevent such provider from providing or seeking to provide financing to any third party in connection with a transaction relating to the Company or its Subsidiaries); provided, however, that notwithstanding the foregoing or anything contained in the Confidentiality Agreement or herein to the contrary, Parent, Merger Sub and any of its Affiliates may: (i) at any time, (A) seek to obtain or obtain equity commitments and equity financing on an exclusive or non-exclusive basis from the Parent Limited Partners and Persons under common management of KKR, (B) seek to obtain or obtain equity commitments and equity financing from (x) any Person under the common management of a Person who delivered the Equity Commitment Letters attached hereto and (y) any other Person (other than Persons principally involved in the private equity business), in each case on a non-exclusive basis and (C) engage additional providers of debt financing on a non-exclusive basis as members of the syndicate; provided that prior to the No-Shop Period Start Date no such additional providers of debt financing may be awarded any lead book-runner, agent or arranger, book-running lead underwriter role or advisory role (it being agreed that such additional providers may, however, be given the role of senior managing agents); and (ii) following the No-Shop Period Start Date (without limiting the rights of Parent, Merger Sub or their Affiliates pursuant to the preceding clause (i)), (A) seek to obtain or obtain equity commitments and equity financing on an exclusive or non-exclusive basis from any Person other than (x) any Person who is an Excluded Party that the Company identifies in writing to Parent by name and (y) any Person principally involved in the private equity business that has aggregate uninvested equity commitments of at least $5,000,000,000, and (B) engage up to two additional providers of debt financing (such Persons may serve as lead book-runner, agent or arranger, book-running lead underwriter or financial advisor) on an exclusive basis, in each case in connection with the Merger or the other transactions contemplated hereby; provided that (1) in the case of each of the foregoing, taking such actions does not expand upon the conditions precedent to the Financing as set forth in the Financing Commitments or prevent, impair or materially delay the availability of the Financing under the Financing Commitments or the Closing or (2) in the case of obtaining additional sources of equity financing (which for purposes of this clause (2) includes any transfer or assignment under any Equity Commitment Letter), the satisfaction of the condition set forth in Section 6.01(c) hereof shall not be impaired or delayed and the consummation of the transactions contemplated hereby shall not be otherwise impaired or delayed. In order to give effect to the foregoing agreement, subject to the conditions of this Section 5.09(c), the Company hereby releases KKR from its obligations under (x) the last sentence of the fourth paragraph of the Confidentiality Agreement (other than with respect to financing sources being considered a Representative of KKR (as defined in the Confidentiality Agreement)) and (y) the last sentence of numbered paragraph 3 of the Confidentiality Agreement.

        (d)   The Company shall use commercially reasonable efforts to deliver to Parent at least two Business Days prior to the Closing Date a payoff letter from JPMorgan Chase Bank, N.A., as administrative agent under the Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of June 22, 2006, among the Company, various Subsidiaries, J.P. Morgan Securities Inc, JPMorgan Chase Bank, N.A. and the syndication agents and various lenders party thereto, in form and substance reasonably satisfactory to Parent. On the Closing Date, assuming Parent has arranged for any necessary payoff funds, the Company shall and shall cause its Subsidiaries to terminate such Credit Agreement and all related agreements to which the Company and its Subsidiaries is a party.

        Section 5.10    Access; Confidentiality.    The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, consultants, financial advisors and other Representatives and financing sources, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties, Contracts, books and records and to those officers, employees and agents of the Company to whom Parent reasonably requests access, and, during such period, the Company shall furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries' business, properties, personnel and financial information as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives and financing sources to hold, all information received from the Company or its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

        Section 5.11    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be likely to cause or result in any of the Conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice; and, provided, further, that the failure to give prompt notice hereunder pursuant to clause (iii) shall not constitute a failure of a condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure. The Company shall notify Parent, on a reasonably current basis, of any events or changes with respect to any regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

        Section 5.12    Rule 16b-3.    Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 5.13    Affiliate Letters.    Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement, in customary form, with respect to post-Merger restrictions under the Securities Act on transfers of Parent Common Stock received by such Persons in the Merger.

        Section 5.14    Control of Operations.    Without in any way limiting any party's rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.15    Certain Transfer Taxes.    Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of stockholders of the Company.

        Section 5.16    Obligations of Merger Sub.    Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Financing Commitments and any New Financing Commitments.

        Section 5.17    Resignation of Directors.    Upon the request of Parent, as specified by Parent reasonably in advance of the Closing, the Company will use its reasonable best efforts to deliver on or before the Closing the resignation of all directors of Subsidiaries of the Company, in each case, effective at the Effective Time.

        Section 5.18    Tax Free Qualification for Parent Stock Election.    Parent and Company shall not, and shall not permit any of their Subsidiaries to, take or cause to be taken any action, other than any actions expressly contemplated by this Agreement or the Equity Commitment Letter, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the exchange of Shares for Parent Common Stock pursuant to the Merger and a Parent Stock Election and/or an Irrevocable Option Election, taken together with the Equity Financing, from qualifying as an exchange described in Section 351 of the Code.

ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.01    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties to the extent permitted by Law) at or prior to the Effective Time of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   No Governmental Entity of competent jurisdiction shall have enacted, issued or entered any restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits consummation of the Merger.

          (c)   (i) Any applicable waiting period under the HSR Act (and any extension thereof) and under the antitrust and anti-competition statutes of Canada and under similar legislation in the Republic of South Africa shall have expired or been earlier terminated and (ii) the European Commission shall have adopted a decision pursuant to the Council Regulation (EC) No. 139/2004 (the "ECMR") declaring the Merger compatible with the common market and, in the event that the European Commission does not have jurisdiction to review the Merger but the competent authorities of any EU member state has jurisdiction to review any aspect of the Merger or in the event any aspect of the Merger is referred to the competent authorities of any EU member state pursuant to Article 9 of the ECMR (or is deemed to be so referred pursuant to Article 9 of the ECMR) and effecting the Merger prior to the granting of approval by the relevant authorities of such EU member state would constitute a violation of the merger control laws applicable in that state, approval of the aspect of the Merger that lies within the jurisdiction of its review or that was so referred (or deemed to be so referred) shall have been granted pursuant to the merger control laws applicable in the relevant EU member state.

          (d)   The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Section 6.02    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver by the Company of the following conditions:

          (a)   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (other than the representations and warranties set forth in Section 4.05 and Section 4.07, which shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects only as of such specific date).

          (b)   Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

          (c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.02(a) and 6.02(b) have been satisfied.

        Section 6.03    Conditions to Obligation of Parent and Merger Sub to Effect the Merger.    The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver by Parent and Merger Sub of the following conditions:

          (a)   The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 3.02 and Section 3.11(b)) shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Company Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect. The representations and warranties of the Company set forth in (i) Section 3.02 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) Section 3.11(b) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date.

          (b)   The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

        Section 6.04    Frustration of Closing Conditions.    Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's breach in any material respect of any provision of this Agreement or failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.05.

ARTICLE VII

TERMINATION

        Section 7.01    Termination or Abandonment.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent, if:

            (i)    the Effective Time shall not have occurred on or before February 11, 2008 (the "End Date"), and the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

            (ii)   if any Governmental Entity of competent jurisdiction shall have issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction, legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have used such reasonable best efforts as may be required by Section 5.05 to prevent, oppose and remove such injunction;

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken.

          (c)   by the Company:

            (i)    if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Section 6.01 or 6.02 and (B) is not capable of being cured prior to the End Date or, if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; provided that, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder;

            (ii)   prior to obtaining the Company Stockholder Approval, in accordance with, and subject to the terms and conditions of, Section 5.02(d);

            (iii)  if the Merger shall not have been consummated on the second Business Day after the final day of the Marketing Period and all of the conditions set forth in Section 6.01, Section 6.03(a) and Section 6.03(b) have been satisfied and at the time of such termination such conditions continue to be satisfied; or

          (d)   by Parent, if:

            (i)    if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Section 6.01 or 6.03 and (B) is not capable of being cured prior to the End Date or, if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent; provided that, Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if it or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements hereunder; or

            (ii)   the board of directors of the Company (A) effects a Change of Recommendation, publicly proposes to effect a Change of Recommendation, or under Section 5.02(g) is deemed to have effected a Change of Recommendation, (B) fails to include in the Proxy Statement its recommendation to the Company's stockholders that they give the Company Shareholder Approval, (C) approves or recommends, or publicly proposes to approve or recommend, any Company Acquisition Proposal, or (D) fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of the Company that constitutes an Company Acquisition Proposal (other than by Parent or any of its Affiliates), including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, within 10 Business Days after commencement.

            In the event of termination of this Agreement pursuant to this Section 7.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that the Confidentiality Agreement, the Guarantees (only to the extent reflected therein) and the provisions of Section 7.02, the last sentence of Section 5.09(b) and Article VIII will survive the termination hereof; provided, however, that, without limiting the right to receive any payment pursuant to Section 7.02, the Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement, the maximum aggregate liability of Parent and Merger Sub shall be limited to an amount equal to the aggregate amount of the Guarantees (to the extent any amount is payable thereunder), and in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub or any Guarantor (and with respect to any Guarantor in no event shall the Company seek to recover any money damages in excess of the maximum amount reflected in such Guarantor's Guarantee) or any of their respective Representatives or Affiliates; and provided, further, that except as specifically provided in the first sentence of Section 7.02(f) of this Agreement, nothing herein shall relieve the Company from liability for willful and material breach of its covenants or agreements set forth in this Agreement prior to such termination, in which case Parent and/or Merger Sub shall be entitled to all rights and remedies available at Law or in equity.

        Section 7.02    Termination Fees.

          (a)   In the event that:

            (i)    (A) a bona fide Company Acquisition Proposal shall have been made directly to its stockholders or any Person shall have publicly announced an intention to make an Company Acquisition Proposal, or a Company Acquisition Proposal shall have otherwise become publicly known and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(d)(i) and (C) the Company enters into, or submits to the stockholders of the Company for adoption, a definitive agreement with respect to any Company Acquisition Proposal, or consummates any Company Acquisition Proposal, within nine (9) months of the date this Agreement is terminated, which in each case, need not be the same Company Acquisition Proposal that shall have been publicly announced or made known at or prior to termination of this Agreement (provided that for purposes of clause (C) of this Section 7.02(a)(i), the references to "25%" in the definition of Company Acquisition Proposal shall be deemed to be references to "50%"); or

            (ii)   this Agreement is terminated by the Company pursuant to Section 7.01(c)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.01(d)(ii);

  then in any such event under clause (i), (ii) or (iii) of this Section 7.02(a), the Company shall pay as directed by Parent the Termination Fee (as defined below) less the amount of any Parent Expenses previously paid to Parent (if any), by wire transfer of same day funds, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. "Termination Fee" shall mean an amount equal to $225,000,000, except (x) in the event that this Agreement is terminated by the Company pursuant to Section 7.01(c)(ii) in order to enter into a definitive agreement with respect to a Company Acquisition Proposal with an Excluded Party, or (ii) in the event that this Agreement is terminated by Parent pursuant to Section 7.01(d)(ii) in a circumstance in which the event giving rise to the right of termination is based on the submission of a Company Acquisition Proposal by an Excluded Party, in which cases the Termination Fee shall mean an amount equal to $75,000,000.

          (b)   In the event that:

            (i)    the Company shall terminate this Agreement pursuant to Section 7.01(c)(i) and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions in Section 6.01, Section 6.03(a) or Section 6.03(b) not to be satisfied on the End Date, or

            (ii)   the Company shall terminate this Agreement pursuant to Section 7.01(c)(iii);

  then in any such event under clause (i) or (ii) of this Section 7.02(b), Parent shall pay to the Company a termination fee of $225,000,000 in cash (the "Parent Termination Fee"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

          (c)   Any payment required to be made pursuant to clause (i) of Section 7.02(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, promptly following the earliest of the execution of a definitive agreement with respect to, submission to the stockholders of, or the consummation of, any transaction contemplated by an Company Acquisition Proposal (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to clause (ii) of Section 7.02(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.01(c)(ii); any payment required to be made pursuant to clause (iii) of Section 7.02(a) shall be made at the direction of Parent to any Person that is a U.S. person for U.S. federal income tax purposes, promptly following termination of this Agreement by Parent pursuant to Section 7.01(d)(ii) (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to Section 7.02(b) shall be made to the Company promptly following termination of this Agreement by the Company (and in any event not later than two Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

          (d)   In the event that this Agreement is terminated by Parent, on the one hand, or the Company, on the other hand, pursuant to Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(d)(i) under circumstances in which the Termination Fee is not payable pursuant to this Section 7.02, then the Company shall promptly, but in no event later than five Business Days after being notified of such by Parent, pay Parent all of the reasonable documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (including the Financing) up to a maximum amount of $20,000,000 (the "Parent Expenses"), by wire transfer of same day funds; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.02(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.02(d); and provided, further that the payment by the Company of Parent Expenses pursuant to this Section 7.02(d) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.02(b) except to the extent indicated in Section 7.02(b).

          (e)   In the event that the Company shall fail to pay the Termination Fee or Parent Expenses, or Parent shall fail to pay the Parent Termination Fee, required pursuant to this Section 7.02 when due, such fee and/or expenses shall accrue interest for the period commencing on the date such fee or expenses, as the case may be, became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank from time to time during such period, as such bank's prime lending rate. In addition, if either party shall fail to pay such fee or expenses when due, such owing party shall also pay to the owed party all of the owed party's costs and expenses (including reasonable attorneys' fees) in connection with efforts to collect such fee or expenses. Each of Parent and the Company acknowledges that the fees and the other provisions of this Section 7.02 are an integral part of the Merger and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement.

          (f)    Each of the parties hereto acknowledges that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement and that neither the Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as the case may be, in the circumstances in which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, the Company's right to receive payment of the Parent Termination Fee from Parent pursuant to this Section 7.02 or the guarantee thereof pursuant to the Guarantees shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantors and any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, none of Parent, Merger Sub, the Guarantors or any of their former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE VIII

MISCELLANEOUS

        Section 8.01    No Survival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the occurrence of the Merger.

        Section 8.02    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except (x) expenses incurred in connection with the printing, filing and mailing of the Form S-4 and the Proxy Statement (including applicable SEC filing fees) and all fees paid in respect of any HSR Act or other regulatory filing shall be borne one-half by the Company and one-half by Parent and (y) as otherwise set forth in Section 5.09, Section 7.02(d) or Section 7.02(e).

        Section 8.03    Counterparts; Effectiveness.    This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 8.04    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.05    Jurisdiction; Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the Company or any of its

Subsidiaries were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the valid and effective termination of this Agreement in accordance with Article VII Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, other than with respect to any particular matter over which the U.S. Federal District Court has exclusive jurisdiction, which Parent and Merger Sub shall be entitled to enforce exclusively in any federal court within the State of Delaware. The parties acknowledge and agree that neither the Company nor any of its Subsidiaries shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and their sole and exclusive remedy with respect to any such breach shall be the monetary damages set forth in Section 7.02(b). In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, other than with respect to any particular matter over which the U.S. Federal District Court has exclusive jurisdiction, which shall be brought and determined exclusively in any federal court within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.05, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

        Section 8.06    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.07    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission with confirmation (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    (a)
    if to Parent or Merger Sub, to:

    c/o Kohlberg Kravis Roberts & Co. L.P.
    9 West 57th Street, Suite 4200
    New York, New York 10019
    Telecopy: (212) 750-006
    Attention: Brian F. Carroll

      with a copy to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, New York 10017
      Telecopy: (212) 455-2502
      Attention: David J. Sorkin, Esq.

    if to the Company, to:

    Harman International Industries, Incorporation
    1101 Pennsylvania Ave. N.W.
    Suite 1010, Washington D.C. 20004
    Telecopy: (202) 393-2442
    Attention: Chief Executive Officer

    with a copy to:

    Jones Day
    222 East 41st Street
    New York, New York 10017
    Telecopy: (212) 755-7306
    Attention: Robert A. Profusek, Esq.
    Marilyn W. Sonnie, Esq.

    and:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019-6150
    Telecopy: (212) 403-2000
    Attention: Joshua R. Cammaker, Esq.
    Nancy B. Greenbaum, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated and confirmed, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.08    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or any of its Affiliates, but no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement and shall be responsible for any failure of Merger Sub or such assignee to comply with any representation, warranty, covenant or other provision of this Agreement.

        Section 8.09    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

        Section 8.10    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the exhibits and letters hereto), the Confidentiality Agreement (subject to Section 5.09(c) of this Agreement) and the Guarantees constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and (except (a) as set forth in Section 5.08 hereof and (b) for the provisions of Article II concerning payment of the Merger Consideration (or the amounts set forth in Section 2.05), which following the Effective Time shall inure to the Company's stockholders and to the holders of Company Stock Options, Company Restricted Shares and RSUs but, subject to the limitations on enforcement (including Sections 7.02(f) and 8.05 hereof) provided for in this Agreement, prior to the Effective Time may only be enforced by the Company) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 8.11    Amendments; Waivers.    At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.    Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be deemed to mean "and/or." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.14    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, or against the Guarantors under and to the extent set forth in the Guarantees, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto (other than the Guarantor (to the extent set forth therein)) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 8.15    Certain Definitions.    For purposes of this Agreement, the following terms will have the following meanings when used herein:

          (a)   "Affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Without limiting the foregoing, the "Affiliates" of Parent shall include the KKR 2006 Fund L.P. and its portfolio companies.

          (b)   "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by Law or executive order to be closed.

          (c)   "Company Stock Plans" means the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan and the Harman International Industries, Incorporated 1992 Incentive Plan.

          (d)   "Confidentiality Agreement" means the confidentiality agreement, dated as of February 9, 2007, by and between Kohlberg Kravis Roberts & Co. L.P. ("KKR") and the Company, as the same may be amended or modified from time to time.

          (e)   "Contracts" means any contracts, agreements, licenses (or sublicenses), notes, bonds, mortgages, indentures, commitments, leases (or subleases) or other instruments or obligations, whether written or oral.

          (f)    "GS Funds" means the collective reference to GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P. and GS Capital Partners VI Offshore Fund, L.P.

          (g)   "Guarantors" means each of the KKR 2006 Fund L.P. and the GS Funds (each, a "Guarantor")

          (h)   "Knowledge" means (i) with respect to Parent, the actual knowledge after due inquiry of the individuals listed on Section 8.15(f)(i) of the Parent Disclosure Letter and (ii) with respect to the Company, the actual knowledge after due inquiry of the individuals listed on Section 8.15(f)(ii) of the Company Disclosure Letter.

          (i)    "orders" means any orders, judgments, injunctions, awards, decrees, writs or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

          (j)    "Parent Limited Partners" means limited partners in the active investment funds affiliated with KKR.

          (k)   "Parent Material Adverse Effect" means any fact, circumstance, event, change effect or occurrence that, individually or in the aggregate, prevents or materially delays or materially impairs the ability of Parent and Merger Sub to consummate the Merger on a timely basis, or would reasonably be expected to do so.

          (l)    "person" or "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

          (m)  "Significant Subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X promulgated by the SEC (provided that for purposes this definition, the references to "10%" in the definition of "significant subsidiary" in such Rule 1-02(w) shall be deemed to be references to "5%").

          (n)   "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities (or other voting interests or, if there are no voting interests, equity interests) are directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). In addition to the foregoing, the Persons listed on Section 8.15(l) of the Company Disclosure Letter shall be deemed "Subsidiaries" of the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ SIDNEY HARMAN Name: Sidney Harman Title: Executive Chairman and Chief Executive Officer
KHI PARENT INC.
By:	/s/ BRIAN CARROLL Name: Brian Carroll Title: President
KHI MERGER SUB INC.
By:	/s/ BRIAN CARROLL Name: Brian Carroll Title: President

ANNEX B

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

April 26, 2007

The Board of Directors
Harman International Industries, Inc.
1101 Pennsylvania Avenue N.W.
Washington, D.C. 20004

Ladies and Gentlemen:

        We understand that Harman International Industries, Inc. ("Harman"), KHI Parent, Inc. ("Parent") and KHI Merger Sub, Inc. ("Merger Sub") intend to enter into an Agreement and Plan of Merger to be dated as of April 26, 2007 (the "Agreement"), pursuant to which Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Harman and Harman will become a wholly owned subsidiary of Parent (the "Merger"). Pursuant to the Agreement, each of the issued and outstanding shares of the common stock of Harman (including the associated stockholder rights), subject to certain customary exceptions, will be converted into the right to receive (i) $120.00 in cash (the "Cash Election Price") or (ii) at the election of the holder thereof (the "Parent Stock Election") and subject to proration, one share of the common stock of Parent. We further understand that, concurrent with the execution of the Agreement, certain stockholders of Harman (the "Electing Stockholders") are entering into an Election Agreement (collectively with the Agreement and the exhibits thereto, the "Transaction Documentation"), pursuant to which the Electing Stockholders have irrevocably agreed to make a Parent Stock Election with respect to 1,700,000 shares of Harman common stock. You have provided us with a copy of the Transaction Documentation in substantially final form.

        You have asked us to render our opinion as to whether the Cash Election Price is fair, from a financial point of view, to the holders of shares of Harman common stock.

        In the course of performing our review and analyses for rendering this opinion, we have:

  •
  reviewed a draft of the Transaction Documentation, dated April 25, 2007;

  •
  reviewed Harman's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 2004, 2005 and 2006, its Quarterly Reports on Form 10-Q for the periods ended September 30, 2006 and December 31, 2006, its preliminary results for the quarter ended March 31, 2007 and its Current Reports on Form 8-K filed since June 30, 2006;

  •
  reviewed certain operating and financial information relating to Harman's business and prospects, including projections for the seven years ended June 30, 2013 and any updates thereto, all as prepared and provided to us by Harman's management;

  •
  met with certain members of Harman's senior management to discuss Harman's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the common stock of Harman;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Harman;

  •
  reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Harman;

  •
  performed discounted cash flow analyses based on the projections for Harman furnished to us; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by Harman or obtained by us from public sources, including, without limitation, the projections referred to above. With respect to the projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Harman as to the expected future performance of Harman. We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections, and we have further relied upon the assurances of the senior management of Harman that they are unaware of any facts that would make the information and projections incomplete or misleading.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Harman, nor have we been furnished with any such appraisals. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Harman or any other alternative transaction involving Harman, but we note that Harman and its advisors have the right in accordance with the Agreement to do so for a prescribed period of time following the execution of the Agreement, subject to the terms set forth therein. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Harman.

        We do not express any opinion as to the price or range of prices at which the shares of common stock of (i) Harman may trade subsequent to the announcement of the Merger or (ii) Parent may trade or be valued subsequent to the consummation of the Merger. In addition, we express no opinion herein to the extent a holder of Harman common stock makes a Parent Stock Election.

        We have acted as a financial advisor to Harman in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. In addition, Harman has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement. Bear Stearns (i) has previously been engaged by Harman and (ii) has previously been engaged (and may currently be engaged) by Parent's affiliates, in each case to provide investment banking and other services on matters unrelated to the Merger, for which we have received (or expect to receive) customary fees. Bear Stearns may seek to provide Harman and Parent and their respective affiliates certain investment banking and other services unrelated to the Merger in the future. Bear Stearns and/or certain of its personnel and affiliates may have passive minority investments in certain investment funds managed directly or indirectly by Parent's affiliates, and in portfolio companies of such funds.

        Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns' research departments and personnel. As a result, Bear Stearns' research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Harman, the Merger and other participants in the Merger that differ from the views of Bear Stearns' investment banking personnel.

        In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by Harman or Parent and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of Harman and does not constitute a recommendation to the Board of Directors of Harman or any holders of Harman common stock as to how to vote in connection with the Merger or otherwise. In addition, we do not express any opinion, view or recommendation as to whether any stockholder of Harman should make or not make the election pursuant to Section 2.02 of the Agreement to receive shares of Parent. This opinion does not address Harman's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Harman, the financing of the Merger or the effects of any other transaction in which Harman might engage. Unless otherwise specified in our engagement letter, this letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of Harman common stock in connection with the Merger. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Cash Election Price is fair, from a financial point of view, to the holders of shares of Harman common stock.

Very truly yours,
BEAR, STEARNS & CO. INC.
By:	/s/ CHARLES S. EDELMAN Senior Managing Director

ANNEX C

CERTIFICATE OF INCORPORATION
OF
KHI PARENT INC.
As Amended, as of June 14, 2007

        1.     The name of the Corporation is KHI Parent Inc. (the "Corporation").

        2.     The address of the Corporation's registered office in the state of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of stock which the Corporation is authorized to issue is sixty million (60,000,000) shares of common stock, par value $0.01 per share (the "Common Stock").

        5.     The name and address of the incorporator is Sebastian Tiller, 425 Lexington Ave., New York, NY 10017.

        6.     The board of directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-laws of the Corporation. Election of directors need not be by written ballot unless the bylaws provide otherwise.

        7.     (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. Any repeal or modification of this paragraph (a) of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

        (b)   The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys' fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the General Corporation Law of the State of Delaware, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

        (c)   To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Section 7,

C-1

or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Expenses (including attorneys' fees) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, claim, suit or proceeding within twenty business days of the Corporation's receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by the relevant sections of the General Corporation Law of the State of Delaware, and the Corporation may adopt bylaws or enter into agreements with such persons for the purpose of providing for such advances.

        (e)   The indemnification permitted by this Section 7 shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. To assure indemnification under this Section 7 of all current and former directors and officers who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of the State of Delaware shall, for the purposes of this Section 7, be interpreted as follows: "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

        (f)    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7 or otherwise.

        8.     [Intentionally omitted.]

        9.     In accordance with Section 203(b)(3) of the General Corporation Law of the State of Delaware, the Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

C-2

ANNEX D

KHI PARENT INC.
AMENDED AND RESTATED BY-LAWS

ARTICLE I
MEETING OF STOCKHOLDERS

        Section 1.    Place of Meeting and Notice.    Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

        Section 2.    Annual and Special Meetings.    Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

        Section 3.    Notice.    Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

        Section 4.    Quorum.    At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

        Section 5.    Voting.    Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock. Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of a number of the issued and outstanding shares of capital stock of the Corporation representing the number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II
DIRECTORS

        Section 1.    Number, Election and Removal of Directors.    The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of three Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by a plurality of the votes cast at the annual meeting of the stockholders. Vacancies and newly

D-1

created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

        Section 2.    Meetings.    Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, facsimile or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

        Section 3.    Quorum.    A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

        Section 4.    Committees of Directors.    The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

ARTICLE III
OFFICERS

        The officers of the Corporation shall consist of one or more Presidents or Co-Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV
GENERAL PROVISIONS

        Section 1.    Notices.    Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by facsimile or telegram.

        Section 2.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

D-2

ANNEX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27 29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3 12; 63 Del. Laws, c. 25, §14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46 54; 66 Del. Laws, c. 136, §§ 30 32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49 52; 73 Del. Laws, c. 82, § 21.)

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law, or DGCL, provides for, among other things:

          a.     permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b.     permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c.     mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

          d.     that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

        Section 7 of Parent's Certificate of Incorporation provides that Parent will indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Parent, or is or was serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys' fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the DGCL.

        In addition, Section 7 of Parent's Certificate of Incorporation provides that Parent will advance any expenses incurred by a director or officer within 20 business days of Parent's receipt of a request for advancement of such expenses upon receipt of an undertaking by such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification against such expenses under the DGCL.

        As permitted by the DGCL, Parent's Certificate of Incorporation authorizes Parent to adopt bylaws and enter into agreements providing for indemnification and expense advances with any person that would be eligible for indemnification under Section 7.

        Under Section 7 of Parent's Certificate of Incorporation, a director of Parent will not be personally liable to Parent or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL. Under Section 102 of the DGCL, an exemption from director liability or any limitation thereof will not apply (i) for any breach of the director's duty of loyalty to Parent and its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction from which the director derived an improper personal benefit.

        Finally, Section 7 of Parent's Certificate of Incorporation provides that Parent may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Parent, or is or was serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such persons' status as such, whether or not Parent would have the power to indemnify such person against such liability.

Item 21. Exhibits and Financial Statements

        The exhibits listed below in the "Exhibit Index" are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings

        The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any propectus required by section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        The undersigned registrant hereby undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  •
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  •
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  •
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  •
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Parent of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 19, 2007.

KHI PARENT INC.
By:	/s/ BRIAN F. CARROLL
Name:	Brian F. Carroll
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Brian F. Carroll, Stephen Ko and Brian W. Dillard, and each of them singly, such person's true and lawful attorneys-in-fact, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments and post-effective amendments to this registration statement, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title	Date

/s/ BRIAN F. CARROLL Name: Brian F. Carroll	Director and President	June 19, 2007
/s/ STEPHEN KO Name: Stephen Ko	Director and Vice President	June 19, 2007
/s/ BRIAN W. DILLARD Name: Brian W. Dillard	Director, Vice President and Treasurer	June 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 26, 2007, among Harman International Industries, Incorporated, KHI Parent Inc. and KHI Merger Sub Inc. (attached as Annex A to the proxy statement/prospectus which is part of this registration statement)
3.1	Certificate of Incorporation of KHI Parent Inc., as amended as of June 14, 2007 (attached as Annex C to the proxy statement/prospectus which is part of this registration statement)
3.2	Amended and Restated By-Laws of KHI Parent Inc. (attached as Annex D to the proxy statement/prospectus which is part of this registration statement)
*4.1	Form of certificate of common stock of KHI Parent Inc.
*5.1	Opinion of Simpson Thacher & Bartlett LLP regarding legality of common stock being registered
10.1
Election Agreement, dated as of April 26, 2007, between Dr. Sidney Harman and KHI Parent Inc. (filed as Exhibit 99.1 to the Schedule 13-D/A filed with the Commission by Dr. Sidney Harman on April 27, 2007, and hereby incorporated by reference)
*10.2	Management Agreement between KHI Parent Inc. and the other parties thereto
10.3	Letter Agreement dated May 8, 2007 between KHI Parent Inc. and Dinesh Paliwal
10.4
Letter Agreement dated May 8, 2007 between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.1 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
10.5
Severance Agreement dated May 8, 2007 between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.2 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
10.6
Form of Nonqualified Stock Option Agreement, related to the Stock Option Award, between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.3 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
10.7
Form of Restricted Stock Agreement, related to the Restricted Stock Award, between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.4 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
10.8
Form of Restricted Stock Agreement, related to the Inducement Stock Award, between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.5 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
10.9
Form of Restricted Stock Agreement, related to the Equity Replacement Award, between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.6 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)

10.10
Form of Restricted Share Unit Agreement, related to the Stock Option Award, between Harman International Industries, Incorporated and Dinesh Paliwal (filed as Exhibit 10.7 to Harman's Current Report on Form 8-K filed with the Commission on May 9, 2007, and hereby incorporated by reference)
*23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1)
23.2	Consent of KPMG, independent accountants for KHI Parent Inc.
23.3	Consent of KPMG, independent accountants for Harman International Industries, Incorporated
23.4	Consent of Bear Stearns & Co. Inc.
24.1	Power of Attorney (included on signature page to this registration statement)
*99.1	Form of Proxy Card
*99.2	Form of Election Form to be used for common stock in connection with the merger
*99.3	Form of Election Form to be used for stock options in connection with the merger
99.4	Consent of Sidney Harman to be named as a director nominee of KHI Parent Inc.
99.5	Consent of Dinesh Paliwal to be named as a director nominee of KHI Parent Inc.
99.6	Consent of Henry R. Kravis to be named as a director nominee of KHI Parent Inc.
99.7	Consent of William J. Janetschek to be named as a director nominee of KHI Parent Inc.
99.8	Consent of Adrian Jones to be named as a director nominee of KHI Parent Inc.

*
To be filed by amendment